     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2001


                                                      REGISTRATION NO. 333-53386

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           BIOTRANSPLANT INCORPORATED
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  2834                                 04-3119555
 (State or other jurisdiction of            (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)           Classification Code Number)                Identification Number)

     BUILDING 75, 3RD AVENUE, CHARLESTOWN NAVY YARD, CHARLESTOWN, MA 02129
                                 (617) 241-5200

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ELLIOT LEBOWITZ, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           BIOTRANSPLANT INCORPORATED
                            BUILDING 75, 3RD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 241-5200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

            STEVEN D. SINGER, ESQ.                                 WILLIAM T. WHELAN, ESQ.
             JAMES R. BURKE, ESQ.                      MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO,
               HALE AND DORR LLP                                            P.C.
                60 State Street                                     One Financial Center
          Boston, Massachusetts 02109                            Boston, Massachusetts 02111
           Telephone: (617) 526-6000                              Telephone: (617) 542-6000
           Telecopy: (617) 526-5000                               Telecopy: (617) 542-2241

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [LOGO]                                                [LOGO]


                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT
                        SPECIAL MEETINGS OF STOCKHOLDERS
                         TO BE HELD ON           , 2001


To the Stockholders of BioTransplant and Eligix:

    The boards of directors of BioTransplant Incorporated and Eligix, Inc. have unanimously approved a merger agreement that will result in Eligix becoming a wholly-owned subsidiary of BioTransplant.

    If the merger is completed:

    - BioTransplant stockholders will continue to own their existing shares of BioTransplant common stock; and


    - An aggregate of up to 6,600,000 shares of BioTransplant common stock will be issued in connection with the merger. Of these 6,600,000 shares, Eligix security holders will be entitled to receive an aggregate of up to 5,610,000 shares of BioTransplant common stock, either in the merger or upon exercise or conversion of Eligix options, warrants and notes assumed by BioTransplant in the merger, and members of Eligix' management will receive an aggregate of 990,000 shares of BioTransplant common stock pursuant to the Eligix management equity incentive plan.


    Immediately after the merger, Eligix security holders and management members will own approximately 32.1% of the fully-diluted BioTransplant common stock, assuming the exercise or conversion of all outstanding Eligix options, warrants and notes assumed by BioTransplant in the merger. BioTransplant common stock is quoted on the Nasdaq National Market under the symbol "BTRN."


    The merger cannot be completed unless Eligix' stockholders approve the merger agreement and the merger and BioTransplant stockholders approve the issuance of BioTransplant common stock as provided for in the merger agreement.
We have scheduled special meetings on               , 2001 for Eligix
stockholders to vote on the merger agreement and BioTransplant stockholders to vote on the related issuance of shares of BioTransplant common stock. Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. YOUR VOTE IS VERY IMPORTANT.



    This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. IN PARTICULAR, PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 14 OF THIS DOCUMENT FOR A DISCUSSION OF RISKS ASSOCIATED WITH THE MERGER.


       Elliot Lebowitz, Ph.D.                     Walter C. Ogier
PRESIDENT AND CHIEF EXECUTIVE OFFICER  PRESIDENT AND CHIEF EXECUTIVE OFFICER
     BioTransplant Incorporated                    Eligix, Inc.

    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BIOTRANSPLANT COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              Joint Proxy Statement/Prospectus dated       , 2001
             First mailed to stockholders on or about       , 2001

                           BIOTRANSPLANT INCORPORATED
                            BUILDING 75, 3RD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2001

                            ------------------------

To the Stockholders of BioTransplant:

    We will hold a special meeting of the stockholders of BioTransplant on
            , 2001, at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, for the following purposes:


    1. To consider and vote upon a proposal to approve the issuance of up to 5,610,000 shares of BioTransplant common stock to security holders of Eligix, Inc., either in the merger or upon exercise or conversion of Eligix options, warrants and notes assumed by BioTransplant in the merger, and 990,000 shares of BioTransplant common stock to members of Eligix management as contemplated by the agreement and plan of merger, dated as of December 8, 2000, among BioTransplant, BT/EL Acquisition Co., a wholly-owned subsidiary of BioTransplant, and Eligix. Under the terms of the merger agreement, BT/EL Acquisition Co. will be merged with and into Eligix, with Eligix being the surviving corporation. Following the merger, Eligix will become a wholly-owned subsidiary of BioTransplant; and



    2. To transact any other business as may properly come before the BioTransplant special meeting or any adjournment or postponement of the BioTransplant special meeting, including without limitation, potential adjournments or postponements of the BioTransplant special meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of BioTransplant common stock in connection with the merger.


    Only holders of record of shares of BioTransplant common stock at the close
of business on             , 2001, the record date for the BioTransplant special
meeting, are entitled to notice of, and to vote at, the BioTransplant special meeting and any adjournments or postponements of it.

    After careful consideration, your board of directors has unanimously approved the merger and the merger agreement and recommends that you vote FOR approval of the proposed issuance of up to 5,610,000 shares of BioTransplant common stock to the security holders of Eligix and 990,000 shares of BioTransplant common stock to members of the management of Eligix in connection with the merger.

    We have described the merger, merger agreement and the transactions associated with it, including the stock issuance, in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.


    We cannot complete the merger unless the issuance of the shares in connection with the merger agreement is approved by a majority of the votes represented by the shares of BioTransplant common stock cast on the proposal to issue the shares, whether in person or by proxy.

    All holders of BioTransplant common stock are cordially invited to attend the BioTransplant special meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE BIOTRANSPLANT SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the BioTransplant special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the issuance of up to 5,610,000 shares of BioTransplant common stock to the security holders of Eligix and 990,000 shares of BioTransplant common stock to members of the management of Eligix in connection with the merger.

                                                         By Order of the Board of Directors,

Charlestown, Massachusetts                               Steven D. Singer
            , 2001                                       SECRETARY

    THE BOARD OF DIRECTORS OF BIOTRANSPLANT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED ISSUANCE OF BIOTRANSPLANT COMMON STOCK IN CONNECTION WITH THE MERGER.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE BIOTRANSPLANT MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                  ELIGIX, INC.
                               200 BOSTON AVENUE
                          MEDFORD, MASSACHUSETTS 02155

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2001

                            ------------------------

To the Stockholders of Eligix:

    A special meeting of stockholders of Eligix will be held on             ,
2001, at 10:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated as of December 8, 2000, by and among BioTransplant Incorporated, BT/EL Acquisition Co., a wholly-owned subsidiary of BioTransplant, and Eligix, and the merger, as described in the attached joint proxy statement/prospectus;

    2. To amend Eligix' certificate of incorporation to change the manner in which proceeds are to be distributed upon any liquidation, distribution or winding up of Eligix, as described in the attached joint proxy statement/prospectus; and


    3. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.


    Holders of record of Eligix common stock and of Eligix preferred stock at
the close of business on             , 2001 will be entitled to vote at the
Eligix meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at Eligix, Inc., 200 Boston Avenue, Medford, Massachusetts 02155, for ten days before the meeting.

    After careful consideration, your board of directors has unanimously approved the merger agreement, the merger and the amendment to Eligix' certificate of incorporation and recommends that you vote FOR each of these proposals.

    UNDER DELAWARE LAW, STOCKHOLDERS OF ELIGIX HAVE RIGHTS OF APPRAISAL IN CONNECTION WITH THE MERGER AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

    Information regarding the merger, the merger agreement, Eligix, BioTransplant and related matters is contained in the accompanying joint proxy statement/prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this notice.

    PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME.

    Your vote is important. Whether or not you plan to attend the Eligix meeting, please complete, sign, date and return your proxy in the enclosed envelope promptly.

                                                          By Order of the Board of Directors,

Medford, Massachusetts                                    Robert Momsen
            , 2001                                        SECRETARY

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE
  MERGER....................................................      1
SUMMARY.....................................................      3
  Selected Historical Consolidated Financial Information of
    BioTransplant...........................................     10
  Selected Historical Financial Information of Eligix.......     11
  Summary Unaudited Pro Forma Condensed Combined
    Information.............................................     12
  Comparative Per Share Data................................     13
RISK FACTORS................................................     14
  Cautionary Statement Concerning Forward-Looking
    Statements..............................................     23
MARKET PRICE AND DIVIDEND INFORMATION.......................     25
  Market Price Information..................................     25
  Dividend Information......................................     26
THE BIOTRANSPLANT SPECIAL MEETING...........................     27
  General...................................................     27
  Date, Time and Place......................................     27
  Purpose of the Special Meeting............................     27
  BioTransplant Board of Directors' Recommendation..........     27
  Record Date...............................................     27
  Vote Required; Vote at the Special Meeting................     27
  Proxies...................................................     28
  Revocability of Proxies...................................     28
  Solicitation of Proxies...................................     28
THE ELIGIX SPECIAL MEETING..................................     29
  General...................................................     29
  Date, Time and Place......................................     29
  Purpose of the Special Meeting............................     29
  Eligix Board of Directors' Recommendation.................     29
  Record Date...............................................     29
  Vote Required; Vote at the Special Meeting................     30
  Voting Agreements.........................................     30
  Proxies...................................................     30
  Revocability of Proxies...................................     31
  Solicitation of Proxies...................................     31
  Appraisal Rights..........................................     31
THE MERGER..................................................     32
  Background of the Merger..................................     32
  Recommendation of the Board of Directors of BioTransplant;
    BioTransplant's Reasons for the Merger..................     34
  Recommendation of the Board of Directors of Eligix;
    Eligix' Reasons for the Merger..........................     36
  Opinion of BioTransplant's Financial Advisor..............     38
  Interests of Executive Officers and Directors of Eligix in
    the Merger..............................................     42
  Stock Options, Warrants and Convertible Notes.............     46
  Accounting Treatment of the Merger........................     47
  Form of Merger............................................     47
  Merger Consideration......................................     47
  Effective Time of the Merger..............................     48
  Material United States Federal Income Tax
    Considerations..........................................     48
  Nasdaq National Market Quotation..........................     51
  Right of Stockholders to Appraisals.......................     51
  Appraisal Rights Procedures...............................     51

  Resale of BioTransplant Common Stock Issued in Connection
    with the Merger.........................................     54
THE MERGER AGREEMENT........................................     55
  The Merger................................................     55
  Consideration.............................................     55
  Conversion of Shares......................................     55
  Escrow....................................................     56
  Treatment of Eligix Stock Options.........................     57
  Treatment of Eligix Warrants..............................     57
  Treatment of Eligix Convertible Notes.....................     57
  Exchange of Stock Certificates............................     57
  Representations and Warranties............................     58
  Covenants.................................................     59
  Expenses..................................................     62
  Related Matters After the Merger..........................     62
  Indemnification of BioTransplant by Eligix Stockholders
    and Eligix Management Members...........................     62
  Conditions to Obligations to Effect Merger................     63
  Termination; Breakup Fees.................................     66
  Amendment and Waiver......................................     66
OTHER AGREEMENTS............................................     67
  Voting and Transfer Restriction Agreements................     67
  Lock-Up Agreements........................................     68
  Escrow Agreement..........................................     68
  Affiliate Agreements......................................     69
  Employment Offer Letters..................................     69
  Invention, Non-Disclosure and Non-Competition
    Agreements..............................................     70
INFORMATION CONCERNING BIOTRANSPLANT........................     72
  Business..................................................     72
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................     89
  Management................................................     93
  Executive Compensation....................................     97
  Severance Agreements with Executive Officers..............     99
  Compensation of Directors.................................    100
  Certain Transactions......................................    100
INFORMATION CONCERNING ELIGIX...............................    101
  Business..................................................    101
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................    102
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................    105
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF BIOTRANSPLANT...............................    114
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF ELIGIX......................................    117
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
  MANAGEMENT OF BIOTRANSPLANT FOLLOWING THE MERGER..........    121
DESCRIPTION OF BIOTRANSPLANT CAPITAL STOCK..................    123
  General...................................................    123
  BioTransplant Common Stock................................    123
  BioTransplant Preferred Stock.............................    123
  Delaware Law and Bylaw Provisions.........................    123
COMPARISON OF STOCKHOLDER RIGHTS............................    124
  General...................................................    124
  Capitalization............................................    124

  Voting Rights.............................................    124
  Number and Classification of Directors....................    125
  Removal of Directors......................................    125
  Filling Vacancies on the Board of Directors...............    125
  Charter Amendments........................................    125
  Amendments to Bylaws......................................    126
  Action by Written Consent.................................    126
  Notice of Stockholder Actions.............................    126
  Right to Call Special Meeting of Stockholders.............    127
  Limitation of Personal Liability of Directors.............    128
  Dividends.................................................    128
  Conversion................................................    129
  Liquidation...............................................    130
  Rights in an Acquisition Event............................    130
  Appraisal Rights..........................................    131
APPROVAL OF AMENDMENT TO ELIGIX' AMENDED AND RESTATED
  CERTIFICATE OF INCORPORATION..............................    132
STOCKHOLDER PROPOSALS.......................................    132
LEGAL MATTERS...............................................    133
EXPERTS.....................................................    133
WHERE YOU CAN FIND MORE INFORMATION.........................    134
INDEX TO FINANCIAL STATEMENTS...............................    F-1


ANNEXES

A.                      Agreement and Plan of Merger
B.                      Amendment to the Amended and Restated Certificate of
                        Incorporation of Eligix, Inc.
C.                      Opinion of Lazard Freres & Co. LLC
D.                      Section 262 of the Delaware General Corporation Law

        QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

Q.  WHY ARE BIOTRANSPLANT AND ELIGIX PROPOSING TO MERGE?

A. BioTransplant and Eligix are proposing to merge for a number of reasons, including the following:


       - we believe that there is a significant strategic fit between Eligix' products under development and BioTransplant's proposed AlloMune family of products that will position BioTransplant as an industry leader in using the transplantation of cells, tissues and organs as a means to regulate the human immune system in cancer and other diseases;


       - Eligix has a broad portfolio of products under development that diversifies BioTransplant's risk and adds additional sources of potential revenue;

       - the two companies have complementary technologies, expertise and collaborative relationships that will significantly strengthen BioTransplant's research and development capabilities; and


       - the two companies have complementary management teams that will strengthen the commercial infrastructure of the combined company.


Q.  WHAT IF THE MERGER IS NOT COMPLETED?


A. It is possible the merger will not be completed. This might happen if, for example, Eligix stockholders do not adopt the merger agreement or the BioTransplant stockholders do not approve the issuance of the common stock in connection with the merger. Should that occur, neither BioTransplant nor Eligix is under any obligation to make or consider any alternative proposal regarding the purchase of stock held by Eligix stockholders.


Q.  WHAT DO ELIGIX STOCKHOLDERS NEED TO DO NOW?

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares of Eligix stock may be represented and voted at the Eligix special meeting of stockholders. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote for the proposal to approve the merger agreement and the merger and the proposal to amend the Eligix certificate of incorporation.

Q.  WHAT DO BIOTRANSPLANT STOCKHOLDERS NEED TO DO NOW?

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares of BioTransplant stock may be represented and voted at the BioTransplant special meeting of stockholders. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote for the proposal to issue shares of BioTransplant common stock in connection with the merger.


Q. IF MY SHARES ARE HELD IN THE NAME OF A BROKERAGE HOUSE, CUSTODIAN, NOMINEE OR OTHER FIDUCIARY, WILL THE STOCKHOLDER OF RECORD VOTE MY SHARES FOR ME?



A. The stockholder of record will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by the stockholder of record regarding how to instruct the holder to vote your shares. If you do not instruct the stockholder of record, your shares will not be voted.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?


A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you hold your shares in your own name, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation of your new proxy to the address set forth in the answer to the last question below. Third, you can attend the special meeting and vote in person. However, attending the meeting without voting in person at the meeting will not revoke your proxy. If you beneficially own shares that are held in the record name of your broker or other nominee, you should follow the directions provided by the stockholder of record regarding how to change your vote.


Q.  SHOULD ELIGIX STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A. No. After the merger is completed, Eligix stockholders will receive instructions for exchanging Eligix stock certificates. Please do not send in your stock certificates with your proxy.

Q.  WHEN AND WHERE ARE THE SPECIAL MEETINGS?

A.  For BioTransplant:                                                  For Eligix:
                        , 2001                                          , 2001
                                10:00 a.m. local time                           10:00 a.m. local time
                                Hale and Dorr LLP                               Mintz, Levin, Cohn, Ferris,
                                60 State Street                                 Glovsky and Popeo, P.C.
                                Boston, Massachusetts 02109                     One Financial Center
                                                                                Boston, Massachusetts 02111

Q.  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A. We expect to complete the merger in             2001.


Q.  WHO CAN HELP ANSWER MY QUESTIONS?


A. If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:


For BioTransplant Stockholders:                For Eligix Stockholders:

    BioTransplant Incorporated                 Eligix, Inc.
    Building 75, 3rdAvenue                         200 Boston Avenue
    Charlestown Navy Yard                          Medford, MA 02155
    Charlestown, MA 02129                          Attention: James R. Fitzgerald, Jr.
    Attention: Richard V. Capasso                  Telephone: (781) 870-4624
    Telephone: (617) 241-5200

                                    SUMMARY


    We believe this summary highlights the material aspects of the transaction. However, to understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 134. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.



                                 THE COMPANIES
                             (SEE PAGES 72 AND 101)


BIOTRANSPLANT INCORPORATED
BUILDING 75, 3RD AVENUE
CHARLESTOWN NAVY YARD
CHARLESTOWN, MASSACHUSETTS 02129
(617) 241-5200

    BioTransplant is a biotechnology company that develops pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs.

    BioTransplant was organized as a Delaware corporation in 1990. BioTransplant's world wide web site address is www.biotransplant.com. The information in our web site is not incorporated by reference into this joint proxy statement/ prospectus. Our web site address is included in this document as an inactive textual reference only.

ELIGIX, INC.
200 BOSTON AVENUE
MEDFORD, MASSACHUSETTS 02155
(781) 393-8500

    Eligix is a biomedical company engaged in the research and development of cellular therapies to enhance human immune response to cancers, autoimmune disorders and solid organ transplants and to reduce the risk of infection and hypersensitivity reactions in blood transfusions.

    Eligix was organized as a Delaware corporation in 1996. Eligix' world wide web site address is www.eligix.com. The information in this web site is not incorporated by reference into this joint proxy statement/prospectus. This web site address is included in this document as an inactive textual reference only.


                                   THE MERGER
                                 (SEE PAGE 32)


    Through the merger, Eligix will become a wholly-owned subsidiary of BioTransplant. In connection with the merger, BioTransplant will issue an aggregate of up to 6,600,000 shares of its common stock. Of these 6,600,000 shares of BioTransplant common stock:



    - Eligix security holders will receive an aggregate of up to 5,610,000 shares of BioTransplant common stock in exchange for their Eligix securities, either in the merger or upon exercise or conversion of Eligix options, warrants or notes assumed by BioTransplant in the merger; and



    - members of Eligix' management team will receive an aggregate of 990,000 shares of BioTransplant common stock under the Eligix management equity incentive plan.


    The merger agreement is attached to this joint proxy statement/prospectus as Annex A. We encourage you to read the merger agreement as it is the legal document that governs the merger.


                                 VOTES REQUIRED
                             (SEE PAGES 27 AND 30)


BIOTRANSPLANT


    Under the applicable rules of the Nasdaq National Market, approval of the proposed issuance of BioTransplant common stock in connection with the merger requires the vote of a majority of the votes represented by the shares of BioTransplant common stock cast on the proposal, whether in person or by proxy, because the number of shares of BioTransplant common stock to be issued in the merger will exceed 20% of the outstanding shares of BioTransplant common stock prior to the merger.


    As of             , 2001, the record date for the special meeting of
BioTransplant stockholders, BioTransplant's directors, executive
officers and affiliates owned approximately   % of the outstanding shares of
BioTransplant common stock.

ELIGIX

    Approval of the merger agreement and the merger requires the vote of:

    - a majority of the votes represented by the outstanding shares of Eligix common stock and preferred stock, voting together as a single class; and

    - two-thirds of the votes represented by the outstanding shares of the Eligix preferred stock, voting together as a single class.

    Approval of the amendment to the certificate of incorporation requires the vote of:

    - a majority of the votes represented by the outstanding shares of Eligix common stock and preferred stock, voting together as a single class;

    - two-thirds of the votes represented by the outstanding shares of the Eligix preferred stock, voting together as a single class; and


    - a majority of the votes represented by the outstanding shares of Eligix Series A preferred stock and Series B preferred stock, voting together as a single class.



                        RECOMMENDATIONS TO STOCKHOLDERS
                             (SEE PAGES 34 AND 36)


TO BIOTRANSPLANT STOCKHOLDERS:

    The BioTransplant board of directors voted unanimously to approve the merger agreement and the merger and the proposed issuance of BioTransplant common stock in connection with the merger. The BioTransplant board believes that the merger is in your best interests and recommends that you vote FOR the proposed issuance of BioTransplant common stock in connection with the merger.

TO ELIGIX STOCKHOLDERS:

    The Eligix board of directors voted unanimously to approve the merger agreement, the merger and the transactions contemplated thereby. The Eligix board believes that the merger and the amendment to the certificate of incorporation are advisable and in your best interests and recommends that you vote FOR the proposal to approve the merger agreement and the merger and the amendment to the certificate of incorporation.


                     WHAT HOLDERS OF ELIGIX SECURITIES WILL
                             RECEIVE IN THE MERGER
                                 (SEE PAGE 55)



    Eligix security holders will receive an aggregate of up to 5,610,000 shares of BioTransplant common stock in connection with the merger. The distribution of the 5,610,000 shares among the different classes of Eligix capital stock will depend on which, if any, holders of Eligix preferred stock elect to convert their shares into Eligix common stock rather than receive their liquidation preferences. Assuming the holders of Eligix preferred stock elect to receive their liquidation preferences, Eligix stockholders will receive:


    - 0.1152 of a share of BioTransplant common stock for each share of Eligix Series A preferred stock that they own;

    - 0.1296 of a share of BioTransplant common stock for each share of Eligix Series B preferred stock that they own;

    - 0.3889 of a share of BioTransplant common stock for each share of Eligix Series C-1 preferred stock that they own;

    - 0.1152 of a share of BioTransplant common stock for each share of Eligix Series C-2 preferred stock that they own;

    - 0.1296 of a share of BioTransplant common stock for each share of Eligix Series C-3 preferred stock that they own; and


    - 0.0913 of a share of BioTransplant common stock for each share of Eligix common stock that they own.



    To the extent that holders of Eligix preferred stock elect to convert their shares into Eligix common stock, rather than receive their liquidation preferences, the number of shares of BioTransplant common stock exchangeable for each share of Eligix common stock will be between 0.0913 of a BioTransplant share assuming no conversion of Eligix preferred stock and 0.1540 of a BioTransplant share assuming full conversion of Eligix preferred stock.


    BioTransplant will not issue fractional shares of BioTransplant common stock in connection with the merger. Instead, Eligix stockholders will receive cash for any fractional share of BioTransplant common stock owed to them.

    Options, warrants or notes that are exercisable or convertible into shares of Eligix capital stock will be assumed by BioTransplant and will be exercisable or convertible for BioTransplant common stock. As discussed above, the number of shares issuable upon exercise or conversion of these options, warrants or notes, and the exercise or conversion price per share, will be adjusted using the same conversion ratio applied to determine the number of shares of BioTransplant stock to be issued per share of Eligix capital stock in the merger.

    Eligix has agreed to use its reasonable best efforts to cause the exercise of all outstanding warrants and the conversion of all outstanding notes prior to the closing of the merger.


                          WHAT ELIGIX MANAGEMENT WILL
                             RECEIVE IN THE MERGER
                                 (SEE PAGE 42)



    If the merger is completed, members of Eligix' management team will receive an aggregate of 990,000 shares of BioTransplant common stock under the Eligix management equity incentive plan. The shares issuable to the members of Eligix' management vest over a 365-day period following the closing of the merger, with:



    - 33 1/3% of the shares vesting 90 days after the closing of the merger;



    - an additional 33 1/3% vesting 180 days after the closing of the merger;



    - an additional 23 1/3% vesting 270 days after the closing of the merger;
      and



    - the final 10% vesting 365 days after the closing of the merger.



    If, within the first 365 days after the merger, BioTransplant terminates an Eligix management member other than for cause or a management member terminates employment with BioTransplant with good reason, that management member's shares will vest in full immediately upon termination. Otherwise, BioTransplant will have the right to repurchase a terminated management member's unvested shares for $.01 per share.



                           OWNERSHIP OF BIOTRANSPLANT
                              FOLLOWING THE MERGER
                                 (SEE PAGE 121)


    Eligix security holders and management members will receive an aggregate of up to 6,600,000 shares of BioTransplant common stock in the merger, or approximately 32.1% of the fully-diluted shares of BioTransplant common stock following the merger, assuming the exercise or conversion of all Eligix stock options, warrants and convertible notes.


                     CONDITIONS TO COMPLETION OF THE MERGER
                                 (SEE PAGE 63)


    The completion of the merger depends upon meeting a number of conditions, including the following:

    - the approval of the stockholders of BioTransplant and Eligix;

    - that the holders of no more than 10% of the outstanding voting stock of Eligix exercise appraisal rights under the Delaware General Corporation Law;

    - the filing with the Nasdaq National Market with respect to the listing of the shares of BioTransplant common stock issued in connection with the merger;

    - the receipt of legal opinions regarding corporate matters and the material tax consequences of the merger;

    - that the holders of at least 95% of the shares of capital stock of Eligix, including outstanding options to purchase shares of Eligix capital stock, will have signed lock-up agreements, subject to limited exceptions;

    - the adoption by the Eligix stockholders of the proposed amendment to the Eligix certificate of incorporation;

    - the execution and delivery of the escrow agreement;

    - the termination of existing Eligix stockholder agreements, investor rights agreements, voting agreements and registration rights agreements;

    - the extension by BioTransplant of offers of employment to the members of Eligix management; and

    - other customary contractual conditions specified in the merger agreement.


    The conditions to the merger may be waived by the company entitled to assert the condition. If either BioTransplant or Eligix chooses to waive a material condition to the completion of the merger, including the receipt of legal opinions regarding material tax consequences, we will amend this joint proxy statement/prospectus and resolicit your vote.



    ESCROW FOR INDEMNIFICATION OF BIOTRANSPLANT AND MILESTONE ESCROW SHARES
                             (SEE PAGES 62 AND 68)


    Eligix stockholders and members of Eligix management receiving shares in connection with the Eligix management equity incentive plan will not immediately receive all of the BioTransplant shares issuable in the merger. Twenty percent of their shares will automatically be placed in escrow. If the merger agreement is approved and the merger occurs, all stockholders of Eligix who have not perfected appraisal rights under the Delaware General Corporation Law, by receipt of BioTransplant common stock in the merger, will be deemed to have agreed to the terms of the escrow agreement referred to in the merger agreement.

    One half of the shares that are placed in escrow, referred to as the indemnification escrow shares, will be used to indemnify BioTransplant against damages due to:

    - a misrepresentation, breach of warranty or failure to perform any covenant or agreement of Eligix contained in the merger agreement;

    - failure by an Eligix stockholder to have good, valid and marketable title to his, her or its Eligix stock; and

    - any written demand by an Eligix stockholder for a judicial determination of the fair value of his, her or its dissenting shares under Section 262 of the Delaware General Corporation Law, with specified exceptions, with respect to dissenting shares in excess of 5% and less than or equal to 10% of the outstanding shares of Eligix capital stock.


    This obligation to indemnify BioTransplant is limited to the indemnification escrow shares. The indemnification obligations will end 15 months after closing. At that time, if BioTransplant does not have any unresolved claims for the property remaining in this escrow, the indemnification escrow shares will be released to the former Eligix stockholders and management members.


    The other one half of the shares placed in escrow, referred to as the milestone escrow shares, will only be distributed if Eligix achieves CE mark approval for its TCell-HDM product by December 31, 2001. CE mark approval indicates compliance with European standards for safety and allows certified products to be marketed and sold in Europe.


    Two representatives will be authorized to represent the Eligix stockholders and management members in all matters relating to the escrow. Robert Momsen and Pieter Schiller have been selected by the Eligix board to act as the representatives of the Eligix stockholders. Approval by the Eligix stockholders of the merger will constitute approval of the selection of these representatives.


                           NO SOLICITATION BY ELIGIX
                                 (SEE PAGE 61)


    Eligix has agreed that it will not initiate or engage in any discussion regarding a business combination of Eligix with any other party. Eligix has further agreed to cause each of its officers, directors, employees, representatives and agents not to do any of these things.


                      TERMINATION OF THE MERGER AGREEMENT
                                 (SEE PAGE 66)


    BioTransplant and Eligix can mutually agree to terminate the merger agreement, and either

BioTransplant or Eligix can terminate the merger agreement if any of the following occurs:

    - the other party commits a material breach of any representation, warranty or covenant under the merger agreement;

    - the approval of the stockholders of BioTransplant or Eligix is not obtained; or

    - the merger is not completed by April 30, 2001 by reason of the failure of any condition precedent to that party's closing of the merger unless the failure results primarily from a breach of any of that party's representations, warranties or covenants contained in the merger agreement.


                                  BREAK-UP FEE
                                 (SEE PAGE 66)



    If either BioTransplant or Eligix terminates the merger agreement, all obligations of the parties under the merger agreement terminate and there will be no liability, except that if the merger agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants under the merger agreement, the non-terminating party will pay the terminating party $2,000,000.



                          OPINION OF FINANCIAL ADVISOR
                                 (SEE PAGE 38)



    In deciding to approve the merger, BioTransplant's board of directors received an opinion, dated December 8, 2000, from its financial advisor, Lazard Freres & Co. LLC, that the total consideration to be paid in the merger was fair from a financial point of view to BioTransplant. The full text of the opinion is attached as Annex C to this joint proxy statement/prospectus and should be read carefully in its entirety. THE OPINION OF LAZARD DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO MATTERS RELATING TO THE MERGER.



     INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF ELIGIX IN THE MERGER
                                 (SEE PAGE 42)


    In considering the recommendation of the Eligix board, you should be aware of the interests that executive officers and directors of Eligix have in the merger. These include:



    - the issuance of an aggregate of 990,000 shares of BioTransplant common stock in satisfaction of the obligations to Eligix management under the Eligix management equity incentive plan;



    - acceleration of vesting of James R. Fitzgerald's and Walter C. Ogier's options to purchase stock;


    - employment offers being extended to members of Eligix management;


    - continued mortgage assistance for Walter C. Ogier;


    - indemnification of Eligix directors and officers for actions taken prior to the merger; and

    - Eligix officers and directors becoming officers and/or directors of BioTransplant.

    In discussing the fairness of the merger to stockholders of Eligix, Eligix' board of directors took into account these interests. These interests are different from and in addition to their interests as stockholders and the interests of Eligix stockholders generally.

    As of             , 2001, the record date for the special meeting of Eligix
stockholders, directors and executive officers of Eligix and their affiliates as
a group owned approximately    % of the outstanding shares of Eligix capital
stock.


                                  ELIGIX LOAN
                                 (SEE PAGE 103)



    Eligix will borrow up to $2.0 million from BioTransplant to fund operations through the anticipated closing date of the merger. The loan is evidenced by a promissory note, which bears interest at the prime rate. The loan will be forgiven concurrently with the closing of the merger, provided that if the merger does not close on or before June 30, 2001, then the note will become immediately due and payable in full.


                              ACCOUNTING TREATMENT
                                 (SEE PAGE 47)


    We expect the merger to be accounted for using purchase accounting, with BioTransplant being deemed to have acquired Eligix.


            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                                 (SEE PAGE 48)


    We have structured the merger so that, in general, no gain or loss will be recognized by Eligix stockholders for U.S. federal income tax purposes on the exchange of shares of Eligix stock for shares of BioTransplant common stock. Eligix stockholders, however, will recognize gain for U.S. federal income tax purposes on any cash received in lieu of fractional shares. BioTransplant and Eligix must receive legal opinions to this effect as a condition to the closing of the merger.

    Tax matters are very complicated, and the tax consequences of the merger to Eligix stockholders will depend on the facts of each stockholder's own situation. Each Eligix stockholder should consult his, her or its tax advisor for a full understanding of the tax consequences of the merger to the stockholder.

                              REGULATORY APPROVALS

    The merger is not subject to the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


                               VOTING AGREEMENTS
                                 (SEE PAGE 67)



    The directors, officers and holders of five percent or more of the outstanding voting power of Eligix common stock and preferred stock, who collectively beneficially own approximately 66.4% of the outstanding voting power of Eligix capital stock, 67.3% of the outstanding voting power of the Eligix preferred stock and 67.3% of the outstanding voting power of the Eligix Series A preferred stock and Series B preferred stock, have already agreed under voting agreements to vote in favor of the merger agreement and the merger and the amendment to the Eligix certificate of incorporation. The shares of Eligix capital stock that are subject to voting agreements constitute the voting power required to approve the merger agreement, the merger and the amendment to the Eligix certificate of incorporation.



                    ELIGIX STOCKHOLDERS' RIGHT OF APPRAISAL
                                 (SEE PAGE 51)



    Under Delaware law, Eligix stockholders who do not vote in favor of the merger and who comply with notice requirements and other procedures will have the right to receive the "fair value" of their shares in cash rather than the shares of BioTransplant common stock specified in the merger agreement. "Fair value" will be determined by a Delaware court and may be more than, the same as, or less than the value of the consideration to be paid to other Eligix stockholders. Merely voting against the merger will not protect your rights to an appraisal. Failure to follow all the steps required by Delaware law will result in the loss of your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 51 to
54. In addition to reading "Appraisal Rights Procedures," see Annex D, which contains a copy of the Delaware statute governing appraisal rights.



     HOW THE RIGHTS OF AN ELIGIX STOCKHOLDER WILL DIFFER AS A BIOTRANSPLANT
                                  STOCKHOLDER
                                 (SEE PAGE 124)


    The rights of Eligix stockholders after the merger will be governed by BioTransplant's certificate of incorporation and bylaws. Those rights differ from rights of Eligix stockholders under Eligix' charter and bylaws.


                              RISKS OF THE MERGER
                                 (SEE PAGE 14)



    In considering whether to approve the merger agreement and/or issuance of shares in connection with the merger, you should consider the risks of the merger, including the risk of fluctuations in the market price of BioTransplant common stock, risks associated with the merger and integrating the companies' businesses and the fact that the directors and officers of BioTransplant and Eligix may have interests in the merger that are different from, or in addition to, yours. We urge you to read carefully the factors described in "Risk Factors" on pages 14 to 23 before voting.



                        BIOTRANSPLANT PRICE INFORMATION
                                 (SEE PAGE 25)


    Shares of BioTransplant common stock are listed on the Nasdaq National Market. On December 8, 2000, the last full trading day prior to the public announcement of the proposed merger, BioTransplant common stock closed at $8.375
per share. On             , 2001, BioTransplant common stock closed at $    per
share.


    We are unable to provide information with respect to the market prices of the Eligix stock because there is no established trading market for shares of Eligix stock.


                                   TRADEMARKS


    BioTransplant-TM-, ImmunoCognance-TM-, AlloMune-TM- and BTI-322-TM- are BioTransplant's trademarks. BCell-HDM-TM-, TCell-HDM-TM-, PanT-HDM-TM-, BrCa-HDM-TM-, Neu/RBC-HDM-TM-, AcT-IV-TM-, Leuko-HDM-TM-, ReacT-HDM-TM-, AcTCell-HDM-TM- and HDM-TM- are trademarks of Eligix. This joint proxy statement/prospectus also contains trademarks and trade names of others.

    SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BIOTRANSPLANT


    The annual financial information set forth below has been derived from the audited consolidated financial statements of BioTransplant. The information should be read in connection with, and is qualified in its entirety by reference to, BioTransplant's financial statements and the notes included elsewhere in this joint proxy statement/prospectus.



                                                                            YEARS ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1996       1997       1998       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  License fees..............................................  $ 2,000    $ 5,000    $ 1,000    $ 3,500    $     --
  Research and development..................................    5,750      7,125      5,688      5,189       4,563
                                                              -------    -------    -------    -------    --------
            Total revenues..................................    7,750     12,125      6,668      8,689       4,563
                                                              -------    -------    -------    -------    --------
Expenses:
  Research and development..................................   12,268     13,988     14,730     15,680      14,974
  General and administrative................................    2,680      2,963      2,477      2,446       2,543
                                                              -------    -------    -------    -------    --------
            Total expenses..................................   14,948     16,951     17,207     18,126      17,517
Operating loss..............................................   (7,198)    (4,826)   (10,579)    (9,437)    (12,954)
Interest income.............................................    1,296      1,731      1,318        782       1,335
Interest expense............................................     (135)       (58)       (10)       (18)        (60)
                                                              -------    -------    -------    -------    --------
Net loss....................................................  $(6,037)   $(3,153)   $(9,211)   $(8,673)   $(11,679)
                                                              =======    =======    =======    =======    ========
Basic and diluted net loss per common share.................  $ (1.08)   $ (.037)   $ (1.07)   $ (1.01)   $  (1.01)
Basic and diluted weighted average common shares
  outstanding...............................................    5,582      8,569      8,579      8,598      11,547

CONSOLIDATED BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents...................................  $ 6,564    $ 9,784    $13,168    $17,649    $ 11,481
Short-term investments......................................   13,001     19,863      6,843      3,718       3,391
Working capital.............................................   17,788     24,111     15,499     14,629      13,315
Long-term investments.......................................   10,311      1,015         --         --         105
Total assets................................................   32,316     32,939     22,683     23,419      17,158
Stockholders' equity (deficit)..............................   29,262     26,154     16,958     15,645      14,422

              SELECTED HISTORICAL FINANCIAL INFORMATION OF ELIGIX


    The annual financial information set forth below has been derived from the audited financial statements of Eligix, except for net loss per basic and diluted common share and basic and diluted weighted average common shares outstanding. The information should be read in connection with, and is qualified in its entirety by reference to, Eligix' financial statements and notes included elsewhere in this joint proxy statement/prospectus. Eligix was incorporated on December 27, 1996. Accordingly, financial information prior to 1997 is immaterial.



    Diluted weighted average shares is the same as basic weighted average shares since shares issuable upon the exercise or conversion of stock options, warrants and convertible preferred stock are not included in the calculation as those shares are antidilutive.



                                                                YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                         1997       1998        1999       2000
                                                       --------   ---------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
General, administrative and marketing expenses.......  $ 1,091    $   1,649   $  2,162   $  3,683
Research and development expenses....................    1,922        3,925      8,257      8,097
Loss from operations.................................   (3,013)      (5,574)   (10,419)   (11,780)
Interest income......................................      138          220        306        150
Interest expense.....................................       (1)         (44)      (222)    (1,342)
Net loss.............................................   (2,876)      (5,398)   (10,335)   (12,972)
Net loss per basic and diluted common share..........  $    --    $ (775.75)  $(149.21)  $ (83.05)
Basic and diluted weighted average common shares
  outstanding........................................       --            7         69        156

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents............................  $ 2,004    $  12,879   $  3,269   $    712
Working capital......................................    1,549       11,446      1,530     (9,571)
Total assets.........................................    2,257       14,674      6,761      3,707
Long term debt and convertible preferred stock.......    4,624       21,072     23,455     22,598
Stockholders' deficit................................   (2,883)      (8,272)   (18,596)   (29,298)

           SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION


    The following table summarizes unaudited pro forma condensed combined information of BioTransplant, presented elsewhere in this joint proxy statement/prospectus, reflecting the completion of the merger with Eligix and assuming the merger had been effective for the periods indicated. BioTransplant will account for this transaction using the purchase method of accounting. Additionally, this information reflects the conversion of all outstanding shares of Eligix preferred stock into BioTransplant common stock, which will take place upon the closing of the merger.


    The summary unaudited pro forma condensed combined information is not necessarily indicative of the results of operations or financial position that would have been reported if the merger actually occurred on the dates indicated, nor is the information necessarily indicative of the future operating results or financial position of the combined company.

    The summary unaudited pro forma condensed combined information is derived from the unaudited pro forma condensed combined information and related notes included elsewhere in this joint proxy statement/prospectus, which you should read in their entirety.


                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                    DATA)
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Total revenues..............................................      $  4,563
Total expenses..............................................        41,005
Net loss....................................................       (35,727)
Net loss per basic and diluted common share.................         (2.28)

PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA (AT PERIOD
  END):
Cash and cash equivalents...................................      $  8,493
Working capital.............................................         7,591
Total assets................................................        42,361
Stockholders' equity........................................        35,502

                           COMPARATIVE PER SHARE DATA

    The following table summarizes certain unaudited historical per share data for BioTransplant and Eligix and the combined per share data on an unaudited pro forma basis after giving effect to the merger using the purchase method of accounting. You should read the information below along with the historical financial data and the unaudited pro forma condensed combined financial data included elsewhere in this joint proxy statement/prospectus. Neither BioTransplant nor Eligix has ever declared any cash dividends.

    We have used the following calculations in deriving the per share data:

    - Book value is computed by dividing total stockholders' equity by the number of common shares outstanding, which excludes convertible preferred stock and convertible notes.

    - BioTransplant pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of BioTransplant common stock which would have been outstanding had the merger been consummated as of each balance sheet date.


    - Eligix equivalent pro forma combined amounts are calculated by multiplying the BioTransplant pro forma combined per share amounts and book value by the common stock exchange ratio of 0.0913.



                                                                AT AND FOR THE YEAR
                                                              ENDED DECEMBER 31, 2000
                                                              -----------------------
HISTORICAL--BIOTRANSPLANT:
Net loss per basic and diluted share........................          $  (1.01)
Book value per share........................................              1.22

HISTORICAL--ELIGIX:
Net loss per basic and diluted share........................            (79.46)
Book value per share........................................            (74.02)

PRO FORMA COMBINED--PER BIOTRANSPLANT SHARE:
Net loss per basic and diluted share........................             (2.28)
Book value per share........................................              2.63

EQUIVALENT PRO FORMA COMBINED--PER ELIGIX SHARE:
Net loss per basic and diluted share........................             (7.25)
Book value per share........................................             (6.76)

                                  RISK FACTORS


    You should carefully consider the following risk factors relating to the merger before you decide whether to vote to approve and adopt the merger agreement and the proposed issuance of BioTransplant common stock in connection with the merger. You should also consider the other information in this joint proxy statement/prospectus and the additional information in BioTransplant's other reports on file with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 134.


                          RISKS RELATING TO THE MERGER

    ELIGIX STOCKHOLDERS AND MANAGEMENT MEMBERS MAY FORFEIT UP TO TWENTY PERCENT OF THE BIOTRANSPLANT SHARES ISSUED IN CONNECTION WITH THE MERGER.


    Eligix stockholders and management members risk forfeiture of up to 20% of the shares of BioTransplant common stock issued in connection with the merger, or an aggregate of up to 1,320,000 shares, assuming the exercise or conversion of all outstanding Eligix options, notes and warrants immediately prior to the merger. In connection with the merger, these shares will be placed into an escrow account. One half of the shares held in escrow, the indemnification escrow shares, will be available to BioTransplant to satisfy the indemnification obligations of the Eligix stockholders and management members. Eligix stockholders and members of management may not receive any of the indemnification escrow shares in the escrow account since those shares may be required to indemnify BioTransplant under the terms of the merger agreement.


    The other one half of the shares of BioTransplant common stock held in escrow, the milestone escrow shares, will only be distributed to Eligix stockholders and management members if Eligix receives CE mark approval of the TCell-HDM product on or before December 31, 2001. If Eligix does not receive this approval by December 31, 2001, Eligix stockholders and management members will not receive any of the milestone escrow shares.


    If Eligix stockholders and members of management do not receive any of the indemnification escrow shares or the milestone escrow shares, then, assuming that the holders of Eligix preferred stock elect to convert their shares into common stock rather than receive their liquidation preferences:



    - the aggregate number of shares of BioTransplant common stock issued to Eligix security holders and management members in the merger, assuming full exercise or conversion of options, notes and warrants, will be 5,280,000 shares, rather than 6,600,000 shares; and



    - Eligix security holders will receive only 80% of the shares of BioTransplant common stock that they would otherwise have been entitled to receive.



    For a detailed discussion of the terms of the escrow agreement, please see Exhibit A to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.


    BECAUSE THE NUMBER OF SHARES ELIGIX SECURITY HOLDERS AND MANAGEMENT MEMBERS WILL RECEIVE IN THE MERGER IS FIXED, THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY ELIGIX SECURITY HOLDERS AND MANAGEMENT MEMBERS COULD DECREASE.


    The number of shares Eligix security holders and management members will receive in connection with the merger will be fixed even if the BioTransplant stock price changes. All outstanding Eligix securities will be converted into an aggregate of up to 5,610,000 shares of BioTransplant common stock issuable in the merger or upon exercise or conversion of options, warrants and notes assumed by BioTransplant in the merger. In addition, BioTransplant will issue 990,000 shares of its common stock to Eligix' management members under the Eligix management equity incentive plan. The number of shares issued will not be adjusted in the event of changes in the price of BioTransplant common stock. In addition, Eligix may not terminate the merger agreement solely because of a change in the stock price of BioTransplant. Consequently, if the market price of the BioTransplant common stock decreases, the value of the consideration that Eligix security holders will receive in connection with the merger will decrease.


    WE MAY FACE CHALLENGES IN INTEGRATING ELIGIX INTO BIOTRANSPLANT AND, AS A RESULT, MAY NOT REALIZE THE EXPECTED BENEFITS OF THE ANTICIPATED MERGER.

    The merger involves the integration of two different companies that have previously operated independently. Integrating Eligix' operations, technologies and personnel with those of BioTransplant will be a complex process. We may not be able to complete the integration rapidly. After the integration, the combined company may not achieve the expected benefits of the merger. The diversion of the attention of our management and any difficulties encountered in the process of combining our companies could lead to unanticipated liabilities and costs and cause the disruption of, or a loss of momentum in, the business activities of the combined company. Further, the process of combining our companies could negatively affect employee morale and the ability of the combined company to retain some of its key employees after the merger. As a consequence, we may not successfully integrate Eligix or profitably manage the combined company. In addition, following the transaction, the combined company may not achieve revenues, net income or loss levels, efficiencies or synergies that justify the merger, and the merger may not result in increased earnings for the combined company in any future period.


    ELIGIX SECURITY HOLDERS AND MANAGEMENT MEMBERS RISK A LOSS IN VALUE OF THE BIOTRANSPLANT COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER BEFORE THOSE SHARES CAN BE SOLD.



    The shares of BioTransplant common stock issuable in connection with the merger, including the shares issuable to Eligix management members and shares issuable upon exercise or conversion of options, warrants and notes assumed by BioTransplant, are subject to a lock-up period. None of these shares may be sold for 90 days following the effective time of the merger and a portion of the shares may not be sold for an additional 275 days. There is a risk that the value of the BioTransplant shares issued in connection with the merger will decline before those shares are released from the lock-up.



    THE LOSS OF KEY ELIGIX OR BIOTRANSPLANT PERSONNEL COULD MAKE IT DIFFICULT TO COMPLETE EXISTING PROJECTS AND UNDERTAKE NEW PROJECTS.



    The success of the combined company depends on our ability to identify, hire and retain our employees, and a significant component of the value of the merger is in the know-how and experience of the Eligix and BioTransplant employees that we expect to employ following the merger. None of the employees of Eligix or BioTransplant will be bound by a long-term agreement with the combined company or be covered by key-man life insurance after the merger. If key Eligix or BioTransplant employees were to leave after the merger, we may be unable to integrate Eligix' delivery systems into our product offerings, complete existing Eligix projects or undertake new projects.



    Under the terms of Eligix' stock incentive plan, the vesting of stock options to purchase an aggregate of approximately 864,999 shares of Eligix stock held by Eligix employees automatically accelerates as a result of the merger. In addition, options to purchase an aggregate of 2,749,100 shares of Eligix common stock issued on May 25, 2000, which were exercisable in full on the date of issuance but subject to a right of repurchase by Eligix, will no longer be subject to the repurchase right in the event of a merger. These options have substantial value to the Eligix employees. Because a substantial number of options will vest in full and be immediately exercisable after the merger, Eligix employees will not be incentivized through these stock options to remain employed after the merger as a condition to the continued vesting of their options. Consequently, we face the risk that Eligix employees will leave following the merger. In addition, BioTransplant employees had vested options as of February 28, 2001 to purchase an aggregate of approximately 923,000 shares of BioTransplant common stock and, thus, may not be incentivized through stock options to remain employed following the merger.

    BIOTRANSPLANT MAY INCUR SIGNIFICANT SEVERANCE-RELATED COSTS AFTER THE MERGER IF ELIGIX MANAGEMENT MEMBERS LEAVE FOR GOOD REASON OR BIOTRANSPLANT TERMINATES THEM WITHOUT CAUSE.



    Each of the twelve management members of Eligix will be entitled to receive severance-related payments if he or she leaves for good reason or is terminated without cause after the merger. Consequently, BioTransplant may incur significant severance-related costs, including:



    - cash severance payments of up to an aggregate of approximately $1,173,000 if all twelve Eligix management members leave; and



    - the acceleration in full of the vesting of the 990,000 shares of BioTransplant common stock to be issued under the Eligix management equity incentive plan, which shares had a value of $5,445,000 based on the closing price of BioTransplant's common stock on February 28, 2001.


    RISKS RELATING TO THE COMBINED COMPANY'S FINANCIAL RESULTS AND NEED FOR
                                   FINANCING

    WE WILL REQUIRE SUBSTANTIAL ADDITIONAL FINANCING IN THE NEAR TERM, WHICH MAY BE DIFFICULT TO OBTAIN AND MAY DILUTE YOUR OWNERSHIP INTEREST IN US.


    We anticipate that our existing funds will only be sufficient to fund our operating and capital requirements through the middle of 2001. We expect to use rather than generate funds from operations for the foreseeable future. In particular, we will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our AlloMune System and high density microparticle, or HDM, products, and to manufacture and market any products that are approved for commercial sale. If we cannot raise more funds, we could be required to reduce our capital expenditures, scale back our research and product developments, reduce our workforce and/or license to others products or technologies we would otherwise seek to commercialize ourselves.



    We may seek additional funding through collaborative arrangements, borrowing money and by the sale of additional equity securities. Any sales of additional equity securities are likely to result in further dilution to our then existing stockholders. Further, if we issue additional equity securities, the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. We may also borrow money from conventional lenders, possibly at high interest rates, which will increase the risk of your holdings. Despite our efforts, additional funding may not be available to us at all or only on terms that are unacceptable to us. We also could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own.


    Even if we are able to raise additional funds in a timely manner, our future capital requirements will vary depending on many factors, including the following:

    - continued progress in our research and development programs, as well as the magnitude of these programs;

    - the resources required to successfully complete our clinical trials;

    - the time and costs involved in obtaining regulatory approvals;

    - the cost of manufacturing and commercialization activities;

    - the cost of any additional facilities requirements;

    - the timing, receipt and amount of milestone and other payments from collaborative partners;

    - the timing, receipt and amount of sales and royalties from our potential products in the market; and

    - the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the costs of obtaining any required licenses to technologies.

    BIOTRANSPLANT AND ELIGIX HAVE INCURRED SUBSTANTIAL LOSSES, EXPECT TO CONTINUE TO INCUR ADDITIONAL LOSSES AND WILL NOT BE SUCCESSFUL UNTIL THE COMBINED COMPANY REVERSES THIS TREND.

    BioTransplant and Eligix have incurred losses in each year since their respective dates of organization. The combined company expects to incur operating losses for the foreseeable future.


    To date, we have not successfully commercialized and sold the types of products we are currently developing. The products that we are developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval before they can be sold commercially. In particular, we may need to successfully develop several new technologies in order to complete development of our AlloMune System and our high density microparticle products. If we do not successfully develop and commercialize any products, we will never become profitable.



    To date, BioTransplant has generated substantially all of its revenues from payments from its collaborative partners. In 2000, BioTransplant generated $4,563,475, or 100% of its total revenue, from its collaboration with Novartis, which was terminated in October 2000 in connection with the formation of our joint venture with Novartis. BioTransplant has not received any revenues from the sale of products. To date, Eligix has not generated any material revenue. BioTransplant anticipates that it may be a number of years, if ever, before the combined company will receive significant revenues from product sales or royalties.



  RISKS RELATED TO THE BUSINESS, INDUSTRY AND STRATEGY OF THE COMBINED COMPANY



    THERE ARE UNCERTAINTIES AS TO THE EFFECTIVENESS OF OUR TECHNOLOGICAL APPROACHES AND, AS A RESULT, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ANY PRODUCTS.



    Our future success depends on the successful development of our ImmunoCognance technology. The MEDI-507 antibody product under development and the prototype AlloMune System have been tested in relatively few patients and we may not be able to demonstrate the clinical benefits of these products in a larger patient population. Furthermore, the technology that we have exclusively licensed to our joint venture with Novartis Pharma AG is based upon the transplantation of organs from swine into humans. To our knowledge, transplantation of swine organs has never been tested in humans. As a consequence, we are not sure whether any of our or our collaborators' potential products will be effective in treating any of the disorders we have targeted. In addition, these products may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit their commercial use. If our technological approach is not successful or accepted, then neither we nor our collaborators will be able to develop or commercialize these products.

    WE ARE DEPENDENT ON MEDIMMUNE AND NOVARTIS TO DEVELOP, MANUFACTURE AND SELL TECHNOLOGIES EXCLUSIVELY LICENSED BY US, AND IF THESE PARTIES ARE NOT SUCCESSFUL, THEN WE WILL NOT ACHIEVE SIGNIFICANT REVENUES BASED ON THESE TECHNOLOGIES.



    We have a collaborative agreement with MedImmune under which we have provided MedImmune with the exclusive worldwide right to develop and commercialize products derived from the BTI-322 and MEDI-507 antibodies. In addition, our joint venture, Immerge BioTherapeutics, has exclusively licensed to Novartis the right to develop and commercialize any products derived from Immerge's research program in xenotransplantation, which refers to the transplantation of cells, tissues and organs from one species to another. Under each of these collaborative agreements, we have the right to receive royalties on product sales. Our ability to achieve royalty revenue under these arrangements is heavily dependent on the efforts and activities of MedImmune and Novartis. Our arrangements with MedImmune and, through our joint venture, with Novartis allow them significant discretion in determining the efforts and resources that they will apply to the development and commercialization of products based upon our technologies. Accordingly, we are unable to control whether or not products based upon our technologies will be scientifically or commercially successful.



    The risks that we face in connection with our agreements with MedImmune and Novartis include the following:



    - These agreements are subject to termination without cause and on short notice under specified circumstances. If either MedImmune or Novartis terminates its collaboration with us, or the joint venture, in the case of Novartis, it may be difficult for us to attract a new partner to develop and commercialize products based on our technologies and may adversely affect the perception of us in the business and financial communities.



    - If MedImmune or Novartis were to breach or terminate its agreement with us, or the joint venture, in the case of Novartis, reduce its funding or otherwise fail to conduct the collaboration successfully, we could be required to devote additional internal resources to the program that is the subject of the collaboration, scale back or terminate the program or seek an alternative partner.



    - MedImmune and Novartis may pursue higher priority programs or change the focus of their research and/or development programs, which could affect either party's commitment to us.



    - After a product has been approved for marketing, any reductions in marketing or sales efforts or a discontinuation of marketing or sales of that product by MedImmune or Novartis would reduce our revenues, which will be based on a percentage of net sales.



    THE MARKET MAY NOT BE RECEPTIVE TO OUR PRODUCTS UPON THEIR INTRODUCTION, WHICH WILL PREVENT US FROM BEING PROFITABLE.


    The commercial success of our products when and if they are approved for marketing will depend upon their acceptance by the medical community and third-party payors as clinically useful, cost effective and safe. All of the products that we are developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for us to convince the medical community and third-party payors to accept and use our products.

    Other factors that we believe will materially affect market acceptance of our products include:

    - the timing of our receipt of marketing approvals and the countries in which approvals are obtained;

    - the safety, efficacy and ease of administration of our products;

    - the success of our physician education programs; and

    - the availability of government and third-party payor reimbursement of our products.

    THE PROGRESS OF THE XENOTRANSPLANTATION RESEARCH PROGRAM OF OUR JOINT VENTURE COULD BE DELAYED BY DISRUPTIONS IN ITS SUPPLY OF MINIATURE SWINE.


    Our joint venture's xenotransplantation research program is based upon the transplantation of tissues and organs from swine into humans. Charles River Laboratories has been supplying miniature swine for our research programs since our inception in 1991 and is currently the only supplier of the miniature swine organs that the joint venture uses in its research. Although the miniature swine from which the joint venture with Novartis will receive organs are located at several different facilities, a disease epidemic or other catastrophe could destroy all or a portion of the miniature swine herd, which would interrupt or significantly delay the joint venture's research. In addition, if Charles River Laboratories terminates or breaches its agreement with the joint venture, it may not have the resources or capabilities to maintain the miniature swine herds itself which would cause the joint venture to delay or curtail its research efforts with respect to the xenotransplantation program.


    XENOTRANSPLANTATION INVOLVES RISKS WHICH HAVE RESULTED IN ADDITIONAL FDA OVERSIGHT AND WHICH IN THE FUTURE MAY RESULT IN ADDITIONAL REGULATION.


    Xenotransplantation poses a risk that viruses or other animal pathogens may be unintentionally transmitted to a human patient. The United States Food and Drug Administration will require testing to determine whether infectious agents, including specific viruses referred to as porcine endogenous retroviruses, also known as PERV, are present in patients who have received cells, tissues or organs from miniature swine. While porcine endogenous retroviruses have not been shown to cause any disease in pigs, it is not known what effect, if any, these retroviruses may have on humans.



    Other companies are currently conducting clinical trials involving the transplantation of pig cells into humans. The FDA requires lifelong monitoring of these transplant recipients. If porcine endogenous retroviruses or any other virus or infectious agent is detected in tests or samples from these transplant recipients, the FDA may require Novartis to halt its clinical trials and perform additional tests to assess the risk of infection to potential patients. This could result in delays in the successful development and commercialization of any xenotransplantation products.



    The FDA has proposed, but not yet established, definitive regulatory guidelines for xenotransplantation. We and Novartis may not be able to comply with any final guidelines the FDA may issue.


               RISKS RELATING TO CLINICAL AND REGULATORY MATTERS

    IF OUR CLINICAL TRIALS ARE NOT SUCCESSFUL OR ARE NOT COMPLETED ON A TIMELY BASIS, WE WILL NOT BE ABLE TO DEVELOP AND COMMERCIALIZE ANY RELATED PRODUCTS AND, THEREFORE, WE WILL NOT ACHIEVE PROFITABILITY.

    To obtain regulatory approvals for the commercial sale of our future products, we and our collaborative partners will need to complete extensive clinical trials in humans to demonstrate the safety and efficacy of the products. BioTransplant and Eligix have both had limited experience in conducting clinical trials.

    Prior to commencing new clinical trials, we must submit investigational new drug and/or investigational device exemption applications to the FDA. Even if we receive authorization from the FDA to commence clinical trials, we or our collaborative partners may not be able to successfully complete these trials within an acceptable timeframe, if at all. How quickly we and our collaborative partners complete clinical trials is dependent in part upon the rate of enrollment of patients. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study and the existence of competitive clinical trials. In particular, the patient population for some of our potential products is small. If we experience delays in patient enrollment, we may incur additional costs and delay our research and development programs.

    Furthermore, we, our collaborative partners or the FDA may suspend our clinical trials at any time on various grounds, including a finding that the patients in the trials are being exposed to unacceptable health risks. Finally, our clinical trials, if completed, may not show the potential product to be safe or effective, thereby preventing regulatory approval.


    WE ARE DEPENDENT ON OUR COLLABORATIVE PARTNERS TO CONDUCT CLINICAL TRIALS ON SOME OF OUR PRODUCTS AND, THEREFORE, WE ARE NOT IN CONTROL OF THE TIMING OF THESE CLINICAL TRIALS.



    We are dependent upon MedImmune to conduct clinical trials with respect to MEDI-507 and will be dependent upon Novartis to conduct clinical trials for the development of xenotransplantation products, if any, that arise out of our joint venture's research program. We may become dependent upon other third parties to conduct future clinical trials of our AlloMune System and HDM products. As a result, we will have less control over these clinical trials than if we were conducting the trials directly. Consequently, these trials may not begin or be completed on a schedule that is acceptable to us.



    THE APPROVAL PROCESS IS COSTLY AND LENGTHY AND WE MAY NOT OBTAIN AND MAINTAIN THE REGULATORY APPROVALS REQUIRED TO SUCCESSFULLY MARKET AND SELL OUR PRODUCTS.



    We must obtain regulatory approval for our ongoing development activities and before marketing or selling any of our products. We may not receive regulatory approvals to conduct clinical trials of our products or to manufacture or market our products. In particular, the combined company may not receive approval from the FDA or any other regulatory authority to market its TCell-HDM and BCell-HDM products, its most advanced product candidates. In addition, regulatory agencies may not grant such approvals on a timely basis or may revoke previously granted approvals or impose fines, suspensions, product recalls and other sanctions if we fail to comply with applicable regulatory requirements.



    The process of obtaining FDA and other required regulatory approvals is expensive and typically takes a number of years, depending on the complexity and novelty of the product. Any delay in obtaining or failure to obtain required clearance or approval of a product by the appropriate regulatory authorities, would materially adversely affect our ability to generate revenues from the affected product. BioTransplant and Eligix both have limited experience in filing and prosecuting the applications required to gain regulatory approval.


    There is limited regulatory precedent for the approval of products based upon the technologies that we are employing to develop products. The AlloMune System and the HDM products are based on new technologies and/or new therapeutic approaches that have not been extensively tested in humans. Accordingly, the regulatory requirements governing these types of products may be more rigorous than for conventional products. In addition, the FDA has not yet established final or comprehensive guidelines for xenotransplantation. As a result, we may experience a longer regulatory process in connection with any products that we or our collaborators seek to develop based on these new technologies and/or new therapeutic approaches.

    We also are subject to numerous foreign regulatory requirements governing the design and conduct of the clinical trials and the manufacturing and marketing of our future products. The approval procedure varies among countries. The time required to obtain foreign approvals often differs from that required to obtain FDA approvals. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries.

    All of these regulatory risks also are applicable to development, manufacturing and marketing undertaken by our key collaborators, MedImmune and Novartis, and any other future collaborators who may seek to develop, market and sell products based upon our technologies.


                    RISKS RELATING TO INTELLECTUAL PROPERTY

    WE MAY NOT BE ABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES AND WE MAY INFRINGE PATENT RIGHTS OF THIRD PARTIES.

    Our success depends in significant part on our ability to:

    - obtain patents;

    - protect trade secrets;

    - operate without infringing upon the proprietary rights of others; and

    - prevent others from infringing on our proprietary rights.


    The validity and permissible scope of claims covered in patents relating to our technology involve important unresolved legal principles. Furthermore, there is substantial uncertainty as to whether human clinical data will be required for issuance of patents for human therapeutics. If human clinical data are required, our ability to obtain patent protection could be delayed or otherwise adversely affected.


    Patents may not issue from any patent applications that we own or license. If patents do issue, the claims allowed may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, invalidated or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.


    We may not hold proprietary rights to all of the patents related to our proposed products or services. In some cases, these patents may be owned or controlled by third parties. As a result, we or our collaborative partners may be required to obtain licenses under third-party patents to market our proposed products or services. If licenses are not available on acceptable terms, we or our collaborative partners will not be able to market these products or services.



    WE MAY BE SUED BY THIRD PARTIES THAT CLAIM THAT OUR PRODUCTS UNDER DEVELOPMENT INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, PARTICULARLY BECAUSE THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF BIOTECHNOLOGY-RELATED PATENTS.



    We may be exposed to future litigation by third parties based on claims that our products under development infringe the intellectual property rights of others. The risk is exacerbated by the fact that the validity and breadth of claims covered in biotechnology-related patents of the type we seek to obtain and maintain involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial resources and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:



    - cease developing or selling products that incorporate the challenged intellectual property, which would adversely affect our ability to generate revenue;



    - obtain a license from the holder of the infringed intellectual property right, which license may not be available to us on reasonable terms, if at all; and

    - redesign our products under development or being sold, which would be costly and time-consuming.



    IF WE LOSE IMPORTANT LICENSE RIGHTS, WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE OUR PRODUCTS AND ACHIEVE PROFITABILITY.



    We are a party to technology in-licenses with the Catholic University of Louvain and the Alberta Research Council, which are described on page 83 of this joint proxy statement/prospectus. We expect to enter into additional licenses in the future. These in-licenses relate to important technologies that may be necessary for the development and commercialization of our products. These licenses impose various commercialization, sublicensing, royalty, insurance and other obligations on us. If we fail to comply with these requirements, the licensors will have the right to terminate these licenses, which could affect our ability to exploit important technologies that are required for successful development of our products.


          RISKS RELATING TO PRODUCT MANUFACTURING, MARKETING AND SALES


    BIOTRANSPLANT AND ELIGIX HAVE NO SALES AND MARKETING EXPERIENCE AND MAY DEPEND SIGNIFICANTLY ON THIRD PARTIES WHO MAY NOT SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS.



    We have no sales, marketing and distribution experience. We plan to rely significantly on sales, marketing and distribution arrangements with third parties, including our collaborative partners. For example, we have granted MedImmune exclusive marketing rights to the MEDI-507 product under development and have granted Novartis exclusive worldwide rights to develop and market products based upon our xenotransplantation technologies. We may have to enter into additional marketing arrangements in the future and we may not be able to enter into these additional arrangements on terms which are favorable to us, if at all. In addition, we may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues will be materially dependent upon the success of the efforts of these third parties.



    We may seek to market some of our products independently, including our high density microparticle products, which are our nearest-term products under development. If we determine to perform sales, marketing and distribution functions ourselves, we could face a number of additional risks, including:


    - we may not be able to attract and build a significant marketing staff or sales force;

    - the cost of establishing a marketing staff or sales force may not be justifiable in light of the revenues generated by any particular product; and

    - our direct sales and marketing efforts may not be successful.

    THE COMBINED COMPANY HAS LIMITED MANUFACTURING CAPABILITIES AND WILL DEPEND ON THIRD-PARTY MANUFACTURERS WHO MAY NOT SUCCESSFULLY MANUFACTURE OUR PRODUCTS.

    The combined company has limited manufacturing experience. To continue to develop products, apply for regulatory approvals and, ultimately, commercialize any products, we will need to develop, contract for or otherwise arrange for the necessary manufacturing capabilities.


    Although Eligix has a commercial scale manufacturing facility, Eligix relies on four third-party manufacturers for the equipment and disposable components of its system. Eligix may also be reliant upon third parties for supply of some antibodies.



    BioTransplant currently relies upon MedImmune to produce material for preclinical and clinical testing purposes and the combined company expects to continue to do so in the future. In addition, if the combined company receives the necessary regulatory approvals for its products, it also expects to rely upon third parties, including its collaborative partners, to produce materials required for the commercial production. There are a limited number of manufacturers capable of manufacturing these products for the combined company that are able to comply with the FDA's regulations for good manufacturing practices. If the combined company is unable to manufacture its own products or arrange for third-party manufacturing of its products, or unable to do so on commercially reasonable terms, the combined company may not be able to complete development of or market its products.



    To the extent that the combined company enters into manufacturing arrangements with third parties, it will be dependent upon these third parties to perform their obligations in a timely manner. If third-party manufacturers with whom the combined company contracts fail to perform their obligations, the combined company may be adversely affected in a number of ways, including:


    - it may not be able to initiate or continue clinical trials of products that are under development;

    - it may be delayed in submitting applications for regulatory approvals for its products; and

    - ultimately, it may not be able to meet commercial demands for its products.


                       RISKS RELATING TO OUR COMMON STOCK


    OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH COULD CAUSE YOU TO LOSE PART OR ALL OF YOUR INVESTMENT.


    The market price of our common stock is highly volatile. For example, during the past three years, our stock price fluctuated from a low sale price of $1.00 in the quarter ended December 31, 1998 to a high sale price of $23.00 in the quarter ended March 31, 2000. For a summary of the high and low sale prices for our common stock, see "Market Price and Dividend Information" on page 25. Prices for our common stock will be determined in the market place and may be influenced by many factors, including variations in our financial results and investors' perceptions of us, as well as their perceptions of general economic, industry and market conditions. Broad market fluctuations may adversely affect the market price of our common stock and may cause a rapid and substantial decline in the value of your investment in our common stock.



           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    BioTransplant and Eligix believe this document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of the management of BioTransplant and Eligix, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of BioTransplant set forth under:

    - "Summary";

    - "Risk Factors";

    - "The Merger--Background of the Merger," "--Recommendation of the Board of Directors of BioTransplant; BioTransplant's Reasons for the Merger," "--Recommendation of the Board of Directors of Eligix; Eligix' Reasons for the Merger" and "--Opinion of BioTransplant's Financial Advisor";

    - "Information Concerning BioTransplant";

    - "Information Concerning Eligix"; and

    - "Unaudited Pro Forma Condensed Combined Financial Information."

    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of BioTransplant or Eligix may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, BioTransplant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



    For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors." This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE INFORMATION

    BioTransplant common stock has traded on the Nasdaq National Market under the symbol "BTRN" since May 8, 1996.

    The table below sets forth, for the periods indicated, the reported high and low sale prices of BioTransplant common stock on the Nasdaq National Market. Because there is no established trading market for shares of Eligix stock, information with respect to the market prices of Eligix stock has been omitted.


                                                                BIOTRANSPLANT
                                                                COMMON STOCK
                                                             -------------------
                                                               HIGH       LOW
                                                             --------   --------
CALENDAR 1998
Quarter ended March 31, 1998...............................  $ 6.13      $4.00
Quarter ended June 30, 1998................................    4.25       3.13
Quarter ended September 30, 1998...........................    3.75       1.50
Quarter ended December 31, 1998............................    3.00       1.00

CALENDAR 1999
Quarter ended March 31, 1999...............................  $ 2.69      $1.88
Quarter ended June 30, 1999................................    4.93       1.94
Quarter ended September 30, 1999...........................    7.50       4.50
Quarter ended December 31, 1999............................    9.28       5.00

CALENDAR 2000
Quarter ended March 31, 2000...............................  $23.00      $6.25
Quarter ended June 30, 2000................................   10.56       4.68
Quarter ended September 30, 2000...........................   18.31       8.38
Quarter ended December 31, 2000............................   18.50       6.19

CALENDAR 2001
Quarter ending March 31, 2001 (through March 9, 2001)......  $ 9.22      $4.63


    On December 8, 2000, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of BioTransplant common stock on the Nasdaq National Market was $8.375 per share.

    On           , 2001, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, BioTransplant had approximately stockholders of record and the last reported sale price of BioTransplant
common stock on the Nasdaq National Market was $      per share.

    Because the market price of BioTransplant common stock may fluctuate, the market price per share of the shares of BioTransplant common stock that holders of Eligix stock will receive in the merger may increase or decrease prior to the merger.

    WE URGE ELIGIX STOCKHOLDERS TO OBTAIN A CURRENT MARKET QUOTATION FOR BIOTRANSPLANT COMMON STOCK.

    We cannot assure you as to what the market price will be at the effective time of the merger. The number of shares to be issued by BioTransplant in the merger is fixed. Accordingly, the market value of the shares of BioTransplant common stock that holders of Eligix securities will receive may vary significantly from the prices shown above.

DIVIDEND INFORMATION

    BioTransplant has never declared or paid any dividends on its common stock. BioTransplant does not expect to pay cash dividends in the foreseeable future. In addition, BioTransplant is party to a loan agreement that prohibits BioTransplant from paying dividends without the written consent of the lending institution. See "Information Concerning BioTransplant--Management's Discussion and Analysis of Financial Condition and Results of Operations" and note 3 to the consolidated financial statements of BioTransplant.

    Eligix has never paid any cash dividends on the Eligix common stock, and if the merger is not consummated, it anticipates that it will continue to retain any earnings for the foreseeable future for use in the operation of its business.

                       THE BIOTRANSPLANT SPECIAL MEETING

GENERAL

    This joint proxy statement/prospectus is being furnished to stockholders of BioTransplant as part of the solicitation of proxies by the BioTransplant board of directors for use at a special meeting of stockholders of BioTransplant. The BioTransplant board will use the proxies at the special meeting to be held on and at the date, time and place set forth below.

DATE, TIME AND PLACE

    We will hold the special meeting at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. local time on
            , 2001.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, we are asking holders of BioTransplant common stock to approve the issuance of an aggregate of up to 5,610,000 shares of BioTransplant common stock to Eligix security holders, either in the merger or upon exercise or conversion of Eligix options, warrants and notes assumed by BioTransplant in the merger, and 990,000 shares of BioTransplant common stock to members of Eligix management, in connection with the agreement and plan of merger, dated as of December 8, 2000, among BioTransplant, BT/EL Acquisition Co., a wholly owned subsidiary of BioTransplant, and Eligix.

BIOTRANSPLANT BOARD OF DIRECTORS' RECOMMENDATION

    The BioTransplant board of directors, after careful consideration, has unanimously approved the merger agreement and the merger and recommends a vote FOR the proposed issuance of BioTransplant common stock in connection with the merger.

RECORD DATE

    Only holders of record of BioTransplant common stock at the close of
business on             , 2001 are entitled to notice of and to vote at the
BioTransplant special meeting. On the record date there were       outstanding
shares of BioTransplant common stock held by       stockholders of record. Each
share is entitled to one vote. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of common stock entitled to vote at the BioTransplant special meeting is necessary to constitute a quorum at the BioTransplant special meeting.


VOTE REQUIRED; VOTE AT THE SPECIAL MEETING



    Under applicable rules of the Nasdaq National Market, the proposed issuance of BioTransplant common stock in connection with the merger will require the affirmative vote of the holders of a majority of the votes represented by the shares of BioTransplant common stock cast on the proposal to issue the shares, whether in person or by proxy, because the number of shares of BioTransplant common stock to be issued in the merger will exceed 20% of the outstanding shares of BioTransplant common stock prior to the merger.



    Shares of BioTransplant common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the BioTransplant special meeting. Shares which abstain from voting as to the proposal, and shares held on behalf of the beneficial owner in the name of a broker or nominee who indicates on his or her proxy that he or she does not have discretionary authority to vote these shares on the proposal, will be treated as shares that are present and entitled to vote at the BioTransplant special meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes are not considered to be votes cast with respect to a particular matter and will thus have no effect on the proposal to issue shares of BioTransplant common stock in connection with the merger.


    As of the record date for the BioTransplant special meeting, directors and
executive officers of BioTransplant and their affiliates held approximately   %
of the outstanding shares of BioTransplant common stock.

PROXIES


    All shares of BioTransplant common stock which are entitled to vote and are represented at the BioTransplant special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the meeting based on, and consistent with, the instructions indicated on such proxies. Except for the case of broker non-votes, if no instructions are indicated, properly executed proxies will be voted for approval of the proposed issuance of BioTransplant common stock in connection with the merger.



    The BioTransplant board does not know of any matters other than those described in the notice of the BioTransplant special meeting that are to come before the meeting. If any other matters are properly presented at the BioTransplant special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place, including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting under that authority generally will have discretion to vote on these other matters using their best judgment. Despite this discretionary voting authority, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment or postponement of the meeting for the purpose of giving management additional time to solicit votes to approve that specific proposal.


REVOCABILITY OF PROXIES


    Any proxy given in response to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:


    - filing with the Secretary of BioTransplant, at or before the taking of the vote at the BioTransplant special meeting, a written notice of revocation bearing a later date than the proxy; or

    - duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of BioTransplant before the taking of the vote at the BioTransplant special meeting; or


    - attending the BioTransplant special meeting and voting in person, although attendance alone at the BioTransplant special meeting will not constitute a revocation of a proxy.



    Any written notice of revocation or subsequent proxy should be sent to BioTransplant, Building 75, 3rd Avenue, Charlestown, MA 02109, Attention:
Corporate Secretary, or hand delivered to the Secretary of BioTransplant at or before the taking of the vote at the BioTransplant special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from the broker in order to change their vote or to vote at the BioTransplant special meeting.


SOLICITATION OF PROXIES


    All expenses of BioTransplant's solicitation of proxies for the BioTransplant special meeting will be paid by BioTransplant. In addition to solicitation by use of the mails, proxies may be solicited from BioTransplant stockholders by directors, officers and employees of BioTransplant in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with soliciting proxies. BioTransplant has retained W.F. Doring & Co., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the BioTransplant special meeting at a cost of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by the brokerage houses, custodians, nominees and fiduciaries, and BioTransplant will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the distribution of proxy solicitation materials.

                           THE ELIGIX SPECIAL MEETING

GENERAL

    This joint proxy statement/prospectus is being furnished to stockholders of Eligix as part of the solicitation of proxies by the Eligix board of directors for use at a special meeting of stockholders of Eligix. The Eligix board will use the proxies at the special meeting to be held on and at the date, time and place set forth below.

DATE, TIME AND PLACE

    We will hold the special meeting at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts
02111, at 10:00 a.m., local time, on             , 2001.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, we are asking Eligix stockholders to approve and adopt the agreement and plan of merger dated as of December 8, 2000 among BioTransplant, BT/EL Acquisition Co., a wholly-owned subsidiary of BioTransplant, and Eligix, and the merger.

    We are also asking Eligix stockholders to approve an amendment to the certificate of incorporation of Eligix that changes the manner in which proceeds are to be distributed upon any liquidation, distribution or winding up of Eligix.

ELIGIX BOARD OF DIRECTORS' RECOMMENDATION

    The Eligix board of directors, after careful consideration, has unanimously approved the merger agreement and the merger and has declared the merger agreement advisable and in the best interests of Eligix and its stockholders. In addition, the Eligix board of directors has unanimously approved the amendment to the certificate of incorporation and has declared the amendment advisable and in the best interests of Eligix and its stockholders. The Eligix board of directors recommends a vote FOR approval and the adoption of the merger agreement and the merger and the amendment of the Eligix certificate of incorporation.

RECORD DATE

    Only holders of record of Eligix common stock and preferred stock at the
close of business on             , 2001 are entitled to notice of and to vote at
the Eligix special meeting. On the record date there were:

    -       outstanding shares of Eligix common stock;

    -       outstanding shares of Eligix Series A preferred stock;

    -       outstanding shares of Eligix Series B preferred stock;

    -       outstanding shares of Eligix Series C-1 preferred stock;

    -       outstanding shares of Eligix Series C-2 preferred stock; and

    -       outstanding shares of Eligix Series C-3 preferred stock.

    Each share of Eligix common stock and preferred stock will be entitled to one vote. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of common stock and preferred stock entitled to vote at the Eligix special meeting is necessary to constitute a quorum at the Eligix special meeting.

VOTE REQUIRED; VOTE AT THE SPECIAL MEETING

    The approval and adoption of the merger agreement and the merger will require the affirmative vote of the holders of a majority of the votes represented by the shares of Eligix common stock and preferred stock outstanding on the Eligix record date, voting together as a single class, and two-thirds of the votes represented by the shares of Eligix preferred stock outstanding on the Eligix record date, voting together as a single class.

    The approval and adoption of the amendment to the Eligix certificate of incorporation will require the affirmative vote of:

    - the holders of a majority of the votes represented by the shares of Eligix common stock and preferred stock outstanding on the Eligix record date, voting together as a single class;

    - two-thirds of the votes represented by the shares of Eligix preferred stock outstanding on the Eligix record date, voting together as a single class; and

    - a majority of the votes represented by the shares of Eligix Series A preferred stock and Series B preferred stock outstanding on the Eligix record date, voting together as a single class.

    Shares of Eligix common stock and preferred stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Eligix special meeting. All shares with respect to which holders abstain from voting as to a proposal will be treated as shares that are present and entitled to vote at the Eligix special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against the proposals being brought before the special meeting.

VOTING AGREEMENTS


    Fourteen stockholders, each either a director, officer or 5% stockholder of Eligix, have executed a voting and transfer restriction agreement with BioTransplant whereby they have agreed to vote an aggregate of 14,900,679 shares of Eligix capital stock, representing approximately 66.4% of the capital stock entitled to vote at the Eligix special meeting, 67.3% of the preferred stock entitled to vote at the Eligix special meeting and 67.3% of the Series A preferred stock and Series B preferred stock entitled to vote at the special meeting, in favor of the approval and adoption of the merger agreement and the merger and of the amendment to the certificate of incorporation. The shares of Eligix capital stock that are subject to voting agreements constitute the voting power required to approve the merger agreement, the merger and the amendment to the Eligix certificate of incorporation. See "Other Agreements--Voting and Transfer Restriction Agreements."


PROXIES


    All shares of Eligix common stock and preferred stock that are entitled to vote and are represented at the Eligix special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the Eligix special meeting as the instructions on the executed proxies indicate. If no instructions are indicated on a proxy, the proxy will be voted for each proposal.



    The Eligix board of directors does not know of any matters other than those described in the notice of the Eligix special meeting that are to come before the meeting. If any other matters are properly presented at the Eligix special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place, including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting under that authority generally will have discretion to vote on these other matters using their best judgment. Despite this discretionary voting authority, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment or postponement of the meeting for the purpose of giving management additional time to solicit votes to approve that specific proposal.


REVOCABILITY OF PROXIES

    Any proxy given in connection with this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

    - filing with the Secretary of Eligix, at or before the taking of the vote at the Eligix special meeting, a written notice of revocation bearing a later date than the proxy; or

    - duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Eligix before the taking of the vote at the Eligix special meeting; or


    - attending the Eligix special meeting and voting in person, although attendance alone at the Eligix special meeting will not constitute a revocation of a proxy.


    Any written notice of revocation or subsequent proxy should be sent to Eligix, 200 Boston Avenue, Medford, MA 02155, Attention: Corporate Secretary, or hand delivered to the Secretary of Eligix at or before the taking of the vote at the Eligix special meeting.

SOLICITATION OF PROXIES


    All expenses of Eligix' solicitation of proxies for the Eligix special meeting will be paid by Eligix and BioTransplant. In addition to solicitation by use of the mails, proxies may be solicited from Eligix stockholders by directors, officers and employees of Eligix in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation of proxies.


APPRAISAL RIGHTS

    If you do not wish to accept BioTransplant common stock in the merger, you have the right under Delaware law to have the fair value of your shares determined by the Delaware Court of Chancery. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

    - send a written demand to Eligix for appraisal in compliance with Delaware law before the vote on the merger;

    - not vote in favor of the merger; and

    - continuously hold your Eligix capital stock, from the date you make the demand for appraisal through the closing of the merger.


    Merely voting against the merger will not protect your rights to an appraisal. Annex D to this joint proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. If you do not follow all the steps required by Delaware law, you will lose your rights to appraisal. See "The Merger--Right of Stockholders to Appraisals" and "--Appraisal Rights Procedures" on page 51 and "Comparison of Stockholder Rights" on page 124.

                                   THE MERGER

    The following summarizes the material terms of the merger and the merger agreement. We urge stockholders to read carefully the merger agreement and the fairness opinion of Lazard Freres & Co. LLC which are attached as Annexes A and C, respectively, to this joint proxy statement/prospectus.

BACKGROUND OF THE MERGER


    BioTransplant is regularly involved in the review of private and public companies with which it may form strategic partnerships to further its objectives in the cancer and transplantation therapy markets. In early 1999, representatives of Eligix and BioTransplant held discussions primarily focused on a range of partnering possibilities with respect to the transplantation technologies being developed by each party. Elliot Lebowitz, President and Chief Executive Officer of BioTransplant, proposed that Eligix supply its high density microparticle, or HDM, technology for use in BioTransplant's AlloMune System. Following a discussion with members of Eligix' board of directors, Walter C. Ogier, President and Chief Executive Officer of Eligix, informed Dr. Lebowitz that Eligix was not interested in BioTransplant's proposal because members of Eligix' board of directors determined that Eligix and BioTransplant would be unable to identify a financial structure that would be acceptable to both parties. Dr. Lebowitz and Mr. Ogier decided to discontinue further discussions at that time.



    Throughout 1999 and early 2000, BioTransplant engaged in discussions with a number of biopharmaceutical and medical device companies concerning a potential business combination or other partnering transaction. On April 17, 2000, BioTransplant formally engaged Lazard as its financial advisor in connection with potential corporate transactions, including mergers, acquisitions and financings. Thereafter, Lazard began to advise BioTransplant with respect to a potential merger with Eligix.



    On May 4, 2000, Eligix retained Pacific Growth Equities as its financial advisor to provide advisory services in connection with the potential acquisition of Eligix by a third party. Eligix recognized that it would need to access significant additional capital to pursue its clinical and European marketing strategies. Eligix determined that the financial options for an early-stage biomedical company are limited and that it would be difficult to obtain capital independently. Accordingly, Eligix determined that finding a merger partner or an acquirer was the best option to accomplish its goals. Eligix and its financial advisor had preliminary discussions with approximately two dozen companies, of which approximately six displayed an interest in merging with or acquiring Eligix and one submitted a proposal that was less advantageous than that submitted by BioTransplant.


    On June 2, 2000, Dr. Lebowitz and Mr. Ogier met to discuss the potential benefits of a merger.

    During June 2000, George Milstein of Pacific Growth Equities, financial advisor to Eligix, contacted Dr. Lebowitz concerning the potential business combination between BioTransplant and Eligix.

    On June 13, 2000, Dr. Lebowitz provided non-confidential information concerning Eligix to the BioTransplant board of directors and notified the board that Eligix was a private company with interesting technology and was a potential acquisition candidate.

    On June 13, 2000, BioTransplant and Eligix entered into a confidentiality agreement.

    On June 21, 2000, Dr. Lebowitz, Mr. Ogier, the management teams from BioTransplant and Eligix, and representatives of Lazard and Pacific Growth Equities met to present and review respective business plans and discuss potential strategic synergies of a business combination.

    During late June through August 2000, Dr. Lebowitz and Mr. Ogier engaged in a series of exploratory, non-binding discussions relating to the structure and pricing of the potential acquisition and informally briefed their respective boards at that time.

    On July 7, 2000, Dr. Lebowitz provided the BioTransplant board of directors with information concerning the advantages of merging with Eligix.

    On July 11, 2000, Mr. Ogier provided the Eligix board of directors with information concerning the advantages of merging with BioTransplant.

    In late July 2000, BioTransplant delivered a due diligence request list to Eligix and in mid-August 2000, Eligix delivered a due diligence request list to BioTransplant.

    On August 7, 2000, Dr. Lebowitz transmitted to Mr. Ogier a non-binding proposal outlining the potential benefits of the business combination and the economic and other key terms of the acquisition. Mr. Ogier circulated the proposal to the Eligix board.

    On August 16, 2000, August 23, 2000, September 15, 2000, September 27, 2000, November 8, 2000 and November 21, 2000, the Eligix board of directors met, in person or by telephonic conference call, to discuss the proposed business combination. At each meeting, the board reviewed with management information regarding the strategic fit of the two companies and the proposed structure and terms of the merger. The board also considered at each meeting the potential risks related to the proposal.

    On September 8, 2000, Dr. Lebowitz transmitted to Mr. Ogier a non-binding proposal outlining the potential benefits of the business combination and the economic and other key terms of the acquisition.

    On September 19, 2000, Mr. Ogier sent a letter to Dr. Lebowitz in response to the September 8, 2000 proposal in which Mr. Ogier requested a clarification of some of the terms of the proposed structure of the business combination.

    On September 25, 2000, Dr. Lebowitz sent a letter to Mr. Ogier to clarify the terms of the September 8, 2000 proposal.

    On September 26, 2000, Dr. Lebowitz, Richard Capasso, Vice President of Finance of BioTransplant, and representatives from Lazard met with and made a presentation to the Eligix board of directors.

    During late September and early October 2000, members of senior management of BioTransplant and Eligix, with the assistance of legal counsel and representatives of Lazard and Pacific Growth Equities, continued to negotiate the structure and terms of a merger.

    Throughout September, October and November 2000, the management of each of BioTransplant and Eligix and their respective legal, financial and accounting advisors, conducted a detailed due diligence review of the other party's business, financial condition and operations.

    On October 10, 2000, Hale and Dorr LLP, outside counsel to BioTransplant, delivered to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., outside counsel to Eligix, a draft of a proposed agreement and plan of merger and related documents.

    During the period from October 16, 2000 through October 30, 2000, BioTransplant's management team and legal, financial and accounting advisors met by telephonic conference call to review and summarize the progress of their due diligence.

    During the period between October 13, 2000 through October 30, 2000, Eligix' management team and legal, financial and accounting advisors met by telephonic conference call to review and summarize the progress of their due diligence.

    On October 18, 2000, Eligix and BioTransplant entered into a reciprocal exclusivity agreement.


    On October 18, 2000, BioTransplant transmitted to Eligix a proposal focusing on specific elements of the proposed business combination, including the composition of the board of directors of the combined company, the nature and scope of the lock-up agreement and reimbursement for costs incurred in connection with the merger.


    On October 24, 2000, November 6, 2000, November 14, 2000 and November 20, 2000, the BioTransplant board of directors met by telephonic conference call to discuss the proposed business combination. At each meeting, the board reviewed with management information regarding the valuation of Eligix, the strategic fit of the two companies and the proposed structure and terms of the merger. The board also considered at each meeting the potential risks related to the proposal and the due diligence information reported to it by Dr. Lebowitz.

    During the period from October through December 8, 2000, senior management of BioTransplant and Eligix, together with their legal, financial and accounting advisors engaged in a series of discussions to negotiate the terms of the definitive agreement and plan of merger.


    On December 8, 2000, at a special meeting of the BioTransplant board of directors, management reported on the status of the merger discussions with Eligix and the BioTransplant board of directors discussed various issues relating to the proposed business combination. At the meeting, representatives of Lazard reviewed its financial analysis with respect to the possible combination of BioTransplant and Eligix, and then delivered the oral opinion of Lazard, later confirmed in writing, that the total consideration to be paid in the merger was fair to BioTransplant, from a financial point of view. Additionally, Hale and Dorr LLP made a presentation regarding the significant terms of the merger agreement and the voting agreement to be entered into by affiliates of Eligix and reviewed with the board its fiduciary duties in connection with the proposed transaction. Following the presentations and further discussion, the execution of the agreement and plan of merger and related matters were approved by the BioTransplant board.


    On December 8, 2000, the Eligix board of directors met by telephonic conference call to review the final merger agreement. After reviewing the terms of the agreement and discussing the benefits of and risks of the merger and the board's fiduciary duties with its legal and financial advisors, the Eligix board of directors approved the agreement and plan of merger and related matters.

    On December 8, 2000, following final approval by the BioTransplant board and the Eligix board, the merger agreement was executed by both companies and a significant majority of the stockholders of Eligix delivered voting agreements.

    On December 11, 2000, prior to the commencement of trading on the Nasdaq National Market, BioTransplant and Eligix issued a joint press release announcing the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BIOTRANSPLANT; BIOTRANSPLANT'S
  REASONS FOR THE MERGER

    THE BIOTRANSPLANT BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BIOTRANSPLANT AND ITS STOCKHOLDERS. THE BIOTRANSPLANT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED ISSUANCE OF BIOTRANSPLANT COMMON STOCK IN CONNECTION WITH THE MERGER.


    In reaching its decision to approve the merger agreement, the BioTransplant board of directors consulted with its management team and legal, financial, accounting and other advisors and independently considered the proposed merger agreement and the transaction contemplated by the merger agreement. We have summarized below the material factors considered by BioTransplant's board of directors:



    - Eligix is focused on the development of proprietary cellular transplantation and immune therapy technologies for the treatment of cancer, which is an area of strategic importance for BioTransplant. The board of directors of BioTransplant believes that the acquisition of Eligix will broaden BioTransplant's strategic direction in the development of proprietary technologies for the treatment of cancer, hematologic and autoimmune disorders, as well as for organ transplantation.


    - Eligix' high density microparticle cell separation devices under development are expected to provide a key component of BioTransplant's AlloMune System, enabling BioTransplant to offer, along with the MEDI-507 antibody, a comprehensive approach to increase the safety and efficiency of transplantations for cancer and other diseases.


    - BioTransplant has a significant number of products that are in early stages of clinical development. Eligix brings a portfolio of complementary early- and late-stage products under development, including one and possibly two products that are expected to enter Phase III clinical trials in 2001. Eligix has significant pre-clinical development programs for applications of its high density microparticles, from which one or more products may start clinical development over the next 24 months.


    - BioTransplant's board of directors believes that Eligix' capabilities in the areas of manufacturing, marketing and sales will provide the opportunity to more rapidly advance the BioTransplant product pipeline toward commercialization.


    - Eligix has one product which has received CE mark approval and one product for which Eligix is preparing a submission for CE mark approval. Eligix expects that both of these products will be on the market in Europe in 2001. BioTransplant's strategy of accelerating the date on which it recognizes product revenue will be achieved if the combined company successfully sells these products in Europe.


    - Eligix has collaborations with notable academic collaborators, including Harvard University's Dana Farber Cancer Institute and Johns Hopkins University, which BioTransplant's board of directors believes will enable BioTransplant to engage in a broader spectrum of activities than it would engage in alone, thereby strengthening its research and development platform.

    - Eligix and BioTransplant have complementary management teams, both of which have extensive experience in immunology and transplantation, which BioTransplant's board of directors believes will significantly strengthen BioTransplant's infrastructure.

    - The board of directors of BioTransplant has determined that, compared to continuing to operate alone, the merger with Eligix will have better potential to improve BioTransplant's long-term operating and financial results and make BioTransplant a more competitive enterprise, which BioTransplant's board of directors expects will benefit its stockholders.

    - The BioTransplant board considered the terms of the merger agreement, including the termination fee to be paid by Eligix in the event of the termination of the merger agreement for specified reasons.

    - The opinion of Lazard that, as of December 8, 2000, and based upon and subject to the matters described in its opinion, the total consideration to be paid in the merger is fair to BioTransplant from a financial point of view.

    The board of directors of BioTransplant also considered factors which weighed against the merger, including:

    - The potential adverse effect that the public announcement of the merger would have on the market price of BioTransplant common stock for example, as a result of the dilutive effect of the shares of BioTransplant common stock issued in the merger.

    - The fixed nature of the exchange ratio and the resulting risk that, should there be a significant increase in the market value of BioTransplant's common stock, the value of the consideration to be received by Eligix stockholders would be increased.

    - The risk that Eligix' products would not be successfully developed and marketed in the projected timetable, if at all, and the risk that other benefits of the merger or financing needs would not be fully achieved.

    - The risk that Eligix' products would not have the expected compatibility as a component of BioTransplant's AlloMune System.

    - The difficulty in successfully integrating separate operations of BioTransplant and Eligix.

    - The risk that the merger would not be consummated following the public announcement thereof.

    - The termination fee to be paid by BioTransplant in the event of the termination of the merger agreement for specified reasons.

    In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the BioTransplant board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the BioTransplant board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the BioTransplant board's ultimate determination, but rather the BioTransplant board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of BioTransplant's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the BioTransplant board may have given different weight to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ELIGIX; ELIGIX' REASONS FOR THE
  MERGER

    THE ELIGIX BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ELIGIX AND ITS STOCKHOLDERS. THE ELIGIX BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

    In the course of reaching its decision to adopt the merger agreement, the Eligix board consulted with Eligix' management, as well as its legal, financial, accounting and other advisors, and considered the following material factors:


    - The risks and potential rewards associated with, as an alternative to the merger, continuing to execute Eligix' strategic plan as an independent entity. These risks include, among others, the risks associated with remaining independent amidst industry-wide consolidation, risks relating to Eligix' ability to obtain the additional cash required to fund its operating and capital requirements as a stand-alone company, and the rewards include, among others, the ability of existing Eligix stockholders to partake in the potential future growth and profitability of BioTransplant.


    - The possibility, as alternatives to the merger, of seeking to be acquired by another company, seeking to engage in one or more joint ventures or seeking to engage in a combination with a company other than BioTransplant and the Eligix board's conclusion that a transaction with BioTransplant is more feasible, and is expected to yield greater benefits, than the likely alternatives. The Eligix board concluded that a combination with BioTransplant was more feasible than the other alternatives it reviewed for reasons including the fact that BioTransplant was interested in pursuing a transaction with Eligix, and Eligix' view that the transaction could be acceptably completed from a timing and regulatory standpoint, and would yield greater benefits than the alternatives given BioTransplant's financial strength, and the ability of a combined company to fund a greater number of long-term growth projects and to compete effectively.

    - The value of the consideration provided for in the merger agreement based on the then-current market price and historical trading price of BioTransplant shares over the past year and relative to the stock price premiums paid in mergers of comparable size that the premium offered in the merger was within the range of premiums paid in comparable transactions, and that Eligix' stockholders would hold approximately 32.1% of the fully-diluted stock of the combined company after the merger.


    - The prospects of Eligix to compete effectively in the future, the prospects of BioTransplant based on Eligix' analysis of information pertaining to BioTransplant, and Eligix management's view, based on its due diligence, of BioTransplant's prospects to compete effectively in the future.


    - The ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes.


    - The terms and conditions of the merger agreement, which permit Eligix generally to conduct its business in the ordinary course during the period prior to the consummation of the merger. See "The Merger
      Agreement--Covenants--Conduct of Business Prior to the Merger."



    - That two or three members of the Eligix board would become directors of BioTransplant, as described under "The Merger Agreement--Covenants--Board of Directors of BioTransplant."



    - That while the merger is likely to be completed, there are risks associated with obtaining necessary approvals, and as a result of some of the conditions to the completion of the merger, it is possible that the merger may not be completed. See "The Merger Agreement--Conditions to Obligations to Effect Merger."


    - The interests that certain executive officers and directors of Eligix may have with respect to the merger in addition to their interests as stockholders of Eligix generally. See "--Interests of Executive Officers and Directors of Eligix in the Merger."

    - The merger will enable Eligix stockholders to participate in, and benefit from the future growth potential of, an integrated company with a greater depth of technologies, marketing opportunities and financial and operating resources which should enhance the ability to bring technology to market.

    - The public market for BioTransplant common stock will offer Eligix stockholders liquidity while avoiding the risk and investment in time and expense of an initial public offering.

    - The availability of stock options for the publicly traded BioTransplant stock, which Eligix expects will enable the combined companies to attract and retain high caliber employees and consultants to continue the development of technology.

    - After the merger, the combined companies will be able to pursue further potential acquisitions to strengthen their technology offerings using the publicly traded BioTransplant common stock as all or part of the consideration.

    In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Eligix board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Eligix board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Eligix board's ultimate determination, but rather the Eligix board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of Eligix' management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Eligix board may have given different weight to different factors.

OPINION OF BIOTRANSPLANT'S FINANCIAL ADVISOR


    At a meeting of the BioTransplant board of directors held on December 8, 2000, at which the BioTransplant board of directors considered the merger and approved the merger agreement and the merger, Lazard rendered its oral opinion, which was subsequently confirmed in writing, that, as of December 8, 2000 and based upon and subject to the matters reviewed with the BioTransplant board of directors, the total consideration to be paid in the merger was fair from a financial point of view to BioTransplant.



    The full text of the Lazard opinion is attached hereto as Annex C and is incorporated herein by reference. The description of the Lazard opinion set forth herein is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Annex C. BioTransplant stockholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection therewith. The Lazard opinion is necessarily based upon the economic, monetary, market and other conditions as they were in effect on, and the information made available as of, the date of the Lazard opinion. The Lazard opinion is directed to the BioTransplant board of directors and addresses only the fairness from a financial point of view to BioTransplant of the total consideration to be paid in the merger. It does not address the merits of the underlying decision by BioTransplant to engage in the merger and does not constitute a recommendation to any BioTransplant stockholder as to how the stockholder should vote on any matter relating to the merger at any meeting of BioTransplant stockholders held for the purpose of considering the merger.


    In the course of performing its review and analyses for rendering its opinion, Lazard:

    - reviewed the financial terms and conditions contained in the merger agreement and the form of escrow agreement appended thereto;

    - analyzed certain historical business and financial information relating to BioTransplant and Eligix;

    - reviewed various financial forecasts and other data provided to Lazard by BioTransplant and Eligix relating to their respective businesses;

    - held discussions with members of the senior management of BioTransplant and Eligix with respect to the businesses and prospects of BioTransplant and Eligix, respectively, the strategic objectives of each and possible benefits which might be realized following the merger;

    - reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the businesses of BioTransplant and Eligix;


    - reviewed the financial terms of a number of other business combinations involving companies in lines of business Lazard believed to be generally comparable to those of BioTransplant and Eligix;


    - reviewed the historical stock prices and trading volumes of BioTransplant common stock; and

    - conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

    Lazard relied upon the accuracy and completeness of the financial and other information provided by BioTransplant and Eligix and reviewed by Lazard for purposes of the Lazard opinion. Lazard did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of BioTransplant or Eligix, or concerning the solvency or fair value of either BioTransplant or Eligix. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BioTransplant and Eligix as to the future financial performance of BioTransplant and Eligix, respectively. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

    In rendering its opinion, Lazard assumed that the merger would be completed on the terms described in the merger agreement, without any waiver of any material terms or conditions by BioTransplant, and that obtaining the necessary regulatory approvals, if any, for the merger would not have an adverse effect on BioTransplant. Lazard further assumed that the merger would be accounted for as a purchase under United States generally accepted accounting principles and that the merger would qualify as a tax free reorganization for United States federal income tax purposes.

    In connection with rendering the Lazard opinion, Lazard performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Lazard believes that its analyses must be considered as a whole and that selecting portions of the analyses or factors considered by it, without considering all such factors or analyses, or attempting to ascribe relative weights to some or all such analyses and factors could create an incomplete view of the evaluation process underlying the Lazard opinion.

    In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BioTransplant. The analyses performed by Lazard are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Lazard did not assign any specific weight to any of the analyses described below and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of comparable companies and the analysis of selected precedent transactions summarized below, no public company utilized as a comparison is identical to BioTransplant or Eligix and no transaction is identical to the merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of BioTransplant or Eligix and the companies to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Lazard opinion was just one of many factors taken into consideration by the BioTransplant board of directors. Consequently, Lazard's analyses should not be viewed as determinative of the decision of the BioTransplant board of directors or the BioTransplant management with respect to the fairness of the total consideration set forth in the merger agreement.

    The following is a summary of the material financial and comparative analyses performed by Lazard in connection with providing to, and reviewing with, the BioTransplant board of directors its oral opinion, subsequently confirmed in writing, at the meeting of the BioTransplant board of directors on December 8, 2000.


    ELIGIX SENSITIVITIES. The BioTransplant management prepared three cases of sensitivities, reflecting the BioTransplant management's best current estimates and judgments as to the outcome of clinical trials of various products under development by Eligix, to the projections provided by Eligix: (1) low case,
(2) mid case and (3) high case. Lazard based its analyses on both the low case and mid case projections. Lazard did not base its analyses on the high case projection because it viewed the low case and mid case projections as better reflecting the potential future financial performance of Eligix based on numerous assumptions with respect to industry performance, general business and economic conditions and other matters.



    COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Lazard performed a comparable public companies analysis to assist the BioTransplant board of directors in valuing Eligix based on various financial multiples of selected comparable public companies in the biotechnology industry. In performing this analysis, Lazard reviewed financial information relating to Eligix from the low case and mid case scenarios and compared such information to corresponding financial information, ratios and public market multiples for four other biotechnology companies Lazard deemed to be comparable, based on similarities in product development and market capitalization, to Eligix. The companies included in this analysis were:


       - BioTransplant Incorporated

       - Immune Response Corporation

       - IntraBiotics Pharmaceuticals, Inc.

       - ViroLogic, Inc.

    Using publicly available information, Lazard calculated the following multiples for the aforementioned comparable companies:

                                                    LOW        MEAN      MEDIAN      HIGH
                                                  --------   --------   --------   --------
Enterprise value as a multiple of:
2000E revenues..................................    4.15x     10.71x     13.12x     14.87x
2001E revenues..................................    3.58       6.91       3.68      13.48
2002E revenues..................................    1.62       9.50       6.18      24.02
2003E revenues..................................    0.97       3.14       2.25       7.08
2004E revenues..................................    0.63       1.75       1.25       3.86
2005E revenues..................................    1.17       1.39       1.39       1.61


    Using the multiples calculated in the comparable companies analysis, based on the mid case scenario and 2003E and 2004E revenue multiples, Lazard derived a range of implied equity values of $80 million to $131 million and $68 million to $120 million, respectively, for Eligix. Based on the low case scenario and 2003E and 2004E revenue multiples, Lazard derived a range of implied equity values of $46 million to $75 million and $53 million to $94 million, respectively, for Eligix. Lazard noted that the implied offer price of $59 million in the merger was below or within the range of implied equity values of Eligix derived from the comparable publicly traded company analysis.



    SELECTED PRECEDENT TRANSACTIONS ANALYSIS. Lazard performed a selected precedent transactions analysis to assist the BioTransplant board of directors in valuing Eligix based on transaction values expressed as multiples of various financial measures in selected transactions. Using publicly available information, Lazard reviewed and analyzed financial and operating data relating to the following selected transactions, which involved companies with products in late stage clinical development or products that recently received marketing approval, in the biotechnology industry:


    - Chiron Corporation/PathoGenesis Corporation

    - Elan Corporation/Liposome Company, Inc.

    - Genzyme Corporation/Biomatrix, Inc.

    - King Pharmaceuticals, Inc./Medco Research

    - MedImmune, Inc./US Bioscience

    - Celltech plc/Chiroscience Group plc

    - Gilead Sciences, Inc./NeXstar Pharmaceuticals, Inc.

    - Warner-Lambert Company/Agouron Pharmaceuticals, Inc.

    Lazard compared, among other things, the transaction value of the selected precedent transaction as a multiple of revenues:

                                                     LOW        MEAN      MEDIAN      HIGH
                                                   --------   --------   --------   --------
Transaction value as a multiple of:
LTM revenues.....................................    3.78x      8.38x      8.21x     14.04x
FY+1 revenues....................................    3.71       6.45       7.12       8.80
FY+2 revenues....................................    3.42       5.64       6.24       7.55
FY+3 revenues....................................    2.74       3.77       3.76       5.09


    Based on the mid case scenario and 2002E and 2003E revenue multiples, the range of multiples from precedent transactions produces a range of implied equity values of $185 million to $247 million and $152 million to $202 million, respectively, for Eligix. Based on the low case scenario and 2002E and 2003E revenue multiples, the range of multiples from precedent transactions produces a range of implied equity values of $98 million to $130 million and $87 million to $116 million, respectively, for Eligix. Lazard noted that the implied offer price of $59 million in the merger was below the range of implied equity values of Eligix derived from the selected precedent transactions analysis.


    DISCOUNTED CASH FLOW ANALYSIS. Lazard performed a probability-adjusted discounted cash flow analysis to assist the BioTransplant board of directors in valuing Eligix based on the present value of expected future cash flows of Eligix. The discounted cash flow analysis was based upon perpetual growth rates of 0.0%, 2.5% and 5.0% and a range of discount rates from 11% to 13%. The range of discount rates is derived from a weighted average cost of capital analysis from comparable publicly traded companies.


    Using this analysis, Lazard derived a range of implied equity values of $116 million to $176 million for Eligix based on the mid case scenario and $81 million to $141 million for Eligix based on the low case scenario. Lazard noted that the implied offer price of $59 million in the merger was below the range of implied equity values of Eligix derived from the discounted cash flow analysis.


    CONTRIBUTION ANALYSIS. Lazard performed a contribution analysis to assist the BioTransplant board of directors in valuing Eligix based on the relative contribution of each company to the combined pro forma entity. Lazard calculated the relative contribution by both BioTransplant and Eligix to the combined company with respect to implied discounted cash flow equity values and projected financial data including revenues, earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings before interest and taxes (EBIT), and compared these results to the pro forma equity ownership of 66% by BioTransplant and 34% by Eligix of the combined company.

    The following table illustrates the relative contribution of both BioTransplant and Eligix to the combined company:

                                         MID CASE SCENARIO          LOW CASE SCENARIO
                                      ------------------------   ------------------------
                                      BIOTRANSPLANT    ELIGIX    BIOTRANSPLANT    ELIGIX
                                      -------------   --------   -------------   --------
Revenue:
2001E...............................       27%          73%           42%          58%
2002E...............................        5%          95%            9%          91%
2003E...............................        4%          96%            6%          94%
2004E...............................       15%          85%           19%          81%
2005E...............................       13%          87%           15%          85%

EBITDA:.............................
2001E...............................        NM           NM            NM           NM
2002E...............................        NM           NM            NM           NM
2003E...............................        NM           NM            NM           NM
2004E...............................       41%          59%            NM           NM
2005E...............................       22%          78%           44%          56%

EBIT:
2001E...............................        NM           NM            NM           NM
2002E...............................        NM           NM            NM           NM
2003E...............................        NM           NM            NM           NM
2004E...............................       40%          60%            NM           NM
2005E...............................       20%          80%           43%          57%

DCF Equity Values...................       61%          39%           69%          31%


    Lazard noted that the percentage contribution of Eligix to the combined company was, based on the measures outlined in the contribution analysis, comparable to or greater than its pro forma equity ownership of the combined company.


    Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard was selected to act as financial advisor to the BioTransplant board of directors because of its expertise and its reputation in investment banking and mergers and acquisitions combined with its strong presence in the healthcare industry.

    In connection with Lazard's services as financial advisor to BioTransplant, including its delivery of the opinion summarized above, BioTransplant has agreed to pay Lazard a fee of approximately $1.0 million, a substantial portion of which is contingent upon the completion of the merger. BioTransplant has also agreed to reimburse Lazard for all reasonable expenses incurred in connection with the engagement. In addition, BioTransplant agreed to indemnify Lazard against certain liabilities, including liabilities under the federal securities law, relating to or arising out of the engagement. In the ordinary course of its business, Lazard and its affiliates may actively trade in the securities of BioTransplant for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF ELIGIX IN THE MERGER

    In considering the recommendation of the Eligix board of directors in favor of the merger agreement and the merger, Eligix stockholders should be aware of the interests that certain directors and executive officers of Eligix have in the merger that are different from, or in addition to the interests of the stockholders of Eligix generally. These interests are different from and in addition to their interests as stockholders. These interests relate to or arise from, among other things:

    - the issuance of 990,000 shares of BioTransplant common stock, in the aggregate, to specified officers of Eligix, referred to as management members, in fulfillment of Eligix' management equity incentive payment obligation;


    - accelerated vesting of James R. Fitzgerald's and Walter C. Ogier's stock options upon consummation of the merger;


    - employment offers being extended to Eligix management members;


    - the continued payment of mortgage assistance to Walter C. Ogier;


    - the continued indemnification of Eligix directors and officers for actions taken prior to the merger; and

    - the election of Walter C. Ogier, Susan Racher and Arnold Oronsky as members of the BioTransplant board of directors upon the completion of the merger.

    Except as described below, those persons have, to the knowledge of BioTransplant and Eligix, no material interest in the merger apart from those of stockholders generally. The Eligix board of directors was aware of, and considered the interests of, their directors and executive officers when it approved the merger agreement and the merger.


    ELIGIX MANAGEMENT EQUITY INCENTIVE PLAN. On May 25, 2000, the board of directors of Eligix adopted a management equity incentive plan. The board subsequently amended and restated the plan on December 8, 2000. The amended plan provides that 12 individuals, each a member of the Eligix management team, will receive an aggregate of 15% of the total consideration received by Eligix in the event of a merger or similar business transaction. Accordingly, BioTransplant will issue an aggregate of 990,000 shares of BioTransplant common stock as follows:



                                                                                   NUMBER OF
                                                                                 BIOTRANSPLANT
NAME                                           ELIGIX TITLE                         SHARES
----                                           ------------                      -------------
Walter C. Ogier...........  President and Chief Executive Officer                   162,295
James R. Fitzgerald,        Senior Vice President, Finance and Operations and
  Jr......................  Chief Financial Officer                                  97,377
David N. Cook, Ph.D.......  Senior Vice President, Research and Development          97,377
Tara Clark................  Vice President, Marketing                                97,377
James A. Embree...........  Vice President, Manufacturing                            97,377
Judith Snow...............  Vice President, Quality Assurance                        97,377
Non-executive managers
  (six individuals).......                                                          340,820



    The shares of BioTransplant common stock issued under the management equity incentive plan will vest as follows:


    - 33 1/3% will vest 90 days after the closing of the merger;

    - another 33 1/3% will vest 180 days after the closing of the merger;

    - another 23 1/3% will vest 270 days after the closing of the merger; and

    - the final 10% will vest 365 days after the closing of the merger.


    The merger agreement requires that BioTransplant file a registration statement on Form S-8 within 75 days of the closing of the merger in order to register the 990,000 shares of BioTransplant common stock issuable to the Eligix management members. Ten percent of the management equity incentive shares will be placed in escrow to secure any indemnification claims by BioTransplant, and ten percent of the management equity incentive shares will be placed in escrow to secure the achievement of the CE mark milestone by Eligix.


    If a member of Eligix management is offered employment and BioTransplant terminates the employment for cause, or the employee terminates employment without good reason, BioTransplant will have the option to repurchase any of that person's unvested shares of BioTransplant common stock at a price of $.01 per share. It is a condition to the closing of the merger that BioTransplant offer employment to all Eligix management members. Please see "Other Agreements--Employment Offer Letters" below for a discussion of the employment terms.

    However:

    - if an Eligix management member is not offered employment with BioTransplant, that person's shares of BioTransplant common stock will vest upon the closing of the merger; and

    - if an Eligix management member becomes an employee of BioTransplant but BioTransplant terminates his or her employment without cause or the employee terminates his or her employment for good reason, that person's shares of BioTransplant common stock will vest immediately upon termination.


    In addition, the shares of BioTransplant common stock issued under the management equity incentive plan will immediately vest in the event that:


    - BioTransplant merges into another corporation;

    - more than 50% of BioTransplant's voting power is transferred in one transaction or a series of related transactions;

    - BioTransplant sells, leases or otherwise disposes of all or substantially all of its assets; or

    - BioTransplant sells or transfers all or substantially all of the assets held by Eligix prior to the merger.


    ELIGIX STOCK OPTIONS. Options to purchase an aggregate of approximately 864,999 shares of Eligix common stock granted to directors and executive officers of Eligix will accelerate upon the completion of the merger. In addition, options to purchase an aggregate of 2,749,100 shares of Eligix common stock issued on May 25, 2000, which were exercisable in full on the date of issuance but are subject to a right of repurchase by Eligix, will no longer be subject to the repurchase right in the event of a merger. The following table shows options held by directors and executive officers of Eligix as of February 28, 2001 and assumes the merger occurs on April 30, 2001:



                                                                                    NUMBER OF
                                                                                    SHARES OF
                                                                                      ELIGIX
                                                                                      COMMON
                                                                                      STOCK
                                               NUMBER OF                            SUBJECT TO
                                               SHARES OF                              OPTION                     ELIGIX
                                                ELIGIX                               THAT ARE                 OPTION SHARES
                                                COMMON                                VESTED                   ACCELERATED
                             DATE OF             STOCK                                AS OF                       UPON
                              OPTION          SUBJECT TO          EXERCISE         FEBRUARY 28,               CONSUMMATION
OFFICER OR DIRECTOR           GRANT             OPTIONS            PRICE               2001                     OF MERGER
-------------------          --------   -----------------------   --------   ------------------------   -------------------------
Walter C. Ogier............  10/17/97                  600,000     $0.15                     390,000                      210,000
                              5/25/00                  600,000     $0.01                           0*                     600,000
James R. Fitzgerald, Jr....    2/9/00                  450,000     $0.15                      97,500                      450,000
                              9/27/00                  450,000     $0.01                      97,500                      450,000
David N. Cook, Ph.D........   12/1/99                  300,000     $0.15                      80,000                            0
                               2/9/00                    4,500     $0.15                       4,500                            0
                              5/25/00                  304,500     $0.01                           0*                     304,500
Tara Clark.................   9/30/99                  175,000     $0.15                      49,583                            0
                               2/9/00                    3,500     $0.15                       3,500                            0
                              5/25/00                  178,500     $0.01                           0*                     178,500
James A. Embree............   3/27/98                  125,000     $0.15                      77,083                            0
                              7/14/99                   50,000     $0.15                      15,833                            0
                               2/9/00                   16,000     $0.15                      16,000                            0
                              5/25/00                  291,000     $0.01                           0*                     291,000
Judith Snow................  10/22/98                  175,000     $0.15                      81,667                            0
                              7/14/99                   50,000     $0.15                      15,833                            0
                               2/9/00                   15,000     $0.15                      15,000                            0
                              5/25/00                  240,000     $0.01                           0*                     240,000
Laura Coulter-Jones........        --                       --        --                          --                           --
Robert Momsen..............        --                       --        --                          --                           --
Arnold L. Oronsky, Ph.D....        --                       --        --                          --                           --
Susan Racher...............        --                       --        --                          --                           --
Pieter Schiller............        --                       --        --                          --                           --


------------------------

* These options are immediately exercisable. However, the shares issuable upon exercise vest over a five-year period with any unvested shares being subject to repurchase by Eligix. The shares fully vest and the repurchase right terminates upon consummation of the merger.

    EMPLOYMENT OFFER LETTERS. As a condition to the closing of the merger, BioTransplant must offer employment to all members of the management team. BioTransplant is offering the six executive officers of Eligix the following positions:


NAME                            PROPOSED TITLE
----                            --------------
Walter C. Ogier...............  President and Chief Operating Officer
James R. Fitzgerald, Jr.......  Executive Vice President, Finance and Administration
David N. Cook, Ph.D...........  Senior Vice President, Development
Tara Clark....................  Vice President, Marketing
James A. Embree...............  Vice President, Manufacturing
Judith Snow...................  Vice President, Quality Assurance

    BioTransplant has agreed that each of these officers will be eligible for an annual cash bonus and will be able to participate in BioTransplant's annual merit-based stock option plan. Please see "Other Agreements--Employment Offer Letters" below for a detailed description of the offers.


    MORTGAGE ASSISTANCE. BioTransplant has agreed that upon the completion of the merger it will provide mortgage assistance, under the same terms and conditions as provided by Eligix, to Walter Ogier. Mr. Ogier will receive monthly mortgage assistance payments through March 31, 2002 of $584.00 per month.


    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The merger agreement provides that for six years after the completion of the merger, BioTransplant will not alter or impair any exculpatory or indemnification provision now existing in the Eligix certificate of incorporation or bylaws. In addition, the merger agreement provides that BioTransplant will indemnify each present and former director and officer for all liabilities pertaining to matters existing or occurring at or prior to the completion of the merger to the fullest extent permitted by Delaware law.

STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES


    Under the merger agreement, at the effective time of the merger, BioTransplant will assume the Eligix 1997 equity incentive plan and all stock options granted under the plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire BioTransplant common stock on the same terms and conditions as applied to the Eligix stock option. The number of shares of BioTransplant common stock to be issued in respect of a BioTransplant option will be equal to the number of shares of Eligix common stock that would be issued in respect of that option multiplied by the common stock conversion ratio, rounded down to the nearest whole share. The exercise price per share of BioTransplant common stock for any Eligix option will be equal to the exercise price per share of Eligix common stock for that option divided by the common stock conversion ratio, rounded down to the nearest whole cent. Assuming the holders of Eligix preferred stock elect to receive their liquidation preferences, the common stock conversion ratio will be 0.0913. To the extent that holders of Eligix preferred stock elect to convert their shares into Eligix common stock, rather than receive their liquidation preferences, the common stock conversion ratio will be between 0.0913 and
0.1540. As of December 31, 2000, 8,000,000 shares of Eligix common stock were reserved for issuance upon the exercise of outstanding Eligix stock options granted under the plan.


    Under the merger agreement, Eligix agrees to use its reasonable best efforts to cause the exercise of any outstanding Eligix warrants prior to the effective time of the merger. To the extent there are outstanding Eligix warrants at the effective time, BioTransplant will assume the warrants as follows:

    - each Eligix common stock warrant will be deemed to constitute a warrant to acquire, on the same terms as were applicable under the Eligix common stock warrant at the effective time, as modified by the merger agreement, the number of shares of BioTransplant common stock as is equal to the number of Eligix common shares subject to the unexercised portion of the warrant multiplied by the common stock conversion ratio, and the exercise price per share of BioTransplant common stock will be equal to the exercise price per share of Eligix common stock for that warrant divided by the common stock conversion ratio; and

    - each Eligix Series B preferred stock warrant will be deemed to constitute a warrant to acquire, on the same terms as were applicable under the Eligix Series B preferred stock warrant at the effective time, as modified by the merger agreement, the number of shares of BioTransplant common stock as is equal to the number of shares of BioTransplant common stock as is equal to the number of Series B preferred shares subject to the unexercised portion of the warrant multiplied by 0.1296, and the exercise price per share of BioTransplant common stock will be equal to the exercise price per share of Eligix Series B preferred stock for that warrant divided by 0.1296.

    Under the merger agreement, Eligix agrees to use its reasonable best efforts to cause the conversion of any outstanding Eligix convertible notes, together with accrued interest thereon, into Eligix Series C-1 preferred stock prior to the effective time of the merger. To the extent there are outstanding Eligix convertible notes at the effective time, BioTransplant will deem each outstanding convertible note that is convertible into Eligix Series C-1 preferred stock, together with accrued interest thereon, to be convertible into the number of shares of BioTransplant common stock as is equal to the number of Eligix Series C-1 preferred shares into which the Eligix Series C-1 note is convertible immediately prior to the effective time of the merger multiplied by
0.3889. The maturity date, payment, subordination, subrogation and other terms of any assumed notes will otherwise remain unchanged.


ACCOUNTING TREATMENT OF THE MERGER



    Consistent with generally accepted accounting principles, the merger will be accounted for under the "purchase" method of accounting. BioTransplant expects a significant portion of the purchase price to be allocated to goodwill and identifiable intangible assets. The merger is expected to result in a charge against earnings for in-process research and development.


FORM OF MERGER


    Subject to the terms and conditions of the merger agreement and consistent with Delaware law, at the effective time of the merger, BT/EL Acquisition Co., a wholly owned subsidiary of BioTransplant, will merge with and into Eligix. Eligix will be the surviving corporation of the merger and a wholly owned subsidiary of BioTransplant, and will continue under the name "Eligix, Inc."


MERGER CONSIDERATION


    BioTransplant will issue an aggregate of up to 5,610,000 shares of its common stock to Eligix security holders in connection with the merger. At the effective time of the merger, the portion of the 5,610,000 shares of BioTransplant common stock allocated to any particular Eligix stockholder will depend on whether the holders of shares of Eligix preferred stock elect to receive their liquidation preference or convert their shares of preferred stock into common stock. If the holders of Eligix preferred stock elect to receive their liquidation preferences and the remaining merger shares are allocated proportionately to holders of Eligix common stock:


    - each holder of Eligix preferred stock will be entitled to receive, subject to adjustment to account for any stock splits, as a liquidation preference:

     - 0.1152 of a share of BioTransplant common stock for each share of Series A preferred stock;

     - 0.1296 of a share of BioTransplant common stock for each share of Series B preferred stock;

     - 0.3889 of a share of BioTransplant common stock for each share of Series C-1 preferred stock;

     - 0.1152 of a share of BioTransplant common stock for each share of Series C-2 preferred stock; and


     - 0.1296 of a share of BioTransplant common stock for each share of Series C-3 preferred stock that the stockholder owns; and



    - each holder of Eligix common stock will be entitled to receive, subject to adjustment to account for any stock splits, 0.0913 of a share of BioTransplant common stock for each share of Eligix common stock that the stockholder owns.



    To the extent that holders of Eligix preferred stock elect to convert their shares into Eligix common stock, rather than receive their liquidation preferences, the number of shares of BioTransplant common stock exchangeable for each share of Eligix common stock will be between 0.0913 of a share of BioTransplant common stock assuming no conversion of Eligix preferred stock into Eligix common stock and 0.1540 of a share of BioTransplant common stock assuming full conversion of Eligix preferred stock into Eligix common stock.



    Stockholders will receive cash for any fractional share that they would otherwise receive in the merger. As of the effective time of the merger, all shares of Eligix stock will no longer be outstanding, will automatically be cancelled and will cease to exist. At that time, each holder of a certificate representing shares of Eligix stock, other than shares as to which appraisal rights have been properly exercised, will cease to have any rights as a stockholder except the right to receive BioTransplant common stock, the right to any dividends or other distributions under the merger agreement and the right to receive cash for any fractional share of BioTransplant common stock.


    The merger consideration was determined through arm's-length discussions between BioTransplant and Eligix.

EFFECTIVE TIME OF THE MERGER


    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at a later time as stated in the certificate of merger or agreed upon by BioTransplant and Eligix. The filing of the certificate of merger will occur at the time of closing of the merger.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    GENERALLY. The following discussion is a general summary of the material United States federal income tax consequences of the merger. The discussion is based on and subject to the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, existing administrative interpretations and court decisions as of the date of this joint proxy statement prospectus, all of which are subject to change, possibly with retroactive effect, and all of which are subject to differing interpretation. The discussion does not address the effects of the merger under any state, local or foreign tax laws.

    The discussion does not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and it does not address any tax consequences for stockholders subject to special treatment under the federal income tax law, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign individuals or entities, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee stock options or otherwise as compensation, including the shares of BioTransplant issued to the management members. In addition, the discussion below does not consider the effect of any applicable state, local or foreign laws.

    EACH ELIGIX STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, HER OR IT, INCLUDING THE EFFECT OF UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

    BioTransplant has received an opinion dated the date hereof from, its counsel, Hale and Dorr LLP, a copy of which is filed as Exhibit 8.1 to the registration statement of which this joint proxy statement/ prospectus is a part, to the effect that, based upon and subject to the facts, representations, covenants and assumptions set forth therein, the merger constitutes a reorganization with the meaning of Section 368(a) of the Code. Eligix has received an opinion dated the date hereof from its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., a copy of which is filed as Exhibit 8.2 to the registration statement of which this joint proxy statement/prospectus is a part, to the effect that, based upon and subject to the facts, representations, covenants and assumptions set forth therein, the merger constitutes a reorganization with the meaning of Section 368(a) of the Code. The above opinions are based on facts existing at the date hereof and the date of the closing of the merger. In addition, it is a condition to the obligation of BioTransplant to effect the merger that BioTransplant receive an opinion dated the date of closing of the merger from Hale and Dorr LLP, and it is a condition to the obligation of Eligix to effect the merger that Eligix receive an opinion dated the date of the closing of the merger from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in each case to the effect that the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The opinions issued at the closing will be based on facts existing at the date thereof.

    As a result of the merger qualifying as a reorganization there are the following tax consequences:

    TAX CONSEQUENCES TO BIOTRANSPLANT, BT/EL ACQUISITION CO. AND ELIGIX. For federal income tax purposes, no gain or loss will be recognized by BioTransplant, BT/EL Acquisition Co. or Eligix solely as a result of the merger.

    TAX CONSEQUENCES TO ELIGIX STOCKHOLDERS.  For federal income tax purposes:


(1) no gain or loss will be recognized by the stockholders of Eligix upon the exchange of their shares of Eligix stock for shares of BioTransplant common stock issued in connection with the merger, except with respect to cash, if any, received in lieu of fractional shares of BioTransplant common stock;



(2) the aggregate tax basis of the shares of BioTransplant common stock received in exchange for shares of Eligix stock issued in connection with the merger (including a fractional share of BioTransplant common stock for which cash is received) will be the same as the aggregate tax basis of the shares of Eligix stock surrendered in the merger;



(3) the holding period for shares of BioTransplant common stock received in exchange for shares of Eligix stock will include the period during which the Eligix stockholder held the shares of Eligix stock; and



(4) a stockholder of Eligix who receives cash in lieu of a fractional share of BioTransplant common stock will recognize gain or loss equal to the difference, if any, between the stockholder's basis in the fractional share (determined under clause (2) above) and the amount of cash received.



    The above description does not apply to stockholders who exercise appraisal rights. A holder of Eligix stock who exercises appraisal rights with respect to the merger and receives cash in exchange for shares of Eligix stock will generally recognize capital gain or loss measured by the difference between the amount of cash received and the stockholder's basis in those shares, provided that the payment is not treated as a dividend under Section 302 of the Code or otherwise. A sale of shares based on an exercise of appraisal rights generally will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of BioTransplant immediately after the merger, after giving effect to the constructive ownership rules of the Code. The capital gain or loss will be long-term capital gain or loss if the holder's holding period in the shares is more than one year. Any payment in respect of an exercise of appraisal rights may be subject to backup withholding where required by the Code.


    The opinions described above will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting positions contrary to those expressed above, and no assurance can be given that contrary positions will not be asserted successfully by the Internal Revenue Service or adopted by a court if the issues are litigated. Neither BioTransplant nor Eligix intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.


    If the IRS were to successfully challenge the "reorganization" status of the merger, each Eligix stockholder would recognize taxable gain or loss with respect to the Eligix stock surrendered, measured by the difference between
(1) the fair market value, as of the time of the merger, of the BioTransplant common stock received in the merger and (2) the stockholder's tax basis in the Eligix stock surrendered therefor in the merger. In this event, a stockholder's aggregate basis in the BioTransplant common stock so received would equal its fair market value as of the time of the merger and the holding period for this BioTransplant stock would begin the day after the merger.



    TAXATION OF ESCROWED SHARES. Under the merger agreement, each Eligix stockholder (other than a stockholder validly asserting appraisal rights) will receive outright, upon surrender of its shares of Eligix stock, shares of BioTransplant common stock equal to 80% of the whole number of shares of BioTransplant common stock into which the shares of Eligix stock surrendered by the stockholder are to be converted. The remaining 20% of the whole number of shares of BioTransplant common stock into which the Eligix stock are to be converted will be placed in escrow as security for indemnification obligations incurred by the Eligix stockholders and payment of the milestone escrow shares, as required by the merger agreement. Each Eligix stockholder will be credited with the number of shares placed in escrow on its behalf. See "The Merger Agreement--Indemnification of BioTransplant by Eligix Stockholders and Eligix Management Members."


    Each Eligix stockholder will allocate its basis in its shares of Eligix stock among all of the shares of BioTransplant common stock received by the stockholder as a result of the merger, including both shares of BioTransplant common stock received outright and shares of BioTransplant common stock placed in escrow on the stockholder's behalf.

    No gain or loss will be recognized by an Eligix stockholder upon the distribution of escrowed shares to the stockholder upon termination of the escrow or upon the distribution of escrowed shares to BioTransplant in satisfaction of indemnification claims or as a result of a failure to meet the milestone.

    Each Eligix stockholder will be subject to United States federal income tax on all amounts earned on property held by the escrow representatives and credited to that stockholder. Any dividends paid on the escrowed BioTransplant common stock will be distributed currently to the Eligix stockholders, subject to limited exceptions.


    In the event that some or all of the escrow shares are distributed to BioTransplant in satisfaction of an indemnification claim or as a result of a failure to meet the milestone, the stockholder's tax basis in the escrow shares returned to BioTransplant will be allocated among and added to the stockholder's tax basis in the stockholder's remaining shares of BioTransplant common stock.



    REPORTING REQUIREMENTS. Eligix stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). This statement must include the holder's tax basis in the holder's Eligix stock and a description of the BioTransplant common stock received therefor. ELIGIX STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY TAX REPORTING REQUIREMENTS.

    WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT ADDRESS ALL CATEGORIES OF STOCKHOLDERS, AND WE DO NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, AS NOTED ABOVE, WE DO NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.


NASDAQ NATIONAL MARKET QUOTATION

    It is a condition to the closing of the merger that BioTransplant file a notification form for listing of additional shares with the Nasdaq National Market.

RIGHT OF STOCKHOLDERS TO APPRAISALS

    Under the Delaware General Corporation Law, any holder of Eligix capital stock who does not wish to accept the merger consideration in respect of his, her or its shares of common stock has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, his, her or its shares of stock, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law.

    Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal right. Please review Section 262 for the complete procedure. Eligix will not give you any notice other than as described in this joint proxy statement/prospectus and as required by the Delaware General Corporation Law. A copy of Section 262 is attached as Annex D to this joint proxy statement/ prospectus.

    The holders of BioTransplant common stock do not have any appraisal rights in connection with the transactions contemplated by the merger agreement.

APPRAISAL RIGHTS PROCEDURES

    If you are an Eligix stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

        YOU MUST MAKE A WRITTEN DEMAND FOR APPRAISAL. You must deliver a written demand for appraisal to Eligix before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy. A vote against the merger agreement alone will not constitute demand for appraisal.

        YOU MUST REFRAIN FROM VOTING FOR APPROVAL OF THE MERGER. You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and (1) fail to vote against approval of the merger or
    (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

        YOU MUST CONTINUOUSLY HOLD YOUR ELIGIX SHARES. You must continuously hold your shares of Eligix capital stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Eligix capital stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.


    A written demand for appraisal of Eligix stock is only effective if it is signed by, or for, the stockholder of record who owns the Eligix shares at the time the demand is made. The demand must be signed as the stockholder's name appears on the Eligix common stock certificates(s). If you are the beneficial owner of Eligix capital stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.


    If you own Eligix capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

    If you own Eligix capital stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.


    If you are a record owner, such as a broker, who holds Eligix capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising the appraisal right for other beneficial owners. In this case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Eligix capital stock that are in your name.


    If you are an Eligix stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

                                  Eligix, Inc.
                                200 Boston Ave.
                               Medford, MA 02155
                      Attention: Robert Momsen, Secretary

    It is important that Eligix receive all written demands before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

    If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

    WRITTEN NOTICE. Within ten days after the closing of the merger, Eligix must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

    PETITION WITH THE CHANCERY COURT. Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any stockholder within the 120-day period, the rights of all dissenting stockholders will cease. Stockholders seeking appraisal rights should not assume that the surviving corporation will file a petition with respect to the fair value of their shares. Because the surviving corporation has no obligation and no present intention to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

    WITHDRAWAL OF DEMAND. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after the 60-day period, but only with the written consent of the surviving corporation. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

    REQUEST FOR APPRAISAL RIGHTS STATEMENT. If you have complied with the conditions of Section 262, you are entitled to receive a statement from the surviving corporation. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to the surviving corporation within 120 days after the merger. After the merger, the surviving corporation has ten days after receiving a request to mail you the statement.

    CHANCERY COURT PROCEDURES. If you properly file a petition for appraisal in the Delaware Court of Chancery and deliver a copy to Eligix, Eligix will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Eligix as to the value of their shares. The chancery court will then send notice to all the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, the chancery court has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

    APPRAISAL OF SHARES. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct the surviving corporation to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct the surviving corporation to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive payment for your shares, you must then surrender your stock certificates to the surviving corporation.

    The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under Section 262.

    COSTS AND EXPENSES OF APPRAISAL PROCEEDING. The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You may request that the chancery court determine the amount of interest, if any, the surviving corporation should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all the shares entitled to appraisal.

    LOSS OF STOCKHOLDER'S RIGHTS. If you demand appraisal rights, after the closing of the merger you will not be entitled:

    - to vote the shares of stock for which you have demanded appraisal rights for any purpose;

    - to receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

    - to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

    If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of the surviving corporation, and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.

    IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

RESALE OF BIOTRANSPLANT COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER


    The shares of BioTransplant common stock issuable to stockholders of Eligix upon consummation of the merger have been registered under the Securities Act of 1933. These BioTransplant shares will be freely tradeable without restriction by those stockholders who are not deemed to be "affiliates" of BioTransplant or Eligix, as that term is defined under the Securities Act.



    Shares of BioTransplant common stock received by those stockholders of Eligix who are deemed to be affiliates of Eligix may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each person deemed to be an affiliate of Eligix will enter into an affiliate agreement with BioTransplant in which he or she agrees not to offer, sell, pledge, transfer or otherwise dispose of any shares of BioTransplant common stock distributed to them in connection with the merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided an opinion of counsel, satisfactory to BioTransplant, has been provided to BioTransplant to the effect that registration of the shares is not required under the Securities Act in connection with the proposed transaction, or in an offering that is registered under the Securities Act.


    In addition, a number of stockholders of Eligix have signed or will sign lock-up agreements and/or voting and transfer restriction agreements that contractually limit their ability to sell shares of BioTransplant common stock. Please see "Other Agreements" below for a description of these agreements.

    This joint proxy statement/prospectus does not cover any resales of BioTransplant common stock received by persons who are deemed to be affiliates of Eligix.

                              THE MERGER AGREEMENT

    The following description summarizes the material provisions of the merger agreement. We urge stockholders to read the merger agreement carefully, which is attached as Annex A to this joint proxy statement/prospectus.

THE MERGER

    Following the adoption of the merger agreement by the stockholders of Eligix, the approval of the issuance of shares of BioTransplant common stock as contemplated by the merger agreement by the stockholders of BioTransplant and the satisfaction or waiver of the other conditions to the merger, a wholly-owned subsidiary of BioTransplant, BT/EL Acquisition Co., will be merged with and into Eligix. Eligix will survive the merger as a wholly-owned subsidiary of BioTransplant. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Secretary of State of the State of Delaware.

CONSIDERATION

    In connection with the merger, BioTransplant will issue an aggregate of up to 6,600,000 shares of common stock. Of these 6,600,000 shares:

    - an aggregate of up to 5,610,000 shares will be issued in exchange for all of the shares of Eligix capital stock outstanding immediately prior to the effective time of the merger and upon exercise or conversion of Eligix options, warrants and notes outstanding immediately prior to the effective time of the merger; and


    - an aggregate of 990,000 shares will be issued to Eligix management members under the Eligix management equity incentive plan.


CONVERSION OF SHARES


    TREATMENT OF ELIGIX PREFERRED STOCK. Holders of Eligix preferred stock immediately prior to the merger may elect either to receive the liquidation preference applicable to the series of preferred stock held by the preferred stockholder or to convert their shares of preferred stock into Eligix common stock and receive BioTransplant common stock at the common stock conversion ratio described below.



    The merger agreement requires that the merger shares first be allocated to holders of Eligix preferred stock to satisfy the liquidation preference of that stock. The remaining merger shares are allocated proportionately to holders of Eligix common stock interests, giving effect to the amount of common stock that would have been issued upon the exercise or conversion of all Eligix stock options, warrants and notes outstanding immediately prior to the completion of the merger.



    The holders of Eligix preferred stock are entitled to the following liquidation preferences:



SERIES                                                     LIQUIDATION PREFERENCE
------                                                     ----------------------
Series A.................................................         $1.3333
Series B.................................................         $1.5000
Series C-1...............................................         $4.5000
Series C-2...............................................         $1.3333
Series C-3...............................................         $1.5000



    To calculate the number of shares of BioTransplant common stock that will satisfy each series' liquidation preference, we divided the applicable liquidation preference by $11.5714, which is the average of the closing prices for a share of BioTransplant common stock on the Nasdaq National

Market for the 30 trading days immediately preceding December 5, 2000, which is three calendar days prior to the date of the merger agreement. Then we multiplied the conversion ratio by the number of outstanding shares of the applicable series of preferred stock.



    As of February 28, 2001, the number of shares of Eligix Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock outstanding, assuming the exercise or conversion, as of the closing date of the merger, of all warrants or notes exercisable for or convertible into shares of preferred stock, the conversion ratio and the number of shares of BioTransplant common stock to be received in satisfaction of the liquidation preferences were as follows:



                                                    NUMBER OF                             NUMBER OF
SERIES                                            ELIGIX SHARES   CONVERSION RATIO   BIOTRANSPLANT SHARES
------                                            -------------   ----------------   --------------------
Series A........................................   10,911,332          0.1152              1,256,985
Series B........................................   11,246,005          0.1296              1,457,482
Series C-1......................................    5,348,900          0.3889              2,080,187
Series C-2......................................            0          0.1152                      0
Series C-3......................................            0          0.1296                      0
                                                                                           ---------
    Total BioTransplant Shares Issuable in
    Satisfaction of Series A, B, C-1, C-2 and
    C-3 Liquidation Preferences.................                                           4,794,654
                                                                                           =========



    TREATMENT OF ELIGIX COMMON STOCK. Assuming all of the preferred stockholders elect to receive their liquidation preferences, rather than convert their shares into Eligix common stock prior to the merger, each issued and outstanding share of Eligix common stock, other than shares held in the treasury of Eligix, shares held by BioTransplant or BT/EL Acquisition Co. or dissenting shares, will be converted into the right to receive 0.0913 shares of BioTransplant. In any event, the common stock conversion ratio will be equal to a fraction:


    - the numerator of which is 6,600,000, the total consideration, minus the sum of:

     - 990,000, the management incentive shares, and

     - the number of shares of BioTransplant common stock issued to holders of Eligix preferred stock in fulfillment of liquidation preferences, including shares of BioTransplant common stock issuable to the holders of Eligix preferred warrants and preferred convertible notes; and

    - the denominator of which is the total number of issued and outstanding shares of Eligix common stock at the effective time of the merger, including all shares of Eligix common stock issued or issuable upon exercise of any outstanding Eligix common stock options and warrants, whether vested or unvested.


    If any preferred stockholders elect to convert their shares of Eligix preferred stock into Eligix common stock prior to the merger, the common stock conversion ratio will be between 0.0913 and 0.1540, depending on how many preferred stockholders, if any, convert their shares into Eligix common stock.


    All shares of Eligix common stock, when converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

ESCROW

    Twenty percent of all shares received by Eligix stockholders and management members in the merger will be placed in escrow. One half of the escrowed shares will consist of the shares to cover indemnification obligations and the other one half will consist of the milestone escrow shares. By approving the merger, the Eligix stockholders will authorize the creation of the escrow and the appointment of Robert Momsen and Pieter Schiller as their indemnification representatives with respect to indemnification matters. The management members will be bound by the terms of the escrow agreement by becoming signatories to the agreement.

TREATMENT OF ELIGIX STOCK OPTIONS


    At the effective time of the merger, each unexpired and unexercised outstanding option to purchase shares of Eligix common stock, whether vested or unvested, previously granted by Eligix under its stock option plan will be assumed by BioTransplant and converted into options to purchase shares of BioTransplant common stock. The number of shares of BioTransplant common stock subject to the assumed Eligix stock options will be adjusted based on the conversion ratio described above. Any fractional shares of BioTransplant common stock resulting from this adjustment will be rounded down to the nearest share. The exercise price per share of BioTransplant common stock under the Eligix stock options will equal the exercise price per share of the Eligix common stock under the original stock options divided by the conversion ratio. The exercise prices will be rounded up to the next highest whole cent.


TREATMENT OF ELIGIX WARRANTS


    Under the merger agreement, Eligix agrees to use its reasonable best efforts to cause the exercise of any outstanding Eligix warrants prior to the effective time of the merger. To the extent there are outstanding Eligix warrants at the effective time of the merger, BioTransplant will assume all unexpired and unexercised outstanding warrants to purchase Eligix capital stock and convert the warrants into warrants to purchase BioTransplant common stock. The number of shares of, and the exercise price for, the BioTransplant common stock subject to the assumed Eligix warrants will be adjusted based on the conversion ratios described above.


TREATMENT OF ELIGIX CONVERTIBLE NOTES

    Under the merger agreement, Eligix agrees to use its reasonable best efforts to cause the conversion of any outstanding Eligix convertible notes, together with accrued interest thereon, into Eligix Series C-1 preferred stock prior to the effective time of the merger. To the extent there are outstanding Eligix convertible notes at the effective time of the merger, BioTransplant will deem each outstanding convertible note that is convertible into Eligix C-1 preferred stock, together with accrued interest thereon, to be convertible into the number of shares of BioTransplant common stock as is equal to the number of Eligix Series C-1 preferred shares into which the Eligix Series C-1 note is convertible immediately prior to the effective time of the merger multiplied by 0.3889. The maturity date, payment, subordination, subrogation and other terms of any assumed note will otherwise remain unchanged.

EXCHANGE OF STOCK CERTIFICATES

    SURRENDER OF SHARES OF ELIGIX COMMON STOCK AND ELIGIX PREFERRED STOCK. From and after the effective time of the merger, each holder of a certificate which represented, prior to the effective time, shares of Eligix capital stock will have the right to surrender each certificate to BioTransplant and receive certificates representing the number of shares of BioTransplant common stock, other than the shares placed in the escrow, cash in lieu of any fractional shares of BioTransplant common stock and any dividends or distributions to which they are entitled. The surrendered certificates will be cancelled. ELIGIX STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE ADDITIONAL INFORMATION FROM EITHER BIOTRANSPLANT OR ELIGIX.


    FRACTIONAL SHARES. BioTransplant will not issue any fractional shares of BioTransplant common stock in the merger. Instead, each holder of shares of Eligix common stock or Eligix preferred stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a share of BioTransplant common stock will be entitled to receive cash, without interest, in an amount equal to the product of that stockholder's fractional part of BioTransplant common stock multiplied by $11.5714, which is the average of the closing prices for a share of BioTransplant common stock on the Nasdaq National Market for the 30 trading days immediately preceding December 5, 2000, which is three calendar days prior to the date of the merger agreement.


    NO FURTHER REGISTRATION OR TRANSFER OF ELIGIX COMMON STOCK AND ELIGIX PREFERRED STOCK. At the effective time of the merger, the stock transfer books of Eligix will be closed and there will be no further transfers of shares of Eligix common stock or Eligix preferred stock on the records of Eligix. After the effective time of the merger, the holders of Eligix stock certificates will cease to have any rights with respect to such shares of Eligix common stock and Eligix preferred stock except as otherwise provided for in the merger agreement or by applicable law.

    DISSENTING SHARES. Dissenting Eligix shares will not be converted into or represent the right to receive BioTransplant common stock. If the holder of the dissenting shares forfeits his, her or its right to appraisal under the Delaware General Corporation Law or has properly withdrawn his, her or its right to appraisal:

    - these shares will no longer be dissenting shares and will be converted into and represent the right to receive shares of BioTransplant common stock in connection with the merger; and

    - BioTransplant will deliver to the holder of these shares a certificate representing eighty percent of the shares issued to the stockholder in connection with the merger, and will deliver to the escrow agent a certificate representing the remaining twenty percent of the shares of BioTransplant common stock issued to the stockholder in connection with the merger. Please see "The Merger--Right of Stockholders to Appraisals" and --"Appraisal Rights Procedures."


    LOST CERTIFICATES. If any Eligix certificates are lost, stolen or destroyed, an Eligix stockholder must provide an appropriate affidavit of that fact. BioTransplant may require the owner of the lost, stolen or destroyed Eligix certificates to deliver a bond as indemnity against any claim that may be made against BioTransplant with respect to the Eligix certificates alleged to have been lost, stolen or destroyed.


REPRESENTATIONS AND WARRANTIES

    In the merger agreement, BioTransplant, Eligix and BT/EL Acquisition Co. have made a number of representations and warranties about their business, financial condition, structure and other facts pertinent to the merger. These relate to:

    - their organization, existence, good standing, corporate power and similar corporate matters;

    - their capitalization;

    - their authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

    - the absence of conflicts, violations and defaults under their corporate charters and bylaws and other agreements and documents;

    - required governmental and third-party consents;

    - their financial statements;


    - the absence of changes, as specified in the merger agreement, in their businesses since September 30, 2000;


    - tax matters;

    - preclinical and clinical testing;

    - intellectual property;

    - their contracts;

    - litigation;

    - their employees;

    - their employee benefit plans;

    - environmental matters;

    - legal compliance;

    - brokers' fees;

    - their books and records; and

    - the accuracy of information provided to the other party.

    Eligix has also represented and warranted as to:

    - its subsidiaries;

    - the absence of undisclosed liabilities;

    - its assets;

    - its properties and leases;

    - powers of attorney;

    - its insurance policies;

    - its licenses and permits; and

    - business relationships with affiliates.

    BioTransplant has also represented and warranted as to the interim operations of BT/EL Acquisition Co. and the accuracy and completeness of documents and reports filed by BioTransplant with the SEC.


COVENANTS


    Each of BioTransplant and Eligix has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

    CONDUCT OF BUSINESS PRIOR TO THE MERGER. Each of BioTransplant and Eligix has agreed to use its reasonable best efforts to carry on its business in the ordinary course in substantially the same manner as previously conducted, except as contemplated by the merger agreement. Specifically, Eligix has agreed not to, without the prior written consent of BioTransplant:


    - issue, sell or redeem any shares of capital stock or other securities, except upon the conversion or exercise of convertible securities, options or warrants;


    - effect a stock split or declare or make any dividends or other distributions on its shares of capital stock;

    - create, incur or assume indebtedness, guarantee the obligations of any other person or entity or make any loans or investments in any other person or entity;

    - enter into, adopt or amend the management equity incentive plan, any employee benefit plan or employment or severance arrangement or increase the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees generally, or pay any benefit not required by any existing employee benefit plan;

    - acquire, sell, lease, encumber or otherwise dispose of any assets or property with a value of greater than $25,000 per transaction and $100,000 in the aggregate, other than purchases and sales in the ordinary course of business;

    - mortgage or pledge any of its property or assets or subject any assets to a security interest;

    - discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

    - amend its charter or bylaws;

    - change its accounting methods, principles or practices in any material respect, except as required by GAAP;

    - enter into, amend, terminate, take or omit to take any action that would constitute a violation or default under, or waive any rights under, any material contract or agreement;

    - make or commit to any capital expenditure in excess of $25,000 per item or $100,000 in the aggregate;

    - institute or settle any legal proceeding;

    - take or fail to take any action with the knowledge that the action or failure to take action would result in any of the representations or warranties in the merger agreement becoming untrue or any of the conditions of the merger set forth in the merger agreement not being satisfied;

    - make or change any material tax election; or

    - agree in writing or otherwise to take any of the actions listed above.

    In addition, BioTransplant has agreed not to, without the prior written consent of Eligix:

    - amend its charter or bylaws;

    - change its accounting methods, principles or practices in any material respects, except as required by GAAP;

    - take or fail to take any action with the knowledge that the action or failure to take action would result in any of its representations and warranties set forth in the merger agreement becoming untrue or any of the conditions set forth in the merger agreement not being satisfied;

    - enter into a term sheet or letter of intent to acquire, acquire or agree to acquire, by any manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, for a value that requires approval of BioTransplant's stockholders or that exceeds either $5,000,000 in cash or 10% of BioTransplant's outstanding capital stock;


    - with some exceptions, including the granting of options under an equity incentive plan, issue or sell shares of capital stock, or any securities exercisable for or convertible into shares of capital stock, at a purchase, exercise or conversion price which is, as determined by the board of BioTransplant:


     - less than the fair market value of the securities at the time the obligation to issue or sell the securities arises; and

     - not commercially reasonable given the nature of the transaction involved; or

    - agree in writing or otherwise to take any of the actions listed above.

    GOVERNMENTAL AND THIRD-PARTY APPROVALS. Eligix and BioTransplant have agreed to use their respective best efforts to obtain all approvals, authorizations and consents of all third parties and governmental entities which are necessary to be obtained by them to consummate the merger.

    ELIGIX IS RESTRICTED FROM TRYING TO SELL TO ANOTHER PARTY. Except for specified exceptions, Eligix has agreed that it will not, directly or indirectly:

    - initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any person or entity, other than BioTransplant, concerning any merger, reorganization, consolidation, sale, license or distribution of material assets, liquidation, dissolution, share exchange, recapitalization or other similar business transaction involving Eligix or a division of Eligix;

    - provide any non-public information concerning the business, properties or assets of Eligix, or a division of Eligix, to any person or entity, other than BioTransplant;


    - engage in discussions or negotiations with any person or entity other than BioTransplant concerning any merger, reorganization, consolidation, sale, license or distribution of material assets, liquidation, dissolution, share exchange, recapitalization or similar business transaction involving Eligix or a division of Eligix; or



    - execute an agreement with respect to, or otherwise enter into, any merger, reorganization, consolidation, sale, license or distribution of material assets, liquidation, dissolution, share exchange, recapitalization or similar business transaction involving Eligix or a division of Eligix without the consent of BioTransplant.


    Eligix has further agreed to cause each of its officers, directors, employees, representatives and agents not to do any of the things described above. Eligix has agreed that it will immediately notify BioTransplant in detail about inquiries, discussions or negotiations of the nature described above.

    DIRECTOR AND OFFICER INDEMNIFICATION. BioTransplant has agreed that, to the extent allowed by applicable law, all rights to indemnification existing on the date of the merger agreement in favor of the present officers and directors of Eligix prior to the merger as provided in Eligix' certificate of incorporation or bylaws shall continue in full force and effect for a period of six years following the merger.

    The merger agreement provides that from and after the effective time of the merger, BioTransplant will, and will cause the surviving corporation to, indemnify and hold harmless each present and former director and officer of Eligix against any costs, expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any actions taken in their capacities as directors and/or officers of Eligix, to the fullest extent permitted by Delaware law.


    LOCK-UP AND AFFILIATE AGREEMENTS. Eligix has agreed to use its reasonable best efforts to deliver or caused to be delivered to BioTransplant as soon as practicable and, in any case, prior to the effective time of the merger, lock-up agreements executed by specified Eligix stockholders and optionholders. The lock-up agreement restricts the stockholder's or optionholder's ability to sell shares of BioTransplant common stock for a period of one year, beginning when the merger becomes effective.


    Eligix has also agreed to use its reasonable best efforts to deliver or cause to be delivered to BioTransplant as soon as practicable and, in any case, prior to the mailing of this joint proxy statement/ prospectus, an affiliate agreement executed by each affiliate of Eligix who has not previously executed a voting and transfer restriction agreement.

    LISTING OF MERGER SHARES. BioTransplant has agreed that, prior to the effective time of the merger, it will file a Nasdaq National Market Notification for listing of Additional Shares with Nasdaq with respect to the 6,600,000 shares of BioTransplant common stock being issued to Eligix security holders and management members in connection with the merger.


    BOARD OF DIRECTORS OF BIOTRANSPLANT. The BioTransplant board of directors has agreed to use its best efforts to cause the BioTransplant board, immediately after the merger becomes effective, to include two members designated by Eligix. The BioTransplant board also agrees to continue to nominate the two members designated by Eligix, except to the extent that the designee dies, resigns, refuses to stand for re-election or is otherwise removed from office consistent with the provisions of BioTransplant's certificate of incorporation and bylaws. In the event that an open position of the BioTransplant board is otherwise to be filled prior to the effective time of the merger, BioTransplant will seek the concurrence of Eligix in the appointment of a third person as well, which concurrence will not be unreasonably withheld. It is currently anticipated that the BioTransplant board will elect Walter C. Ogier, Eligix' President and Chief Executive Officer, Susan Racher and Arnold L. Oronsky, Ph.D., all Eligix directors, as BioTransplant directors.



    DELIVERY OF TAX NOTICES. Eligix has agreed, if requested by BioTransplant on or before the closing of the merger, to deliver to BioTransplant and the Internal Revenue Service notices that the Eligix shares are not "U.S. real property interests" under the Treasury Regulations of Sections 897 and 1445 of the Internal Revenue Code or the Eligix stockholders will deliver to BioTransplant certifications that they are not foreign persons based on the Treasury Regulations under Section 1445 of the Internal Revenue Code. If Eligix fails to deliver these notices or the Eligix stockholders fail to deliver these certificates, BioTransplant has the right to withhold from the amount payable (including any BioTransplant common stock) to the Eligix stockholders all amounts required under Section 1445 of the Internal Revenue Code.


EXPENSES

    Each of BioTransplant and Eligix will bear its own costs and expenses, including legal fees and expenses, incurred in connection with the merger. However, if the merger is completed, Eligix will not incur more than an aggregate of $375,000 in legal and accounting fees and expenses in connection with the merger.

RELATED MATTERS AFTER THE MERGER

    At the time of the merger, BT/EL Acquisition Co. will be merged into Eligix, and Eligix will become the surviving corporation in the merger and a wholly-owned subsidiary of BioTransplant. Each share of BT/EL Acquisition Co. common stock issued and outstanding immediately prior to the merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation. The certificate of incorporation of BT/EL Acquisition Co., as in effect immediately prior to the time of the merger, will become the certificate of incorporation of the surviving corporation, except that the name will be changed to "Eligix, Inc." and the name of the incorporator shall be deleted. The bylaws of BT/EL Acquisition Co. will become the bylaws of the surviving corporation, except that the name will be changed to "Eligix, Inc."

INDEMNIFICATION OF BIOTRANSPLANT BY ELIGIX STOCKHOLDERS AND ELIGIX MANAGEMENT MEMBERS


    The merger agreement provides that the holders of Eligix stock who receive BioTransplant common stock in the merger and the Eligix management members who receive BioTransplant common stock under the management equity incentive plan will indemnify BioTransplant for any and all damages, subject to the limitations described below, that BioTransplant may suffer as a result of any of the following:


    - a misrepresentation, breach of warranty or failure to perform any covenant or agreement of Eligix contained in the merger agreement;

    - any failure by any Eligix stockholder to have good, valid and marketable title to the outstanding shares of Eligix stock issued in the name of the Eligix stockholder, free and clear of all security interests; or


    - with respect to dissenting shares in excess of five percent and less than or equal to ten percent of the outstanding shares of Eligix stock as of the effective time, any written demand by an Eligix stockholder for a judicial determination of the fair value of his, her or its dissenting shares under Section 262 of the Delaware General Corporation Law, whether or not the stockholder withdraws his or her demand for appraisal prior to the effective time of the merger.


    The representations and warranties contained in the merger agreement continue in effect for 15 months following the closing.

    To secure the indemnification obligations of the Eligix stockholders and members of management, ten percent of the BioTransplant common stock that would otherwise be payable to them in connection with the merger will be held in escrow. Pursuant to the merger agreement, Robert Momsen and Pieter Schiller have been designated as the representatives of the indemnifying holders with respect to indemnification matters.

    The total liability of the indemnifying holders for their indemnification obligations shall not exceed the fair market value of the indemnification escrow shares held in escrow, and the indemnifying holders shall not be liable until the aggregate claim for damages exceeds $500,000, at which time the indemnifying holders shall be liable for amounts in excess of $500,000.

    No Eligix stockholder or member of management shall have a right of contribution against Eligix or the surviving corporation with respect to any breach by Eligix of any representation, warranty, covenant or agreement.

    Except with respect to claims based on fraud, after the closing of the merger, the indemnification rights of BioTransplant are BioTransplant's exclusive remedy with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in the merger agreement.

CONDITIONS TO OBLIGATIONS TO EFFECT MERGER

    The respective obligations of BioTransplant and Eligix to effect the merger are subject to the satisfaction or waiver of the following conditions: (1) the merger and merger agreement must have been approved by the stockholders of Eligix, (2) the authorization of the issuance of shares of BioTransplant common stock in connection with the merger must have been approved by the stockholders of BioTransplant and (3) the registration statement on Form S-4 must have been declared effective by the Securities and Exchange Commission and there must be no stop order in effect suspending the effectiveness of the registration statement or any proceedings pending that seek a stop order.

    In addition, the obligations of BioTransplant and BT/EL Acquisition Co. to effect the merger are subject to the satisfaction or waiver of the following conditions:

    - the holders of no more than 10% of the outstanding voting stock of Eligix have exercised appraisal rights;

    - Eligix must have obtained all waivers, permits, consents, approvals or other authorizations, and effected the registrations, filings and notices, required by Eligix to effect the merger;


    - the representations and warranties of Eligix in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time, except to the extent that the representation is specifically made as of a particular date or as of the date of the merger agreement, in which case the representation or warranty must be true and correct as of that date;

    - Eligix shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with under the merger agreement at or prior to the effective time of the merger;

    - no action, suit or proceeding shall be pending or threatened where an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the rescission of the merger or have a material adverse effect on Eligix, and no judgment, order, decree, stipulation or injunction of this type shall be in effect;

    - Eligix shall have delivered to BioTransplant a certificate making representations as required by the merger agreement;

    - BioTransplant must have received a letter from PricewaterhouseCoopers LLP, independent auditors of Eligix, containing statements and information of the type ordinarily included in accountants' "comfort letters";


    - BioTransplant shall have received an opinion from counsel to Eligix with respect to corporate matters as set forth in the merger agreement;


    - BioTransplant shall have received copies of resignations, effective as of the time the merger becomes effective, of each director and officer of Eligix;

    - BioTransplant shall have received an opinion from its counsel to the effect the merger is a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code;


    - with specified exceptions, as set forth in the merger agreement, the holders of at least 95% of the total number of outstanding shares of Eligix capital stock on a fully diluted basis will have signed a lock-up agreement or voting and transfer restriction agreement, as applicable, by the closing of the merger;


    - BioTransplant shall have received the other certificates and instruments that it reasonably requests in connection with the closing of the merger;

    - BioTransplant shall have received originally-executed voting and transfer restriction agreements from Eligix stockholders as required by the merger agreement;

    - the escrow representatives, the management members and the escrow agent must have entered into the escrow agreement;


    - there shall have been no material adverse change in the business, properties, operations, condition, assets or liabilities of Eligix and no event or events shall have occurred that could reasonably be expected to have a material adverse effect on Eligix, with specified exceptions, as set forth in the merger agreement, and BioTransplant shall have received a certificate signed on behalf of Eligix as required by the merger agreement;


    - each of the stockholder agreements, investor rights agreements and voting agreements entered into prior to the date of the merger agreement by the holders of Eligix stock, registration rights agreements entered into prior to the date of the merger agreement by Eligix and other similar agreements, including agreements with holders of Eligix warrants and holders of Eligix notes, shall have been terminated by Eligix and each of the other parties to the agreements;

    - the Eligix board of directors shall have recommended to the stockholders of Eligix, and the stockholders shall have approved, an amendment to the Eligix amended and restated certificate of incorporation as required by the merger agreement and Eligix shall have taken all necessary or appropriate action to cause this amendment to the certificate of incorporation to be, and the certificate of incorporation, as so amended shall be, in full force and effect; and

    - the management members of Eligix shall have entered into employment offer letters and invention, non-disclosure and non-competition agreements as required by the merger agreement.

    In addition, the obligation of Eligix to effect the merger is subject to the satisfaction of the following conditions:

    - BioTransplant shall have filed a notice with the Nasdaq National Market with respect to the listing of the shares of BioTransplant common stock issued in connection with the merger;

    - BioTransplant shall have obtained all of the waivers, permits, consents or authorizations, and effected all of the registrations, filings and notices, which are required by BioTransplant to effect the merger;

    - the representations and warranties of BioTransplant and BT/EL Acquisition Co. in the merger agreement must be true and correct as of the date of the merger agreement and at the effective time, except to the extent that the inaccuracy of any representation is specifically made as of a particular date or as of the date of the merger agreement, in which case the representation or warranty must be true and correct as of that date;

    - each of BioTransplant and BT/EL Acquisition Co. must have performed or complied with, in all material respects, all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger;

    - no action, suit or proceeding shall be pending or threatened where an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the rescission of the merger or have a material adverse effect on BioTransplant, and no judgment, order, decree, stipulation or injunction of this type shall be in effect;

    - BioTransplant shall have delivered to Eligix a certificate making representations as required by the merger agreement;

    - Eligix must have received a letter from Arthur Andersen LLP, BioTransplant's independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters";


    - Eligix must have received an opinion from counsel to BioTransplant with respect to corporate matters as set forth in the merger agreement;


    - Eligix shall have received an opinion from its counsel in a form satisfactory to Eligix to the effect the merger is a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code;

    - Eligix shall have received the other certificates and instruments that it reasonably requests in connection with the closing of the merger;

    - BioTransplant, the escrow representatives, the Eligix management members and the escrow agent shall have executed the escrow agreement;

    - BioTransplant shall have entered into employment offer letters and invention, non-disclosure and non-competition agreements with the Eligix management members as required by the merger agreement; and

    - there shall have been no material adverse change in the business, properties, condition, assets or liabilities of BioTransplant and no event or events shall have occurred that could reasonably be expected to have a material adverse effect on BioTransplant, with certain exceptions, and Eligix shall have received a certificate signed on behalf of BioTransplant as required by the merger agreement.

TERMINATION; BREAKUP FEES

    The merger agreement may be terminated at any time prior to the closing of the merger as follows:

    - BioTransplant and Eligix may terminate the merger agreement by mutual written consent;


    - BioTransplant or Eligix may terminate the merger agreement if the other party is in breach of any representation, warranty or covenant contained in the merger agreement, which breach causes the other party to be unable to "bring down" the representations, warranties and covenants at closing, and the breach is not remedied within 20 days of delivery of written notice;


    - BioTransplant or Eligix may terminate the merger agreement by giving written notice to the other parties at any time after the Eligix stockholders have voted on, and failed to approve, the merger agreement or the BioTransplant stockholders have voted on, and failed to approve, the issuance of the BioTransplant shares in connection with the merger; or

    - BioTransplant or Eligix may terminate the merger agreement by giving written notice to the other party if the closing has not occurred on or before April 30, 2001 by reason of the failure of any condition precedent to the terminating party's closing of the merger, unless the failure results primarily from a breach by the terminating party of any representation, warranty or covenant contained in the merger agreement.


    If either BioTransplant or Eligix terminates the merger agreement for any of the reasons stated above, all obligations of the parties under the merger agreement shall terminate and there will be no liability, except that if the merger agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants under the merger agreement, the non-terminating party will pay the terminating party $2.0 million in cash.


AMENDMENT AND WAIVER


    Generally, the boards of directors of BioTransplant and Eligix may amend the merger agreement at any time prior to the effective time. However, after the stockholders of Eligix approve the merger and/or the BioTransplant stockholders approve the issuance of the shares, any amendment will be restricted by the Delaware General Corporation Law, and no amendment shall be made that by law requires further approval by the Eligix and/or BioTransplant stockholders without the necessary approval. Amendments must be in writing and signed by all parties and waivers must be in writing and signed by the waiving party.

                                OTHER AGREEMENTS

VOTING AND TRANSFER RESTRICTION AGREEMENTS


    Contemporaneously with the execution of the merger agreement, BioTransplant entered into voting and transfer restriction agreements with officers, directors and 5% holders of Eligix owning approximately 66.4% of the combined voting power of the outstanding capital stock of Eligix, 67.3% of the voting power of the outstanding preferred stock of Eligix and 67.3% of the voting power of the outstanding Series A preferred stock and Series B preferred stock of Eligix. Under the voting and transfer restriction agreements, each signing stockholder has agreed to vote, and has executed an irrevocable proxy to vote, all shares of Eligix common and preferred stock in the following manner:


    - in favor of adoption of the merger agreement, the merger, or any matter that reasonably could be expected to facilitate the merger, including the proposed certificate of amendment to the Eligix certificate of incorporation;

    - in opposition to any matter inconsistent with the merger; and

    - not in favor of any competing acquisition for all or a majority of the outstanding capital stock or assets of Eligix.

    The stockholders who have signed the voting and transfer restriction agreements further agree not to solicit, encourage or recommend that other Eligix stockholders:

    - vote their shares in a manner contrary to the merger;

    - not vote their Eligix shares at all;


    - tender, exchange or otherwise dispose of their shares in connection with an offer to buy all or a majority of the outstanding capital stock or assets of Eligix from an entity other than BioTransplant; or


    - attempt to exercise any appraisal rights or other similar rights a stockholder may have.


    During the term of the voting and transfer restriction agreement, each signing stockholder has agreed not to sell, transfer, pledge or otherwise dispose of, or reduce an interest in or risk relating to, any of the shares of Eligix stock that he or she owns unless the transfer is pursuant to the terms of the merger agreement or the transferee of the shares agrees to be bound by the voting and transfer restriction agreement. Each signing stockholder has also agreed, with respect to the BioTransplant common stock owned as a result of the transactions contemplated by the merger agreement, not to sell, transfer, pledge or otherwise dispose of, or reduce an ownership interest in the shares as set forth below:


    - for a period of 90 days following the effective time of the merger, any of its, his or her shares;

    - for the period beginning on the 91st day following the effective time and ending 180 days after the effective time, 66 2/3% of its, his or her shares;

    - for the period beginning on the 181st day following the effective time and ending on the 270th day following the effective time, 33 1/3% of its, his or her shares; and

    - for the period beginning on the 271st day following the effective time and ending on the 365th day after the effective time, 10% of its, his or her shares.


    If BioTransplant enters into a registered public offering of its stock at any time during the one-year period following the effective time, the signing stockholders agree, upon the request of BioTransplant and the managing underwriter, not to sell, transfer, pledge or otherwise dispose of any of its, his or her shares received in connection with the merger for a period of up to 90 days following the effective date of the registration statement. This 90-day restriction will not apply if the officers and directors of BioTransplant are not bound by the same terms.

    The signing stockholder further agrees not to offer, sell, transfer, pledge or otherwise dispose of shares owned by him or her as a result of the transactions contemplated by the merger agreement unless (1) done in a manner consistent with the provisions of Rule 145 of the Securities Act of 1933,
(2) by means of a registration statement covering the proposed sale or transfer, or (3) the selling stockholder furnishes an opinion of counsel stating registration of the shares under the Securities Act of 1933 is not required for their sale or transfer.


LOCK-UP AGREEMENTS


    As a condition to the closing of the merger, the holders of at least 95% of the total number of outstanding shares of Eligix capital stock at the effective time, on a fully-diluted basis, subject to specified exceptions, must enter into lock-up agreements or voting and transfer restriction agreements with BioTransplant. Under the lock-up agreements, the signing stockholders agree, with respect to the shares of BioTransplant common stock owned as a result of the transactions contemplated by the merger agreement, not to sell, transfer, pledge or otherwise dispose of, or reduce an interest in or risk relating to the shares as set forth below:


    - for a period of 90 days following the effective time of the merger, any of its, his or her shares;

    - for the period beginning on the 91st day following the effective time and ending 180 days after the effective time, 66 2/3% of its, his or her shares;

    - for the period beginning on the 181st day following the effective time and ending on the 270th day following the effective time, 33 1/3% of its, his or her shares; and

    - for the period beginning on the 271st day following the effective time and ending on the 365th day after the effective time, 10% of its, his or her shares.


    If BioTransplant enters into a registered public offering of its stock at any time during the one-year period following the effective time, the signing stockholders agree that, upon the request of BioTransplant and the managing underwriter, not to sell, transfer, pledge or otherwise dispose of any of its, his or her shares received in connection with the merger for a period of up to 90 days following the effective date of the registration statement. This 90-day restriction will not apply if BioTransplant's officers and directors are not bound by the same terms.


ESCROW AGREEMENT

    BioTransplant will deposit in escrow, with The American Stock Transfer and Trust Company, as escrow agent, certificates representing 20% of the shares of BioTransplant common stock issuable to the holders of Eligix stock and the management members for the purpose of securing:


    - the indemnification obligations of the Eligix stockholders and the management members under the merger agreement (one half of the escrow shares); and


    - the payment of milestone escrow shares to the Eligix stockholders and management members subject to Eligix receiving the CE mark, which denotes conformity with European standards for safety, for the TCell-HDM product on or before December 31, 2001 (one half of the escrow shares).

    The escrow shares will be issued in the name of the escrow agent or its nominee and may not be transferred or assigned while held in escrow, other than by operation of law. BioTransplant will pay all of the fees of the escrow agent for services performed under the escrow agreement.

    BioTransplant and the Eligix stockholders and management members whose shares are held in escrow agree to jointly and severally indemnify the escrow agent for carrying out any duties under the escrow agreement.


    In the event BioTransplant distributes any securities in respect to, or in exchange for, the shares of BioTransplant common stock by way of a stock dividend, stock split or otherwise, these securities shall be issued in the name of the escrow agent or its nominee and delivered to the escrow agent who shall hold the shares in escrow. In the event BioTransplant distributes cash dividends or property other than securities, in respect to the shares held in escrow, the cash or property shall be promptly distributed by the escrow agent to those for whom the BioTransplant shares are being held in escrow.



    Under the escrow agreement, the escrow shares will be voted by the escrow agent on behalf of the Eligix stockholders and management members consistent with instructions received by the escrow agent from the escrow representatives. In the absence of these instructions, the escrow agent will not vote the shares held in escrow.



    The escrow agent shall distribute the BioTransplant shares held in escrow
(1) based on, and consistent with, a written instrument signed by BioTransplant and the escrow representative or (2) based on, and consistent with, the written directive of a court. In the event neither of the preceding occurs, the escrow agent shall distribute fifty percent of the shares in escrow to the persons in whose names the shares are registered upon the achievement of milestones established in the escrow agreement and fifty percent to the persons in whose names the shares are registered after the passage of 15 months following the execution of the escrow agreement. If the milestone established in the merger agreement is not satisfied, the escrow agent will deliver fifty percent of the shares in escrow to BioTransplant. If BioTransplant asserts an indemnification claim, some (but no more than the number of indemnification escrow shares) of the shares held in escrow will remain in escrow and be distributed upon resolution of the indemnification claim.


AFFILIATE AGREEMENTS


    To ensure compliance with the Securities Act of 1933, the directors, executive officers and principal stockholders of Eligix have entered into affiliate agreements with BioTransplant. Under the affiliate agreements, the signing stockholders have agreed not to offer, sell, transfer, pledge or otherwise dispose of, or reduce an interest in or risk relating to, shares owned by it, him or her as a result of the transactions contemplated by the merger agreement, unless: (1) done in a manner consistent with the provisions of Rule 145 of the Securities Act of 1933, (2) by means of a registration statement covering the proposed sale or transfer, or (3) the selling stockholder furnishes an opinion of counsel stating registration of the shares under the Securities Act of 1933 is not required for their sale or transfer.


EMPLOYMENT OFFER LETTERS


    Under the merger agreement, each of the twelve management members of Eligix will receive an employment letter from BioTransplant offering that employee a position at BioTransplant. Please see the form of employment offer letter, which is Exhibit G to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. The letter states that the employee is eligible to receive the following:


    - a salary paid on a semi-monthly basis;

    - an annual cash bonus;


    - stock distributions under the annual merit-based stock option program;


    - severance payments;

    - medical, dental, life and long-term disability insurance; and

    - three weeks paid vacation.

    The terms of the offer letters for the six executive officers within Eligix management are:


                                                                                        PROPOSED TITLE
                        CURRENT TITLE   PROPOSED BASE      TARGET         SEVERANCE           AT
NAME                      AT ELIGIX        SALARY       CASH BONUS %       PAYMENT       BIOTRANSPLANT
----                   ---------------  -------------   ------------   ---------------  ---------------
Walter C. Ogier         President and      $240,000          35%          1 year at      President and
                       Chief Executive                                   double base    Chief Operating
                           Officer                                         salary           Officer

James R. Fitzgerald,     Senior Vice        190,000          25         6 months base   Executive Vice
  Jr.                    President,                                        salary         President,
                         Finance and                                                      Finance and
                         Operations,                                                    Administration
                       Chief Financial
                           Officer

David N. Cook, Ph. D.    Senior Vice        187,500          25         6 months base     Senior Vice
                         President,                                        salary         President,
                        Research and                                                      Development
                         Development

Tara Clark             Vice President,      130,000          20         6 months base   Vice President,
                          Marketing                                        salary          Marketing

James A. Embree        Vice President,      157,504          20         6 months base   Vice President,
                        Manufacturing                                      salary        Manufacturing

Judith Snow            Vice President,      145,000          20         6 months base   Vice President,
                           Quality                                         salary           Quality
                          Assurance                                                        Assurance


    Employment with BioTransplant is contingent upon the employee signing an Invention, Non-Disclosure and Non-Competition Agreement with BioTransplant.

INVENTION, NON-DISCLOSURE AND NON-COMPETITION AGREEMENTS


    BioTransplant requires all of its employees to enter into an invention, non-disclosure and non-competition agreement upon commencement of employment. Accordingly, all employees of Eligix hired by BioTransplant, including the twelve management members of Eligix, must execute an invention, non-disclosure and non-competition agreement upon the closing of the merger.



    Under the terms of this agreement, an employee agrees that all proprietary information relating to BioTransplant's business that is of a confidential nature is the exclusive property of BioTransplant and will not be disclosed to a person or entity that is not employed by BioTransplant without BioTransplant's prior written approval. Upon the request of BioTransplant or upon an employee's termination, any proprietary information reduced to a tangible form, and any copies thereof, will be delivered to BioTransplant by the employee. The employee's obligation not to use or disclose and to return material extends to information, material and tangible property of customers, suppliers and third parties who have disclosed the same to BioTransplant.



    Under this agreement, the employee agrees to promptly disclose to BioTransplant all inventions, improvements, discoveries, methods, developments, software and works of authorship, collectively referred to as inventions, created or reduced to practice during the term of employment at BioTransplant. Further, the employee agrees to assign to BioTransplant all right, title and interest in inventions, patents, patent applications, copyrights and copyright applications. An employee is not required to assign his or her interest in an invention if the invention is made during non-business hours, at a location other than BioTransplant and without BioTransplant's tools, equipment or proprietary information.


    For the duration of his/her employment and the subsequent two years, the employee agrees not to:

    - own any interest in, lend to, hold any position in, or perform any work on behalf of any entity, including on the employee's own behalf, that is competitive with products developed, designed, produced or sold by BioTransplant during his/her employment at BioTransplant;

    - divert, take away or attempt to take away clients, customers or accounts, potential or otherwise, of BioTransplant which were served or contacted while the employee was employed by BioTransplant; or

    - directly or indirectly recruit, solicit, or hire any employee of BioTransplant or cause, or attempt to cause, an employee of BioTransplant to terminate or otherwise cease his/her relationship with BioTransplant.


    The employee further agrees to represent that he/she is not bound by the terms of any non-disclosure or non-compete agreement with another entity, other than those disclosed in writing to BioTransplant. Additionally, any employee signing the agreement agrees to represent that, in carrying out the terms and duties of employment (1) he/she will not violate any agreements prohibiting the disclosure of confidential information of another entity and (2) he/she will not disclose or cause BioTransplant to use confidential information or material belonging to any other entity or person.


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
                      INFORMATION CONCERNING BIOTRANSPLANT

                                    BUSINESS

COMPANY OVERVIEW

    BioTransplant is developing pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs. Our lead product, MEDI-507, is being developed in collaboration with MedImmune, Inc. We are also independently developing other proprietary technology, which we refer to as ImmunoCognance technology, which is based upon mixing elements of a donor's immune system with that of a patient in a manner that enables the patient to recognize the donor's tissues as if those foreign tissues belonged to the patient. We believe that our ImmunoCognance technology will have the following benefits when compared to current technologies:

    - improve clinical outcomes in bone marrow transplantation for cancer and other diseases;

    - reduce or eliminate the need for long-term administration of potentially debilitating immunosuppressive drugs to a patient after a transplantation procedure;

    - minimize infections and health complications that may result from conventional therapies used in connection with the transplantation of foreign cells, tissues and organs;

    - reduce the cost of treating end-stage organ disease; and

    - increase the supply of cells, tissues and organs available for transplantation procedures.

    Based upon our ImmunoCognance technology, we are developing a portfolio of products designed to improve therapies associated with organ and bone marrow transplantation as well as to improve the treatment of cancer, autoimmune diseases and blood disorders. Our AlloMune System for Cancer is currently in a multi-center Phase I/II clinical trial for therapy-resistant lymphoma, and we anticipate filing an investigational new drug application in 2001 for a Phase I clinical trial in patients with advanced melanoma and kidney cell tumors. We expect that Phase I clinical studies of our AlloMune System for Transplantation for human kidney transplantation will begin in 2001.

    In September 2000, we and Novartis Pharma AG formed a new company, Immerge BioTherapeutics AG, to conduct further research in the area of xenotransplantation, which is the transplantation of cells, tissues and organs from one species to another. We and Novartis contributed our respective technology and intellectual property to Immerge. Novartis owns 67% of Immerge, and we own 33%. See "--Collaborations and Agreements--Novartis/BioTransplant Joint Venture."

    We are working with MedImmune in the development of MEDI-507. We have exclusively licensed MEDI-507 to MedImmune as a stand-alone agent, and we are entitled to royalties on the sale of the drug, as well as milestone payments for the achievement of specific product-related milestones. MEDI-507 is currently in Phase I/II clinical trials for the treatment of psoriasis, and we expect that Phase II clinical trials for the treatment of psoriasis will begin in 2001. MedImmune has completed Phase I/II trials for graft-versus-host disease, an often fatal outcome of bone marrow transplantation procedures.

    In addition to our corporate collaboration with MedImmune and our joint venture with Novartis, we are collaborating with a number of other organizations, including the Massachusetts General Hospital, in the field of cell, tissue and organ transplantation.


    We believe that we have built a strong patent portfolio relating to our technology. As of February 28, 2001, we owned or had licensed 37 issued United States patents and 39 allowed or pending United States patent applications, as well as foreign counterparts for some of the patent applications.


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
INDUSTRY OVERVIEW

    TRANSPLANTATION BIOLOGY

    The immune system is one of the major biological defense mechanisms protecting an individual against disease and invasion by disease-carrying agents, referred to as pathogens. In the context of transplantation, the immune system can distinguish self from foreign, non-self, cells by recognizing specific markers on cells called antigens. The immune system is capable of producing a biological response to clear and destroy the cells carrying the foreign, non-self antigens.

    When an individual receives a cell, tissue or organ transplant, the recipient's immune system generally recognizes the transplanted tissue as foreign and initiates an immune response, resulting in rejection of the foreign cell, tissue or organ. This immune response results from the recognition by the immune system of foreign antigens on the surface of the cells of the donor that are different from those of the recipient. If, as in the case of identical twins, the antigens of the donor and the recipient are identical, no rejection response occurs. In all other cases, differences between antigens can provide sufficient stimulus to cause an immune response and, consequently, rejection of the cell, tissue or organ.

    Throughout an individual's life, the immune system reacts to foreign antigens and develops white blood cells known as T cells that are capable of recognizing and responding to specific foreign antigens. T cells learn to distinguish self from non-self when they mature in a specialized organ called the thymus. This maturation step induces tolerance to the individual's own antigens. When mature antigen-specific T cells recognize antigens in transplanted tissue, they become activated and initiate a cascade of events, including the proliferation of T cells and another type of white blood cell, known as B cells. Certain activated T cells can kill cells bearing foreign antigens and B cells are capable of producing antigen-specific proteins called antibodies. Antibodies can bind to foreign cells or proteins and lead to their destruction or clearance from the body.

    There are two primary types of immune response to transplanted foreign tissue--hyperacute and acute rejection. Hyperacute rejection occurs immediately upon transplantation and results from the reactivity of pre-existing antibodies with antigens presented by the donor tissue. In hyperacute rejection, the donor cell, tissue or organ is destroyed within hours and no treatment is currently available. Acute rejection occurs after transplantation of a cell, tissue or organ when T cells recognize the antigens of the donor as foreign, become activated and, over a period of days or weeks, initiate a rejection response that may lead to the ultimate loss of the cell, tissue or organ. Approximately 50% of organ transplant patients will experience an acute rejection episode in the first year after transplantation.


    The current approach to preventing acute rejection in transplant patients is to administer a combination of immunosuppressive medications, which suppress the ability of T cells to recognize and respond to antigens. These medications, however, not only inhibit T cells from recognizing antigens of donor cells, tissues or organs, but also block the patient's T cells from recognizing other foreign antigens. As a result, the transplant recipient is vulnerable to viral, bacterial and fungal infections. In addition, long-term use of these immunosuppressive drugs can lead to cardiovascular disease, kidney and liver damage, as well as an increased incidence of some types of cancer such as skin and lip cancer and lymphomas. Most importantly, despite the administration of various immunosuppressive medications, instances of rejection still occur frequently and may necessitate increased doses of immunosuppressive drugs or inclusion of other anti-rejection therapies, thus compounding unwanted side effects and complications. If the rejection cannot be controlled, the rejected cell, tissue or organ must be removed and another transplant will be required.


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
    BONE MARROW TRANSPLANTATION

    Bone marrow contains cells, referred to as stem cells, which have the ability to develop into the different kinds of blood cells in the human body. When bone marrow containing these stem cells is collected from one individual and transplanted into a recipient who has been conditioned with irradiation or chemotherapy, the stem cells from the donor bone marrow take root, or engraft, into the bone marrow of the recipient and replace some or all of the recipient's blood cells. Because it is often easier to collect the stem cells from blood rather than bone marrow, a donor can be treated with chemical agents that induce the stem cells to migrate from the bone marrow into the blood. Thus, the same effect can be achieved by transplanting either bone marrow or blood from pretreated individuals. For simplicity, we use the term bone marrow transplantation to refer to the transplantation of stem cells from either bone marrow or blood.

    Bone marrow transplantation is used as a treatment for:

    - certain types of cancers, including:

           - kidney cell tumors,

           - breast tumors,

           - certain childhood cancers, such as Ewing's sarcoma, and

           - hematologic, or blood cell, cancers such as acute and chronic leukemia, lymphoma, and multiple myeloma;

    - certain congenital immune system deficiencies; and

    - bone marrow failure, referred to as aplastic anemia.

    Researchers are also investigating experimentally bone marrow transplantation for:

    - the treatment of certain metabolic diseases, such as Hurler's syndrome;

    - genetic disorders, such as sickle cell anemia and thalassemia; and

    - severe autoimmune diseases, such as therapy-resistant psoriasis and rheumatoid arthritis.

    There are two types of bone marrow transplantation that are currently performed: autologous bone marrow transplantation and allogeneic bone marrow transplantation.

    AUTOLOGOUS BONE MARROW TRANSPLANTATION. In autologous transplantation, doctors treat the patient with high-dose chemotherapy to kill the tumor, and use the patient's own bone marrow cells, harvested prior to administration of the chemotherapy, to reconstitute the patient's bone marrow cells following the chemotherapy treatment. In autologous transplantation, the goal of administration of the bone marrow that had been harvested prior to the chemotherapy is to overcome the damage to the patient's bone marrow that occurs during the chemotherapy.

    ALLOGENEIC BONE MARROW TRANSPLANTATION. In allogeneic transplantation, the patient receives transplanted bone marrow cells harvested from a healthy donor. In allogeneic transplantation for cancer, not only does the bone marrow transplantation overcome the damage that the chemotherapy causes to the bone marrow, but the transplanted donor immune cells also may be capable of eradicating the patient's tumor. In allogeneic transplantation for metabolic diseases and genetic disorders, the infusion of donor cells allows for the recovery of healthy, metabolically normal donor cells to replace the recipient's genetic defects. In autoimmune disease, the body's immune response becomes abnormal in that it mistakenly recognizes its own cells or tissues as non-self. For allogeneic transplantation for severe autoimmune disease, the goal is to ablate, or destroy, the patient's malfunctioning immune system and replace it with the donor immune system. We expect this treatment

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
to result in the patient's reconstituted immune system ceasing to recognize its own cells or tissues as non-self and tolerating them.

    In conventional autologous or allogeneic bone marrow transplantation, patients first undergo a pre-transplant process called ablation in which their diseased bone marrow is destroyed by either intense radiation or chemotherapy, essentially wiping out their immune system. More recently, milder conditioning regimens have been introduced to minimize the damage of the chemotherapy. The use of milder, non-ablative preparatory regimens has expanded the group of patients eligible for bone marrow transplantation.

    Differences in the antigens of donor and recipient significantly limit donor availability for allogeneic bone marrow transplantation. Even when the donor and the recipient are tissue-matched siblings, complications such as graft-versus-host disease, poor immune function, and graft failure can occur from minor antigen differences between donor and recipient as well as from the side effects caused by the treatments used to overcome these differences. Graft-versus-host disease is a potentially fatal complication of allogeneic transplantation in which the donor cells, once transplanted in the patient, recognize the patient as non-self, and attack the patient's normal tissues, such as the skin, gastrointestinal track and liver. Moderately severe to life-threatening acute graft-versus-host disease occurs in 10 to 50% of patients given an allogeneic transplantation from a tissue-matched sibling donor. A significantly higher incidence and severity of the disease is reported in patients receiving transplants from partially matched family donors or unrelated volunteers. The treatment for graft-versus-host disease includes steroids and other immunosuppressive drugs. However, up to 50% of patients do not respond to steroids and other currently-available immunosuppressants, and a significant number of these patients will die as a result of the graft-versus-host disease.

    To minimize the possibility of graft-versus-host disease, typically only patients who have closely genetically matched donors are considered suitable candidates for allogeneic bone marrow transplantation. The likelihood of having a perfectly matched donor is only approximately 1%, which is the approximate rate of identical twin births in the United States. Statistically, the likelihood of any sibling being a full tissue match is 25%, and there is approximately an additional 5% likelihood of finding a full tissue matched relative in the extended family. Thus, there is approximately a 30% chance of finding a suitably matched donor in the family, where suitability is defined as being an appropriate donor for a conventional transplant. Because of the difficulty in locating a fully tissue matched bone marrow donor, many patients are unable to undergo the bone marrow transplantation procedure.

    ORGAN TRANSPLANTATION


    During the last two decades organ transplantation has become an established therapy for end-stage organ disease due in part to the significant progress that has been made since the introduction of cyclosporine by Novartis in 1983. In 1999, over 30,000 organ transplants were performed in patients suffering from end-stage kidney, liver, heart and lung disease in the United States and Western Europe. We estimate that patients in the United States spend over $5.0 billion annually on organ transplantation. However, rejection of the transplanted organ by the recipient's immune system frequently limits the success of these procedures. To prevent rejection of the transplanted organ, recipients must maintain a lifelong regimen of immunosuppressive therapy. Care subsequent to the transplant accounts for over half of the costs of organ transplantation. These post-transplant healthcare costs include costs associated with lifelong immunosuppressive therapy and hospitalizations due to complications resulting from the chronic use of immunosuppressive drugs, infections and transplant rejections. Other treatments for end-stage organ disease, such as kidney dialysis, are even more expensive. While dialysis is an option for the treatment of kidney failure, many non-kidney transplant patients die while waiting for organs. Accordingly, we expect that improvements in transplantation technology that reduce the wait for suitable organs and minimize infections and other complications,


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

including retransplantation and the toxicities associated with chronic use of immunosuppressive drugs, will lower the overall cost of treating end-stage organ disease.


    There is a critical shortage of organs worldwide and waiting lists have been established for potential organ transplant recipients. Over 74,000 patients in the United States suffering from end-stage organ disease were on waiting lists for a lifesaving organ transplant in 2000, based on data provided by the United Network for Organ Sharing. This number has more than quadrupled since 1988, and the number of deaths on the waiting list has increased proportionately. If an adequate supply of transplant organs were available and the complications of transplantation minimized, we estimate that an additional 100,000 critically ill patients annually could benefit from treating end-stage organ disease by using organ transplantation to replace disease-damaged organs instead of using artificial devices.

    While the number of cadaver donors has increased in the last ten years, the demand for organs has increased even more rapidly. Efforts to ease this organ shortage through public campaigns and advertisements designed to enlarge the pool of potential organ donors have been only moderately successful. Increased automotive safety has adversely affected the donation rate by reducing the number of deaths resulting from automobile accidents. In addition, we believe the decline in the quality of organs available for transplant may reduce organ graft half-lives, thereby increasing the need for additional organs to be used in repeated transplantation procedures. The potential donor pool has also been limited by the risk that allotransplantation, which is the transplantation of organs between different individuals of the same species, can spread infectious disease. Advances have been made in the procedures used to obtain multiple organs from a single donor and in organ preservation techniques, but a severe shortage of organs still exists and the backlog of patients awaiting transplantation continues to grow. The shortage of donor organs restricts the number of transplant procedures performed and forces many patients to undergo costly and less effective alternatives to transplantation. This delay renders transplant candidates much sicker at the time of transplantation than they would have been if the organ transplant had been possible sooner.

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
PRODUCTS UNDER DEVELOPMENT

    The following table summarizes the status of our, and our collaborator's and joint venture's, product research and development programs:


PRODUCT UNDER DEVELOPMENT              INDICATION               STATUS*          COLLABORATOR
-------------------------     ----------------------------  ---------------   ------------------
MEDI-507....................  Psoriasis                     Phase I/II        MedImmune
                              Graft-Versus-Host Disease     Phase I/II        MedImmune

ALLOMUNE SYSTEM FOR           Lymphoma                      Phase I/II        None
  CANCER....................
                              Kidney Cell Tumors            Investigational   None
                                                            new drug
                                                            application in
                                                            preparation
                              Melanoma                      Investigational   None
                                                            new drug
                                                            application in
                                                            preparation
                              Other cancers                 Preclinical       None

ALLOMUNE SYSTEM FOR           Kidney Transplantation        Phase I           None
  TRANSPLANTATION...........
                              Congenital Blood Disorders    Preclinical       None
                              Autoimmune Diseases           Preclinical       None
                              Metabolic Diseases            Preclinical       None

                              Animal to Human               Preclinical       Joint Venture with
                              Transplantation                                 Novartis
XENOTRANSPLANTATION.........


------------------------
* Preclinical means that the product is being evaluated or optimized in animal models. Phase I means an investigational new drug application, or IND, has been filed with the United States Food and Drug Administration and that the product candidate is in clinical trials to evaluate safety. Phase I/II means that the product candidate is in clinical trials for safety and potential efficacy.

    MEDI-507


    MEDI-507 is a novel and proprietary humanized monoclonal antibody derived from the BTI-322 monoclonal antibody. A monoclonal antibody is a single antibody that reacts to a specific antigen and can trigger or block an immune response. Drs. Herve Bazin and Dominique Latinne of the Experimental Immunology Unit of the Catholic University of Louvain, Belgium, discovered the BTI-322 monoclonal antibody, the rodent precursor of MEDI-507. In early 1993, we obtained exclusive rights to develop and commercialize the BTI-322 monoclonal antibody. We modified the BTI-322 monoclonal antibody to create MEDI-507, a molecule more similar to a human antibody, and in 1995 we formed a collaboration with MedImmune to develop and commercialize products derived from MEDI-507. We are also independently developing MEDI-507 as an important component of our AlloMune System and have sublicensed to our joint venture with Novartis our rights to develop MEDI-507 as part of a xenotransplantation system.



    MedImmune is focusing its initial development efforts with MEDI-507 for the treatment of psoriasis and graft-versus-host disease. In psoriasis, an autoimmune response leads to chronic inflammation and hyperproliferating skin, as well as other more serious consequences. Graft-versus-host disease is an often fatal outcome of bone marrow transplantation where white blood cells from the donor bone marrow attack the tissue of the recipient.


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
    We believe that MEDI-507 could be used to reduce undesired immune system activity by binding to CD2, which is a receptor found on T cells. T cells are immune cells that act as the agents of the immune system and are responsible for part of the body's primary immune response to foreign antigens. When these immune cells come in contact with foreign tissue, they become activated and proliferate. The immune cells then attack and destroy the targeted foreign tissue, or in the case of autoimmune disease, mistakenly attack the body's own tissue. The theory behind MEDI-507's development plan is tied to its ability to bind to the T cell and block activation of these cells. We expect that through this process, MEDI-507 can either turn off the T cells completely or selectively eliminate them from the body, while allowing other immune cells to respond normally to other antigens.

    Clinical studies conducted by us and by others have demonstrated that MEDI-507 has the potential to be a safe and effective agent for the prevention and treatment of graft-versus-host disease, as well as transplant rejection. For example, during 1999, MedImmune concluded a multicenter Phase I/II trial of MEDI-507 in patients with severe acute graft-versus-host disease who had failed previous treatment with corticosteroids, the most commonly used initial treatment in this patient population. Seventeen patients with moderate to severe graft-versus-host disease were given four doses of MEDI-507. Over the 100-day observation period, 71 percent of the patients experienced a reduction in grade of graft-versus-host disease; over half of the patients resolved their disease at some point during the follow up.


    MedImmune is currently conducting additional Phase I/II clinical trials to evaluate MEDI-507 for the treatment of graft-versus-host disease. One study of this type, which was completed in 2000, examined the effect of adding MEDI-507 to conventional steroid treatment at the onset of graft-versus-host disease. In this study, 34 adult patients who developed severe acute graft-versus-host disease following a stem cell transplant or bone marrow transplant were treated with steroids in addition to either four doses of MEDI-507 or a placebo. The results demonstrated that the addition of MEDI-507 to steroid treatment at the onset of graft-versus-host disease was well tolerated. In another study, MedImmune is using an open label trial to assess the ability of MEDI-507 to treat graft-versus-host disease in pediatric stem cell transplant or bone marrow transplant patients. Currently, there are no agents approved for the treatment of graft-versus-host disease in children. MedImmune did not design these initial clinical trials to allow retreatment of the patient with MEDI-507.


    We believe that MEDI-507 may also be effective in treating T cell mediated diseases such as psoriasis, inflammatory bowel disease, multiple sclerosis and rheumatoid arthritis. Presently, MedImmune has completed a Phase I clinical trial evaluating MEDI-507 and is conducting two Phase I/II clinical trials for the treatment of psoriasis as a proof-of-concept for its use in autoimmune disease. The results of the Phase I study showed that MEDI-507 was well tolerated by the patients. We expect MedImmune to conduct Phase II trials for this indication in 2001.

    In 1998, MedImmune received orphan drug designation from the Office of Orphan Products Development of the FDA for the use of MEDI-507 in the treatment of graft-versus-host disease. Congress enacted the Orphan Drug Act to encourage development of drugs for rare diseases and conditions affecting a small patient population, generally less than 200,000 people. Orphan drug designation of a product can potentially provide a company with seven years of market exclusivity if the company is the first to receive FDA product marketing approval for the orphan drug in the designated indication. Additionally, this designation provides a company with tax credits of 50% for clinical research expenses and the opportunity for clinical research grants.

    ALLOMUNE SYSTEMS

    We are designing our AlloMune Systems to re-educate a patient's immune system so that it does not reject transplanted cells, tissues and organs. We are currently evaluating the use of our AlloMune

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
Systems in the treatment of blood cell cancers and to reduce the need for lifelong immunosuppressive therapy in connection with human organ transplants.

    The AlloMune System is a proprietary system that we are developing to incorporate multiple components. We are designing it to allow a milder procedure for allogeneic bone marrow transplantation and to reduce or eliminate the need for lifelong immunosuppressive therapy in human-to-human organ transplantation. Because the AlloMune System is expected to be suitable for elderly and relatively infirm patients, as well as patients without tissue-matched donors, we expect that it will enable a significantly expanded pool of patients to be considered for transplantation. We expect that the AlloMune System will expand the pool of eligible transplantation recipients by reprogramming the immune system to recognize donor and patient as self, thereby overcoming the complications that result when the patient or the donor recognizes the other's cells, tissues and organs as non-self. This reprogramming of the immune system is expected to be created by establishing a state of mixed bone marrow chimerism between the donor and the patient with the use of MEDI-507.

    Mixed bone marrow chimerism refers to bone marrow in which the cells of both the donor and the patient co-exist. To achieve mixed bone marrow chimerism, the doctor first blocks the patient's immune response to the new foreign antigens from the donor by giving the patient injections of anti-T cell antibody, such as MEDI-507, which depletes the patient's mature T cells. The doctor performs this process prior to the transplantation of the donor bone marrow into the patient. Concurrent with the administration of the anti-T cell antibody, the patient receives doses of radiation or, in the case of cancer patients, chemotherapy, to make space in the patient's bone marrow and allow the transplanted bone marrow to "seed" the newly created space. The doctor then injects bone marrow cells from the donor into the patient.

    We and others have conducted studies that demonstrate that the creation of the mixed bone marrow chimerism will cause the patient to tolerate the donor antigens and regard them as antigens of the patient. By regarding the donor's antigens as self, the patient's immune system retains its ability to respond to foreign pathogens without rejecting cells, tissues or organs transplanted from the bone marrow donor. In addition, in the case of blood cell cancers, the creation of mixed bone marrow chimerism allows the immune cells from the donor to preferentially attack the cancer cells rather than the patient's own cells.


    ALLOMUNE SYSTEM FOR CANCER. We are developing our AlloMune System to treat several types of blood cancers, such as lymphomas, leukemias and myelomas, as well as other malignancies such as kidney cell tumors, melanoma and other cancers. We are designing our AlloMune System for Cancer to re-program a patient's immune defenses so that the patient can benefit from potentially life saving bone marrow transplantation. By using a combination of chemotherapy and the AlloMune System, we are seeking to make bone marrow transplants more successful by allowing the transplanted bone marrow to aggressively attack cancer cells but not the patient's own immune defenses, and without the side effects of graft-versus-host disease or the morbidity caused by destroying the patient's own bone marrow, as is done in conventional bone marrow transplants.


    We are designing the AlloMune System for Cancer to employ a less-intensive, non-ablative amount of chemotherapy, which we believe will increase the types of disease conditions that can be treated, as well as patients' ability to tolerate the treatment. We believe that doctors can administer this regimen safely to patients who, because of their age or concomitant other medical problems, would not have been suitable transplant candidates with ablative regimens.

    In 1999, our research collaborator, Massachusetts General Hospital, performed a study under an investigational new drug application using a prototype of the AlloMune System for Cancer with 21 patients having therapy-resistant blood cancers, including lymphomas. Results of the study demonstrated that treatment led to an overall positive response rate of 67% (38% complete response, 29% partial response). In a recent extension of that study, Massachusetts General Hospital

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
demonstrated the feasibility of using this prototype AlloMune System for transplantation using donors who were not fully tissue matched.

    In early 2000, we initiated a Phase I/II clinical trial of our AlloMune System for Cancer to treat patients with therapy-resistant lymphoma under an investigational new drug application. We expect to complete our Phase I/II clinical trial in late 2001. We are planning to file an investigational new drug application and begin studies in patients with solid tumors in 2001.

    ALLOMUNE SYSTEM FOR TRANSPLANTATION. We are also developing the AlloMune System for Transplantation to re-program the patient's immune system to accept a transplanted donor organ without the need for life-long immunosuppressive therapy. During 1999, we received clearance of an investigational new drug application with the FDA to begin a Phase I clinical trial of the AlloMune System for Transplantation in living-donor kidney transplantation. Recent results from our cancer clinical studies have led us to make changes to the protocol for this Phase I clinical trial.

    Our academic collaborators at the Massachusetts General Hospital have initiated a hospital internal review board-approved Phase I/II proof-of-principle evaluation of the prototype AlloMune System for transplantation in humans. Physicians at Massachusetts General Hospital treated the initial patient under the investigational new drug application for myeloma, a blood cell cancer, and end-stage kidney disease using a prototype AlloMune System approach. The patient received both a kidney transplant and a bone marrow transplant more than two years ago. The patient has been free of immunosuppressive drugs for nearly two years and has normal kidney function, no evidence of graft-versus-host disease, and her myeloma is at nearly undetectable levels.

    XENOTRANSPLANTATION

    Xenotransplantation refers to the transplantation of cells, tissues or organs from one species to another. Xenotransplantation is intended to address the problems arising from the limited supply of available human cells, tissues and organs for transplantation by developing technologies to permit the transplantation of cells, tissues and organs from other species, such as swine. Since 1993, we have collaborated with Novartis to research and develop xenotransplantation products.


    In September 2000, we entered into a joint venture with Novartis to continue research on xenotransplantation products using the technology and intellectual property that we and Novartis had previously developed, both independently and in collaboration with one another. This joint venture began operations in January 2001. The goal of the joint venture is to demonstrate the feasibility and safety of swine to primate transplantation leading to clinical trials of xenotransplantation for the treatment of end-stage organ failure in humans. We expect that the joint venture will conduct this research in three general areas:


    - First, the joint venture will seek to demonstrate proof of concept for organ survival in primate model systems in collaboration with researchers at the Massachusetts General Hospital. These experiments will employ several technologies and procedures, including:

     - swine that carry human genes that inhibit hyperacute rejection, referred to as transgenic swine;

     - proprietary inbred miniature swine;

     - proprietary technology licensed from the Alberta Research Council, which removes natural antibodies from the recipient's blood prior to the transplant to reduce or eliminate hyperacute rejection;

     - immunosuppressive compounds; and

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
     - the transplantation of pig thymus tissue to reprogram the recipient's immune system to recognize the donor tissue as self.

          Our objective is to extend the current survival times for swine organs transplanted into primates from approximately one month post-transplant to three to six months by destroying the pre-existing antibody-producing cells in combination with pig thymus tissue transplantation. We refer to this process as transplantation tolerance. Previous studies have demonstrated the ability of porcine, or pig, thymic tissue transplanted into a mouse to induce transplantation tolerance. In these studies, researchers documented permanent acceptance of pig skin transplants in mice with an otherwise normal immune system and specific T cell unresponsiveness to pig antigens in culture. Allogeneic large animal studies using inbred miniature swine have also demonstrated the ability of allogeneic pig thymic transplants to induce tolerance to kidney grafts from the donor of the thymic tissue in the absence of chronic immunosuppressive drug use.


    - Second, the joint venture will continue studies begun by us to examine the safety of porcine to human xenotransplantation. Others have demonstrated that a type of porcine viruses, referred to as porcine endogenous retroviruses, have the potential to infect human cells. We previously reported on the results of studies that documented the ability of one strain of miniature swine to be free of the porcine endogenous retrovirus types that have been shown to be capable of infecting human cells in culture.


    - Third, the joint venture will focus on adapting recent successes in porcine nuclear transfer technology in which a genetically modified miniature swine has been cloned with modifications that are believed to enhance the survival rates of porcine organs in primates.

    COLLABORATIONS AND AGREEMENTS

    As part of our strategy, we have established alliances with pharmaceutical and other biotechnology companies, academic institutions, scientists and government laboratories. Currently, our principal strategic alliances are the following:

    MEDIMMUNE


    In October 1995, we formed a collaborative arrangement with MedImmune for the development and commercialization of products to treat and prevent rejection. The collaboration is based upon the development of products derived from the BTI-322 monoclonal antibody, MEDI-507 and future generations of products derived from these molecules. In connection with the collaboration, we granted MedImmune an exclusive worldwide license to develop and commercialize the BTI-322 monoclonal antibody and MEDI-507 and any products based on the BTI-322 monoclonal antibody or MEDI-507, other than the use of the BTI-322 monoclonal antibody or MEDI-507 in kits or systems for xenotransplantation or allotransplantation. MedImmune paid us a $2.0 million license fee at the time of formation of the collaboration and agreed to fund and assume responsibility for clinical testing and commercialization of any resulting products. MedImmune also provided $2.0 million in non-refundable research support through December 31, 1997 and has agreed to make milestone payments which could total an additional $11.0 million, all of which is repayable from royalties on the BTI-322 monoclonal antibody or MEDI-507. MedImmune has also agreed to pay royalties on any sales of the BTI-322 monoclonal antibody or MEDI-507 and future generations of products, if any. Royalties will depend, in part, upon the efforts of MedImmune to perform clinical testing, obtain regulatory approvals and market and sell the BTI-322 monoclonal antibody and MEDI-507. MedImmune controls the amount and timing of the resources devoted to these activities.


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    DR. DAVID H. SACHS/THE MASSACHUSETTS GENERAL HOSPITAL


    In January 1991, we entered into a ten-year agreement with MGH, which was extended for an additional five-year term in December 2000, under which we fund a portion of the research of Dr. Sachs and other MGH personnel in the area of transplantation of cells, tissues and organs. In exchange for our research funding, MGH has granted us exclusive worldwide royalty-bearing rights to technology and inventions developed in the course of research funded by us, subject to a royalty to be paid to MGH and subject to customary retention rights of the United States government. We also have a right of first refusal in connection with any additional research proposals in the field of tissue and organ transplantation to be submitted by Dr. Sachs and his colleagues, who are funded by us, to other commercial sponsors.


    NOVARTIS/BIOTRANSPLANT JOINT VENTURE

    From 1993 through October 2000, we were party to two collaboration agreements with Novartis to research, develop and commercialize xenotransplantation products. During the collaboration, we received an aggregate of $33.5 million in research funding and $16.5 million in license fees and milestone payments from Novartis. In September 2000, we entered into an arrangement with Novartis to combine our respective expertise in the field of xenotransplantation into a newly-formed, independently-run Swiss company, Immerge BioTherapeutics AG, and terminated our prior collaborations in xenotransplantation.

    Novartis has committed to provide an aggregate of $30.0 million in research funding over three years to the joint venture. Both we and Novartis have exclusively licensed to the joint venture patent rights and technology in the field of xenotransplantation. The joint venture has granted to Novartis an exclusive, worldwide, royalty-bearing license to develop and commercialize any xenotransplantation products resulting from its research. We will receive royalties from the sale of xenotransplantation products by Novartis, if any.


    In December 2000, Immerge BioTherapeutics AG formed a wholly-owned Delaware subsidiary, Immerge BioTherapeutics, Inc. The Delaware subsidiary expects to enter into a contract research agreement with us, under which we will commit approximately 20 full-time employees to perform research for the joint venture and we will also agree to provide administrative services for the joint venture, all at a rate to be negotiated.



    Novartis holds 67% of the shares of the joint venture and we hold the remaining 33%. All income, gain, profit or loss of the joint venture will be allocated to us and Novartis pro rata based on our respective equity ownership of the joint venture in effect in the period in which these items accrue. Initially, the board of directors of Immerge BioTherapeutics, Inc. will consist of four directors: one selected by us, one selected by Novartis and two additional directors, one each designated by us and Novartis, who are experts in the field of xenotransplantation. Immerge BioTherapeutics AG has agreed not to undertake, or permit its subsidiaries to undertake, specified fundamental corporate actions without the consent of both shareholders. The joint venture began operations in January 2001.


    CHARLES RIVER LABORATORIES


    According to the terms of a miniature swine transfer and maintenance agreement with Charles River Laboratories, we and the joint venture will have exclusive rights to use miniature swine that Charles River Laboratories is developing for use in the allotransplantation and xenotransplantation programs, respectively. The joint venture and BioTransplant will bear their proportionate costs of maintaining the miniature swine herd. The agreement expires in 2003, but the parties may agree to renew the agreement for an additional five-year period.


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    STEM CELL SCIENCES LTD.



    According to the terms of a strategic alliance with Stem Cell Sciences Ltd., our joint venture with Novartis will have worldwide, exclusive rights, subject to the payment of a royalty, to technology, products and processes for the derivation and manipulation of porcine embryonic stem cells and nuclear transfer technology developed during the research term and useful in xenotransplantation in humans. We have made equity investments in Stem Cell Sciences that represented 30% of the outstanding shares of that company. Stem Cell Sciences has used substantially all of the consideration from our equity investment to fund the research and development of nuclear transfer technology and, in particular, the development of technology, products and processes useful for xenotransplantation in humans. We made additional investments in Stem Cell Sciences in 1996, 1997 and 1998 to maintain our 30% ownership position and to support additional research through December 31, 1999. Stem Cell Sciences raised additional equity during 2000, resulting in a dilution of our ownership to approximately 25%.


    ALBERTA RESEARCH COUNCIL

    The Alberta Research Council has granted us a worldwide royalty-bearing license for specified patents and patent applications covering technology potentially useful for removal of natural antibodies against xenografts. We expect to exclusively sublicense our rights under this agreement to our joint venture with Novartis. The license is exclusive except for one patent application directed to the removal of natural antibodies against xenografts, which is co-owned by one of the inventors and was assigned to a competitor. The Alberta Research Council has also granted a non-exclusive, worldwide, royalty-bearing license to use any of its information, data, formulas or processing information that pertain to the manufacture, development or use of any products resulting from the licensed patents in the field of xenotransplantation.

    CATHOLIC UNIVERSITY OF LOUVAIN (BELGIUM)


    We are funding research by Drs. Herve Bazin and Dominique Latinne at the Experimental Immunology Unit of the Catholic University of Louvain, Belgium, for the development of monoclonal antibodies. We have exclusive, worldwide royalty-bearing commercialization rights to discoveries, including the BTI-322 monoclonal antibody, made in laboratories under our sponsorship, subject to a royalty.


MANUFACTURING AND SUPPLY


    We currently have no manufacturing facilities or staff for clinical or commercial production of any products or systems under development. We plan to rely initially on third parties to manufacture our product candidates for research, preclinical testing, clinical trials and commercialization, if any, with a long-term objective to develop internal manufacturing capability where appropriate.


    MedImmune is manufacturing supplies of MEDI-507 required for preclinical studies, clinical trials and commercial products using its own manufacturing facilities. We have the option to continue to use MedImmune as a supplier or to use an alternative manufacturer or supplier.

    Novartis has exclusive worldwide rights to manufacture xenotransplantation products arising from the research program conducted by our joint venture with Novartis.

SALES AND MARKETING

    Due to the early stage of our development efforts, we presently have no marketing or sales personnel.

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    MedImmune has exclusive worldwide marketing rights to the BTI-322 monoclonal antibody, MEDI-507 and future generations of these products, if any, other than the use of the BTI-322 monoclonal antibody and MEDI-507 for kits or systems for xenotransplantation and allotransplantation.



    We currently hold all marketing rights to the AlloMune System, although we may seek a corporate partner to support the development and commercialization of the AlloMune System. In the United States, we currently intend to market the AlloMune System for solid organ transplantation and cancer related products and systems to the approximately 250 transplant centers, which we believe will allow significant market coverage with relatively few sales personnel. To implement this marketing strategy, we intend to hire a limited number of sales and marketing personnel. In foreign markets, we expect to use local pharmaceutical companies to market our products and systems due to the complexities of foreign regulations and medical practices.


    Novartis has exclusive worldwide rights to market and sell xenotransplantation products arising from the research program conducted by our joint venture with Novartis.

RESEARCH AND DEVELOPMENT


    Our total research and development expenses were $14.7 million, $15.7 million and $15.0 million for 1998, 1999 and 2000, respectively. Collaborative research and development revenues totaled $6.7 million, $8.7 million and $4.6 million in 1998, 1999 and 2000, respectively.


PATENTS AND PROPRIETARY RIGHTS


    As of February 28, 2001, we owned or had been licensed 37 issued United States patents and 39 allowed or pending United States patent applications, as well as foreign counterparts for certain of the patent applications. These patents and patent applications are directed to, among other things, MEDI-507, our AlloMune Systems and our xenotransplantation technologies.


    Our policy is to aggressively prosecute and enforce our patents and proprietary technology. We intend to continue to file United States and foreign patent applications to protect technology, inventions and improvements that are considered important to the development of our business. We also rely upon trade secrets, know how, continuing technological innovation and licensing opportunities to develop and maintain our competitive position.


    We are aware of granted patents that claim monoclonal antibodies that bind to T cells. Johnson & Johnson, which manufactures and sells OKT3, a T cell-binding monoclonal antibody, owns these patents. We believe that the BTI-322 monoclonal antibody is distinguishable from other monoclonal antibodies claimed in Johnson & Johnson's patents, and does not infringe these patents either literally or under the doctrine of equivalents.


    We have reviewed issued patents which include claims relating to humanized monoclonal antibodies. These patents are held by biotechnology companies and an academic institution. We, together with MedImmune, have obtained a license for MEDI-507 from Protein Design Laboratories Inc. under its humanized antibody patents.


    We are also aware of a granted United States patent directed to the production of transgenic animals by the use of a microinjection technique which is licensed to a competitor. This patent could have an adverse impact on our, or our licensees and collaborators, ability to produce transgenic animals by microinjection. In addition, we are aware of a United States patent that is directed to embryonic stem cells. This patent may have an adverse impact on our, or our licensees' or collaborators', programs for producing transgenic swine by the use of embryonic stem cells.


    Some of our know-how and technology is not patentable. To protect our rights, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements with us.

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COMPETITION


    We face intense competition from a wide range of pharmaceutical, biopharmaceutical and medical device companies, as well as academic and research institutions and government agencies. Our competitors include organizations that are pursuing the same or similar technologies as those that constitute our technology platform and organizations that are pursuing products that are competitive with our potential products. For example, the development of superior immunosuppressant therapeutics, mechanical organ systems and other improvements in therapies for end-stage organ disease could adversely affect the size of our available markets. We are aware that Chimeric Therapies, Inc. plans to develop mixed bone marrow chimerism to include tolerance for allogeneic solid organ and bone marrow transplants. In addition, we are aware of other companies that are pursuing research and development of alternative products or technologies addressing the same disease categories as our development programs. In particular, there are several commercially available anti-rejection drugs that may compete with the MEDI-507 product under development, including:



    - OKT3 (marketed by Ortho Biotech, Inc, a subsidiary of Johnson & Johnson);



    - ATGAM (marketed by Pharmacia Upjohn);



    - ThymoGlobulin-Registered Trademark- (marketed by SangStat Medical Corporation);



    - Zenapax-Registered Trademark- (marketed by Roche Laboratories); and



    - Simulect-Registered Trademark- (marketed by Novartis).



    To the extent that these therapeutics address the problems associated with transplantation on which we have focused, they may represent significant competition.



    Many of the organizations competing against us have financial and other resources substantially greater than our own. In addition, many of our competitors have significantly greater experience in testing pharmaceutical and other therapeutic products and obtaining FDA and other regulatory approvals of products for use in health care. Accordingly, our competitors may succeed more rapidly than we will in obtaining FDA approval for products. If we commence significant commercial sales of our products, we will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which we have limited or no experience.



    Principal competitive factors in our industry include:


    - efficacy;

    - safety;

    - reliability;

    - price;

    - availability of reimbursement; and


    - intellectual property position.



    We believe that the quality and breadth of our technology platform, the skill of our employees, our intellectual property platform and our capabilities for research and development are competitive strengths. However, many of our competitors have significantly larger technology and intellectual property platforms than we do and greater capabilities in research and development.


GOVERNMENT REGULATION

    The development and commercialization of our products will be subject to regulation in the United States by numerous regulatory authorities including the Federal Food and Drug Administration

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and Federal Trade Commission and by comparable regulatory authorities in foreign countries. These regulatory authorities and other federal, state and local entities will regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, clearance, manufacturing, labeling, packaging, export, storage, recordkeeping, adverse event reporting, and promotion and advertising of our products.


    We will require FDA approval or clearance of our products, including a review of the manufacturing processes and facilities used to produce our products, before we may market the products in the United States. Based upon initial discussions with the FDA, we believe that the BTI-322 monoclonal antibody and MEDI-507 will be classified as biological products by the FDA. Biological products are subject to dual regulation. Their approval for marketing, among other things, is regulated under the Public Health Service Act through a biologics license application. However, biological products are also drugs and must meet drug standards under the Federal Food, Drug and Cosmetics Act. These federal drug standards include good manufacturing practices regulations and regulations governing clinical trials.



    The manufacture of xenograft products for human transplantation can be expected to raise issues concerning both the safety and effectiveness of the products and compliance with and further development of standards for good manufacturing practices of these products. The Public Health Service published draft guidance in 1996 on infectious disease issues related to xenotransplantation and in 1999 on the infectious disease implication of blood donation from recipients of xenotransplants. In January 1998, PHS held a public meeting on emerging policy issues, but final guidance and/or regulations do not yet exist. We cannot predict the content of future policy or regulations relating to xenotransplantation products, or the effect any future policy or regulation may have on our, or our licensees' or collaborators', ability to research, develop, manufacture and market xenotransplantation products.



    Development of a therapeutic product for human use under applicable laws and regulations is a multi-step process. First, in vitro and/or animal testing must be conducted in a manner consistent with good laboratory practices to establish the potential safety and effectiveness of the experimental product in a given disease. If a product is found to be reasonably safe and potentially effective in preclinical trials, the next step in the process is human clinical trials. An investigational new drug application containing, among other things, the preclinical data, chemistry, manufacturing and control information, and an investigative plan, must be submitted to the FDA and allowed to become effective by the agency before clinical trials may begin. There can be no assurance that submission of an investigational new drug application will result in the ability to commence clinical trials. In addition, the FDA may place a clinical trial on hold or terminate it if, among other reasons, it concludes that clinical subjects are being exposed to an unacceptable health risk.


    Clinical trials typically involve three phases, although those phases can overlap:

        PHASE I. Phase I is conducted to evaluate the safety and pharmacokinetics of the experimental product in humans, and if possible, to gain early indications of effectiveness. Phase I studies may also evaluate various routes, dosages and schedules of product administration.

        PHASE II. If acceptable product safety is demonstrated in Phase I, Phase II studies are initiated. In Phase II, clinical trials are conducted in groups of patients afflicted with a specific disease or condition for which the product is intended for use in order to further test safety, begin evaluating effectiveness, optimize dosage amounts and determine dose schedules and routes of administration.

        PHASE III. If Phase II studies yield satisfactory results and no hold is placed on further studies by the FDA, Phase III studies begin. Phase III studies are usually randomized, double blind studies testing for product safety and effectiveness in an expanded patient population in order to evaluate the overall risk/benefit relationship of the product and to provide an adequate basis for product labeling. These studies also may compare the safety and effectiveness of the product with currently available products.

    It is not possible to estimate the time in which Phase I, II and III studies will be completed with respect to a given product, if at all, and the time period may last as long as several years.


    Following completion of clinical investigations, the preclinical and clinical data that have been accumulated, together with chemistry, manufacturing and controls specifications and information, are submitted to the FDA in a biologics license application. To approve a product regulated under a biologics license application, the agency must determine, among other things, that the product is safe, pure and potent, and that any facility in which it is manufactured, processed, packed or held, meets standards designed to assure the product's continued safety, purity and potency. There can be no assurance that the FDA will approve a product in a timely manner, if at all. The approval process can be very lengthy and depends, among other things, upon the time it takes to review the submitted data, the FDA's comments on the application and the time required for us to provide satisfactory answers or additional clinical data if requested.



    If the FDA approves a biologics license application, we will need to continue to be compliant with strict FDA requirements concerning good manufacturing practices, enforced by periodic inspections and adverse event reporting, as well as with any special requirements imposed as a part of the biologics license application approval. Changes to approved biological products that affect safety or effectiveness require approved supplemental applications, as do changes in manufacturing that have a substantial potential to adversely affect product safety or effectiveness. These supplemental applications may require the submission of clinical or comparability data and must be approved before the product may be marketed as modified.



    In addition, the nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our products will be limited to those specified in an FDA clearance or approval, and claims exceeding those that are cleared or approved will constitute a violation of the FDA's Food, Drug and Cosmetics Act. Violations of the Food, Drug and Cosmetics Act or regulatory requirements at any time during the product development process, approval process or after approval may result in agency enforcement actions, including recall, license suspension or revocation, seizure of products, fines, injunctions and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.


    The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress and recision of contracts. Violations of FTC enforcement orders can result in substantial fines or other penalties.

    The Orphan Drug Act of 1983 generally provides incentives to manufacturers to undertake development and marketing of products to treat relatively rare diseases, those where fewer than 200,000 persons in the United States at the time of application for orphan drug designation would be likely to receive the treatment. A product that receives orphan drug designation by the FDA and is the first product to receive FDA marketing approval for its indication is entitled to a seven-year exclusive marketing period in the United States for that indication. We intend to pursue this designation with respect to any of our products intended for patient populations in the United States of less than 200,000. MEDI-507 has received orphan drug designation, both as a stand-alone product, and as a

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component of our AlloMune System. In addition, orphan drug exclusivity can be terminated for a number of reasons, including that the manufacturer cannot provide an adequate supply of the drug.


    We also face several regulatory obstacles in the European Union. Although there are minor orphan drug provisions in some European countries, there is, as yet, no overall process equivalent to that followed in the United States. The results of all preclinical, development/manufacturing and Phase I, II and III clinical study data generated in Europe or the United States may also be submitted to the European Medicines Evaluation Agency, the counterpart of the FDA, for approval as a Marketing Approval Application, or MAA, which is the equivalent of a biologics license application. Approval of the MAA permits product marketing within all countries of the European Union. This MAA procedure can take a year or more to complete. Approval procedures for marketing of products in countries that are not European Union member states vary from country to country and the time required for approval may be longer or shorter than that required for FDA approval. In addition, for products exported from the United States to any foreign country or territory, applicable FDA export requirements must be met.


EMPLOYEES


    As of December 31, 2000, we had 62 full-time employees, 50 of whom were engaged in research, development, clinical and quality assurance/quality control activities. Of our full time employees, we expect that approximately 20 will devote substantially all of their time to research for the joint venture with Novartis under a research agreement with Immerge BioTherapeutics, Inc. None of our employees are represented by a labor union or covered by a collective bargaining agreement.


PROPERTIES

    We lease a facility which contains approximately 34,000 square feet of space in Charlestown, Massachusetts. The lease has a 15-year term ending in 2009 with an option to extend for an additional five years. We believe that our current facilities will be sufficient to meet our needs for the foreseeable future.

LEGAL PROCEEDINGS

    We are currently not a party to any material legal proceedings.

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          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF BIOTRANSPLANT

OVERVIEW

    Since commencement of operations in 1990, BioTransplant has been engaged primarily in the research and development of pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs. The major sources of BioTransplant's working capital have been the proceeds from sales of equity securities, sponsored research funding and license fees, capital lease financings and borrowings under a term loan. BioTransplant has not generated any revenues from the sale of products to date, and does not expect to receive any product revenues for several years, if ever. BioTransplant will be required to conduct significant additional research, development, testing and regulatory compliance activities that, together with general and administrative expenses, are expected to result in significant and increasing operating losses for at least the next several years.


    From 1993 through October 2000, BioTransplant was a party to two collaboration agreements with Novartis to research, develop and commercialize xenotransplantation products. During the collaboration, BioTransplant received an aggregate of $33.5 million in research funding and $16.5 million in license fees and milestone payments from Novartis. In September 2000, BioTransplant entered into an arrangement with Novartis to combine their respective expertise in the field of xenotransplantation into a newly-formed, independently-run Swiss company, Immerge BioTherapeutics AG, which began operations in January 2001, and terminated their prior collaborations in xenotransplantation.


    Novartis has committed to provide an aggregate of $30.0 million in research funding over three years to the joint venture. Both BioTransplant and Novartis have exclusively licensed to the joint venture patent rights and technology in the field of xenotransplantation. The joint venture has granted to Novartis an exclusive, worldwide royalty-bearing license to develop and commercialize any xenotransplantation products resulting from the joint venture's research. BioTransplant will receive royalties from the sale of xenotransplantation products by Novartis, if any.


    In December 2000, Immerge BioTherapeutics AG formed a wholly-owned Delaware subsidiary, Immerge BioTherapeutics, Inc. BioTransplant expects to enter into a contract research agreement with the Delaware subsidiary, under which BioTransplant will commit approximately 20 full-time employees to perform research and will agree to provide administrative services, all at a rate to be agreed upon.



    Novartis holds 67% of the shares of the joint venture and BioTransplant holds the remaining 33%. All income, gain, profit or loss of the joint venture will be allocated to BioTransplant and Novartis pro rata based upon their respective equity ownership of the joint venture in effect in the period in which these items accrue. Initially, the board of directors of Immerge BioTherapeutics, Inc. will consist of four directors: one selected by BioTransplant, one selected by Novartis and two additional directors, one each designated by BioTransplant and Novartis, who are experts in the field of xenotransplantation. Immerge BioTherapeutics AG has agreed not to undertake, or permit its subsidiaries to undertake, specified fundamental corporate actions without the consent of both shareholders.



    In October 1995, BioTransplant and MedImmune entered into a collaborative research agreement for the development of products to treat and prevent organ rejection. MedImmune paid BioTransplant a $2.0 million license fee at the time of execution of the agreement, and agreed to fund and assume responsibility for clinical testing and commercialization of the BTI-322 monoclonal antibody and other related products. MedImmune has provided $2.0 million of non-refundable research support and has agreed to make milestone payments which could total up to an additional $11.0 million. Any milestone payments which are received are repayable from royalties on the BTI-322 monoclonal antibody and other related products.


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RESULTS OF OPERATIONS


    YEARS ENDED DECEMBER 31, 2000 AND 1999



    Revenues decreased to $4.6 million in 2000 from $8.7 million in 1999. The decrease in revenues was primarily due to $4.6 million in sponsored research payments received under the Novartis agreement in 2000, compared to $8.7 million in sponsored research payments, milestone payments and license revenue received under the Novartis agreement during 1999.



    Research and development expenses decreased to $15.0 million in 2000 from $15.7 million in 1999. This decrease was primarily due to decreased levels of external research support.



    General and administrative expenses increased to $2.5 million in 2000 from $2.4 million in 1999. This increase was primarily due to increases in BioTransplant's general corporate expenditures in 2000 compared to 1999.



    Interest income increased to $1.3 million in 2000 from $782,000 in 1999. The increase was due primarily to higher cash balances available for investment purposes as well as rising interest rates.



    As a result of the above factors, BioTransplant generated a net loss in 2000 of $11.7 million, or $1.01 per share, compared to a net loss of $8.7 million, or $1.01 per share, in 1999.


    YEARS ENDED DECEMBER 31, 1999 AND 1998


    Revenues increased to $8.7 million in 1999 from $6.7 million in 1998. The increase in revenues was primarily due to $8.7 million in sponsored research, milestone payments and license revenue from the Novartis agreements in 1999, compared to $6.7 million in sponsored research and license revenue from Novartis during 1998.


    Research and development expenses increased to $15.7 million in 1999 from $14.7 million in 1998. This increase was primarily due to additional external research support combined with increases in research and development staff and associated increases in supplies and support services.

    General and administrative expenses decreased slightly to $2.4 million in 1999 from $2.5 million in 1998. This decrease was primarily due to decreased outside professional services rendered in connection with market research and business development.


    Interest income decreased to $0.8 million in 1999 compared to $1.3 million in 1998. The decrease was due to lower average cash balances available for investment during 1999.



    As a result of the above factors, BioTransplant incurred a net loss in 1999 of $8.7 million, or $1.01 per share, compared to a net loss of $9.2 million, or $1.07 per share, in 1998.



QUARTERLY RESULTS OF OPERATIONS



    The following table sets forth unaudited selected operating results for each of the eight fiscal quarters in the two years ended December 31, 2000. We believe that the following selected quarterly information includes all adjustments, consisting only of normal, recurring adjustments, that we consider necessary to present this information fairly. You should read this financial information in conjunction with the financial statements and related notes appearing elsewhere in this joint proxy statement/ prospectus. Our results of operations have fluctuated in the past and are likely to continue to fluctuate


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greatly from quarter to quarter in the future. Therefore, results of operations for any previous periods are not necessarily indicative of results of operations to be recorded in the future.



                                                                      QUARTER ENDED
                                -----------------------------------------------------------------------------------------
                                MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MARCH 31,   JUNE 30,   SEPT. 30,   DEC. 31,
                                  1999        1999       1999        1999       2000        2000       2000        2000
                                ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.......................   $ 1,239    $ 1,238     $ 3,735    $ 2,477     $ 1,488    $ 1,488     $ 1,476    $   106
Operating expenses............     4,355      4,379       4,497      4,896       4,302      4,251       4,310      4,654
Net loss......................    (2,892)    (2,968)       (602)    (2,213)     (2,499)    (2,408)     (2,501)    (4,271)
Basic and diluted net loss per
  common share................   $ (0.34)   $ (0.35)    $ (0.07)   $ (0.26)    $ (0.23)   $ (0.21)    $ (0.21)   $ (0.36)


LIQUIDITY AND CAPITAL RESOURCES


    Since its inception, BioTransplant's operations have been funded principally through the net proceeds of an aggregate of $83.2 million from sales of equity securities. BioTransplant has also received $50.0 million from research and development and collaboration agreements with Novartis, $4.0 million from an alliance agreement with MedImmune and $2.9 million in equipment financing. The proceeds of the sales of equity securities, equipment financing and cash generated from the corporate collaborations with Novartis and MedImmune have been used to fund operating losses of approximately $68.8 million and the investment of approximately $5.6 million in equipment and leasehold improvements through December 31, 2000. During 1999, BioTransplant extended and increased its term note with a bank from $500,000 to $1.0 million for certain equipment and fixtures borrowing. There were $486,000 in borrowings outstanding under this term note at December 31, 2000. BioTransplant had no significant commitments as of December 31, 2000 for capital expenditures.


    On February 11, 2000, BioTransplant issued and sold to a group of investors an aggregate of 1,215,000 shares of its common stock, at a purchase price of $8.00 per share, for net proceeds of approximately $9.0 million.


    BioTransplant has entered into sponsored research and consulting agreements with certain hospitals, academic institutions and consultants, requiring periodic payments by BioTransplant. Aggregate minimum funding obligations under these agreements, each of which includes cancellation provisions, total approximately $4.9 million, which includes approximately $3.4 million in 2001.



    BioTransplant had cash, cash equivalents and short-term investments of $14.9 million as of December 31, 2000 as compared to $21.4 million as of December 31, 1999.



    Assuming the merger is consummated, BioTransplant anticipates that its existing cash, cash equivalents and short-term investments will be sufficient to fund its operating and capital requirements as currently planned through the middle of 2001. BioTransplant will need to raise substantial additional funds in the near term, and may seek to raise these funds through additional financings, including public or private equity offerings, collaborative arrangements with corporate partners or a combination of any of the foregoing. There can be no assurance that funds will be available on terms acceptable to BioTransplant, if at all. If adequate funds are not available, BioTransplant may be required to delay, scale back or eliminate some or all of its product development programs or to license to others the right to commercialize products or technologies that BioTransplant would otherwise seek to develop and commercialize itself, any of which would have a material and adverse effect on BioTransplant.


    Even if BioTransplant is able to raise the substantial additional funds required to finance its operations, BioTransplant's cash requirements may vary materially from those now planned. Factors that may affect this variability include, without limitation:

    - the progress of BioTransplant's research and development programs;

    - the scope and results of preclinical and clinical testing;

    - changes in existing and potential relationships with corporate collaborators;

    - the time and cost in obtaining regulatory approvals;

    - the costs involved in obtaining and enforcing patents, proprietary rights and any necessary licenses;

    - the ability of BioTransplant to establish development and commercialization capacities or relationships; and

    - the costs of manufacturing.


    BioTransplant expects to incur substantial additional costs, including costs related to research and development activities, preclinical studies, clinical trials, obtaining regulatory approvals, manufacturing and the expansion of its facilities.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

    BioTransplant owns financial instruments that are sensitive to market risks as part of its investment portfolio. The investment portfolio is used to preserve BioTransplant's capital until it is required to fund operations, including BioTransplant's research and development activities. All of these market-risk sensitive instruments are classified as held-to-maturity and are not held for trading purposes. BioTransplant does not own derivative financial instruments in its investment portfolio. The investment portfolio contains interests that are subject to the risk of a decline in interest rates.

    BioTransplant's investment portfolio includes investment-grade debt instruments. These bonds are subject to interest rate risk and could decline in value if interest rates fluctuate. Due to the short duration and conservative nature of these instruments, BioTransplant does not believe that it has a material exposure to interest rate risk.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is each person who is presently a director or executive officer of BioTransplant. Also included is each person who is presently a director or executive officer of Eligix and who will become a director or executive officer of BioTransplant upon consummation of the merger.


NAME                                      AGE            POSITION AT BIOTRANSPLANT
----                                    --------   --------------------------------------
Elliot Lebowitz, Ph.D.................  60         President, Chief Executive Officer and
                                                   Director
Donald R. Conklin.....................  64         Director
William W. Crouse.....................  58         Director
James C. Foster, J.D..................  50         Director
Daniel O. Hauser, Ph.D................  63         Director
Michael S. Perry, D.V.M., Ph.D........  41         Director
Walter C. Ogier*......................  44         President, Chief Operating Officer and
                                                   Director
Arnold L. Oronsky, Ph.D.*.............  60         Director
Susan M. Racher*......................  47         Director
James R. Fitzgerald, Jr.*.............  56         Executive Vice President, Finance and
                                                   Administration
James Hope, Ph.D......................  49         Senior Vice President, Development
Mary White-Scharf, Ph.D...............  50         Senior Vice President, Research
Richard V. Capasso, C.P.A.............  39         Vice President, Finance and Treasurer
David N. Cook, Ph.D.*.................  42         Senior Vice President, Development
Tara Clark*...........................  39         Vice President, Marketing
James A. Embree*......................  51         Vice President, Manufacturing
Judith Snow*..........................  43         Vice President, Quality Assurance


------------------------

    *Subject to the consummation of the merger.

    ELLIOT LEBOWITZ, PH.D. has served as President and Chief Executive Officer and as a member of the Board of Directors of BioTransplant since April 1991. From 1985 to 1991, he served as Vice President for Research and Development at C.R. Bard, Inc., a medical device company, directing internal and collaborative research and development programs for Bard's Vascular Systems, Cardiosurgery and Cardiopulmonary Divisions. From 1981 until 1985, Dr. Lebowitz served as Director of Long Range Research and Development at DuPont Corporation, a diversified health care company, developing immunopharmaceuticals. From 1977 until 1981, he served as Division Manager of the Medical Products Division of New England Nuclear Corporation, which developed, manufactured and sold radiopharmaceuticals for in vivo diagnosis. Earlier in his career, Dr. Lebowitz served at Brookhaven National Laboratories, a United States Department of Energy research facility, where he developed Thallium-201, a radiopharmaceutical for the diagnosis of coronary artery disease. Dr. Lebowitz was a founder of Diagnostic
Isotopes, Inc., a radiopharmaceutical company which was subsequently acquired by Hoffmann-La Roche Inc., a pharmaceutical company. He was also a founder of Procept, Inc., a biopharmaceutical company which focused on rational drug design. He holds a B.A. from Columbia College and a Ph.D. from Columbia University. Upon consummation of the merger, Walter C. Ogier, the President and Chief Executive Officer of Eligix, will become President and Chief Operating Officer of BioTransplant, reporting to Dr. Lebowitz as Chief Executive Officer.


    DONALD R. CONKLIN has served as a director of BioTransplant since
January 1997. Mr. Conklin is currently retired. From February to December 1996, he served as Chairman of Schering-Plough Health Care Products, a wholly-owned subsidiary of Schering-Plough Corporation, a pharmaceutical company.

From 1995 to February 1996, he served as President of Schering-Plough Health Care, and from 1986 until September 1994, he served as Executive Vice President and President of Schering-Plough Pharmaceuticals. Mr. Conklin also serves on the board of directors of Alfacell Corporation, Ventiv Inc. and Vertex Pharmaceuticals. He received his B.A. from Williams College and his M.B.A. from Rutgers University. Mr. Conklin has indicated to BioTransplant that he does not intend to serve as a director upon consummation of the merger.



    WILLIAM W. CROUSE has served as a director of BioTransplant since
June 1995. Since 1994, Mr. Crouse has served as Managing Director of HealthCare Ventures LLC, a venture capital firm. Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a medical device company, and Vice President of Johnson & Johnson International, a pharmaceutical company, from 1987 to 1994. Mr. Crouse has more than 30 years experience in the pharmaceutical industry. He also serves as a director of Dendreon Corporation, The New York Blood Center and Liberty Science Center and is a Trustee of Lehigh University. Mr. Crouse received his B.S. in finance and economics from Lehigh University and his M.B.A. from Pace University. Mr. Crouse has indicated to BioTransplant that he does not intend to serve as a director upon consummation of the merger.


    JAMES C. FOSTER, J.D. has served as a director of BioTransplant since February 1992. Since 1992, he has served as President and Chief Executive Officer of Charles River Laboratories, Inc., or CRL, a supplier of research animals and animal-related products and services. Previously, he served in various other capacities with CRL. Mr. Foster received his B.S. in psychology from Lake Forest College, his J.D. from the Boston University School of Law and his M.A. in Science and Management from the Massachusetts Institute of Technology.


    DANIEL O. HAUSER, PH.D. has served as a director of BioTransplant since January 1994. Dr. Hauser is currently retired. From 1997 to 1998, he served as the Senior Vice President of Preclinical Development & Project Management, Operations in the United States for Novartis AG, a pharmaceutical corporation. From 1992 until December 1996, he served as President of Sandoz Research Institute and as Senior Vice President of Research and Development for Sandoz Pharmaceutical Corporation, the predecessor of Novartis. From 1965 to 1992, he served in various positions at the Pharma Division of Sandoz Pharma Ltd. (Switzerland), including Senior Vice President from 1985 to 1992. Dr. Hauser received his M.S. and Ph.D. in chemistry from the Swiss Federal Institute of Technology (Switzerland) and was a Post-doctoral Research Fellow in the Department of Chemistry at the Israel Institute of Technology (Haifa).



    MICHAEL S. PERRY, D.V.M., PH.D. has served as a director of BioTransplant since January 1999. Since October 2000, he has served as Vice President, Global Research and Development of Baxter Healthcare Corporation, a hospital supply and medical technology company. From 1998 until September 2000, he served as President and Chief Executive Officer of Genetic Therapy, Inc. and since 1997, he has served as President and Chief Executive Officer of SyStemix, Inc. Genetic Therapy and SyStemix are biopharmaceutical corporations which are wholly-owned by Novartis. During 1997, Dr. Perry served as Vice President, Drug Regulatory Affairs, North America for Novartis. From 1995 to 1996, he served as Vice President, Drug Registration and Regulatory Affairs (North America) for Sandoz Pharmaceutical Corporation, the predecessor of Novartis. From 1994 to 1995, he served as Vice President, Drug Registration and Regulatory Affairs (USA) for Sandoz. Dr. Perry received his Ph.D. in pharmacology (cardiopulmonary) and his D.V.M. from the Ontario Veterinary College, University of Guelph (Canada).


    WALTER C. OGIER will become President and Chief Operating Officer and a director of BioTransplant upon consummation of the merger. Mr. Ogier has served as President and Chief Executive Officer and as a member of the board of directors of Eligix since November 1997. From 1994 to 1997, he served as Vice President, Marketing and, initially, Director of Marketing, at Aastrom Biosciences, Inc., a cell therapy company based in Ann Arbor, Michigan where his principal responsibilities included marketing, business development, public relations and the implementation of clinical trials. From 1987 to 1994, Mr. Ogier held various management positions with Baxter Healthcare Corporation's Immunotherapy and Fenwal divisions, involving responsibility for North American and global marketing of a portfolio of therapeutic products in transplantation and cancer, atherosclerosis, and autoimmune disorders, including the development and oversight of product development and distribution alliances and execution of technology licenses. He has also served from 1986 to 1987 as a financial analyst at Roger G. Ibbotson and Associates, a financial investment consulting company, and from 1979 to 1985 as an industrial economist and research scientist at Stanford Research Institute (SRI International), a management consulting and contract research organization. He received his B.A. degree in chemistry from Williams College and his M.B.A. degree from the Yale School of Management.

    ARNOLD ORONSKY, PH.D. will become a director of BioTransplant upon consummation of the merger. Dr. Oronsky has served as the Chairman of the board of directors of Eligix since February 1997. Dr. Oronsky has been affiliated with InterWest Partners since 1989, where he became a General Partner in 1994. From 1977 to 1994, he served in positions of increasing responsibility at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company, most recently serving as Vice President for Discovery Research where he directed a $90 million research budget and a staff of approximately 300 employees. Dr. Oronsky has also served as a Research Fellow and an Assistant Professor at Harvard Medical School. Dr. Oronsky currently serves as a director of Corixa Corporation. Dr. Oronsky holds a B.S. degree from New York University and a Ph.D. from Columbia University's College of Physicians and Surgeons.

    SUSAN M. RACHER will become a director of BioTransplant upon consummation of the merger. Ms. Racher has served as a member of the board of directors of Eligix since 1999. Since 1998, Ms. Racher has served as Chief Financial Officer of the Wallace H. Coulter Foundation, a charitable entity dedicated to furthering Mr. Coulter's lifelong pursuit of the improvement of healthcare through medical technology and research, and as a member of its executive committee. From 1978 to 1997, Ms. Racher served in positions of increasing responsibility with BankAmerica and its predecessor, Continental Bank. Most recently she served as Senior Vice President and Manager of BankAmerica's Florida Corporate Division, where she held responsibility for all commercial banking and investment banking relationships in Florida. Ms. Racher received her B.A. degree from Smith College and an M.B.A. in Finance and Accounting from the University of Chicago Graduate School of Business.

    JAMES R. FITZGERALD, JR. will become Executive Vice President, Finance and Administration of BioTransplant upon consummation of the merger. Mr. Fitzgerald has served as the Senior Vice President of Finance & Operations and Chief Financial Officer of Eligix since January 2000. From 1996 to 2000, he served as Vice President Finance, Treasurer and Chief Financial Officer of ArQule, Inc., a chemistry and drug discovery company. From 1988 to 1996, Mr. Fitzgerald served as Chief Financial Officer of Hush Holdings U.S., Inc., an entertainment company. He previously served as Chief Financial Officer of MediVision, Inc., an operator of outpatient surgery centers, from 1985 to 1987 and Amicon Corporation, a manufacturer of separation sciences apparatus and specialty polymer materials, from 1980 to 1985. Mr. Fitzgerald received a B.A. in economics and an M.B.A. from Northeastern University and attended the Harvard Business School Executive Program.

    JAMES HOPE, PH.D. has served as Senior Vice President of Development of BioTransplant since December 1995 and will become Chief Technology Officer upon consummation of the merger. From August 1992 until December 1995, he served as Vice President of Development of BioTransplant. From 1990 until 1992, he served as Executive Director of Operations Technical Support of Serono
Laboratories, Inc., a pharmaceutical company, where he directed the transfer, scale-up and validation of biopharmaceutical manufacturing processes. From 1986 until 1990, he served as the Director of Bioprocess Development and Production at Invitron Corp., a contract manufacturer for the development and scale-up of mammalian, cell-based biopharmaceutical manufacturing processes.

Dr. Hope received a B.S. in microbiology and chemistry from the University of Reading (U.K.) and a Ph.D. in biochemistry from the University of London (U.K.).


    MARY WHITE-SCHARF, PH.D. has served as Senior Vice President, Research of BioTransplant since January 2001. From December 1995 until December 1999, she served as Vice President, Research of BioTransplant. From September 1991 until December 1995 she served as Director of Monoclonal Antibody Development of BioTransplant where she directed the BTI-322 program and BioTransplant's hybridoma discovery, scale-up, antibody purification and antibody engineering. From 1989 to 1991, she served as a Research Scientist at Repligen Corporation, a biotechnology company, where she directed its efforts to generate a broadly neutralizing monoclonal antibody to HIV-1. Dr. White-Scharf received her B.S. in biology from Southern Methodist University, her M.A. in physiology from the University of Texas Medical Branch and her Ph.D. in medical microbiology from Stanford University School of Medicine.



    RICHARD V. CAPASSO, C.P.A. has served as Vice President, Finance and Treasurer of BioTransplant since May 1997. From December 1994 until May 1997 he served as Director of Finance of BioTransplant and from December 1991 until December 1994 he served as Controller of BioTransplant. From 1988 to 1991,
Mr. Capasso served as Manager of Financial Reporting and Controller at Softbridge, Inc., a computer software development company. From 1984 to 1988, he served as a member of the professional staff of the Enterprise Group of Arthur Andersen LLP, an international public accounting firm. Mr. Capasso received his B.S. from Northeastern University with a major in accounting, his M.B.A. from Bentley College and received his C.P.A. in 1987.


    DAVID N. COOK, PH.D. will become Senior Vice President, Development of BioTransplant upon consummation of the merger. Dr. Cook has served as Senior Vice President, Research and Development of Eligix since October 1999. From 1993 to 1999, he served in a variety of positions at Cerus Corporation, a biopharmaceutical company focused on developing pathogen inactivation for blood products. From 1998 to 1999, he served as Vice President for Commercialization with responsibilities in the areas of pathogen inactivation and cellular immunotherapy. From 1994 to 1998, he served as Director of Red Cell Development, and from 1993 to 1994 as a Senior Scientist. From 1990 to 1993, he was a postdoctoral scientist at the Lawrence Berkely National Laboratory. Dr. Cook has an A.B. in American Studies from Harvard University and a Ph.D. in chemistry from the University of California, Berkeley.

    TARA CLARK will become Vice President, Marketing of BioTransplant upon consummation of the merger. Ms. Clark has served as Vice President, Marketing of Eligix since September 1999. From 1988 to 1999, Ms. Clark held positions of increasing responsibility within the Fenwal and Scientific Products Divisions of Baxter Healthcare Corporation, where she developed and managed sales, marketing and training initiatives in North America for numerous major product lines, including, most recently, serving as Director, Cellular Therapies for the Fenwal Division. Previously, Ms. Clark served in various quality assurance and microbiology research positions with Invitron, a biopharmaceutical company, from 1986 to 1988, and McDonnell Douglas, an aeronautical, engineering and manufacturing company, from 1984 to 1986. Ms. Clark received a B.S. degree in microbiology from the University of Missouri-Columbia.

    JAMES A. EMBREE will become Vice President, Manufacturing of BioTransplant upon consummation of the merger. Mr. Embree has served as Vice President, Manufacturing of Eligix since January 1998. From 1993 to 1998, Mr. Embree served as Director of Manufacturing for SyStemix, a Novartis cell therapy company, where he developed production and purification processes for several therapeutic monoclonal antibodies. He previously held manufacturing and development positions with Cytotherapeutics, a biotechnology company developing cell therapy based-products for Parkinson Disease, pain management and diabetes, from 1991 to 1993, Immunogen, a biopharmaceutical company developing parenteral oncology products targeted by monoclonal antibodies, from 1988 to 1991, Seragen, Inc., a developer of therapeutic protein products, from 1985 to 1988, and New England

Nuclear, a research, diagnostic and pharmaceutical company, from 1978 to 1985. Mr. Embree received a B.S. degree in microbiology from the University of Massachusetts and an M.A. degree in bacterial genetics and molecular biology from Northeastern University.

    JUDITH SNOW will become Vice President, Quality Assurance of BioTransplant upon consummation of the merger. Ms. Snow has served as Vice President, Quality Assurance of Eligix since September 1998. From 1995 to 1998, Ms. Snow served as Vice President of Quality, Regulatory and Clinical Affairs at UroMed Corp., a urological medical device company, where she played a critical role in developing the quality system and securing CE mark registration for the company. From 1990 to 1995, she held quality assurance positions at Boston-based Haemonetics, Inc., a manufacturer of blood and stem cell collection and processing systems. Earlier in her career, she held quality assurance positions at Coulter Electronics, Inc., a manufacturer of diagnostic equipment, from 1988 to 1989, and at Cordis Corporation, a manufacturer of cardiac pacemakers and neurological shunts, from 1985 to 1988. Ms. Snow received a B.S. degree in medical technology from Wesley College.

EXECUTIVE COMPENSATION


    SUMMARY COMPENSATION TABLE. The following table sets forth information with respect to the annual and long-term compensation for the last three fiscal years of BioTransplant's Chief Executive Officer and its four other most highly compensated executive officers at year end whose total annual salary and bonus for 2000 exceeded $100,000, referred to collectively as the "BioTransplant named executive officers." Dollar amounts in the "All Other Compensation" column consist of matching contributions under BioTransplant's 401(K) plan. Dr. Greenstein has resigned as Senior Vice President, Research of BioTransplant, effective January 2001, in order to assume the position of Chief Executive Officer of Immerge BioTherapeutics AG, and its wholly-owned subsidiary, Immerge BioTherapeutics, Inc., the operating entities of BioTransplant's joint venture with Novartis. Dr. Julia L. Greenstein will continue to serve as an employee at BioTransplant but will no longer have the duties or title of an officer of BioTransplant. Dr. Howard Grossberg joined BioTransplant in December 1999 and resigned in February 2001. Dr. Grossberg will serve as a consultant to BioTransplant.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                     ANNUAL COMPENSATION    ------------
                                                    ---------------------    SECURITIES
                                                                  BONUS      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)     ($)      OPTIONS (#)    COMPENSATION ($)
---------------------------              --------   ----------   --------   ------------   ----------------
Elliot Lebowitz, Ph.D..................    2000      $266,000    $40,000        64,500          $2,625
  Chief Executive Officer                  1999       252,956         --        67,098              --
                                           1998       252,956         --       100,000              --

James Hope, Ph.D.......................    2000       206,000     20,000        22,000           2,625
  Senior Vice President of Development     1999       195,038      5,000        23,000              --
                                           1998       182,619     22,423        26,800              --

Julia L. Greenstein, Ph.D..............    2000       227,000     33,000        24,500           2,625
  Senior Vice President of Research        1999       187,567         --        16,000              --
                                           1998       200,723     19,372        40,700              --

Mary White-Scharf, Ph.D................    2000       168,000     20,000        26,000           2,625
  Vice President of Research               1999       155,424         --        27,000              --
                                           1998       146,107    $13,622        45,200              --

Howard Grossberg, M.D..................    2000       221,000     50,400        10,500           2,625
  Vice President of Medical Affairs        1999         6,800         --        50,000              --


    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information regarding options granted during the year ended December 31, 2000 by BioTransplant to the BioTransplant named executive officers. Options granted in 2000 become exercisable in four equal annual installments, commencing twelve months after the vesting commencement date, which is typically the date of grant. Amounts in the last two columns represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the BioTransplant common stock on the date on which options are exercised.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                             ---------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                                   ANNUAL RATES OF STOCK
                             SECURITIES    PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                             UNDERLYING    OPTIONS GRANTED    EXERCISE OR                      OPTION TERM
                               OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                         GRANTED (#)   FISCAL YEAR (%)      ($/SH)         DATE        5% ($)      10% ($)
----                         -----------   ----------------   -----------   ----------   ----------   ----------
Elliot Lebowitz, Ph. D.....     4,500             1.4%           $ 6.94      12/20/10     $ 19,634     $ 49,758
                               60,000            18.6              8.89       12/4/10      335,490      850,198

James Hope, Ph.D...........    20,000             6.2             14.25       9/11/10      179,235      454,217

                                2,000             0.6              6.94      12/20/10        8,727       22,115

Julia L. Greenstein,
  Ph.D.....................    21,000             6.5              7.63       1/31/10      100,702      255,198

                                3,500             1.1              6.94      12/20/10       15,271       38,701

Mary White-Scharf, Ph.D....    24,000             7.5             10.00       8/23/10      150,935      382,498

                                2,000             0.6              6.94      12/20/10        8,727       22,115

Howard Grossberg, M.D......     8,000             2.5              7.00      12/26/10       35,218       89,250

                                2,500             0.8              6.94      12/20/10       10,908       27,643

    AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE. The following table sets forth information regarding options exercised by each BioTransplant named executive officer during 2000 and exercisable and unexercisable stock options held as of December 31, 2000 by each BioTransplant named executive officer. The value realized upon the exercise of options represents the difference between the option exercise price and the closing sale price of the BioTransplant common stock on the date of exercise. The value of the unexercised in-the-money options at year end has been calculated based on $8.69, which was the closing sales price of the BioTransplant common stock on the Nasdaq National Market on December 29, 2000, the last trading day of BioTransplant's 2000 fiscal year, less the applicable option exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)
                            SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
                            ON EXERCISE ($)        ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            ---------------   --------------   -----------   -------------   -----------   -------------
Elliot Lebowitz, Ph.D.....           --                --        282,138        179,928      $1,130,552      $526,119

James Hope, Ph.D..........      $12,000          $145,631         84,707         61,675         349,190       162,323

Julia L. Greenstein,
  Ph.D....................        6,000            96,354         96,832         64,298         356,685       223,817

Mary White-Scharf,
  Ph.D....................       11,151           147,329         97,234         79,398         342,014       228,139

Howard Grossberg, M.D.....           --                --         12,500         48,000          35,938       125,692

SEVERANCE AGREEMENTS WITH EXECUTIVE OFFICERS


    Under the terms of an agreement with Dr. Lebowitz, BioTransplant's President and Chief Executive Officer, in the event of involuntary termination of Dr. Lebowitz' employment, he is eligible to receive six months of base salary from BioTransplant. Under the terms of agreements with Dr. Hope, Senior Vice President of Development, Dr. White-Scharf, Vice President of Research, and
Mr. Capasso, Vice President, Finance and Treasurer, in the event of a termination of employment without cause, the terminated officer is eligible to receive six months of base salary, which will be discontinued if the officer secures other employment. Furthermore, if at the end of the six-month period following his termination Dr. Hope is unable to secure other employment, then Dr. Hope and BioTransplant have agreed to negotiate an additional severance payment of up to six months of base salary.


COMPENSATION OF DIRECTORS

    BioTransplant's non-employee directors who are not affiliated with Novartis each receive $1,500, plus reasonable travel and out-of-pocket expenses, for each meeting of the board of directors they attend.


    The board of directors intends to make awards of stock options to directors as compensation for service on the board of directors under BioTransplant's 1997 stock incentive plan. Currently, the board of directors grants each director, upon his or her initial election to the board of directors, an option to purchase 15,000 shares of BioTransplant common stock at an exercise price equal to the then fair market value. In addition, each director is eligible to receive an option to purchase 6,000 shares of BioTransplant common stock, at an exercise price equal to the then fair market value, upon his or her reelection to the board of directors at each annual meeting of stockholders.


CERTAIN TRANSACTIONS


    In March 1991, BioTransplant entered into a supply agreement with Charles River Laboratories. BioTransplant amended the agreement in 1998. Under the terms of the agreement, as amended, CRL provides BioTransplant with miniature swine and miniature swine organs for research and development purposes in exchange for payments under a research and supply agreement. BioTransplant paid CRL $877,500, $940,000 and $988,000 under this agreement in 1998, 1999 and 2000, respectively. James C. Foster, President and Chief Executive Officer of CRL, is a director of BioTransplant. BioTransplant expects to assign its rights in the field of xenotransplantation under this agreement to its joint venture with Novartis.



    From 1993 through October 2000, BioTransplant was party to two collaboration agreements with Novartis to research, develop and commercialize xenotransplantation products. During the collaboration, BioTransplant received an aggregate of $33.5 million in research funding and $16.5 million in license fees and milestone payments from Novartis. In September 2000, BioTransplant entered into an arrangement with Novartis to combine their respective expertise in the field of xenotransplantation into a newly-formed, independently-run company named Immerge BioTherapeutics AG and Novartis and BioTransplant terminated their prior collaborations in xenotransplantation. In return for contributing its technology, BioTransplant will retain a 33% share of the joint venture and will receive royalty payments from Novartis sales of xenotransplantation products, if any. David Sachs, M.D., Chairman of BioTransplant's scientific advisory board and the Director of the Transplantation Biology Research Center at Massachusetts General Hospital; Elliot Lebowitz, the Chief Executive Officer of BioTransplant; Corinne Savill, Chief Operating Officer of an affiliate of Novartis; and Clive Morris, Head of Patents, Pharma Consumer Health and Global Generics at Novartis, are all directors of Immerge BioTherapeutics AG and of its subsidiary Immerge BioTherapeutics, Inc. Immerge BioTherapeutics began operations in January 2001.


    Dr. Perry, a director of BioTransplant, was formerly President and Chief Executive Officer of Genetic Therapy and SyStemix, affiliates of Novartis.

                         INFORMATION CONCERNING ELIGIX
                                    BUSINESS

    Eligix is a biomedical company engaged in the research and development of cellular therapies to enhance human immune response to cancers, autoimmune disorders and solid organ transplants and to reduce the risk of infection and hypersensitivity reactions in blood transfusions. Our technology is the result of research at Coulter Corporation, in collaboration with physicians at Harvard University's Dana-Farber Cancer Institute.


    Our patented High Density Microparticles, or HDM, technology, in conjunction with our portfolio of blood and immune cell-specific and tumor cell-specific monoclonal antibodies is designed to enable the highly efficient selection and/or immune activation of specific populations of human cells from blood and bone marrow. We are pursuing research and development of high density microparticle products for:


    - the removal of malignant cells from stem cell transplants;

    - the removal of immune rejection-causing cells from stem cell transplants and immune cell infusions;

    - the removal of potentially infectious cells from blood transfusions; and

    - the selection and activation of disease-specific immune cells to enhance a patient's immune response to disease.


    Our lead product candidates, BCell-HDM and TCell-HDM, will target bone marrow and stem cell transplant procedures. Sources estimate that there are approximately 44,000 bone marrow and stem cell transplant procedures performed annually in Europe and the U.S. We believe these procedures represent a large and rapidly growing market opportunity. We are targeting these products for the purging of stem cell transplants and related blood products to reduce the risk of relapse or graft-versus-host disease following bone marrow stem cell transplantation or donor leukocyte infusion therapy for cancer and other diseases, including autoimmune and genetic disorders. Both products are currently being prepared for CE marking and, in the U.S., are poised to enter pivotal trials. We expect to receive the CE mark for both products within twelve months, permitting near-term introduction of the products into the European market.



    We are pursuing research and development of other product candidates, including PanT-HDM, BrCa-HDM, Neu/RBC-HDM, ReacT-HDM, AcTCell-HDM, AcT-IV and Leuko-HDM, that will target the bone marrow and stem cell transplant market as well as solid organ transplants and blood collection procedures. Sources estimate that there are approximately 30,000 solid organ transplants performed annually in the United States and Western Europe and 70 million blood collection procedures performed annually worldwide. We are also targeting what we believe to be major long-term opportunities in ex vivo and in vivo immune therapies for cancer, autoimmune disorders and infectious disease. These products are targeted for the following:


    - removal of potential relapse-causing cancer or autoimmune cells from autologous bone marrow stem cell transplants;

    - the removal of T cells and T cell subsets which cause graft-versus-host disease in mismatched transplants;

    - the removal of disease-causing cells and pathogens from blood transfusions;

    - the selective activation of immune response against cancers and infectious diseases; and

    - the removal of cells that interfere with the ability to achieve immune system tolerization to prevent chronic immune rejection and resultant organ failure in solid organ and tissue transplants.

    We believe that our focus on approaches to providing the patient with a normal immune system to mount an effective attack against malignancies is likely to improve patient outcomes and reduce disease relapse rates, while enhancing overall cost effectiveness. We expect our technology to facilitate new approaches in transplantation with minimal toxicity, including "mini" transplants to eliminate the risks of myeloablative therapy, donor leukocyte infusions following allogeneic transplants to enhance immune response against cancer, and the enablement of successful transplants between tissue mismatched donors and patients.


    We intend to build value by product development and timely commercialization to meet significant, unmet clinical needs representing high therapeutic value in established areas of medicine, focusing on promising technologies to improve human immune response. To advance our products, we have recruited and trained a qualified technical and management team expertise in biochemistry, cell biology, immunology, protein chemistry, microbiology, cell culture, protein purification, analytical chemistry and mechanical engineering, including medical device as well as pharmaceutical product development. Additional expertise is held in marketing, manufacturing, clinical development, quality assurance, regulatory affairs, finance, administration and business development. As of December 31, 2000, Eligix had 30 full-time employees, five of whom hold Ph.D.s, at its facility in Medford, Massachusetts.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF ELIGIX

OVERVIEW


    Since commencement of operations in 1997, Eligix has been engaged primarily in the research and development of its proprietary high density microparticles technology for applications in cell selection and cellular therapy for cancer and infectious diseases, to reduce the risk of infection and hypersensitivity reactions in blood transfusions and to achieve immune tolerance in transplanted organs and autoimmune disorders. The major sources of Eligix' working capital have been the proceeds from sales of equity securities and debt financings. Eligix has not generated any material revenues from the sale of products to date. Eligix will be required to conduct significant additional research, development, testing and regulatory compliance activities that, together with general and administrative expenses, are expected to result in significant and increasing operating losses for at least the next several years.


RESULTS OF OPERATIONS


    YEARS ENDED DECEMBER 31, 2000 AND 1999



    Research and development expenses decreased to $8.1 million in 2000 from $8.3 million in 1999, principally as a result of the staff reduction undertaken in May 2000 and curtailment of activities other than those necessary to complete requirements for CE marking and U.S. clinical trials of its lead products, partially offset by $1.0 million in stock-based compensation recorded in 2000. General, administrative and marketing expenses increased to $3.7 million in 2000 from $2.2 million in 1999 due to professional services required with financing and business collaboration activities during 2000, and as Eligix increased its executive and marketing staff in preparation for initiating sales and marketing activity in Europe upon obtaining CE marking for its first product.



    Eligix has recorded stock option-based deferred compensation of $3.6 million as of December 31, 2000. Eligix anticipates recognizing related compensation expense of approximately $900,000 during each of the next four years. The related options will fully vest as a result of a change in control of Eligix at which time any remaining deferred compensation balance will be expensed.



    Interest income decreased to $0.2 million in 2000 compared to $0.3 million in 1999. The decrease was due to lower average cash balances available for investment during 2000.

    Interest expense increased to $1.3 million in 2000 from $0.2 million in 1999. This increase was primarily due to increased borrowings under a convertible bridge financing agreement and amortization of the discount related to the convertible bridge notes entered into in April and September 2000.



    As a result of the above factors, Eligix incurred a net loss in 2000 of $13.0 million compared to a net loss of $10.3 million in 1999.


    YEARS ENDED DECEMBER 31, 1999 AND 1998


    Research and development expenses increased to $8.3 million in 1999 from $3.9 million in 1998. This increase was primarily due to increases in research and development staff and associated increases in supplies and support services as Eligix accelerated development efforts of its BCell-HDM and TCell-HDM products in preparation for initiating further clinical trials and preparing its products and production systems to be compliant with CE marking requirements. General, administrative and marketing expenses increased to $2.2 million in 1999 from $1.6 million in 1998. This increase was primarily due to increased staffing and professional services rendered in connection with financing and market research and development.


    Interest income increased to $0.3 million in 1999 compared to $0.2 million in 1998. The increase was due to higher average cash balances available for investment during 1999.

    Interest expense increased to $0.2 million in 1999 from $0.04 million in 1998. This increase was primarily due to increased borrowings under a debt financing agreement.


    As a result of the above factors, Eligix incurred a net loss in 1999 of $10.3 million compared to a net loss of $5.4 million in 1998.



LIQUIDITY AND CAPITAL RESOURCES



    Since its inception, Eligix' operations have been funded principally through aggregate net proceeds of approximately $32.5 million from issuance of debt and equity securities. The proceeds have been used to fund operating losses of approximately $31.6 million from inception, December 27, 1996, through December 31, 2000, and the investment of approximately $3.7 million in equipment and leasehold improvements. At December 31, 2000, there were $7.5 million in borrowings outstanding under convertible subordinated notes, excluding discount but including accrued interest, and approximately $2.2 million outstanding under debt obligations. Eligix had no significant commitments as of December 31, 2000 for capital expenditures.



    Eligix anticipates that it will be required to raise additional debt and/or equity capital to fund its operating and capital requirements as currently planned through 2001. Eligix will borrow up to $2.0 million from BioTransplant under the promissory note to fund operations through the anticipated closing date of the merger contemplated hereby. As of February 28, 2001, Eligix had borrowed $1.0 million from BioTransplant under the promissory note. The interest rate on the note is the Fleet Bank prime rate. The debt will be forgiven and the note cancelled concurrently with the closing of the merger, provided that if the merger does not close on or before June 30, 2001, then the note will become immediately due and payable in full. Eligix will also be required to raise additional debt and/or equity capital to fund repayment of its convertible subordinated debt should holders of the notes determine not to convert the notes to preferred stock of Eligix. Holders of $5.2 million of the $7.5 million principal outstanding under the notes, representing 68.6% of the outstanding notes, have indicated an intent to convert those notes in connection with the closing of the merger. Under the terms of the notes, all of the notes will be converted upon conversion by holders of notes representing at least 66 2/3% of the aggregate outstanding principal under all of the notes. Eligix' cash requirements may vary materially from those now planned due to many factors, including, but not limited to, the progress of Eligix' research and development programs, the scope and results of preclinical and clinical testing, changes in existing and potential relationships with corporate collaborators, the time and cost in obtaining regulatory approvals, the costs involved in obtaining and enforcing patents, proprietary rights and any necessary licenses, the ability of Eligix to establish development and commercialization capabilities or relationships, the costs of manufacturing and other factors.



    Eligix expects to incur substantial additional costs, including costs related to research and development activities, preclinical studies, clinical trials, obtaining regulatory approvals, manufacturing, marketing and the expansion of its facilities. Eligix will need to raise substantial additional funds, through additional financings including public or private equity offerings and/or collaborative arrangements with corporate partners. There can be no assurance that funds will be available on terms acceptable to Eligix, if at all. If adequate funds are not available, Eligix may be required to delay, scale back or eliminate some or all of its product development programs or to license to others the right to commercialize products or technologies that Eligix would otherwise seek to develop and commercialize itself, any of which would have a material and adverse effect on Eligix.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

    Eligix owns financial instruments that are sensitive to market risks as part of its investment portfolio. All of these market-risk sensitive instruments are classified as cash and cash equivalents. Eligix does not own any derivative financial instruments in its investment portfolio. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates.

    INTEREST RATE RISK: Eligix' investment portfolio includes cash and cash equivalents. Due to the short duration and conservative nature of these instruments, Eligix does not believe that it has a material exposure to interest rate risk.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


    The following unaudited pro forma condensed combined financial information gives effect to the merger using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and related notes of BioTransplant and Eligix, which appear elsewhere in this joint proxy statement/prospectus.


    Under the terms of the merger agreement, a wholly-owned subsidiary of BioTransplant, BT/EL Acquisition Co., will merge with and into Eligix and the security holders of Eligix will be entitled to receive up to an aggregate of 5,610,000 shares of BioTransplant common stock, either in the merger or upon exercise or conversion of Eligix options, warrants and notes assumed by BioTransplant in the merger. All Eligix stockholders will have 10% of the BioTransplant stock they would otherwise be entitled to receive deposited in an escrow account that may be used to compensate BioTransplant if BioTransplant is entitled to indemnification under the merger agreement. Any indemnification escrow shares that, 15 months following the completion of the merger, have not been used to indemnify BioTransplant and that are not subject to any unresolved claims for indemnification by BioTransplant, will be distributed to the Eligix stockholders. In addition, all Eligix stockholders will have an additional 10% of their BioTransplant stock deposited in an escrow account to secure achievement by Eligix of CE mark approval by the European Union of Eligix' TCell-HDM product by December 31, 2001. If the European Union does not allow Eligix to affix the CE mark, which denotes conformity to European standards for safety, to its TCell-HDM product by December 31, 2001, the Eligix stockholders will not receive any of the shares allocated to secure achievement of the milestone.



    Additionally, twelve members of the Eligix management team will be entitled to receive an aggregate of 990,000 shares of BioTransplant common stock under the Eligix management equity incentive plan. These shares vest over a 365-day period following the closing of the merger, with 33 1/3% of the shares vesting 90 days after closing of the merger, an additional 33 1/3% of the shares vesting 180 days after the closing of the merger, an additional 23 1/3% of the shares vesting 270 days after the closing of the merger and the remaining 10% of the shares vesting 365 days after the closing of the merger. If, within 365 days after the closing of the merger, BioTransplant terminates a former Eligix management member other than for cause, or a management member terminates his or her employment for good reason, that management member's shares will vest immediately in full upon termination. Otherwise, BioTransplant will have the right to repurchase a terminated management member's unvested shares for $.01 per share. Of these shares, 99,000 will be held in escrow for 15 months following the completion of the merger to compensate BioTransplant if it is entitled to indemnification under the merger agreement and 99,000 shares will be held in escrow to secure achievement by Eligix of CE mark approval by the European Union of its TCell-HDM product by December 31, 2001. The value of the 990,000 shares will be treated as deferred compensation and will be expensed over the 365-day vesting period. The per share price used to determine the value of these shares will be the fair market value of BioTransplant common stock on the closing date of the merger. Additionally, shares held in escrow to secure the achievement of CE mark approval will be valued using the fair market value of BioTransplant common stock on the date these shares are released from escrow.



    The merger will be accounted for using the purchase method of accounting, in a manner consistent with Accounting Principles Board (APB) No. 16. Accordingly, the total purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The purchase price will be determined using the average market value of BioTransplant common stock for the period from two days before to two days after the announcement of the merger, December 11, 2000, which is $8.3564 per share, to value the common shares deemed to be issued to the Eligix security holders at the closing date, consisting of the shares issuable at the closing date and the indemnity escrow shares, and adding the expenses of the merger. Additionally, the fair value of BioTransplant options and warrants exchanged for Eligix options and warrants in excess of the intrinsic value of unvested Eligix employee options and warrants will be determined in accordance with the Black-Scholes option pricing model and will be treated as purchase price.



    Deferred compensation recorded in connection with the acquisition consists of the intrinsic value of unvested options issued to Eligix employees and shares of stock issuable as of the closing date under the Eligix management equity incentive plan.



    The value of all options and warrants and all shares issuable under the Eligix management equity incentive plan at the closing date will be valued as of closing date.



    For purposes of the pro forma disclosure below, the options, warrants and shares issuable as of the closing date under the Eligix management equity incentive plan have been valued as of December 31, 2000.



    The estimate of the purchase price and deferred compensation which has been used for the unaudited pro forma condensed combined financial information as of December 31, 2000 is as follows, in thousands:



Purchase price:
  Common stock (4,286,357 shares)....                   $35,819
  Value of BioTransplant's options
    (637,823 shares) and warrants
    (124,820 shares) exchanged for
    Eligix' options and warrants.....                     4,643
  Estimated merger expenses..........                     3,700
                                                        -------
Total purchase price.................                    44,162
                                                        -------
Deferred compensation:
  Deferred compensation related to
    unvested options issued to Eligix
    employees........................                     1,492
  Deferred compensation related to
    restricted shares issued under
    the Eligix management equity
    incentive plan...................                     7,740
                                                        -------
Total deferred compensation..........                     9,232
                                                        -------
Total consideration..................                   $53,394
                                                        =======



    The actual purchase price and deferred compensation will be determined at closing and will reflect the actual closing balance sheet of Eligix consistent with APB No. 16. With the assistance of valuation experts, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities based on their fair values. Based upon preliminary appraisals, the purchase price allocation and deferred compensation which has been used for the unaudited pro forma condensed combined financial information is as follows, in thousands:



Purchase price:
  Net liabilities assumed............                   $  (417)
  Intangible assets:
    Assembled workforce..............                       969
    Acquired technology..............                    24,228
    In-process research and
      development....................                    19,382
                                                        -------
  Total purchase price...............                    44,162

  Deferred compensation:
    Deferred compensation related to
      unvested options issued to
      Eligix employees...............                     1,492
    Deferred compensation related to
      restricted shares issued under
      the Eligix management equity
      incentive plan.................                     7,740
                                                        -------
  Total deferred compensation........                     9,232
                                                        -------
  Total consideration................                   $53,394
                                                        =======



    The final purchase price allocation will be determined in 2001, after the closing, and will reflect the final purchase price calculation and the final appraisals of the tangible and intangible assets acquired. In addition, to the extent that the 10% escrowed shares relating to CE mark approval of the Eligix TCell-HDM product are released to the former Eligix stockholders and the Eligix management members under the Eligix management equity incentive plan, the purchase price and deferred compensation will be increased by the value of such shares on the date the relevant escrow release is satisfied.



    With the assistance of our valuation advisors, all the intangible assets that are part of the purchase of Eligix were identified and a preliminary valuation was made. It was determined that the intangible assets included assembled workforce, technology, which included core technology and patents owned and licensed and in-process research and development.



    Eligix has rights to the technology that it licenses and on which it may pay royalties and/or license fees. The royalties and license fees have been negotiated at arms-length and they currently represent fair market royalty rates. As such, it was determined that no favorable license right existed at Eligix. The trademarks/names were not valued because it was concluded that their value was not material. The preliminary valuation of intangibles included $969,000 for the assembled workforce, $24.2 million for acquired technology and $19.4 million for in-process research and development. Intangible assets, excluding in-process research and development, are expected to be amortized over five to seven years. The fair value of the in-process research and development, which relates to Eligix' current in-process development projects, will be recorded as an expense in the period in which the merger is completed. Deferred compensation will be expensed over the remaining vesting period of the options and shares of one to five years.


    The acquired in-process research and development, or IPR&D, consists of development work to date on the projects described below. The technology resulting from these development efforts offers no alternative use in the event that they prove to be not feasible. If the technology failed to achieve FDA approval and was proposed for an alternate indication, it would be subjected to the risk associated with another series of clinical trials. The new indication would also face regulatory risks associated with the FDA approval process.

    Most remaining development spending associated with the projects concerns not only their technical completion but also principally the cost of completing clinical trials required for ultimate FDA approval. All of these remaining costs would be incurred in full should the projects fail and need to return to the laboratory for further development. The development effort for the acquired IPR&D does not possess alternative future use for Eligix under the terms of SFAS No. 2.

    The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2014 based on information provided by Eligix management. Revenue projections for each in-process development project were identified as follows: (1) revenue derived from products relying on current technology, if any, and (2) revenue derived from projects relying on a new in-process research and development project. Expense projections including cost of goods and operating expenses varied depending on the in-process development project. The projected cash flows, adjusted based on probability of success, were discounted using an 18% rate. The fair value of in-process research and development was determined separately from all other acquired assets using the income approach. The in-process development projects are not expected to reach technological feasibility until the 2001-2004 timeframe. Management is responsible for the assumptions used to determine the estimated fair value of the in-process research and development.

    The following table summarizes the nature, timing and estimated completion cost for each Eligix IPR&D project, which is measured (1) for the United States only for BCell-HDM, with the expectation of near-term receipt of CE mark for BCell-HDM, recognized as acquired technology, and (2) for the earlier of CE mark approval or FDA approval for TCell-HDM and PanT-HDM:

                                                                                      ESTIMATED COST
                   DESCRIPTION OF PROJECT                     EXPECTED RELEASE DATE    TO COMPLETE
                   ----------------------                     ---------------------   --------------
TCell-HDM...................................................         2001             $4.0 million
PanT-HDM....................................................         2003             $15.0 million
BCell-HDM...................................................         2004             $13.0 million

    Based on the timing of the closing of the transaction, the finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma condensed combined financial information. A final appraisal of the intangibles will be performed as of the closing date and the allocation adjusted accordingly. The effect of these adjustments on the results of operations will depend on the nature and amount of the assets or liabilities adjusted.


    The unaudited pro forma condensed combined financial information does not purport to represent what the consolidated financial position or results of operations actually would have been if the merger, in fact, had occurred on December 31, 2000 or on January 1, 2000 or to project the consolidated financial position or results of operations as of any future date or any future period. BioTransplant is developing plans for integration of Eligix and has not determined if there will be any cost savings. This information should be read in conjunction with the historical consolidated financial statements of BioTransplant and Eligix, including the related notes and other financial information included in this joint proxy statement-prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 2000



                                                                                    PRO FORMA
                                                                            --------------------------
                                                 BIOTRANSPLANT    ELIGIX    ADJUSTMENTS      COMBINED
                                                 -------------   --------   -----------      ---------
                                                                    (IN THOUSANDS)
                                                ASSETS
Current Assets:
  Cash and cash equivalents....................    $ 11,481      $    712     $ (3,700)(B)   $   8,493
  Short-term investments.......................       3,391            --           --           3,391
  Other receivable.............................          19            --           --              19
  Prepaid expenses and other current assets....         824           124           --             948
                                                   --------      --------     --------       ---------
    Total current assets.......................      15,715           836       (3,700)         12,851
                                                   --------      --------     --------       ---------
  Property and equipment, net..................       1,337         2,743           --           4,080
                                                   --------      --------     --------       ---------
Other Assets:
  Assembled workforce..........................          --            --          969(A)          969
  Acquired technology..........................          --            --       24,228(A)       24,228
  Other........................................         105           128           --             233
                                                   --------      --------     --------       ---------
    Total other assets.........................         105           128       25,197          25,430
                                                   --------      --------     --------       ---------
                                                   $ 17,157      $  3,707     $ 21,497       $  42,361
                                                   ========      ========     ========       =========
                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of long-term debt............    $    233      $     --     $     --       $     233
  Current portion of capital lease                       37            --           --              37
    obligations................................
  Current portion of loans payable.............          --           945           --             945
  Convertible notes............................          --         7,548       (7,548)(C)          --
  Accounts payable.............................         408           844           --           1,252
  Accrued expenses.............................       1,722           775           --           2,497
  Cash overdraft...............................          --           296           --             296
                                                   --------      --------     --------       ---------
    Total current liabilities..................       2,400        10,408       (7,548)          5,260
                                                   --------      --------     --------       ---------
Long-term debt, net of current portion.........         253            --           --             253
                                                   --------      --------     --------       ---------
Capital lease obligations, net of current                82            --           --              82
  portion......................................
                                                   --------      --------     --------       ---------
Long-term portion of loans payable.............          --         1,264           --           1,264
                                                   --------      --------     --------       ---------
Convertible preferred stock....................          --        21,333      (21,333)(C)          --
                                                   --------      --------     --------       ---------
Stockholders' Equity (Deficit):
  Common stock.................................         118            --           43 (D)         170
                                                                                     9 (E)
  Additional paid-in capital...................      83,130         5,869       (5,869 )(C)    132,772
                                                                                 7,731 (E)
                                                                                40,419 (D)
                                                                                 1,492 (F)
  Deferred compensation........................          --        (3,587)       3,587 (C)      (9,232)
                                                                                (7,740 )(E)
                                                                                (1,492)(F)
  Deficit accumulated during the development        (68,826)      (31,580)     (19,382 )(A)    (88,208)
    stage......................................                                 31,580 (C)
                                                   --------      --------     --------       ---------
    Total stockholders' equity (deficit).......      14,422       (29,298)      50,378          35,502
                                                   --------      --------     --------       ---------
  Total liabilities and stockholders' equity       $ 17,157      $  3,707     $ 21,497       $  42,361
    (deficit)..................................
                                                   ========      ========     ========       =========



   See notes to unaudited pro forma condensed combined financial information.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                                                    PRO FORMA
                                                                              ----------------------
                                                   BIOTRANSPLANT    ELIGIX    ADJUSTMENTS   COMBINED
                                                   -------------   --------   -----------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total Revenues...................................    $  4,563      $     --    $      --    $  4,563
                                                     --------      --------    ---------    --------
Expenses:
  Research and development.......................      14,973         8,097           --      23,070
  General, administrative and marketing..........       2,544         3,683           --       6,227
  Amortization of assembled workforce, acquired
    technology and deferred compensation.........          --            --       11,708(G)   11,708
                                                     --------      --------    ---------    --------
    Total expenses...............................      17,517        11,780       11,708      41,005
                                                     --------      --------    ---------    --------
Operating loss...................................     (12,954)      (11,780)     (11,708)    (36,442)
Other income (expense)...........................       1,275        (1,192)         632(H)      715
                                                     --------      --------    ---------    --------
Net loss.........................................    $(11,679)     $(12,972)   $ (11,076)   $(35,727)
                                                     ========      ========    =========    ========
  Net loss per common share:
    Basic and diluted............................    $  (1.01)     $ (83.15)                $  (2.28)
                                                     ========      ========                 ========
  Common shares used in computing basic and
    diluted net loss per share...................      11,547           156                   15,663
                                                     ========      ========                 ========



   See notes to unaudited pro forma condensed combined financial information.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.  BASIS OF PRESENTATION


    The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 give effect to the merger as if the transaction had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet of December 31, 2000 gives effect to the merger as if it had occurred on December 31, 2000. The unaudited pro forma condensed combined financial information is based upon a preliminary calculation of the purchase price and deferred compensation and a preliminary purchase price and deferred compensation allocation. The unaudited information will change based upon the actual closing.



    Below is a table of the estimated purchase price and deferred compensation, in thousands:



                                                               TOTAL
                                                              --------
Estimated purchase price:
  Common stock..............................................  $35,819
  Value of BioTransplant's options and warrants exchanged
    for Eligix' options and warrants........................    4,643
  Estimated merger-related fees and expenses................    3,700
                                                              -------
    Total estimated purchase price..........................   44,162
                                                              -------
Estimated deferred compensation:
  Deferred compensation related to unvested options issued
    to Eligix employees.....................................    1,492
  Deferred compensation related to restricted shares issued
    under the Eligix management equity incentive plan.......    7,740
                                                              -------
Total estimated deferred compensation.......................    9,232
                                                              -------
Total estimated consideration...............................  $53,394
                                                              =======


    Below is a table of the preliminary purchase price allocation, in thousands:


                                                               TOTAL
                                                              --------
Estimated purchase price allocation:
  Net liabilities assumed...................................  $  (417)
  Assembled workforce.......................................      969
  Acquired technology.......................................   24,228
  In-process research and development.......................   19,382
                                                              -------
    Total estimated purchase price allocation...............   44,162
                                                              -------
Estimated deferred compensation allocation:
  Deferred compensation related to unvested options issued
    to Eligix employees.....................................    1,492
  Deferred compensation related to restricted shares issued
    to members of Eligix' management under the Eligix
    management equity incentive plan........................    7,740
                                                              -------
Total estimated deferred compensation allocation............    9,232
                                                              -------
Total estimated consideration...............................  $53,394
                                                              =======

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)

NOTE 2.  PRO FORMA ADJUSTMENTS


    Adjustments to record the purchase of Eligix on the December 31, 2000 unaudited pro forma condensed combined balance sheet, in thousands:



(A)  To record assembled workforce...............................  $   969
     To record acquired technology...............................   24,228
     To record write-off of in-process research and
     development.................................................   19,382

(B)  To record payment of merger related expenses................  $(3,700)
(C)  To eliminate convertible notes and related accrued interest, convertible preferred stock and equity accounts of Eligix

(D)  To record the issuance of BioTransplant common stock,
     options and warrants for Eligix common stock, options and
     warrants:
     Common stock, $0.01 par value...............................  $    43
     Additional paid-in capital..................................   40,419

(E)  To record the issuance of 891,000 management equity
     incentive shares
     Deferred compensation.......................................  $(7,740)
     Common stock at $0.01 par value.............................        9
     Additional paid-in capital..................................    7,731

(F)  To record deferred compensation related to unvested options issued to Eligix employees
     Deferred compensation.......................................  $(1,492)
     Additional paid-in capital..................................    1,492



    Adjustments to record amortization of assembled workforce, acquired technology and deferred compensation in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, in thousands:



(G)  Amortization of assembled workforce.........................  $   194
     Amortization of acquired technology.........................    3,461
     Amortization of deferred compensation.......................    8,053
                                                                   -------

     Total.......................................................  $11,708
                                                                   =======

(H) To eliminate interest expense related to Eligix convertible notes



        As required by Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations excludes material non-recurring charges which result directly from the merger and which will be recorded within twelve months following the merger. The following schedule shows the effect of the write-off of in-process research and development of $19,382,000.



                                                                  YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
                                                                (IN THOUSANDS)
Pro forma combined net loss.................................       $(55,109)
Pro forma combined basic and diluted net loss per common
  share.....................................................       $  (3.52)

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)

NOTE 3.  PRO FORMA NET LOSS PER SHARE


    The unaudited basic and diluted net loss per share is based on the weighted average number of BioTransplant common shares outstanding prior to the merger plus the number of shares of BioTransplant common stock deemed to be issued upon the closing of the merger to existing security holders. Shares issuable under the Eligix management equity incentive plan are included on a weighted average basis calculated based on the respective vesting periods. Shares related to the indemnity escrow have been included on a weighted average basis from the date of expected issuance. Shares related to CE mark approval have not been included.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
                          MANAGEMENT OF BIOTRANSPLANT


    The following table sets forth information as to the number of shares of BioTransplant common stock beneficially owned as of February 28, 2001 by:


    - each person that beneficially owns more than 5% of the outstanding shares of BioTransplant common stock;

    - each director of BioTransplant;

    - BioTransplant's Chief Executive Officer;

    - the four other named executive officers of BioTransplant; and

    - all BioTransplant executive officers and directors as a group.


    Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power over the shares beneficially held by them. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission. The table below includes shares subject to options and warrants which will be exercisable within 60 days following February 28, 2001. All percentages assume that the options and warrants of the particular person or group in question, and no others, have been exercised.



                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
NAME OF BENEFICIAL OWNER                                       SHARES      PERCENT
------------------------                                      ---------   ---------
5% BENEFICIAL HOLDERS

Rho Management Trust II(1) .................................   857,815         7.3%
  c/o Rho Management Company, Inc.
  767 Fifth Avenue
  New York, New York 10153

Funds managed by Hambrecht & Quist Capital Management,         740,451         6.3
  Inc.(2) ..................................................
  50 Rowes Wharf
  Boston, Massachusetts 02110

S Squared Technology Corporation(3) ........................   752,500         6.4
  515 Madison Avenue
  Suite 4200
  New York, NY 10022

Joseph A. Cohen(4)..........................................   771,600         6.5

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Elliot Lebowitz, Ph.D.(5)...................................   372,537         3.1
Donald R. Conklin(6)........................................    14,857           *
William W. Crouse(7)........................................   216,528         1.8
James C. Foster, J.D.(8)....................................    23,731           *
Daniel O. Hauser(9).........................................    13,875           *
Michael S. Perry, D.V.M., Ph.D.(10).........................     7,500           *
James Hope, Ph.D.(11).......................................    85,007           *
Julia L. Greenstein, Ph.D.(12)..............................   110,732           *
Mary White-Scharf, Ph.D.(13)................................   108,985           *
Howard Grossberg, M.D.(14)..................................    12,500           *
All directors and executive officers as a group                880,395         7.0
  (9 individuals)(15).......................................


------------------------

* Beneficial ownership does not exceed 1% of the outstanding shares of BioTransplant common stock.

(1) Includes 38,466 shares of common stock which Rho Management Trust II has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Jan Philipp F. Reemtsma, Joshua Ruch and Fero Ventures Limited may be deemed to beneficially own the shares held by Rho Management Trust II and retain voting and dispositive rights for such shares.



(2) Includes 429,898 shares of common stock held by Hambrecht & Quist Health Care Investors, including 10,210 shares which H&Q Health has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants, and 310,553 shares of common stock held by Hambrecht & Quist Life Science Investors, including 17,722 shares which H&Q Life has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Hambrecht & Quist Capital Management Inc. serves as the investment advisor to H&Q Health and H&Q Life. The respective general partners of H&Q Health and H&Q Life exercise sole voting and investment power with respect to the shares held by each fund.



(3) This information is based solely on information included in a Schedule 13G dated February 12, 2001.



(4) This information is based solely on information included in a
    Schedule 13G/A dated February 8, 2001.



(5) Includes 298,463 shares of common stock which Dr. Lebowitz has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(6) Includes 11,875 shares of common stock which Mr. Conklin has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(7) Includes the following shares of record:



       - 78,877 shares which HCV II, L.P. has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants;



       - 99,705 shares which HCV III, L.P. has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants;


       - 29,571 shares which HCV IV, L.P. has the right to acquire upon the exercise of warrants; and


       - 7,750 shares of common stock which Mr. Crouse has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.


    Mr. Crouse is a general partner of HealthCare Partners II, L.P., HealthCare Partners III, L.P. and HealthCare Partners IV, L.P., the general partners, respectively, of HCV II, L.P., HCV III, L.P. and HCV IV, L.P. Mr. Crouse, together with the other general partners of HCV II, HCV III and HCV IV, respectively, shares voting and investment control with respect to the shares owned by HCV II, HCV III and HCV IV. The same individuals serve as general partners of HealthCare Partners II, L.P., HealthCare Partners III, L.P. and HealthCare Partners IV, L.P.


(8) Includes 2,856 shares of common stock owned by Charles River
    Laboratories, Inc. Mr. Foster, a director of BioTransplant, is the President and Chief Executive Officer of Charles River Laboratories and may be deemed to beneficially own the shares of Charles River Laboratories, although he disclaims beneficial ownership. Also includes 7,750 shares of common stock which Mr. Foster has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(9) Includes 13,250 shares of common stock which Dr. Hauser has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(10) Includes 7,500 shares of common stock which Dr. Perry has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.

(11) Includes 84,707 shares of common stock which Dr. Hope has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options. Includes 300 shares of common stock owned by Dr. Hope's minor children.



(12) Dr. Greenstein has resigned as Senior Vice President, Research of BioTransplant, effective January 1, 2001, in order to assume the position of Chief Executive Officer of Immerge BioTherapeutics AG and Immerge BioTherapeutics, Inc., the operating entities of BioTransplant's joint venture with Novartis. Dr. Greenstein will continue to serve as an employee at BioTransplant but will no longer have the duties or title of an officer of BioTransplant. Includes 110,732 shares of common stock which Dr. Greenstein has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(13) Includes 97,234 shares of common stock which Dr. White-Scharf has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options. Also includes 600 shares of common stock owned by Dr. White-Scharf's minor children.



(14) Represents 12,500 shares of common stock which Dr. Grossberg has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options. Dr. Grossberg resigned in February 2001 and will continue as a consultant to BioTransplant.



(15) Includes 774,057 shares of BioTransplant common stock which all directors and executive officers as a group may acquire upon the exercise of outstanding stock options and warrants exercisable within 60 days of February 28, 2001.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                            AND MANAGEMENT OF ELIGIX


    The following table sets forth information as to the number of shares of Eligix stock beneficially owned as of February 28, 2001 by:


    - each person that beneficially owns more than 5% of the outstanding shares of Eligix common stock or Eligix preferred stock;

    - each director of Eligix;

    - Eligix' Chief Executive Officer;

    - the five other most highly compensated Eligix executive officers who received annual compensation in excess of $100,000 during 2000; and

    - all Eligix executive officers and directors as a group.


    Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power with respect to the shares beneficially owned by them. The number of shares of Eligix common stock listed in the table below does not include the shares of Eligix common stock issuable upon conversion of Eligix preferred stock. All percentages assume that the options, warrants and notes of the particular person or group in question, and no others, have been exercised or converted. Unless indicated otherwise, the address for each person is to the care of Eligix, Inc., 200 Boston Avenue, Medford, Massachusetts 02155.



                                                                  BENEFICIAL OWNERSHIP
                                                 -------------------------------------------------------
                                                                                             PERCENT OF
                                                                               PERCENT OF    AGGREGATE
NAME OF BENEFICIAL OWNER                         CLASS OF STOCK     SHARES       CLASS      VOTING POWER
------------------------                         --------------   ----------   ----------   ------------
5% BENEFICIAL HOLDERS

Brinson Venture Capital Fund(1)................     Common            93,194      23.1%          *
                                                  Preferred        1,772,475       7.9           7.8%
Entities affiliated with Advanced Technology
  Ventures L.P.(2).............................     Common           232,058      42.8           1.0
                                                  Preferred        3,658,729      15.9          15.7
Entities affiliated with InterWest
  Partners(3)..................................     Common           300,451      49.2           1.3
                                                  Preferred        6,643,447      28.2          27.9
Beckman Coulter, Inc. (f.k.a. Coulter
  Corporation).................................     Common                --        --          --
                                                  Preferred        2,450,000      11.1          11.0

The Wallace H. Coulter Foundation(4)...........     Common           273,645      46.8           1.2
                                                  Preferred        5,473,618      23.5          23.2

Joseph R. Coulter, III(5)......................     Common           107,713      25.7           *
                                                  Preferred        1,853,498       8.2           8.1

                                                                  BENEFICIAL OWNERSHIP
                                                 -------------------------------------------------------
                                                                                             PERCENT OF
                                                                               PERCENT OF    AGGREGATE
NAME OF BENEFICIAL OWNER                         CLASS OF STOCK     SHARES       CLASS      VOTING POWER
------------------------                         --------------   ----------   ----------   ------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS

Walter C. Ogier(6).............................     Common         1,010,000      76.5%          4.3%

James R. Fitzgerald, Jr.(6)....................     Common           225,000      42.0           1.0

David N. Cook, Ph.D.(6)........................     Common           399,000      56.2           1.7

James A. Embree(6).............................     Common           405,750      56.8           1.8

Judith Snow(6).................................     Common           360,000      53.7           1.6

Tara Clark(6)..................................     Common           237,417      43.3           1.0

Laura Coulter-Jones(7).........................     Common           122,301      28.3           *
                                                  Preferred        2,104,532       9.3           9.2

Robert Momsen(3)...............................     Common           300,451      49.2           1.3
                                                  Preferred        6,643,447      28.1          27.8

Arnold L. Oronsky, Ph.D.(8)....................     Common           299,468      49.1           1.3
                                                  Preferred        6,621,705      28.2          27.9

Susan M. Racher(4).............................     Common           273,645      46.8           1.2
                                                  Preferred        5,473,618      23.5          23.2

Pieter Schiller(2).............................     Common           232,058      42.8           1.0
                                                  Preferred        3,658,729      15.9          15.7
All executive officers and directors as a group
  (11 individuals)(9)..........................     Common         3,565,622      92.0          13.7
                                                  Preferred       17,880,326      44.7          44.4


------------------------

* Beneficial ownership does not exceed 1% of the outstanding Eligix common stock.


(1) Represents shares held by Brinson MAP Venture Capital Fund III and Brinson Venture Capital Fund III, L.P. Includes 93,194 shares of Eligix common stock which Brinson MAP Venture Capital Fund III and Brinson Venture Capital Fund III, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Includes 397,465 shares of Eligix Series C-1 preferred stock which Brinson MAP Venture Capital Fund III and Brinson Venture Capital Fund III, L.P. has the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes.



(2) Represents shares held by Advanced Technology Ventures V, L.P. and ATV Entrepreneurs V, L.P. Pieter Schiller is a general partner of these entities and may be deemed to exercise voting and investment control with respect to the shares held by Advanced Technology Ventures V, L.P. and ATV Entrepreneurs V, L.P. Mr. Schiller disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 232,058 shares of Eligix common stock which Advanced Technology Ventures V, L.P. and ATV Entrepreneurs V, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Includes 898,729 shares of Eligix Series C-1 preferred stock which Advanced Technology Ventures V, L.P. and ATV Entrepreneurs V, L.P. have the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes.



(3) Represents shares held by InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Robert Momsen is a general partner of InterWest Management Partners V, L.P., the sole general partner of InterWest Partners V, L.P. Mr. Momsen is a general partner of InterWest Investors V. Mr. Momsen also serves as a Managing Director of InterWest Management Partners VI, L.L.C., the sole general partner of InterWest Partners VI, L.P. and InterWest Investors VI, L.P.
    Mr. Momsen, together with the other general partners of InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P., and InterWest

    Investors VI, L.P., respectively, share voting and investment control with respect to the shares owned by InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Mr. Momsen disclaims beneficial ownership of the shares held by InterWest Partners V, L.P., InterWest Investors V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. except to the extent of his pecuniary interest therein. Includes an aggregate of 300,451 shares of Eligix common stock which InterWest Investors V, InterWest Partners V, L.P., InterWest Investors VI, L.P. and InterWest Partners VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Also includes an aggregate of 1,393,390 shares of Eligix Series C-1 preferred stock which InterWest Investors V, InterWest Partners V, L.P., InterWest Investors VI, L.P. and InterWest Partners VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes.



(4) Includes 266,799 shares of Eligix common stock which the Wallace H. Coulter Foundation has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Also includes 1,199,512 shares of Eligix Series C-1 preferred stock which the Wallace H. Coulter Foundation has the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes. Susan Racher is the Chief Financial Officer of the Wallace H. Coulter Foundation and may be deemed to exercise voting and investment control with respect to shares held by the Foundation.
    Ms. Racher disclaims beneficial ownership of these shares.



(5) Represents shares held by the JRC Investment Limited Partnership, the Joseph
    R. Coulter, Jr. Trust, and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees. Includes 107,713 shares of Eligix common stock which Joseph R. Coulter, III has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Also includes 435,872 shares of Series C-1 preferred stock which Joseph R. Coulter, III has the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes.



    With respect to shares held as trustee for the Joseph R. Coulter, Jr. Trust and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees, Joseph R. Coulter III disclaims beneficial ownership, except to the extent of his pecuniary interest therein.



(6) The share amounts for each of the individuals listed below includes the number of shares of Eligix common stock following their respective names which each individual has the right to acquire within 60 days of February 28, 2001 upon the exercise or conversion of stock options, warrants or notes:



NAME                                                          NUMBER OF SHARES
------------------------------------------------------------  ----------------
Walter C. Ogier.............................................      1,010,000
David N. Cook, Ph.D.........................................        399,000
James A. Embree.............................................        405,750
Judith Snow.................................................        360,000
Tara Clark..................................................        237,417
James R. Fitzgerald, Jr.....................................        225,000


    1,614,000 of the above shares are immediately exercisable. However, the shares issuable upon exercise of these options vest over a five-year period with any unvested shares being subject to repurchase by Eligix. These shares vest in full and the repurchase right terminates upon consummation of the merger.


(7) Represents shares held by Laura Coulter-Jones directly, by the LGC Investment Limited Partnership and as trustee for the Joseph R. Coulter, Jr. Trust, and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees. Includes 122,301 shares of Eligix common stock which Ms. Coulter-Jones, the LGC Investment Limited Partnership, the Joseph R. Coulter, Jr. Trust, and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Includes 494,906 shares of Eligix Series C-1 preferred stock which Ms. Coulter-Jones, the LGC Investment Limited Partnership, the Joseph R. Coulter, Jr. Trust, and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees have the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes. With respect to shares held as trustee for the Joseph Coulter, Jr. Trust and the Joseph R. Coulter, Jr. Trust, Laura Coulter-Jones and Joseph Coulter, III Trustees, Laura Coulter-Jones disclaims beneficial ownership, except to the extent of her pecuniary interest therein.



(8) Represents shares held by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Arnold L. Oronsky is a general partner of InterWest Management Partners V, L.P., the sole general partner of InterWest Partners V, L.P. Dr. Oronsky also serves as a Managing Director of InterWest Management Partners VI, L.L.C., the sole general partner of InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Dr. Oronsky, together with the other general partners of InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P., respectively, share voting and investment control with respect to the shares owned by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Dr. Oronsky disclaims beneficial ownership of the shares held by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P., except to the extent of his pecuniary interest therein. Includes an aggregate of 299,468 shares of Eligix common stock which InterWest Partners V L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants. Also includes an aggregate of 1,388,830 shares of Eligix Series C-1 preferred stock which InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the conversion of convertible notes.



(9) Includes an aggregate of 3,644,281 shares of Eligix common stock which all executive officers and directors have the right to acquire within 60 days of February 28, 2001 upon the exercise of all outstanding options, notes and warrants.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND
                MANAGEMENT OF BIOTRANSPLANT FOLLOWING THE MERGER


    The following table sets forth pro forma information as of February 28, 2001 as to the number of shares of BioTransplant common stock that will be beneficially owned, assuming consummation of the merger on April 30, 2001, by:


    - each person that will beneficially own more than 5% of the outstanding shares of the combined company;

    - each individual who will be a director of the combined company;

    - the Chief Executive Officer of the combined company and the four other most highly compensated executive officers of the combined company based on fiscal year 2000 compensation; and

    - the combined company's executive officers and directors as a group.


    Except as indicated by the notes to the following table, the holders listed below will have sole voting power and investment power over the shares beneficially held by them. The table below includes shares subject to options and warrants which will be exercisable within 60 days following February 28, 2001 and assumes that options held by officers and directors of Eligix, that by their terms accelerate in full upon the closing of the merger, have accelerated. All percentages assume the issuance of 5,940,594 shares of BioTransplant common stock, which represents shares issued (1) to Eligix stockholders in connection with the merger, (2) to Eligix management members under the Eligix management equity incentive plan and (3) to holders of Eligix warrants and notes, which are expected to be exercised or converted prior to the consummation of the merger. All percentages assume that the BioTransplant options and warrants of the particular person or group in question, and no others, have been exercised.



                                                                PRO FORMA BENEFICIAL
                                                                     OWNERSHIP
                                                              ------------------------
NAME OF BENEFICIAL OWNER                                       SHARES         PERCENT
------------------------                                      ---------       --------
5% BENEFICIAL OWNERS

Entities affiliated with InterWest Partners V, L.P.(1)......  1,217,327          6.9%
  c/o Eligix, Inc.
  200 Boston Avenue
  Medford, Massachusetts 02155

The Wallace H. Coulter Foundation(2)........................  1,012,651          5.7
  c/o Eligix, Inc.
  200 Boston Avenue
  Medford, Massachusetts 02155

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Elliot Lebowitz, Ph.D.(3)...................................    372,537          2.1
James C. Foster, J.D.(4)....................................     23,731            *
Daniel O. Hauser(5).........................................     13,875            *
Walter C. Ogier(6)..........................................    271,855          1.5
Arnold L. Oronsky, Ph.D.(7).................................  1,213,440          6.8
Michael S. Perry, D.V.M., Ph.D.(8)..........................      7,500            *
Susan M. Racher(2)..........................................  1,012,651          5.7
James Hope, Ph.D.(9)........................................     85,007            *
James R. Fitzgerald, Jr.(10)................................    179,547          1.0
All directors and executive officers as a group (14           3,735,044         21.1
  individuals)(11)..........................................


------------------------

* Beneficial ownership does not exceed 1% of the outstanding shares of BioTransplant common stock.

(1) Represents shares held by InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Includes 27,431 shares of common stock which InterWest Partners V, L.P., InterWest Investors V, InterWest Partners VI, L.P. and InterWest Investors VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants.



(2) Susan Racher is the Chief Financial Officer of the Wallace H. Coulter Foundation and may be deemed to exercise voting and investment control with respect to shares held by the Foundation. Ms. Racher disclaims beneficial ownership of these shares. Includes 24,984 shares of common stock which the Wallace H. Coulter Foundation has the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants.



(3) Includes 298,463 shares of common stock which Dr. Lebowitz has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(4) Includes 2,856 shares of common stock owned by Charles River
    Laboratories, Inc. Mr. Foster, a director of BioTransplant, is the President and Chief Executive Officer of Charles River Laboratories and may be deemed to beneficially own the shares of Charles River Laboratories, although he disclaims beneficial ownership. Also includes 7,750 shares of common stock which Mr. Foster has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(5) Includes 13,250 shares of common stock which Dr. Hauser has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(6) Includes 109,560 shares of common stock which Mr. Ogier has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(7) Represents shares held by InterWest Partners V, L.P., InterWest
    Partners VI, L.P. and InterWest Investors VI, L.P. Arnold L. Oronsky is general partner of InterWest Management Partners V, L.P., the sole general partner of InterWest Partners V, L.P. Dr. Oronsky also serves as Managing Director of InterWest Management Partners VI, L.L.C., the sole general partner of InterWest Partners VI, L.P. and InterWest Investors VI, L.P.
    Dr. Oronsky, together with the other general partners of InterWest
    Partners V, L.P., InterWest Partners VI, L.P. and InterWest
    Investors VI, L.P., respectively, shares voting and investment control with respect to the shares owned by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Dr. Oronsky disclaims beneficial ownership of the shares held by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. except to the extent of his pecuniary interest therein. Includes 27,341 shares of common stock which InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors VI, L.P. have the right to acquire within 60 days of February 28, 2001 upon the exercise of warrants.



(8) Includes 7,500 shares of common stock which Dr. Perry has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(9) Includes 84,707 shares of common stock which Dr. Hope has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options. Includes 300 shares of common stock owned by Dr. Hope's minor children.



(10) Includes 82,170 shares of common stock which Mr. Fitzgerald has the right to acquire within 60 days of February 28, 2001 upon the exercise of stock options.



(11) Includes 821,118 shares of BioTransplant common stock which all directors and executive officers as a group may acquire upon the exercise of outstanding stock options and warrants exercisable within 60 days of February 28, 2001.

                   DESCRIPTION OF BIOTRANSPLANT CAPITAL STOCK

    THIS SECTION SUMMARIZES THE TERMS OF BIOTRANSPLANT'S CAPITAL STOCK. BECAUSE THIS SUMMARY DOES NOT ADDRESS ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU, YOU SHOULD READ THE MORE DETAILED PROVISIONS OF BIOTRANSPLANT'S CERTIFICATE OF INCORPORATION AND BYLAWS.

GENERAL


    As of the date of this joint proxy statement/prospectus, BioTransplant is authorized to issue up to 50,000,000 shares of BioTransplant common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. The issued and outstanding shares of BioTransplant common stock are, and the shares that BioTransplant will issue in connection with the merger will be, when authorized, approved, issued and delivered subject to the terms of the merger agreement, fully paid and nonassessable. As of February 28, 2001, 11,796,120 shares of BioTransplant common stock were issued and outstanding, held by approximately 87 stockholders of record, and no shares of BioTransplant preferred stock issued and outstanding.


BIOTRANSPLANT COMMON STOCK

    Each holder of BioTransplant common stock is entitled to one vote per share of BioTransplant common stock held of record by the holder. Holders of BioTransplant common stock have no preemptive, redemption or conversion rights. The holders of BioTransplant common stock are only entitled to receive dividends when and as declared by the BioTransplant board out of funds legally available for payments of dividends. Upon BioTransplant's liquidation, dissolution or winding up, the holders of BioTransplant common stock may share ratably in BioTransplant's net assets after payment of liquidating distributions to holders of BioTransplant preferred stock, if any. The registrar and transfer agent for the BioTransplant common stock is The American Stock Transfer and Trust Company.

BIOTRANSPLANT PREFERRED STOCK


    The BioTransplant board has the power, without further vote of stockholders, to authorize the issuance of up to 2,000,000 shares of BioTransplant preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of BioTransplant preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any preferred shares. Dividend, conversion, exchange and redemption provisions to the extent that some or all of these features may be present when shares of BioTransplant preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of BioTransplant common stock or for other corporate purposes.


DELAWARE LAW AND BYLAW PROVISIONS

    BioTransplant is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.


    BioTransplant's bylaws provide that special meetings of the stockholders may be called by the board of directors, the chairman of the board, the president, the secretary or the record holders of at least 20% of the shares of stock of BioTransplant issued and outstanding and entitled to vote at the special meeting of stockholders. This provision could have the effect of delaying until the next stockholder meeting actions which are favored by a significant percentage of our stockholders.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

    BioTransplant and Eligix are corporations organized under the laws of Delaware and are therefore subject to the Delaware General Corporation Law. However, there are differences in the charters and bylaws of BioTransplant and Eligix.

CAPITALIZATION


    BIOTRANSPLANT. BioTransplant is authorized to issue 50,000,000 shares of common stock and 2,000,000 shares of preferred stock. On February 28, 2001, 11,796,120 shares of BioTransplant common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. BioTransplant's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of BioTransplant common stock.



    ELIGIX.  Eligix' capitalization as of February 28, 2001 is as follows:



CLASS AND SERIES OF STOCK                      AUTHORIZED   ISSUED AND OUTSTANDING
-------------------------                      ----------   ----------------------
Common.......................................  66,000,000            310,602
Series A.....................................  11,100,000         10,911,332
Series B.....................................  12,500,000         11,214,755
Series C-1...................................  10,000,000                  0
Series C-2...................................  11,100,000                  0
Series C-3...................................  12,500,000                  0


VOTING RIGHTS

    BIOTRANSPLANT. Each holder of BioTransplant common stock is entitled to one vote for each share and may not cumulate votes for the election of directors.


    ELIGIX. Each holder of Eligix common stock is entitled to one vote for each share and may not cumulate votes for the election of directors. Each holder of Eligix Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, Series C-2 preferred stock and Series C-3 preferred stock is entitled to the number of votes equal to the whole number of shares of common stock into which the preferred share is convertible. For so long as 2,000,000 shares of preferred stock remain outstanding, 66 2/3% of Eligix' outstanding preferred shares must approve the following actions:


    - any amendment to the certificate of incorporation or bylaws that alters the voting powers, preferences or other special rights of the preferred shares;

    - any increase or decrease (other than by redemption or conversion) in the authorized number of shares of common or preferred stock;

    - any authorization of, or any increase in the authorized amount of, any class of shares or series of equity securities ranking on a parity with or senior to the preferred stock in right of redemption, liquidation preference, voting or dividends;

    - any redemption, repurchase, payment of dividends or other distributions with respect to the common stock;

    - any agreement by Eligix or its stockholders regarding an asset transfer or acquisition;

    - any increase or decrease in the authorized number of members of the Eligix board;

    - any action that results in the payment or declaration of any dividend on any shares of common stock or preferred stock; or

    - any voluntary dissolution or liquidation of Eligix.

NUMBER AND CLASSIFICATION OF DIRECTORS

    BIOTRANSPLANT. The BioTransplant bylaws provide that the BioTransplant board shall consist of three members or such other number as shall be fixed from time to time by the board, with each director serving a one-year term. The number of directors of BioTransplant currently designated is seven, with one seat vacant.

    ELIGIX. The Eligix bylaws provide that the Eligix board shall consist of not less than three and not more than seven members, the number of directors to be determined from time to time by resolution of the board, with each director serving a one-year term. The number of directors of Eligix currently designated is six. The Eligix certificate of incorporation provides that any increase or decrease in the number of authorized members of the board must be approved by a vote of stockholders holding 66 2/3% of the outstanding shares of preferred stock.

REMOVAL OF DIRECTORS


    BIOTRANSPLANT. Any director or the entire board may be removed from office, with or without cause, at any time by affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, or by written consent of the stockholders as provided by Delaware law.


    ELIGIX. Any director or the entire board may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares then entitled to vote at an election of directors, or without cause by the affirmative vote of the holders of at least 75% of the outstanding shares then entitled to vote at an election of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS


    BIOTRANSPLANT. Vacancies occurring in the board may be filled by a vote of the stockholders or by a vote of the board. The board may fill a vacancy by vote of a majority of the directors then in office, whether or not less than a quorum.


    ELIGIX. Vacancies occurring in the board resulting from a resignation or an increase in the number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, and each director so elected shall hold office for the unexpired portion of the term of the director whose vacancy was filled and until the director's successor shall have been duly elected.

CHARTER AMENDMENTS


    BIOTRANSPLANT. The BioTransplant charter provides that any amendment to BioTransplant's charter must have board approval of a resolution recommending that the amendment be adopted and approval of a majority of the outstanding stock entitled to vote on the amendment.



    ELIGIX. The Eligix charter provides that any amendment to Eligix' charter must have board approval of a resolution recommending that the amendment be adopted and approval of a majority of the outstanding stock entitled to vote on the amendment. In addition, 66 2/3% of the holders of preferred must approve any amendment to the charter that:


    - alters the power, preferences, restrictions or privileges of the preferred shares;

    - increases or decreases the authorized number of preferred or common shares; or

    - authorizes or increases any class of shares of equity ranking on parity with or senior to the preferred shares in right of redemption, liquidation preference, voting or dividends.

AMENDMENTS TO BYLAWS

    BIOTRANSPLANT. The BioTransplant bylaws provide that the stockholders may amend, adopt or repeal the bylaws by the affirmative vote of a majority of the shares outstanding and entitled to vote or by a vote of the board.

    ELIGIX. The Eligix bylaws provide that the stockholders may amend, adopt or repeal the bylaws by an affirmative vote of at least 75% of the voting power of the shares outstanding and entitled to vote. The Eligix bylaws provide that the provisions relating to indemnification may not be replaced or amended in a manner that would adversely affect the right or protection of any person in respect of any act or omission occurring prior to the amendment or repeal. The Eligix bylaws also provide that the board may amend the bylaws to the extent permitted in the Eligix certificate of incorporation. The Eligix certificate of incorporation authorizes the board of directors to amend, supplement or repeal the bylaws. Any bylaw or bylaws adopted by the board of directors may, however, be further amended or repealed by an affirmative vote of at least a majority of the voting power of shares outstanding and entitled to vote.

ACTION BY WRITTEN CONSENT

    BIOTRANSPLANT. BioTransplant's bylaws provide that any action required or permitted to be taken by stockholders may be taken by written consent.

    ELIGIX. Eligix' bylaws provide that any action required or permitted to be taken by stockholders may be taken by written consent.

NOTICE OF STOCKHOLDER ACTIONS


    BIOTRANSPLANT. BioTransplant's bylaws require written or telephonic notice of the hour, date and place of each annual or special meeting of the stockholders. In the case of a special meeting, stockholders must be informed of the purposes for which the meeting is called. If a stockholder will attend the meeting in person or by proxy, or provides a written waiver of the right to receive notice, notice of the annual or special meeting is not necessary. The waiver of notice need not specify the business to be transacted at, nor the purpose of, any meeting of the stockholders. In order for a stockholder owning less than 5% of the outstanding capital stock of BioTransplant to bring business before an annual meeting, the stockholder must give written notice to the Secretary of BioTransplant at least 60 days, but not more than 90 days, before the annual meeting. However, if notice of the meeting is given less than 70 days prior to the meeting date, then stockholders must give notice no later than ten days after the day on which public announcement of the meeting date is first made. Included in the notice to the Secretary must be:



    - a brief description of the business the stockholder wants to bring before the meeting and the reasons for conducting that business at the annual meeting;


    - the name and address of the stockholder proposing the action;

    - the class and number of shares of BioTransplant beneficially owned by the stockholder;


    - any material interest of the stockholder in the business the stockholder is bringing before the meeting; and


    - other information required to be disclosed under the Securities and Exchange Commission's regulations relating to proxy statements.

    ELIGIX. Eligix' bylaws require written notice of the hour, date and place of each meeting of the stockholders. If the stockholder will attend the meeting in person or by proxy, or provides written waiver of the right to receive notice, notice of the meeting is not necessary, except when the stockholder attends the meeting to object to the transaction of any business on the grounds the meeting was not lawfully called or convened. Eligix' bylaws provide that for stockholders to bring business before an annual meeting, the stockholders must give written notice to the Secretary of Eligix at least 60 days, but not more than 90 days, before the first anniversary of the preceding year's annual meeting. However, if public announcement is given less than 70 days prior to the meeting date, then stockholders must give notice no later than ten days after the day on which public announcement of the meeting date is first made. Included in the notice to the Secretary must be:



    - a brief description of the business the stockholder wants to bring before the meeting and the reasons for conducting that business at the annual meeting;


    - the name and address of the stockholder proposing the action;

    - the class and number of shares of Eligix beneficially owned by the stockholder;


    - any material interest of the stockholder in the business the stockholder is bringing before the meeting; and


    - other information required to be disclosed under the Securities and Exchange Commission's regulations relating to proxy statements.

RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS

    BIOTRANSPLANT. BioTransplant's charter and bylaws provide that a special meeting of the stockholders may be called by:

    - the board;

    - the chairman of the board;

    - the president;

    - the secretary; or


    - holders of 20% of the outstanding stock of BioTransplant entitled to vote at the special meeting.



    The place, date and hour of any special meeting of stockholders shall be designated in the notice, or waiver of notice, to be sent to stockholders.


    ELIGIX. Eligix' bylaws provide that a special meeting of the stockholders may be called, for any purpose, by:


    - the board of directors, by a resolution adopted by a majority of the authorized directors;


    - the chairman of the board; or

    - the president.


    If a special meeting is called by any person other than the board, the person calling the special meeting shall inform the chairman of the board, the president, any vice president or the secretary by mail, telegraph or facsimile, of the time of the meeting and the business to be transacted at the special meeting. Only business outlined in the notice may be conducted at the special meeting of the stockholders. The special meeting must be held no later than 60 days, but no earlier than 35 days, after receipt of the request.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS


    The Delaware General Corporation Law provides that a corporation's charter may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. However, no provision in a corporation's charter can eliminate or limit the liability of a director for:


    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

    - willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or

    - any transaction from which the director devised an improper personal benefit.

    BIOTRANSPLANT. BioTransplant's charter and bylaws provide that a director will not be liable to BioTransplant or its stockholders for monetary damages for a breach of his or her fiduciary duty as a director, subject to the exceptions in the Delaware General Corporation Law cited above.

    ELIGIX. Eligix' charter provides that a director will not be liable to Eligix or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, subject to the exceptions in the Delaware General Corporation Law cited above.

DIVIDENDS

    BIOTRANSPLANT. BioTransplant's charter provides that BioTransplant's board may declare and pay dividends upon shares of BioTransplant common stock, but only out of funds available for the payment of dividends as provided by law, and subject to any preferential dividend rights of any outstanding preferred stock. The board is given discretion to establish dividend rights for any and all classes of preferred stock.

    ELIGIX. Eligix' charter provides that Eligix' board may declare and pay dividends upon shares of Eligix common stock, but only out of funds available for the payment of dividends as provided by law, and subject to any preferential dividend rights of any outstanding preferred stock. In respect to dividend rights of preferred stock, the Eligix' charter provides that the Series C-1, Series C-2 and Series C-3 Preferred are entitled to receive, when the board declares and pays cash dividends, and prior to the payment of any dividends with respect to common or Series A or Series B preferred, cash dividend payments in the following amounts:

    - Series C-1 will receive $0.36 per share on an annual basis;

    - Series C-2 will receive $0.10664 per share on an annual basis; and

    - Series C-3 will receive $0.12 per share on an annual basis.

    Any dividend payment made to the Series C-1, Series C-2 and Series C-3 preferred stockholders may only be paid out of funds available for the payment of dividends as provided by law. In the event cash dividends are paid on any share of Series A preferred, Series B preferred or common stock, an additional dividend shall be paid to all outstanding shares of Series C-1, Series C-2 and Series C-3 preferred, as if the holder had exercised the right to convert the Series C-1, Series C-2 and Series C-3 into common stock prior to the declaration of the dividend.

    Only after full and adequate payment of the cash dividend to the Series C-1 preferred, Series C-2 preferred and Series C-3 preferred stockholders, are the holders of Series A and Series B preferred stock entitled to receive any cash dividend declared and paid by the board of directors. Assuming funds available for the payment of dividends as provided by law,

    - Series A will receive $0.10664 per share on an annual basis; and

    - Series B will receive $0.12 per share on an annual basis.

    Only after full and adequate payment of the cash dividends to the Series A and Series B Preferred stockholders, are the holders of the common stock entitled to receive any cash dividends declared and paid by the board. Any dividend payment made to the common stockholders may only be paid out of funds available for the payment of dividends as provided by law.

    In the event cash dividends are paid on any share of common stock, an additional dividend shall be paid to all outstanding Series A and Series B preferred as if the holder had exercised the right to convert the Series A or Series B preferred into common stock prior to the declaration of the dividend.

CONVERSION

    BIOTRANSPLANT. Holders of BioTransplant common stock have no right to convert their shares into any other shares of capital stock of BioTransplant or any other securities.

    ELIGIX. Holders of Eligix common stock have no right to convert their shares into any other shares of capital stock of Eligix or any other securities. Holders of Eligix Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock have the right to convert their preferred stock into Eligix common stock, at the option of the holder, at any time after the date of issuance of the shares.

    Holders of Series A preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $1.3333 by the then current conversion price, as calculated based on the provisions of the charter, which is currently $1.3333 per share. Shares of Series A preferred stock automatically convert into common stock:

    - upon the request of 66 2/3% of the then outstanding Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock; and

    - upon the closing of a public offering of shares of common stock at a price of at least $5.00 per share resulting in gross proceeds to Eligix of at least $10,000,000.

    Holders of Series B preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $1.50 by the then current conversion price, as calculated based on the provisions of the charter, which is currently $1.50 per share. Shares of Series B preferred stock automatically convert into common stock:

    - upon the request of 66 2/3% of the then outstanding Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock; and

    - upon the closing of a public offering of shares of common stock at a price of at least $5.00 per share resulting in gross proceeds to Eligix of at least $10,000,000.

    Holders of Series C-1 preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $4.50 by the then current conversion price, as calculated based on the provisions of the charter, which is currently $4.50 per share. Shares of Series C-1 preferred stock automatically convert into common stock:

    - upon the request of 66 2/3% of the then outstanding Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock; and

    - upon the closing of a public offering of shares of common stock at a price of at least $5.00 per share resulting in gross proceeds to Eligix of at least $10,000,000.

    Holders of Series C-2 preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $1.3333 by the then current conversion price, as calculated based on the provisions of the charter, which is currently $1.3333 per share. Shares of Series C-2 preferred stock automatically convert into common stock:

    - upon the request of 66 2/3% of the then outstanding Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock; and

    - upon the closing of a public offering of shares of common stock at a price of at least $5.00 per share resulting in gross proceeds to Eligix of at least $10,000,000.

    Holders of Series C-3 preferred stock have the right to convert their shares into a number of shares of common stock determined by dividing $1.50 by the then current conversion price, as calculated based on the provisions of the charter, which is currently $1.50 per share. Shares of Series C-3 preferred stock automatically convert into common stock:

    - upon the request of 66 2/3% of the then outstanding Series A, Series B, Series C-1, Series C-2 and Series C-3 preferred stock; and

    - upon the closing of a public offering of shares of common stock at a price of at least $5.00 per share resulting in gross proceeds to Eligix of at least $10,000,000.

LIQUIDATION

    BIOTRANSPLANT. BioTransplant's charter provides that upon dissolution or liquidation of BioTransplant, whether voluntary or involuntary, holders of BioTransplant common stock will be entitled to receive all assets of BioTransplant available for distribution to its stockholders, subject to any preferential rights of any then outstanding preferred stock.

    ELIGIX. Eligix' charter provides that upon dissolution or liquidation of Eligix, whether voluntary or involuntary, holders of Eligix common stock will be entitled to receive all assets of Eligix available for distribution to its stockholders, subject to any preferential rights of any then outstanding preferred stock. Eligix charter further provides that upon any liquidation, dissolution or winding up of Eligix, no distribution shall be made:


    - to the holders of stock ranking junior to the Series C-1, Series C-2 and Series C-3 preferred stock until the holders of the Series C-1, Series C-2 and Series C-3 preferred stock have received $4.50, $1.3333 and $1.50 per share, respectively, plus all declared and unpaid dividends on shares of Series C-1, Series C-2 and Series C-3 preferred stock for each share of Series C-1, Series C-2 and Series C-3 preferred stock held respectively by them; or



    - to the holders of stock ranking junior to the Series A and Series B preferred stock until the holders of the Series A and Series B preferred stock have received $1.3333 and $1.50 per share, respectively, plus all declared and unpaid dividends on shares of Series A and Series B preferred stock for each share of Series A and Series B preferred stock held respectively by them.


RIGHTS IN AN ACQUISITION EVENT

    BIOTRANSPLANT. The holders of BioTransplant common and preferred stock have no rights comparable to those of Eligix stockholders.


    ELIGIX. Eligix' charter provides that each holder of Eligix preferred stock shall be entitled to receive the liquidation preference described above if Eligix enters into any reorganization, merger, consolidation or sale, lease or other disposition of all or substantially all of its assets in which the shares of Eligix common stock are changed for or changed into other stock or securities, cash and/or any other property.

APPRAISAL RIGHTS


    BIOTRANSPLANT. BioTransplant is a Delaware corporation. Under the Delaware General Corporation Law, dissenters' rights of appraisal are available to a stockholder of a corporation only in connection with specified mergers or consolidations involving that corporation. Appraisal rights are not available under the Delaware General Corporation Law if the corporation's stock is either:


    - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. as the BioTransplant common stock is; or

    - held of record by more than 2,000 stockholders;

provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their shares of BioTransplant common stock for anything other than:

    - shares of the surviving corporation;

    - shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2000 stockholders; or

    - cash in lieu of fractional shares.

    Additionally, no appraisal rights are available if the corporation is the surviving corporation, and no vote of its stockholders is required for the merger.

    ELIGIX. Eligix is also a Delaware corporation and dissenters' rights of appraisal are available for shares of Eligix common and preferred stock in connection with certain mergers or consolidations involving Eligix.

                        APPROVAL OF AMENDMENT TO ELIGIX'
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


    On December 8, 2000, the Eligix board of directors adopted, subject to stockholder approval, an amendment to Eligix' certificate of incorporation adjusting the manner of determining the value of property to be distributed to the preferred stockholders in a liquidation event, such as a merger. The certificate of incorporation currently states that, in the event of a liquidation, where the distribution made to preferred stockholders is in the form of securities traded on a securities exchange, the Nasdaq National Market or the over-the-counter market, the value of these securities will be the average of the closing sale prices of those securities on the exchange over the thirty-day period ending three days prior to the date established for the DISTRIBUTION of the securities. If the amendment is approved, the certificate of incorporation will provide that the value of the securities to be distributed in the liquidation event will be the average of the closing prices of the securities on the exchange over the thirty-day period ending three days prior to the date of SIGNING AN AGREEMENT relating to an acquisition or asset transfer.


    Thus, approval of the amendment to the certificate of incorporation fixes the exact number of shares of BioTransplant common stock that an Eligix preferred stockholder will receive in satisfaction of the preferred liquidation preference. Fluctuation in the BioTransplant common stock price prior to the closing of the merger would not alter the number of shares of BioTransplant common stock issuable to an Eligix preferred stockholder. Approval of the amendment to the certificate of incorporation is a condition to closing the merger.


    Additionally, the amendment clarifies that upon a liquidation, distribution or winding up of Eligix, if the assets to be distributed are insufficient to satisfy all preferred stockholders, then the assets shall first be distributed to the holders of the Series C preferred stock in proportion to the full amounts to which they would be entitled. If, after payment to the Series C preferred stockholders, the remaining assets are insufficient to satisfy the Series A and Series B preferred stockholders, the remaining assets will be distributed to the Series A and Series B stockholders in proportion to the full amounts to which they would be entitled. This amendment is a technical amendment designed to clarify that the existing liquidation preference of the Series C preferred stock would remain with respect to a liquidation in which there were insufficient assets to be distributed to preferred stockholders.


    The board of directors of Eligix believes that the approval of the amendment to the certificate of incorporation is advisable and in the best interests of Eligix and its stockholders and therefore recommends a vote "FOR" the proposal.

                             STOCKHOLDER PROPOSALS


    In order to be included on the proxy card and included in the proxy statement for the 2001 BioTransplant annual meeting of stockholders, under Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals must have been received by BioTransplant at its offices, Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, Massachusetts 02129 by December 29, 2000.



    If a BioTransplant stockholder wishes to present a proposal before the 2001 annual meeting of stockholders, under Rule 14a-4 of the Exchange Act, the stockholder must give written notice to the Secretary of BioTransplant at the address noted above. The Secretary must receive this notice at least 45 days prior to the anniversary of the mailing of the proxy materials for the 2000 annual meeting of stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 annual meeting of stockholders, the proxies designated by our board of directors will have discretionary authority to vote on the stockholder's proposal.

                                 LEGAL MATTERS


    The validity of the shares of BioTransplant common stock to be issued in connection with the merger will be passed upon for BioTransplant by Hale and Dorr LLP, Boston, Massachusetts. Customary legal matters with respect to the federal income tax consequences of the merger will be passed upon for BioTransplant by Hale and Dorr LLP, Boston, Massachusetts and for Eligix by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.


                                    EXPERTS


    The consolidated financial statements of BioTransplant as of December 31, 1999 and 2000, for each of the three years in the period ended December 31, 2000 and for the period from inception (March 20, 1990) through December 31, 2000 included in this joint proxy statement/prospectus have been audited by Arthur Andersen, LLP, independent public accountants, and have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.



    The financial statements of Eligix as of December 31, 1999 and 2000, for each of the three years in the period ended December 31, 2000 and for the period from inception (December 27, 1996) to December 31, 2000 included in this joint proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Eligix' ability to continue as a going concern as described in Note A to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    BioTransplant files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."


    BioTransplant filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 to register with the SEC the BioTransplant common stock issuable in connection with the merger agreement. This joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to BioTransplant, Eligix and the BioTransplant common stock, please refer to the registration statement, including the exhibits and schedules. You can obtain the additional information in the registration statement by contacting BioTransplant at the following address and telephone number:


                           BIOTRANSPLANT INCORPORATED
                            BUILDING 75, 3RD AVENUE
                             CHARLESTOWN NAVY YARD
                             CHARLESTOWN, MA 02129
                            ATTN: RICHARD V. CAPASSO
                           TELEPHONE: (617) 241-5200

    Statements contained in this joint proxy statement/prospectus about the contents of any contract or other document are not necessarily complete, and we refer you, in each case, to the copy of such contract or other document filed as an exhibit to the registration statement.

    To obtain timely delivery of requested documents prior to the special meeting of BioTransplant stockholders or the special meeting of Eligix
stockholders, you must request them no later than             , 2001, which is
five business days prior to the date of such meetings.

                         INDEX TO FINANCIAL STATEMENTS
        CONSOLIDATED FINANCIAL STATEMENTS OF BIOTRANSPLANT INCORPORATED


                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................     F-2

Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................     F-3

Consolidated Statements of Operations for the years ended
  December 31, 1998, 1999 and 2000, and for the period from
  inception (March 20, 1990) through December 31, 2000......     F-4

Consolidated Statements of Stockholders' Equity (Deficit)
  since inception (March 20, 1990)..........................     F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1999 and 2000, and for the period from
  inception (March 20, 1990) through December 31, 2000......     F-6

Notes to Consolidated Financial Statements..................     F-7


                      FINANCIAL STATEMENTS OF ELIGIX, INC.


                                                                PAGE
                                                              --------
Report of Independent Accountants...........................    F-21

Balance Sheets as of December 31, 1999 and 2000.............    F-22

Statements of Operations for the years ended December 31,
  1998, 1999 and 2000 and for the period from inception
  (December 27, 1996) to December 31, 2000..................    F-23

Statements of Convertible Preferred Stock and Stockholders'
  Deficit for the period from inception (December 27, 1996)
  to December 31, 2000......................................    F-24

Statements of Cash Flows for the years ended December 31,
  1998, 1999 and 2000 and for the period from inception
  (December 27, 1996) to December 31, 2000..................    F-25

Notes to Financial Statements...............................    F-26

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To BioTransplant Incorporated:



    We have audited the accompanying consolidated balance sheets of BioTransplant Incorporated (a Delaware corporation in the development stage) and subsidiary as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and for the period from inception (March 20, 1990) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioTransplant Incorporated and subsidiary as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, and for the period from inception (March 20, 1990) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.



    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant recurring losses from operations and has entered into an agreement to purchase Eligix, Inc. The Company will need to obtain additional funding in order to continue as a going concern. Given these factors, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                             ARTHUR ANDERSEN LLP



Boston, Massachusetts



February 15, 2001

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



                          CONSOLIDATED BALANCE SHEETS



                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1999          2000
                                                              -----------   -----------
Assets
Current assets:
  Cash and cash equivalents.................................  $17,648,789   $11,481,297
  Short-term investments....................................    3,718,033     3,391,568
  Other receivables.........................................      400,500        18,995
  Prepaid expenses and other current assets.................      169,733       823,899
                                                              -----------   -----------

      Total current assets..................................   21,937,055    15,715,759
                                                              -----------   -----------
Property and equipment, at cost:
  Equipment under capital leases............................           --       119,772
  Laboratory equipment......................................    3,707,833     3,726,821
  Leasehold improvements....................................      795,017       795,017
  Office equipment..........................................      792,605       932,706
                                                              -----------   -----------
                                                                5,295,455     5,574,316
  Less -- Accumulated depreciation..........................    3,813,455     4,237,110
                                                              -----------   -----------
                                                                1,482,000     1,337,206
                                                              -----------   -----------
Investment in Stem Cell Sciences Ltd........................           --       105,000
                                                              -----------   -----------
                                                              $23,419,055   $17,157,965
                                                              ===========   ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt.........................  $   233,333   $   233,333
  Current obligation under capital leases...................           --        37,486
  Accounts payable..........................................      433,067       408,115
  Accrued expenses..........................................    2,516,173     1,721,745
  Deferred revenue..........................................    4,125,000            --
                                                              -----------   -----------
      Total current liabilities.............................    7,307,573     2,400,679
                                                              -----------   -----------

Long-term debt, net of current portion......................      466,667       252,778
Long-term obligation under capital leases, net of current
  portion...................................................           --        82,285
                                                              -----------   -----------
      Total long-term liabilities...........................      466,667       335,063
                                                              -----------   -----------
Commitments (Notes 9 and 13)
Stockholders' equity:
  Preferred stock, $.01 par value --
    Authorized -- 2,000,000 shares
    Issued and outstanding -- no shares.....................           --            --
  Common stock, $.01 par value --
    Authorized -- 25,000,000 and 50,000,000 shares at
    December 31, 1999 and December 31, 2000, respectively
    Issued and outstanding -- 10,300,890 and 11,796,120
    shares at December 31, 1999 and 2000, respectively......      103,010       117,962
Additional paid-in capital..................................   72,688,036    83,129,855
Deficit accumulated during the development stage............  (57,146,231)  (68,825,594)
                                                              -----------   -----------

      Total stockholders' equity............................   15,644,815    14,422,223
                                                              -----------   -----------
                                                              $23,419,055   $17,157,965
                                                              ===========   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                               FOR THE YEARS ENDED DECEMBER 31,        CUMULATIVE
                                           ----------------------------------------      SINCE
                                              1998          1999           2000        INCEPTION
                                           -----------   -----------   ------------   ------------
Operating revenues:
  License fees...........................  $ 1,000,000   $ 3,500,000   $         --   $ 18,500,000
  Research and development...............    5,688,500     5,188,475      4,563,475     36,815,450
                                           -----------   -----------   ------------   ------------
      Total revenues.....................    6,688,500     8,688,475      4,563,475     55,315,450

Operating Expenses:
  Research and development...............   14,729,825    15,680,281     14,973,719    107,915,277
  General and administrative.............    2,477,460     2,445,912      2,543,624     21,375,619
                                           -----------   -----------   ------------   ------------
      Total expenses.....................   17,207,285    18,126,193     17,517,343    129,290,896
                                           -----------   -----------   ------------   ------------

      Operating loss.....................  (10,518,785)   (9,437,718)   (12,953,868)   (73,975,446)

  Interest income........................    1,317,780       782,182      1,334,486      6,987,325
  Interest expense.......................       (9,602)      (17,914)       (59,981)    (1,837,473)
                                           -----------   -----------   ------------   ------------
Net loss.................................  $(9,210,607)  $(8,673,450)  $(11,679,363)  $(68,825,594)
                                           ===========   ===========   ============   ============

Net loss per common share:
  Basic and diluted......................  $     (1.07)  $     (1.01)  $      (1.01)
                                           ===========   ===========   ============
Weighted average common shares
  outstanding:
  Basic and diluted......................    8,578,941     8,598,085     11,547,262
                                           ===========   ===========   ============



  The accompanying notes are an integral part of these consolidated financial statements.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                            DEFICIT
                                                       COMMON STOCK                       ACCUMULATED        TOTAL
                                                  ----------------------   ADDITIONAL     DURING THE     STOCKHOLDERS'
                                                    NUMBER       $.01        PAID-IN      DEVELOPMENT       EQUITY
                                                  OF SHARES    PAR VALUE     CAPITAL         STAGE         (DEFICIT)
                                                  ----------   ---------   -----------   -------------   -------------
Inception, March 20, 1990.......................          --   $     --    $        --   $          --   $         --
  Net loss......................................          --         --             --        (142,353)      (142,353)
                                                  ----------   --------    -----------   -------------   ------------
  Balance, December 31, 1990....................          --         --             --        (142,353)      (142,353)
  Sale of common stock..........................     102,572      1,026          3,077              --          4,103
  Issuance of warrants..........................          --         --         22,000              --         22,000
  Net loss......................................          --         --             --      (2,637,206)    (2,637,206)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1991......................     102,572      1,026         25,077      (2,779,559)    (2,753,456)
  Net loss......................................          --         --             --      (6,188,344)    (6,188,344)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1992......................     102,572      1,026         25,077      (8,967,903)    (8,941,800)
  Issuance of warrants..........................          --         --        476,800              --        476,800
  Exercise of stock options.....................          63          1             46              --             47
  Deferred compensation on stock options........          --         --        105,546              --        105,546
  Net loss......................................          --         --             --      (7,748,627)    (7,748,627)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1993......................     102,635      1,027        607,469     (16,716,530)   (16,108,034)
  Exercise of stock options.....................      17,406        174          1,448              --          1,622
  Restricted stock sold to Directors............       1,250         12          8,738              --          8,750
  Issuance of warrants..........................          --         --        165,937              --        165,937
  Deferred compensation on stock options........          --         --        170,225              --        170,225
  Net loss......................................          --         --             --     (11,268,042)   (11,268,042)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1994......................     121,291      1,213        953,817     (27,984,572)   (27,029,542)
  Issuance of warrants..........................          --         --         99,000              --         99,000
  Exercise of stock options.....................       5,303         53          7,301              --          7,354
  Deferred compensation on stock options........          --         --        170,225              --        170,225
  Net loss......................................          --         --             --      (2,087,239)    (2,087,239)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1995......................     126,594      1,266      1,230,343     (30,071,811)   (28,840,202)
  Conversion of preferred stock into common
    stock.......................................   4,770,430     47,704     36,154,586              --     36,202,290
  Issuance of common stock in initial public
    offering, net of issuance costs of
    $2,681,920..................................   3,220,000     32,200     27,875,880              --     27,908,080
  Issuance of common stock pursuant to
    antidilution rights.........................     431,724      4,317         (4,317)             --             --
  Exercise of stock options.....................      10,154        102         28,546              --         28,648
  Net loss......................................          --         --             --      (6,037,108)    (6,037,108)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1996......................   8,558,902     85,589     65,285,038     (36,108,919)    29,261,708
  Exercise of stock options.....................      15,238        153         45,407              --         45,560
  Restricted stock sold to directors............       1,250         12             38              --             50
  Net loss......................................          --         --             --      (3,153,254)    (3,153,254)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1997......................   8,575,390     85,754     65,330,483     (39,262,173)    26,154,064
  Exercise of stock options.....................       6,073         61         14,745              --         14,806
  Net loss......................................          --         --             --      (9,210,607)    (9,210,607)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1998......................   8,581,463     85,815     65,345,228     (48,472,780)    16,958,263
  Exercise of stock options.....................      11,265        113         24,803              --         24,916
  Restricted stock sold to directors............       1,875         19          4,433              --          4,452
  Issuance of common stock in private placement,
    net of issuance costs of $517,215...........   1,706,287     17,063      7,313,571              --      7,330,634
  Net loss......................................          --         --             --      (8,673,450)    (8,673,450)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 1999......................  10,300,890    103,010     72,688,036     (57,146,231)    15,644,815
  Exercise of stock options.....................     221,514      2,215        902,307              --        904,522
  Exercise of warrants..........................      58,716        587        392,512              --        393,099
  Net gain on investment in Stem Cell Sciences
    Ltd. .......................................          --         --        160,000              --        160,000
  Issuance of common stock in private placement,
    net of issuance costs of $720,150...........   1,215,000     12,150      8,987,000              --      8,999,150
  Net loss......................................          --         --             --     (11,679,363)   (11,679,363)
                                                  ----------   --------    -----------   -------------   ------------
Balance, December 31, 2000......................  11,796,120   $117,962    $83,129,855   $ (68,825,594)  $ 14,422,223
                                                  ==========   ========    ===========   =============   ============



  The accompanying notes are an integral part of these consolidated financial statements.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                             ----------------------------------------     CUMULATIVE
                                                                1998          1999           2000       SINCE INCEPTION
                                                             -----------   -----------   ------------   ---------------
Cash flows from operating activities:
  Net loss.................................................  $(9,210,607)  $(8,673,450)  $(11,679,363)   $(68,825,594)
  Adjustments to reconcile net loss to net cash used in
    operating activities-
    Depreciation and amortization..........................      358,052       392,865        430,970       4,308,116
    Noncash interest expense on convertible notes payable
      to stockholders......................................           --            --             --         465,477
    Noncash expenses related to options and warrants.......       33,186         1,541             --       1,186,785
    Changes in current assets and liabilities-
      Accounts receivable..................................           --      (400,500)       381,505         (18,995)
      Prepaid expenses and other current assets............       26,206     1,042,561       (654,166)       (823,899)
      Accounts payable.....................................      (62,179)      205,711        (24,952)        408,115
      Accrued expenses.....................................      (69,558)      403,514       (794,428)      1,721,745
      Deferred revenue.....................................     (750,000)      750,000     (4,125,000)             --
                                                             -----------   -----------   ------------    ------------
        Net cash used in operating activities..............   (9,674,900)   (6,277,758)   (16,465,434)    (61,578,250)
                                                             -----------   -----------   ------------    ------------
Cash flows from investing activities:
  Purchases of property and equipment......................     (812,828)     (416,839)      (299,114)     (5,035,062)
  Disposal of property and equipment, net..................           --            --         12,940          40,980
  Purchases of investments.................................   (8,887,022)   (4,086,657)    (6,508,538)    (76,732,935)
  Proceeds from sale of investments........................   22,921,877     7,211,587      6,835,000      73,341,363
  (Increase) decrease in investment in Stem Cell Sciences
    Ltd....................................................           --            --         55,000          55,000
                                                             -----------   -----------   ------------    ------------
        Net cash provided by (used in) investing
          activities.......................................   13,222,027     2,708,091         95,288      (8,330,654)
                                                             -----------   -----------   ------------    ------------
Cash flows from financing activities:
  Proceeds from convertible notes payable to
    stockholders...........................................           --            --             --       9,400,000
  Payments of obligations under capital leases.............     (177,666)      (10,042)            --      (2,194,210)
  Proceeds from sale/leaseback of equipment................           --            --             --         771,968
  Payments on long-term debt...............................                                  (213,889)       (213,889)
  Proceeds from equipment leases...........................           --            --        119,771       1,542,010
  Proceeds from long-term debt.............................           --       700,000             --         700,000
  Net proceeds from sale of redeemable convertible
    preferred stock........................................           --            --             --      25,661,526
  Net proceeds from sale of common stock...................       14,806     7,360,002     10,296,772      45,722,796
                                                             -----------   -----------   ------------    ------------
        Net cash provided by (used in) financing
          activities.......................................     (162,860)    8,049,960     10,202,654      81,390,201
                                                             -----------   -----------   ------------    ------------
Net increase in cash and cash equivalents..................    3,384,267     4,480,293     (6,167,492)     11,481,297
Cash and cash equivalents, beginning of period.............    9,784,229    13,168,496     17,648,789              --
                                                             -----------   -----------   ------------    ------------
Cash and cash equivalents, end of period...................  $13,168,496   $17,648,789   $ 11,481,297    $ 11,481,297
                                                             ===========   ===========   ============    ============

Supplemental disclosure of noncash investing and financing
  transactions:
  Equipment acquired under capital leases..................  $        --   $        --   $         --    $ (2,329,941)
                                                             ===========   ===========   ============    ============
  Net gain related to investment in Stem Cell Sciences
    Ltd....................................................  $        --   $        --   $    160,000    $    160,000
                                                             ===========   ===========   ============    ============
  Conversion of convertible notes payable to stockholders
    and accrued interest into redeemable convertible
    preferred stock........................................  $        --   $        --   $         --    $  9,905,710
                                                             ===========   ===========   ============    ============
  Conversion of preferred stock into common stock..........  $        --   $        --   $         --    $ 36,202,290
                                                             ===========   ===========   ============    ============
  Issuance of warrants.....................................  $        --   $        --   $         --    $    741,737
                                                             ===========   ===========   ============    ============
  Leasehold improvements acquired through issuance of
    redeemable convertible preferred stock.................  $        --   $        --   $         --    $    619,584
                                                             ===========   ===========   ============    ============
Supplemental disclosure of cash flow information:
                                                             ===========   ===========   ============    ============
  Interest paid during the period..........................  $     6,975   $    16,159   $     54,922    $  1,465,427
                                                             ===========   ===========   ============    ============



  The accompanying notes are an integral part of these consolidated financial statements.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1) OPERATIONS



    BioTransplant Incorporated (the "Company") was incorporated on March 20, 1990. The Company is developing pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs. Based on BioTransplant's proprietary technology, both alone and in collaboration with others, BioTransplant is seeking to develop a portfolio of products designed to improve therapies associated with organ and bone marrow transplantation as well as to improve the treatment of cancer, autoimmune disease and blood disorders.



    The Company is in the development stage and is devoting substantially all of its efforts toward product research and development and raising capital. The Company is subject to a number of risks similar to those of other development stage companies, including risks related to: its dependence on key individuals and collaborative research partners, competition from substitute products and larger companies, its ability to develop and market commercially usable products and obtain regulatory approval for its products under development, and its ability to obtain the substantial additional financing necessary to adequately fund the development of its products.



    The Company incurred a net loss of approximately $11.7 million for the year ended December 31, 2000, and had an accumulated deficit of approximately
$68.8 million as of December 31, 2000. The Company has funded these losses principally through equity financing. Additionally, the Company has entered into an agreement to purchase Eligix, Inc. (See Note 13). The Company will require additional financing to fund operations; however, there can be no assurance that such funding will be available or adequate to allow the Company to continue as a going concern. Management is currently pursuing additional funding from various sources. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    The accompanying consolidated financial statements reflect the application of certain accounting policies described below and elsewhere in the notes to consolidated financial statements.



(A)  PRINCIPLES OF CONSOLIDATION



    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.



(B)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS



    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



(C)  CASH AND CASH EQUIVALENTS AND INVESTMENTS



    Cash and cash equivalents include short-term, highly liquid investments with original maturities of ninety days or less from the date of purchase. Short-term investments consist primarily of corporate notes with maturities of less than one year. In accordance with Statement of Financial Accounting

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company's investments are classified as held-to-maturity and are stated at amortized cost, which approximates market value.



    The Company held the following cash equivalents and investments at December 31, 1999 and 2000:



                                                        1999          2000
                                                     -----------   -----------
Cash and cash equivalents..........................  $17,648,789   $11,481,297
                                                     -----------   -----------
Short-term investments:
  Corporate Bonds (average maturity of 2 months at
    December 31, 2000).............................           --     1,897,640
  Commercial Paper (average maturity of 2 months
    and 1 month at December 31, 1999 and 2000,
    respectively)..................................    3,718,033     1,493,928
                                                     -----------   -----------
                                                       3,718,033     3,391,568
                                                     -----------   -----------
Total cash, cash equivalents and investments.......  $21,366,822   $14,872,866
                                                     ===========   ===========



    There were no realized gains or losses in the years ended December 31, 1998, 1999 and 2000.



(D)  DEPRECIATION AND AMORTIZATION



    The Company provides for depreciation using the straight-line method by charges to operations in amounts estimated to allocate the cost of these assets over a three to five-year life. Amortization of equipment under capital lease and leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.



(E)  REVENUE RECOGNITION



    Substantially all of the Company's license and research and development revenues have been derived from three collaborative research arrangements (see
Note 7). Annual research and development payments are recognized on a straight-line basis over the period of the contract, which approximates when work is performed and costs are incurred. License fee revenue represents technology transfer fees received for rights to certain technology of the Company. License fees are recognized as revenue when all obligations as defined in the individual arrangements are fulfilled by the Company and there is no risk of refund. Deferred revenue represents amounts received in advance for research and development. Research and development expenses in the accompanying consolidated statements of operations include funded and unfunded expenses.



    SEC Staff Accounting Bulletin (SAB) No. 101 (SAB 101), "Revenue Recognition," was issued in December 1999. SAB 101 requires companies to recognize certain upfront non-refundable fees over the life of the related alliance when such fees are received in conjunction with alliances which have multiple elements. The Company was required to adopt this new accounting principle through a cumulative charge to the statement of operations, in accordance with Accounting Principle Board Opinion (APB) No. 20, "Accounting Changes," no later than the fourth quarter of 2000, effective

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


January 1, 2000. The adoption of this statement, consisting of the cumulative effect of the accounting change and the current year effect, did not have a material impact on the Company's financial statements for the year ended December 31, 2000. As required under SAB 101, the Company is required to disclose the pro forma effect of applying the principles of SAB 101 for all periods presented. The application of SAB 101 for the years ended December 31, 1999 and 2000 did not result in a material change in reported revenues. For the year ended December 31, 1998, the application of SAB 101 would have resulted in revenues of $5,833,000 as compared to the $4,750,000 of revenues reported.



(F)  NET LOSS PER COMMON SHARE



    The Company applies SFAS No. 128, "Earnings Per Share" ("SFAS 128").
SFAS 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. Diluted weighted average shares is the same as basic weighted average shares since the inclusion of shares issuable pursuant to the exercise of stock options and warrants would have been antidilutive.



    Calculations of basic and diluted net loss per common share are as follows:



                                           1998          1999           2000
                                        -----------   -----------   ------------
Net loss..............................  $(9,210,607)  $(8,673,450)  $(11,679,363)
                                        ===========   ===========   ============
Weighted average common shares
  outstanding -- basic and diluted....    8,578,941     8,598,085     11,547,262
                                        ===========   ===========   ============
Basic and diluted net loss per common
  share...............................  $     (1.07)  $     (1.01)  $      (1.01)
                                        ===========   ===========   ============
Antidilutive securities not included--
  Common stock options................       48,266       296,396        853,297
                                        ===========   ===========   ============
  Common stock warrants...............      133,007       151,998        282,471
                                        ===========   ===========   ============



(G)  COMPREHENSIVE INCOME



    SFAS No. 130, "Reporting Comprehensive Income," requires disclosure of all components of comprehensive income. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company does not have any items of comprehensive net loss other than its net loss.



(H)  SEGMENT REPORTING



    The Company applies SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS 131") which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


stockholders. In accordance with SFAS 131, the Company believes that it operates in one operating segment.



(I)  RECENT ACCOUNTING PRONOUNCEMENTS



    In June 1999, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect that the adoption of this statement will have a material impact on the Company's financial statements.



(3)  TERM NOTE



    In September 1997, the Company entered into a term note with a bank, whereby the Company may borrow up to $500,000 for certain equipment and fixtures during a specified drawdown period, after which time the outstanding balance will become payable in 36 equal monthly principal installments plus interest. During 1999, the Company extended the drawdown period and increased its availability to $1.0 million under the same conditions as this term note. Borrowings under the term note bear annual floating interest at the bank's Prime Rate (9.25% at December 31, 2000) during the drawdown period with an option to convert during the repayment period to an annual fixed rate at the three-month London Interbank Offered Rate ("LIBOR") (6.578% at December 31, 2000) plus 2.25%. Borrowings under the term note are secured by equipment and fixtures purchased using the proceeds of the note. There were $486,111 in borrowings outstanding under this term note at December 31, 2000. The Company is required to maintain certain financial covenants under the agreement. As of December 31, 2000, the Company was in compliance with these covenants.



(4)  ACCRUED EXPENSES



    Accrued expenses consist of the following at December 31, 1999 and 2000:



                                                          1999         2000
                                                       ----------   ----------
Consulting and contract research.....................  $1,067,988   $  748,342
Payroll and payroll related..........................     309,209        4,148
Professional fees....................................     538,646      587,587
Other................................................     600,330      381,668
                                                       ----------   ----------
                                                       $2,516,173   $1,721,745
                                                       ==========   ==========



(5)  COMMON STOCK



    In December 1999, the Company completed a private placement of 1,706,287 shares of its common stock at $4.50 per share for net proceeds of approximately $7.3 million.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(5)  COMMON STOCK (CONTINUED)


    In February 2000, the Company completed a private placement of 1,215,000 shares of its common stock at $8.00 per share for net proceeds of approximately $9.0 million.



    As of December 31, 1999 and 2000, the Company has reserved the following shares of common stock for issuance:



                                                          1999         2000
                                                        ---------   ----------
1991 Stock Option Plan................................    688,364      552,382
1994 Directors' Equity Plan...........................     99,375       52,064
1997 Stock Option Plan................................  1,496,757    1,417,350
Outstanding warrants..................................    425,147      463,179
                                                        ---------   ----------
                                                        2,709,643    2,484,975
                                                        =========   ==========



(6)  OPTIONS AND WARRANTS



(A)  COMMON STOCK PLANS



    In May 1997, the stockholders approved the 1997 Stock Incentive Plan (the "1997 Plan"), which was intended to replace the Company's Amended 1991 Stock Incentive Plan (the "1991 Plan"), under which it may grant incentive stock options, nonqualified stock options and stock appreciation rights. In May 1999, the stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1997 Plan to 1,500,000 from 750,000. These options generally vest ratably over a four-to-five-year period.



    In May 1997, the stockholders approved an amendment to the Company's 1994 Directors' Equity Plan (the "Directors' Plan"). The amendment increased from 50,000 to 100,000 the number of shares of common stock reserved for issuance under the Directors' Plan. The Director's Plan was terminated on June 27, 2000. Future grants to the the board of directors will be made under the 1997 Plan. Currently, the board of directors grants each director, upon his or her initial election to the board of directors, an option to purchase 15,000 shares of BioTransplant common stock at an exercise price equal to the then fair market value. In addition, each director is eligible to receive an option to purchase 6,000 shares of BioTransplant common stock, at an exercise price equal to the then fair market value, upon his or her reelection to the board of directors at each annual meeting of stockholders.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(6)  OPTIONS AND WARRANTS (CONTINUED)


    The following table summarizes the employee and director stock option activity under the plans discussed above:



                                                      NUMBER     WEIGHTED AVERAGE
                                                    OF OPTIONS    EXERCISE PRICE
                                                    ----------   ----------------
Outstanding, December 31, 1997....................   1,014,425        $5.65
Granted...........................................     493,290         2.79
Exercised.........................................      (6,073)        2.43
Canceled..........................................    (129,188)        6.98
                                                    ----------        -----
Outstanding, December 31, 1998....................   1,372,454        $4.51
Granted...........................................     329,745         4.46
Exercised.........................................     (11,265)        2.21
Canceled..........................................     (69,326)        4.61
                                                    ----------        -----
Outstanding, December 31, 1999....................   1,621,608        $4.53
Granted...........................................     321,889         9.91
Exercised.........................................    (221,514)        4.10
Canceled..........................................     (44,270)        4.57
                                                    ----------        -----
Outstanding, December 31, 2000....................   1,677,713        $5.59
                                                    ==========        =====
Exercisable, December 31, 1998....................     472,608        $4.70
                                                    ==========        =====
Exercisable, December 31, 1999....................     747,266        $4.70
                                                    ==========        =====
Exercisable, December 31, 2000....................     862,733        $4.92
                                                    ==========        =====



    The following tables summarize certain information about options outstanding at December 31, 2000:



                                  WEIGHTED AVERAGE
     RANGE OF                        REMAINING
     EXERCISE         OPTIONS       CONTRACTUAL      WEIGHTED AVERAGE
      PRICES        OUTSTANDING    LIFE IN YEARS      EXERCISE PRICE
------------------  -----------   ----------------   ----------------
$0.04- 4.00            638,554          6.43              $2.72
 4.13- 6.75            702,054          6.89               6.20
 6.88-18.63            337,105          9.15               9.76
------------------   ---------          ----              -----
$0.04-18.63          1,677,713          7.17              $5.59
==================   =========          ====              =====

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(6)  OPTIONS AND WARRANTS (CONTINUED)


The following tables summarize certain information about options exercisable at December 31, 2000:



     RANGE OF
     EXERCISE         OPTIONS     WEIGHTED AVERAGE
      PRICES        EXERCISABLE    EXERCISE PRICE
------------------  -----------   ----------------
$0.04- 4.00           365,722          $2.96
 4.13- 6.75           460,452           6.22
 6.88-18.63            36,559           8.18
------------------    -------          -----
$0.04-18.63           862,733          $4.92
==================    =======          =====



    SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the measurement of the fair value of stock options or warrants granted to employees be included in the statement of operations or disclosed in the notes to financial statements. The Company accounts for stock-based compensation for employees under APB Opinion No. 25 and follows the pro forma disclosure-only alternative under SFAS 123. The Company has computed the pro forma disclosures required under SFAS 123 for options granted using the Black-Scholes option pricing model prescribed by SFAS 123. The assumptions used for the years ended December 31, 1998, 1999 and 2000 are as follows: risk-free interest rates of 4.73%, 6.72% and 4.93%; expected common stock volatility factors of 85%, 87% and 92%; and a weighted-average expected life of the stock options of seven years. The Company does not currently pay any dividends, and it does not expect to pay cash dividends in the foreseeable future; therefore, dividend yields for 1998, 1999 and 2000 are assumed to be 0%. The weighted average fair value of options granted in 1998, 1999 and 2000 was $2.18, $3.57 and $8.14, respectively.



    The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.



    The total fair value of the options granted during the years ended
December 31, 1998, 1999 and 2000 was computed as approximately $1,074,000, $1,177,000 and $2,619,000, respectively. These amounts are assumed to be amortized over the related vesting periods. The resulting pro forma compensation expense may not be representative of the amount to be expected in future years, as pro forma compensation expense may vary, based upon the number of options granted and the assumptions used in valuing these options.



    The pro forma net loss and pro forma net loss per common share presented below have been computed assuming no tax benefit. The effect of a tax benefit has not been considered since a substantial portion of the stock options granted are incentive stock options and the Company does not

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(6)  OPTIONS AND WARRANTS (CONTINUED)


anticipate a future deduction associated with the exercise of these stock options. The pro forma effect of SFAS 123 for the years ended December 31, 1998, 1999 and 2000 is as follows:



                                                           1998          1999           2000
                                                       ------------   -----------   ------------
Net loss
    As reported......................................  $ (9,210,607)  $(8,673,450)  $(11,679,363)
    Pro forma........................................   (10,123,353)   (9,769,704)   (13,032,181)

Basic and diluted net loss per common share
    As reported......................................  $      (1.07)  $     (1.01)  $      (1.01)
    Pro forma........................................         (1.18)        (1.14)         (1.13)



(B)  WARRANTS



    In connection with certain financing and facility leasing transactions that occurred in 1991 through 1995, the Company issued warrants to purchase 377,133 shares of common stock at prices ranging from $.04 to $17.52. In December 1999, the Company issued warrants to purchase 71,391 shares of common stock at a price of $5.63 per share in connection with a private placement of the Company's common stock. In February 2000, the Company issued warrants to purchase 97,200 shares of common stock at a price of $10.00 per share in connection with a private placement of the Company's common stock. As of December 31, 2000, warrants to purchase 23,829 shares of common stock had expired or been cancelled. During 2000, warrants to purchase 58,716 shares of common stock were exercised for net proceeds of approximately $393,000.



    The following table summarizes certain information about warrants outstanding at December 31, 2000:



                                   WEIGHTED AVERAGE
                                      REMAINING
     RANGE OF         WARRANTS       CONTRACTUAL      WEIGHTED AVERAGE
  EXERCISE PRICES    OUTSTANDING    LIFE IN YEARS      EXERCISE PRICE
  ---------------    -----------   ----------------   ----------------
$ 0.04-10.00           451,350           3.53              $ 3.97
 10.80-17.52.......     11,829           0.87               14.89
-------------------    -------           ----              ------
$ 0.04-17.52.......    463,179           3.46              $ 4.24
===================    =======           ====



(7)  COLLABORATIVE RESEARCH AGREEMENTS



(A)  NOVARTIS



    In April 1993, as amended and restated in September 1995, the Company entered into a five-year collaboration agreement with Novartis to develop and commercialize xenotransplantation technology utilizing gene transduction. Pursuant to this agreement, all committed research funding of $20.0 million and all committed license fees of $10.0 million had been received as of December 31, 1997. In October 1997, the Company and Novartis expanded their relationship in xenotransplantation by entering into a collaboration and license agreement for the development and commercialization of xenotransplantation products utilizing the Company's proprietary mixed bone marrow chimerism

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(7)  COLLABORATIVE RESEARCH AGREEMENTS (CONTINUED)


technology. Under this agreement, Novartis committed up to $36.0 million in research funding, license fees and milestone payments, assuming the agreement continues for its full term. As of December 31, 2000, $13.5 million of research funding, $4.0 million of license fees and $2.5 million of milestone payments had been received.



    In September 2000, the Company entered into an agreement with Novartis to combine their respective expertise in the field of xenotransplantation into a newly-formed, independently-run company named Immerge BioTherapeutics AG ("Immerge"). The formation of Immerge supersedes and terminates the 1993 and 1997 Novartis agreements as amended and restated. Immerge began operations in January 2001. In return for contributing its technology and an aggregate of $30 million in funding over three years beginning January 1, 2001, Novartis retains a 67% ownership share of Immerge and retains the exclusive worldwide, royalty-bearing rights to the development and commercialization of any xenotransplantation products resulting from Immerge's research. In return for contributing its technology, BioTransplant retains a 33% share of Immerge and will receive royalty payments from Novartis sales of xenotransplantation products, if any.



    In December 2000, Immerge BioTherapeutics AG formed a wholly-owned Delaware subsidiary, Immerge BioTherapeutics, Inc. BioTransplant expects to enter into a contract research agreement with the Delaware subsidiary, under which BioTransplant will commit approximately 20 full-time employees to perform research and will agree to provide administrative services, all at a rate to be agreed upon.



    In addition to these agreements, Novartis purchased $5.0 million of the Company's Series B convertible preferred stock in 1992, which converted into 532,125 shares of common stock upon the Company's initial public offering in 1996.



(B)  MEDIMMUNE, INC.



    In October 1995, the Company and MedImmune, Inc. ("MedImmune") formed a collaborative agreement for the development and commercialization of products to treat and prevent organ transplant rejection. The collaboration is based upon the development of products derived from BTI-322, MEDI-500 and future generations of products derived from these two molecules (including MEDI-507, the humanized version of BTI-322). Pursuant to the collaboration, the Company granted MedImmune an exclusive worldwide license to develop and commercialize BTI-322 and any products based on BTI-322, other than the use of BTI-322 in kits or systems for xenotransplantation or allotransplantation. MedImmune paid the Company a $2.0 million license fee at the time of formation of the collaboration, and agreed to fund and assume responsibility for clinical testing and commercialization of any resulting products. MedImmune had provided
$2.0 million in non-refundable research support through December 31, 1997. Additionally, MedImmune has agreed to make milestone payments that could total up to an additional $11.0 million, all of which is repayable from royalties on BTI-322/MEDI-507 or MEDI-500, as well as pay royalties on any sales of BTI-322/MEDI-507, MEDI-500 and future generations of products, if any. The Company has not received any milestone payments to date. MedImmune is entitled to a credit against royalty payments for certain milestone payments that it makes.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(8)  INCOME TAXES



    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." At December 31, 2000 the Company had net operating loss carryforwards for income tax purposes of approximately $64,562,000. The Company also has available tax credit carryforwards of $2,000,000 at December 31, 1999 to reduce future federal income taxes, if any. The net operating loss carryforwards and tax credit carryforwards expire commencing in the year 2006 through 2020, and are subject to review and possible adjustment by the Internal Revenue Service. Net operating loss carryforwards and tax credit carryforwards may be limited in the event of certain changes in the ownership interests of significant stockholders.



    The components of the deferred tax asset as of December 31, 1999 and 2000 are approximately as follows:



                                                        1999          2000
                                                     -----------   -----------
Operating loss carryforwards.......................  $19,350,000   $25,999,000
Tax credit carryforwards...........................    2,000,000     2,200,000
Other temporary differences........................    1,550,000       607,000
                                                     -----------   -----------
                                                      22,900,000    28,806,000
Less--Valuation allowance..........................   22,900,000    28,806,000
                                                     -----------   -----------
                                                     $        --   $        --
                                                     ===========   ===========



    Because of the history of operating losses, a valuation allowance has been provided for the entire deferred tax asset since it is uncertain if the Company will realize the benefit of the deferred tax asset.



(9)  COMMITMENTS



(A) RESEARCH AND LICENSE AGREEMENTS



    The Company has entered into several research and license agreements with a hospital whereby the Company obtained the rights to the hospital's research pertaining to the transplantation of organs and tissues and other related technologies. The Company also obtained an exclusive license to commercially develop, manufacture, use and distribute worldwide any products developed pursuant to the agreements, in exchange for research funding and royalties on any future sales. These agreements have initial terms of one to ten years; however, either party may terminate the agreements at various times, as defined, with written notice.



    The Company has entered into research and license agreements with universities whereby the Company funds research and development. The Company also obtained exclusive worldwide licenses for certain patents, patent rights and research information and rights to develop, manufacture, use and sell any product developed pursuant to the licensed technology in exchange for royalties on any future sales, as defined.



    The Company has entered into a miniature swine transfer and maintenance agreement with a breeding laboratory and was granted exclusive, worldwide rights to the miniature swine. Pursuant to this agreement, the Company has agreed to pay specified maintenance costs, as defined in the agreement.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(9)  COMMITMENTS (CONTINUED)


    Commitments as of December 31, 2000, pursuant to these research and license agreements are as follows:



                                                            TOTAL
                                                          ----------
Year Ending December 31,
  2001..................................................  $3,390,000
  2002..................................................     777,000
  2003..................................................     775,000
                                                          ----------
                                                          $4,942,000
                                                          ==========



(B)  OPERATING LEASE COMMITMENTS



    The Company leases its facility under an operating lease that expires in 2009. In addition, the Company is responsible for the real estate taxes and operating expenses related to this facility. Minimum annual rental payments, excluding taxes and operating costs, under this lease agreement are as follows:



2001....................................................  $1,025,000
2002....................................................   1,025,000
2003....................................................   1,025,000
2004....................................................   1,025,000
2005....................................................   1,025,000
Thereafter..............................................   4,100,000
                                                          ----------
                                                          $9,225,000
                                                          ==========



    Rental expense, which includes facility lease, ground lease and real estate tax costs, for the years ended December 31, 1998, 1999 and 2000 was approximately $1,219,000, $1,192,000 and $1,188,000, respectively.



(C)  CAPITAL LEASE COMMITMENTS



    The Company has capital lease commitments related to certain property and equipment.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(9)  COMMITMENTS (CONTINUED)


    Future minimum payments under these capital lease agreements as of December 31, 2000 are as follows:



YEAR ENDING DECEMBER 31,                                       AMOUNT
------------------------                                      --------
2001........................................................  $ 50,396
2002........................................................    50,396
2003........................................................    37,797
  Total minimum payments....................................   138,589
Less -- Amount representing interest........................    18,818
                                                              --------
  Present value of minimum lease payments...................   119,771
Less -- Current obligation under capital leases.............    37,486
                                                              --------
                                                              $ 82,285
                                                              ========



    Equipment under capital leases collateralize these lease obligations.



(10)  INVESTMENT IN STEM CELL SCIENCES LTD.



    In April 1994, the Company entered into a shareholders' agreement and a research and license agreement (the "Agreements") with Stem Cell Sciences Ltd. ("Stem Cell"). Under the Agreements, the Company paid $1.0 million for 30% of the outstanding common stock of Stem Cell, an exclusive license to certain technology and other intellectual property and support of certain research in the field of animal genetic engineering and an option to maintain its pro rata equity ownership at 30% through December 31, 1998. The Company recorded the $1,000,000 payment as research and development expense during the year ended December 31, 1994.



    The Company made capital contributions of $924,000 in 1996 and $676,000 in 1997 to maintain its pro rata ownership in Stem Cell. The Company recorded these contributions as research and development expense during the years ended December 31, 1996 and 1997, respectively.



    In December 1997, the Company made a capital contribution of $700,000 to Stem Cell to maintain its pro rata ownership of Stem Cell for 1998, which was recorded as research and development expense on a straight-line basis over the year ended December 31, 1998. During 1998, the Company committed to a capital contribution of $825,000 to Stem Cell to maintain its pro rata ownership of Stem Cell for 1999 which was recognized as research and development expense on a straight-line basis over the year ended December 31, 1999. The Company paid $175,000 of this commitment in December 1998 and paid the remaining amount during 1999.



    During 2000, Stem Cell received approximately $1.8 million from the issuance of convertible notes to parties other than the Company. Certain noteholders of Stem Cell converted their interest into common stock during the year. This conversion diluted the Company's ownership interest in Stem Cell to 25.5%. Additionally, in connection with the conversion the Company recognized a gain in stockholders' equity of $160,000 on its investment in accordance with SAB
No. 51, "Accounting for Sales of Stock by a Subsidiary." The Company also recorded its equity in the loss of Stem Cell of $55,000 for the year ended December 31, 2000. This loss is included in research and development expense.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(11)  EMPLOYMENT RETIREMENT/SAVINGS PLAN



    The Company maintains an employee retirement/savings plan (the "Plan") which permits participants to make tax deferred contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. All active employees, 21 years of age or older, who have completed a calendar quarter of service are eligible to participate in the Plan. The Company pays all administrative costs of the Plan. During 2000, the Company began making matching contributions into the Plan and contributed a total of approximately $82,000.



(12)  RELATED PARTY TRANSACTIONS



    In March 1991, the Company entered into a supply agreement with Charles River Laboratories (CRL), which was amended in 1998. Under the terms of the amended agreement, CRL provides the Company with miniature swine and miniature swine organs for research and development purposes in exchange for payment of the costs of maintaining the miniature swine herd. Upon commencement of commercial sales of miniature swine organs, the Company and CRL may enter into a definitive supply agreement for the ongoing supply of miniature swine. In the years ended December 31, 1999 and 2000, the Company paid CRL approximately $940,000 and 988,000, respectively, under this agreement. James C. Foster, President and Chief Executive Officer of CRL, is a director of the Company.



(13)  PENDING ACQUISITION



    On December 8, 2000, the Company entered into a definitive agreement to acquire Eligix, Inc. through a reverse triangular merger. Upon consummation of the merger, Eligix will become a wholly-owned subsidiary of the Company. Under the terms of the merger, the Company will issue up to 5,610,000 shares of common stock in exchange for the fully diluted common stock of Eligix and 990,000 shares of common stock to members of Eligix management over a one-year period. The Company will account for the merger as a purchase of Eligix. The merger is expected to close in the second quarter of 2001, subject to BioTransplant and Eligix stockholder approval. Based upon the Company's average trading price for the period from two days before to two days after the date the merger was announced, December 11, 2000, of $8.3565, the transaction is valued at approximately $55,000,000. Additionally, the Company anticipates the closing costs of the merger to total approximately $3.7 million.



    If the Company or Eligix terminates the merger agreement in accordance with its terms, all obligations of the parties under the merger agreement terminate and there will be no liability, except that if the merger agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants under the merger agreement, the nonterminating party will pay the terminating party
$2.0 million.



    Additionally, the Company has entered into a promissory note with Eligix whereby Eligix may borrow up to $2.0 million to fund operations through the closing date of the merger. The loan bears interest at the prime rate. Upon consummation of the merger, the loan will be forgiven, provided that if the merger does not close on or before June 30, 2001, the note will become immediately due and payable in full.

                   BIOTRANSPLANT INCORPORATED AND SUBSIDIARY



                         (A DEVELOPMENT STAGE COMPANY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(14)  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)



    The following tables present a condensed summary of quarterly results of operations for the years ended December 31, 1999 and 2000 (in thousands, except per share data).



                                                                 YEAR ENDED DECEMBER 31, 2000
                                                           -----------------------------------------
                                                            FIRST      SECOND     THIRD      FOURTH
                                                           QUARTER    QUARTER    QUARTER    QUARTER
                                                           --------   --------   --------   --------
Total revenues...........................................  $ 1,488    $ 1,488    $ 1,476    $   106
Net loss.................................................  $(2,499)   $(2,408)   $(2,501)   $(4,271)
Basic and diluted net loss per share.....................  $ (0.23)   $ (0.21)   $ (0.21)   $ (0.36)



                                                                 YEAR ENDED DECEMBER 31, 1999
                                                           -----------------------------------------
                                                            FIRST      SECOND     THIRD      FOURTH
                                                           QUARTER    QUARTER    QUARTER    QUARTER
                                                           --------   --------   --------   --------
Total revenues...........................................  $ 1,239    $ 1,238    $ 3,735    $ 2,477
Net loss.................................................  $(2,892)   $(2,968)   $  (602)   $(2,213)
Basic and diluted net loss per share.....................  $ (0.34)   $ (0.35)   $ (0.07)   $ (0.26)

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Eligix, Inc.:



    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in convertible preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Eligix, Inc. (a development stage enterprise) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 and the period from inception
(December 27, 1996) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations since inception and requires additional financing. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 7, 2001

                                  ELIGIX, INC.



                        (A DEVELOPMENT STAGE ENTERPRISE)



                                 BALANCE SHEETS



                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1999           2000
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,269,306   $    711,774
  Prepaid and other current assets..........................       162,638        124,556
                                                              ------------   ------------
    Total current assets....................................     3,431,944        836,330
Other assets................................................       131,700        128,000
Property and equipment, net (Note C)........................     3,197,382      2,742,755
                                                              ------------   ------------
    Total assets............................................  $  6,761,026   $  3,707,085
                                                              ============   ============

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $    400,303   $    844,298
  Accrued expenses..........................................       479,359        774,556
  Cash overdraft............................................       190,363        295,926
  Current portion of loans payable..........................       831,756        944,747
  Convertible notes.........................................            --      7,547,708
                                                              ------------   ------------
    Total current liabilities...............................     1,901,781     10,407,235
Long-term portion of loans payable..........................     2,121,800      1,264,474
Convertible preferred stock, $.001 par value, 57,500,000
  shares authorized:
  Series A convertible preferred stock:
    11,100,000 shares authorized; 10,911,332 shares issued
      and outstanding as of December 31, 1999 and 2000;
      liquidation value of $14,512,072......................     4,555,581      4,555,581
  Series B convertible preferred stock:
    12,500,000 shares authorized; 11,214,755 shares issued
      and outstanding at December 31, 1999 and 2000;
      liquidation value of $16,822,133......................    16,777,679     16,777,679
  Series C convertible preferred stock:
    33,900,000 shares authorized; no shares issued or
      outstanding...........................................            --             --

Commitments and contingencies (Note D)

Stockholders' deficit:
  Common stock, $.001 par value: 66,000,000 shares
    authorized; 131,825 and 251,220 shares issued and
    outstanding at December 31, 1999 and 2000,
    respectively............................................           132            251
  Additional paid-in capital................................        12,142      5,868,847
  Deferred compensation.....................................            --     (3,587,356)
  Deficit accumulated during development stage..............   (18,608,089)   (31,579,626)
                                                              ------------   ------------
    Total stockholders' deficit.............................   (18,595,815)   (29,297,884)
                                                              ------------   ------------
    Total liabilities and stockholders' deficit.............  $  6,761,026   $  3,707,085
                                                              ============   ============



   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.



                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF OPERATIONS



                                                                                        CUMULATIVE
                                                                                      FROM INCEPTION
                                                                                      (DECEMBER 27,
                                                  YEARS ENDED DECEMBER 31,               1996) TO
                                          -----------------------------------------    DECEMBER 31,
                                             1998           1999           2000            2000
                                          -----------   ------------   ------------   --------------
General, administrative and marketing
  expenses..............................  $ 1,648,663   $  2,161,841   $  3,682,360    $  8,583,785
Research and development expenses.......    3,925,165      8,257,023      8,097,164      22,201,097
                                          -----------   ------------   ------------    ------------
Loss from operations....................   (5,573,828)   (10,418,864)   (11,779,524)    (30,784,882)
Interest income.........................      220,219        305,510        150,212         813,801
Interest expense........................      (44,030)      (221,514)    (1,342,225)     (1,608,545)
                                          -----------   ------------   ------------    ------------
Net loss................................  $(5,397,639)  $(10,334,868)  $(12,971,537)   $(31,579,626)
                                          ===========   ============   ============    ============


   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
 STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
     FOR THE PERIOD FROM INCEPTION (DECEMBER 27, 1996) TO DECEMBER 31, 2000



                                     SERIES A CONVERTIBLE       SERIES B CONVERTIBLE
                                        PREFERRED STOCK           PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                    -----------------------   ------------------------   -------------------    PAID-IN
                                      SHARES       AMOUNT       SHARES       AMOUNT      SHARES     AMOUNT      CAPITAL
                                    ----------   ----------   ----------   -----------   --------   --------   ----------
Balance at December 27, 1996......
Issuance of Series A convertible
  preferred stock
  for technology..................   7,500,000   $    7,500                                                    $  (7,500)
Issuance of Series A convertible
  preferred stock.................   3,336,332    4,448,331
Issuance of Series A convertible
  preferred stock for office space
  and services....................      75,000       99,750
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1997......  10,911,332    4,555,581                                                       (7,500)
Issuance of Series B convertible
  preferred stock.................                             9,500,468   $14,250,702
Conversion of promissory notes and
  accrued interest in Series B
  convertible preferred stock.....                             1,352,621     2,028,932
Issuance of Series B convertible
  preferred stock for services....                                13,333        20,000
Issuance of common stock..........                                                        55,600      $ 56         8,284
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1998......  10,911,332    4,555,581   10,866,422    16,299,634    55,600        56           784
Issuance of Series B convertible
  preferred stock, net issuance
  costs of $44,454................                               348,333       478,045
Issuance of common stock..........                                                        76,225        76        11,358
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1999......  10,911,332    4,555,581   11,214,755    16,777,679   131,825       132        12,142
Issuance of common stock..........                                                       119,395       119        17,691
Issuance of warrants with
  convertible notes...............                                                                               907,156
Deferred stock-based compensation
  related to employees............                                                                             4,526,816
Amortization of deferred
  compensation related to
  employees.......................
Stock-based compensation related
  to nonemployees.................                                                                               265,465
Other stock-based compensation....                                                                               139,577
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 2000......  10,911,332   $4,555,581   11,214,755   $16,777,679   251,220      $251     $5,868,847
                                    ==========   ==========   ==========   ===========   =======      ====     ==========


                                                      DEFICIT
                                                    ACCUMULATED
                                                       DURING         TOTAL
                                      DEFERRED      DEVELOPMENT    STOCKHOLDERS'
                                    COMPENSATION       STAGE         DEFICIT
                                    -------------   ------------   ------------
Balance at December 27, 1996......
Issuance of Series A convertible
  preferred stock
  for technology..................                                 $     (7,500)
Issuance of Series A convertible
  preferred stock.................
Issuance of Series A convertible
  preferred stock for office space
  and services....................
Net loss..........................                  $(2,875,582)     (2,875,582)
                                     -----------    ------------   ------------
Balance at December 31, 1997......                   (2,875,582)     (2,883,082)
Issuance of Series B convertible
  preferred stock.................
Conversion of promissory notes and
  accrued interest in Series B
  convertible preferred stock.....
Issuance of Series B convertible
  preferred stock for services....
Issuance of common stock..........                                        8,340
Net loss..........................                   (5,397,639)     (5,397,639)
                                     -----------    ------------   ------------
Balance at December 31, 1998......                   (8,273,221)     (8,272,381)
Issuance of Series B convertible
  preferred stock, net issuance
  costs of $44,454................
Issuance of common stock..........                                       11,434
Net loss..........................                  (10,334,868)    (10,334,868)
                                     -----------    ------------   ------------
Balance at December 31, 1999......                  (18,608,089)    (18,595,815)
Issuance of common stock..........                                       17,810
Issuance of warrants with
  convertible notes...............                                      907,156
Deferred stock-based compensation
  related to employees............   $(4,526,816)                            --
Amortization of deferred
  compensation related to
  employees.......................       939,460                        939,460
Stock-based compensation related
  to nonemployees.................                                      265,465
Other stock-based compensation....                                      139,577
Net loss..........................                  (12,971,537)    (12,971,537)
                                     -----------    ------------   ------------
Balance at December 31, 2000......   $(3,587,356)   $(31,579,626)  $(29,297,884)
                                     ===========    ============   ============



   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.



                        (A DEVELOPMENT STAGE ENTERPRISE)



                            STATEMENTS OF CASH FLOWS



                                                                                                         CUMULATIVE
                                                                                                       FROM INCEPTION
                                                                                                       (DECEMBER 27,
                                                                         DECEMBER 31,                     1996) TO
                                                           -----------------------------------------    DECEMBER 31,
                                                              1998           1999           2000            2000
                                                           -----------   ------------   ------------   --------------
Cash flows from operating activities:
  Net loss...............................................  $(5,397,639)  $(10,334,868)  $(12,971,537)   $(31,579,626)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization........................       54,529        360,949        438,552         868,652
    Noncash charges......................................       28,312             --             --         119,750
    Stock compensation expense...........................                                  1,344,502       1,344,502
    Amortization of debt discount........................                                    632,314         632,314
    Loss on disposal of fixed assets.....................                                     78,249          78,249
    Changes in operating assets and liabilities:
      Prepaid and other current assets...................      (87,719)       (21,545)        38,082        (116,366)
      Other assets.......................................     (113,700)       (14,000)         3,700        (128,000)
      Accounts payable...................................      490,742       (363,204)       443,995         844,298
      Accrued expenses...................................      501,238       (229,327)       295,197         774,556
                                                           -----------   ------------   ------------    ------------
Net cash used by operating activities....................   (4,524,237)   (10,601,995)    (9,696,946)    (27,161,671)
                                                           -----------   ------------   ------------    ------------
Cash flows from investing activities:
    Purchase of property and equipment...................   (1,376,288)    (2,021,899)       (62,174)     (3,670,651)
                                                           -----------   ------------   ------------    ------------
Net cash used by investing activities....................   (1,376,288)    (2,021,899)       (62,174)     (3,670,651)
                                                           -----------   ------------   ------------    ------------
Cash flows from financing activities:
  Payments on notes payable..............................      (52,000)      (481,871)      (744,335)     (1,283,472)
  Proceeds from notes payable............................      268,000      3,116,631        349,355       3,843,785
  Cash overdraft.........................................           --        190,363        105,563         295,926
  Prepaid stock subscription.............................      300,000             --             --         300,000
  Proceeds from issuance of convertible promissory
    notes................................................    2,000,000             --      7,473,195       9,473,195
  Proceeds from issuance of Series B convertible
    preferred stock......................................   14,250,702        178,045             --      14,428,747
  Proceeds from issuance of Series A convertible
    preferred stock......................................           --             --             --       4,448,331
  Proceeds from issuance of common stock.................        8,340         11,434         17,810          37,584
                                                           -----------   ------------   ------------    ------------
Net cash provided by financing activities................   16,775,042      3,014,602      7,201,588      31,544,096
                                                           -----------   ------------   ------------    ------------
Net increase (decrease) in cash and cash equivalents.....   10,874,517     (9,609,292)    (2,557,532)        711,774
Cash and cash equivalents at beginning of year...........    2,004,081     12,878,598      3,269,306              --
                                                           -----------   ------------   ------------    ------------
Cash and cash equivalents at end of year.................  $12,878,598   $  3,269,306   $    711,774    $    711,774
                                                           ===========   ============   ============    ============
Supplemental disclosure of cash flow information:
  Interest paid..........................................  $    15,098   $    221,514   $    319,726    $    556,338
Noncash transactions:
  Conversion of convertible promissory notes (see
    Note I)
  Issuance of Series A convertible preferred stock for
    use of research facility (see Note M)
  Issuance of Series A convertible preferred stock for
    technology (see Note F)


   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                         NOTES TO FINANCIAL STATEMENTS



A. NATURE OF BUSINESS



    Eligix, Inc. (the "Company") was incorporated in the State of Delaware on December 27, 1996. The Company is focused on the development and commercialization of enabling and novel cell therapies for the treatment of cancer and immune disorders. The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, and is devoting substantially all of its efforts to conducting research and development and raising capital to fund operations.



    The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a retained deficit which has been primarily funded by issuing equity securities as well as debt securities and lease financing. Management intends to issue additional debt and equity securities to existing and third-party investors to finance the commercialization of existing technologies.



    On December 8, 2000, the Company entered into a definitive agreement to be acquired by BioTransplant Incorporated ("BioTransplant"), as further described in Note O. The Company expects to borrow up to $2,000,000 from BioTransplant in the form of a promissory note to fund operations through the anticipated closing date of the merger. If the merger with BioTransplant is not completed, the Company will be required to obtain additional capital in the short term to satisfy its ongoing capital needs and to continue its operations. Although management continues to pursue additional funding arrangements and/or strategic partnering, no assurance can be given that such financing will in fact be available to the Company. If the Company is unable to obtain financing on acceptable terms in order to maintain operations through the next fiscal year, it could be forced to curtail or discontinue its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    BASIS OF PRESENTATION



    The financial statements have been prepared under the accrual method of accounting in conformity with generally accepted accounting principles.



    CASH AND CASH EQUIVALENTS



    Cash and cash equivalents consist of cash in banks and money market funds with original maturities of three months or less.



    PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


For financial reporting purposes, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are as follows:




Computer equipment and software......                3 years
Furniture and fixtures...............                5 years
Lab equipment........................                10 years
                                        Shorter of the life of the lease or
Leasehold improvements...............        the estimated useful life



    CONCENTRATION OF CREDIT RISK



    The Company's significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash and cash equivalents with major financial institutions.



    UNCERTAINTIES



    The Company is subject to risks common to companies in the biotechnology industry, including but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, health care cost containment initiatives, uncertainty of market acceptance of products, product liability and compliance with government regulations, including those of the U.S. Department of Health and Human Services and the U.S. Food and Drug Administration.



    FAIR VALUE OF FINANCIAL INSTRUMENTS



    The carrying values of cash and cash equivalents, loans payable and convertible notes approximate fair value given the short-term nature of the instruments.



    RESEARCH AND DEVELOPMENT COSTS



    Research and development costs are charged to expense as incurred.



    INCOME TAXES



    Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using current statutory tax rates. A valuation allowance against deferred tax assets is recorded if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.



    USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.



    ACCOUNTING FOR STOCK-BASED COMPENSATION



    Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Employees," and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note G). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS
No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."



    RECENT ACCOUNTING PRONOUNCEMENTS



    In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133, as amended by FAS
No. 137, is effective for fiscal quarters of all fiscal years beeginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect that the adoption of this statement will have a material impact on the Company's financial statements.



    RECLASSIFICATION OF PRIOR YEAR BALANCES



    Certain reclassifications have been made to prior year financial statements to conform to the current presentation.



C. PROPERTY AND EQUIPMENT



    Property and equipment consists of the following at December 31, 1999 and 2000:



                                                          1999         2000
                                                          ----         ----
Equipment............................................  $  988,202   $1,021,613
Computer and equipment...............................     285,232      285,232
Furniture and fixtures...............................     280,067      234,830
Leasehold improvements...............................   2,073,980    2,069,731
                                                       ----------   ----------
  Total property and equipment.......................   3,627,481    3,611,406
Less: accumulated depreciation.......................    (430,099)    (868,651)
                                                       ----------   ----------
Property and equipment, net..........................  $3,197,382   $2,742,755
                                                       ==========   ==========



D. COMMITMENTS AND CONTINGENCIES



    LEASE OBLIGATIONS



    Effective October 1, 1998, the Company entered into a five year operating lease for its office facility in Medford, Massachusetts. In addition, the Company has entered into operating leases for office and lab equipment. Total rent expense was $291,240, $641,107 and $708,032 for the years ended
December 31, 1998, 1999 and 2000, respectively, and $1,811,060 for the period from inception through December 31, 2000.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



D. COMMITMENTS AND CONTINGENCIES (CONTINUED)


    At December 31, 2000, the Company has commitments under these long-term leases requiring annual payments as follows:



                                                              OPERATING
                                                                LEASES
                                                              ----------
2001........................................................     770,616
2002........................................................     753,826
2003........................................................     564,261
2004........................................................       2,759
Thereafter..................................................          --
                                                              ----------
Total payments..............................................  $2,091,462
                                                              ==========



    The Company leases a portion of its Medford, Massachusetts office facility to a third party. The third party does not have a formal sublease agreement with the Company and pays rent on a monthly basis. The Company recorded $0, $197,676 and $214,935 of sublease income for the years ended December 31, 1998, 1999 and 2000, respectively, and $412,611 for the period from inception through December 31, 2000, as a reduction of rent expense.



E. INCOME TAXES



    The Company's deferred income taxes as of December 31, 1999 and 2000 were as follows:



                                                         1999         2000
                                                         ----         ----
Deferred income tax assets:
  Net operating losses..............................  $5,115,140   $11,462,655
  Tax credit carryforwards..........................     426,474       617,487
  Capitalized research and development..............   2,336,052     1,099,046
  Other.............................................     (25,276)      226,515
                                                      ----------   -----------
  Total deferred tax assets.........................   7,852,390    13,405,703
  Valuation allowance...............................  (7,852,390)  (13,405,703)
                                                      ----------   -----------
  Net deferred tax assets...........................  $       --   $        --
                                                      ==========   ===========



    At December 31, 2000, the Company has federal and state net operating loss carryforwards of $28,710,000 and $28,370,000, respectively, available to reduce future taxable income which expire at various dates through 2020. The Company also has federal and state research and development credit carryforwards of approximately $413,000 and $310,000, respectively, available to reduce future tax liabilities which expire at various dates through 2020. Under Section 382 of the Internal Revenue Code, changes in the Company's ownership could limit the amount of loss and credit carryforwards which can be utilized by the Company.



    Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and capitalized research and development costs. Due to the uncertainty of the Company's ability to use the net operating losses in the future, management has recorded a full valuation allowance.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



F. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY



    COMMON STOCK



    The Company has authorized 66,000,000 shares of common stock, $.001 par value. Dividend and liquidation rights of common stock are subordinated to those of all series of preferred stock.



    CONVERTIBLE PREFERRED STOCK



    The Company has authorized 57,500,000 shares of preferred stock of which 11,100,000 are designated as Series A convertible preferred stock and 12,500,000 are designated as Series B convertible preferred stock. The convertible preferred stock is classified in the balance sheet as mezzanine financing due to liquidation rights which are not within control of the Company.



    The holders of Series A and Series B convertible preferred stock have the following rights:



    CONVERSION



    Each share of Series A and Series B convertible preferred stock is convertible at the option of the holder into one share of common stock, subject to antidilution and other adjustments. The shares will automatically convert upon the closing of a public offering of the Company's common stock in which the per share price is at least $5.00 and the gross proceeds to the Company are at least $10,000,000.



    DIVIDENDS



    The holders of Series A and Series B convertible preferred shares shall be entitled to receive, when and as declared by the Board of Directors, noncumulative dividends in preference to any dividend on the common stock at the rate of 8% of the original issue price of $1.3333 and $1.50, respectively, per annum. The holders of Series A and Series B convertible preferred shares shall also be entitled to receive any cash dividend declared on common stock equal to the amount they would be entitled to if such preferred stock had been converted into common stock.



    VOTING



    Series A and Series B convertible preferred stockholders are entitled to a number of votes equal to the number of shares of common stock into which the preferred shares are convertible.



    LIQUIDATION



    In the event of liquidation, dissolution or winding up of the Company, the holders of Series A and Series B convertible preferred stock shall be entitled to receive, in preference to the holders of the common stock, an amount equal to $1.3333 per share and $1.50 per share, respectively, plus any declared but unpaid dividends. If upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



F. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (CONTINUED)



    In connection with its formation, the Company issued 7,500,000 shares of Series A convertible preferred stock to Coulter Corporation in exchange for rights to certain dense particle technology. At the time of the transaction, Coulter Corporation held approximately 75% of the outstanding voting shares of the Company. Because Coulter Corporation had voting control of the Company, the technology rights were recorded at Coulter Corporation's historical cost basis of $0. In 1997, Coulter Corporation transferred 4,900,000 of its shares of Series A preferred stock to members of the Coulter family in connection with the sale of Coulter Corporation to Beckman and, as a result, Coulter Corporation (now Beckman Coulter Corporation) ceased to have voting control over Eligix.



    WARRANTS



    During 1997, the Company issued warrants in connection with a loan and security agreement, which, at December 31, 2000, allow the holders to purchase 31,250 shares of Series B convertible preferred stock. The warrants are exercisable, in whole or in part, at any time from the date of grant, September 4, 1997, through the later of ten years after the date of grant or five years after the closing of the Company's initial public offering of its common stock. The estimated fair value of warrant was insignificant.



    In connection with a loan agreement entered into during June 1999, the Company issued a warrant to purchase 80,000 shares of common stock at a price of $1.50 per share. The warrant is exercisable, in whole or in part, at any time from the date of grant, June 1999, through June 2004. The estimated fair value of the warrant was insignificant.



    See Note N for description of warrants issued in connection with the Bridge Financing.



G. EQUITY INCENTIVE PLAN



    In June 1997, the Board of Directors (the "Board") established the 1997 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of incentive stock options to employees and nonstatutory options to employees, directors and consultants of the Company. The Company has reserved 8,000,000 shares of common stock for issuance under the Incentive Plan. As of December 31, 2000, 602,217 shares of common stock were available for future awards.



    All options granted under the Incentive Plan are subject to terms and conditions, as determined by the Board, including exercise price, vesting and expiration period. The Board shall establish the exercise price and vesting period at the time each option is granted and specify this information in the applicable option agreement. Incentive stock options are granted at an exercise price equal to at least 100% of the fair value of the Company's common stock at the date of grant. Nonstatutory stock options are granted at an exercise price equal to at least 85% of the fair value of the Company's common stock on the date of grant. Options issued to employees generally vest over five years. Options issued to consultants vest over the period determined by the Board at the grant date. Options expire ten years from the date of grant.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



G. EQUITY INCENTIVE PLAN (CONTINUED)


    The following is a summary of the Incentive Plan activity as of December 31, 2000 and for the years ended December 31, 2000, 1999, 1998 and 1997 and for the period from inception (December 27, 1996) to December 31, 2000:



                                                                       WEIGHTED
                                                                       AVERAGE
                                                            NUMBER     EXERCISE
OPTIONS                                                   OF SHARES     PRICE
-------                                                   ----------   --------
Outstanding at December 27, 1996
  Granted...............................................   1,686,100    $0.15
  Exercised.............................................          --       --
  Canceled..............................................    (175,000)    0.15
                                                          ----------    -----
Outstanding at December 31, 1997........................   1,511,100     0.15
  Granted...............................................     976,600     0.15
  Exercised.............................................     (55,600)    0.15
  Canceled..............................................        (600)    0.15
                                                          ----------    -----
Outstanding at December 31, 1998........................   2,431,500     0.15
  Granted...............................................   2,626,000     0.15
  Exercised.............................................     (76,225)    0.15
  Canceled..............................................    (748,775)    0.15
                                                          ----------    -----
Outstanding at December 31, 1999........................   4,232,500     0.15
  Granted...............................................   4,398,800     0.06
  Exercised.............................................    (119,395)    0.15
  Canceled..............................................  (1,114,122)    0.15
                                                          ----------    -----
Outstanding at December 31, 2000........................   7,397,783    $0.10
                                                          ==========    =====



    The following table summarizes information about stock options outstanding at December 31, 2000:



                                      OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                        -----------------------------------------------   ----------------------------
                                                WEIGHTED       WEIGHTED                       WEIGHTED
                             NUMBER             AVERAGE        AVERAGE         NUMBER         AVERAGE
      RANGE OF           OUTSTANDING AT        REMAINING       EXERCISE    EXERCISABLE AT     EXERCISE
   EXERCISE PRICES      DECEMBER 31, 2000   CONTRACTUAL LIFE    PRICE     DECEMBER 31, 2000    PRICE
   ---------------      -----------------   ----------------   --------   -----------------   --------
0$.01-$0.15.........        7,397,783       8.6 years           $0.10         2,204,469        $0.13



    The estimated weighted average fair value of stock options granted to employees in 1998, 1999 and 2000 was $0.05 per share, respectively, determined using the minimum value method assuming an interest rate of 5.18% for 1998, 5.84% for 1999 and 5.60% for 2000, an expected life of 7 years, and no dividends. The pro forma effect of accounting for options granted to employees since inception using the fair value method on the 1998, 1999 and 2000 net loss was to increase the net loss to $5,407,493 in 1998, $10,357,790 in 1999 and $13,275,194 in 2000.



    In May 2000, the Company granted to employees approximately 2.8 million options to purchase common stock with an exercise price of $0.01 per share. The options were immediately exercisable in full but the underlying stock is subject to certain repurchase rights and certain restrictions on transfer

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



G. EQUITY INCENTIVE PLAN (CONTINUED)


for a period of five years. The repurchase rights and restrictions lapse upon consummation of a change of control of the Company or upon the closing of an equity financing of the Company in which proceeds of at least $5 million are received by the Company.



    The Company recorded compensation expense of approximately $784,000 for the year ended December 31, 2000 relating to options granted to employees with exercise prices which, based upon management's consideration of subsequent events including the proposed merger with BioTransplant, were determined to be less than fair value of the common stock at the grant date.



    In September 2000, the Company extended the exercise period through December 31, 2000 for approximately 213,000 fully vested common stock options held by recently terminated employees. The Company recorded compensation expense of approximately $140,000 related to this extension for the year ended
December 31, 2000.



    In September 2000, the Company canceled an employee common stock option grant of 450,000 shares with an exercise price of $0.15 per share and issued the employee a grant to purchase 450,000 shares of common stock at an exercise price of $0.01. The options vest over a period of five years and fully vest based on a change of control. The Company recorded compensation expense of approximately $155,000 for the year ended December 31, 2000 related to this cancellation and reissuance. These options will be accounted for as variable options through the date of exercise in accordance with FASB Interpretation No. 44.



    The Company recorded compensation expense of approximately $265,000 during the year ended December 31, 2000 for stock options granted to non-employees.



H. DEBT



    In September 1997, the Company entered into a loan and security agreement which allows the Company to borrow up to $750,000. The minimum funding amount is $100,000 with a maximum of five loans. Loans under the agreement bear interest at a fixed rate equal to the yield to maturity for the U.S. Treasury note having a term equivalent with the loan's term on the date of funding plus 300 basis points. The loans are collateralized by certain equipment.



    In June 1999, the Company entered into a loan and security agreement which allows the Company to borrow up to $2,700,000. The minimum funding amount is $35,000. Each note will have a fixed term of 42 months. Loans under the agreement bear interest at a fixed rate equal to the prime rate on the date of commencement plus the average interest rate of a similar term U.S. Treasury note for the week preceding the date of commencement. The loans are collateralized by certain equipment.



    The weighted average interest rate on loans outstanding at December 31, 2000 is 11.8%.



    Long-term debt consists of the following:



Loans payable...............................................  $2,209,221
Less: current portion.......................................     944,747
                                                              ----------
Long-term portion of loans payable..........................  $1,264,474
                                                              ==========

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



H. DEBT (CONTINUED)


    Future minimum payments of long-term loans as of December 31, 2000 are as follows:



2001........................................................   1,186,769
2002........................................................   1,109,962
2003........................................................     322,979
Thereafter..................................................          --
                                                              ----------
Total minimum payments......................................   2,619,710
Less: interest..............................................     410,489
                                                              ----------
Loans payable...............................................  $2,209,221
                                                              ==========



I. CONVERTIBLE PROMISSORY NOTES



    On June 5, 1998, the Company issued $2,000,000 of convertible promissory notes (the "Notes") bearing 6% interest per annum due on or prior to December 5, 1998. Per the terms of the Notes agreement, principal and interest were automatically convertible into shares of the Company's Series B convertible preferred stock or other similar equity securities upon the closing of a financing on or prior to December 5, 1998. The Company received financing from the issuance of Series B convertible preferred stock at $1.50 per share on September 3, 1998. Accordingly, the principal and accrued interest of $2,028,932 was converted into 1,352,621 shares of the Series B convertible preferred stock. See Note N for description of notes issued in connection with Bridge Financing.



J. AGREEMENTS



    Effective December 31, 1998, the Company entered into a collaborative research agreement with Johns Hopkins University ("JHU"). The research agreement has a term of two and one-half years. The Company may terminate the research agreement for any reason upon giving JHU sixty days notice. In connection with the research agreement, the Company issued 125,000 options to purchase the Company's common stock to each of two JHU scientists.



    The Company entered into a license agreement with JHU for the licensing of certain patent rights and inventions effective December 31, 1998. The license agreement requires the Company to pay a $5,000 nonrefundable annual maintenance fee. JHU is also entitled to receive royalty payments based on a percentage of the net sales of products and services developed using JHU's licensed patent rights and innovations. The Company may terminate the license agreement for any reason upon giving JHU sixty days notice. In May 1999, the Company issued JHU 250,000 options to purchase the Company's common stock related to the license agreement. The options have a term of ten years and vest based on the achievement of certain milestones.



K. EMPLOYEE BENEFIT PLAN



    The Company maintains the Eligix, Inc. 401(k) Plan (the "Plan") to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Eligible employees may contribute from 1% to 15% of their annual compensation to the Plan, limited to a maximum amount as set by the Internal Revenue Service. To date, the Company has not made any contributions to the Plan.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



K. EMPLOYEE BENEFIT PLAN (CONTINUED)


    On May 25, 2000, the board of directors adopted a management equity incentive plan. The board subsequently amended and restated the plan on December 8, 2000. Pursuant to the amended plan, the Company's management team will receive an aggregate of 15% of the total consideration received in the event of a merger or similar business transaction involving the Company.



L. RELATED PARTIES



    Prior to 1999, the Company leased office space from two stockholders, Beckman Coulter, formerly Coulter Corporation ("Coulter") and Massachusetts Biotechnology Research Institute ("MBRI"). Rent expense of $65,426 was incurred during the year ended December 31, 1998 for the use of the Coulter facility. Rent expense of $139,650 was incurred during the year ended December 31, 1998 for the use of the MBRI facility. No rent expense was incurred during years ended December 31, 1999 and 2000.



    The Company also reimburses Coulter and MBRI for supplies and lab equipment expenditures made on behalf of the Company. Total reimbursed costs to Coulter were approximately $157,000, $78,500 and $32,981 for the years ended
December 31, 1998, 1999 and 2000, respectively, and $623,081 from inception through December 31, 2000. Total reimbursed costs to MBRI were $315,664, $9,174 and $0 for the years ended December 31, 1998, 1999 and 2000, respectively, and $445,570 from inception through December 31, 2000.



    The Company leases lab equipment under operating leases with Coulter Leasing Corporation. Total payments were $18,012, $38,335 and $40,260 for the years ended December 31, 1998, 1999 and 2000, respectively, and $96,607 from inception through December 31, 2000.



M. SUPPLEMENTAL CASH FLOW INFORMATION



    In 1997, the Company issued 75,000 shares of Series A convertible preferred stock to the Massachusetts Biotechnology Research Institute in exchange for use of their biotechnology research facility. As a result of this transaction, the Company recorded additional paid-in capital of $99,675 and a corresponding amount to rent expense.



N. BRIDGE FINANCING



    On April 6, 2000, the Company entered into a bridge financing agreement ("Agreement") with certain existing investors pursuant to which the Company may issue and sell to the investors 8% subordinated convertible notes ("Notes") having an aggregate principal amount of up to $15,000,000 and warrants to purchase up to an aggregate of 4,250,000 shares of common stock of the Company. In the event that the Company closes a private placement of equity securities (the "Private Financing Securities") resulting in at least $15 million in gross proceeds to the Company prior to December 31, 2000, then the Notes shall automatically be converted without any action on part of the holder thereof into that number of shares of the Private Financing Securities determined by dividing the outstanding principal amount by the per share purchase price in effect in the Private Financing. At the election of the holders, the Notes are convertible into Series C-1 convertible preferred stock at a price per share equal to $1.50.



    On April 6, 2000, the Company sold approximately $4.8 million of the Notes and issued warrants to purchase approximately 480,000 shares of common stock at an exercise price per share of $0.15. Approximately $331,000 of the proceeds from the Notes has been allocated to the warrants based on

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



N. BRIDGE FINANCING (CONTINUED)


the warrants' relative fair value. The resulting debt discount is being accreted to interest expense over one year, the expected life of the debt.



    On September 7, 2000, the Company sold approximately $2.7 million of the Notes and issued warrants to purchase approximately 838,000 shares of common stock at an exercise price per share of $0.15. Approximately $577,000 of the proceeds from the Notes has been allocated to the warrants based on the warrants' relative fair value. The resulting debt discount is being accreted to interest expense over one year, the expected life of the debt.



    On September 7, 2000, the Company filed revised articles of incorporation to authorize 10,000,000 shares of Series C-1 convertible preferred stock, 11,100,000 shares of Series C-2 convertible preferred stock and 12,500,000 shares of Series C-3 convertible preferred stock. Each share of Series A and B convertible preferred stock held by certain investors of the Company who have elected to participate in the Company's convertible note financings is, at the election of such holder, convertible into one share of Series C-2 convertible preferred stock, in the case of Series A, and C-3 convertible preferred stock, in the case of Series B. The liquidation preferences for Series C-1, C-2 and C-3 are $4.50, $1.3333 and $1.50, respectively. Each share of Series C-1, C-2 and C-3 convertible preferred stock is convertible at the option of the holder into one share of common stock, subject to antidilution and other adjustments.



O. PROPOSED MERGER



    On December 8, 2000, the Company entered into a definitive agreement to be acquired by BioTransplant. Under the terms of the proposed transaction, BioTransplant will issue up to 6,600,000 shares of common stock for all of the Company's fully diluted shares. Of the 6,600,000 shares, 990,000 shares will be issued to management of the Company as a result of the management equity incentive plan adopted by the board of directors on May 25, 2000, as amended and restated on December 8, 2000. Based on the Company's average trading price for the period from two days before to two days after the date the merger was announced, December 11, 2000, of $8.3564, the transaction is valued at approximately $55,000,000. The transaction is intended to be accounted for as a purchase and is subject to approval by stockholders of Eligix and BioTransplant and other customary conditions. The transaction is expected to close in the second quarter of fiscal year 2001.



    The Company expects to borrow up to $2,000,000 from BioTransplant in the form of a promissory note to fund operations through the anticipated closing date of the merger. As of February 28, 2001, Eligix had borrowed $1.0 million of the $2.0 million from BioTransplant.



    If the Company or Eligix terminates the merger agreement in accordance with its terms, all obligations of the parties under the merger agreement terminate and there will be no liability, except that if the merger agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants under the merger agreement, the nonterminating party will pay the terminating party $2,000,000.

                                                                         ANNEX A

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           BIOTRANSPLANT INCORPORATED

                             BT/EL ACQUISITION CO.

                                      AND

                                  ELIGIX, INC.

                                DECEMBER 8, 2000

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
ARTICLE I THE MERGER................................................................     A-1
  1.1                   The Merger..................................................     A-1
  1.2                   The Closing.................................................     A-1
  1.3                   Actions at the Closing......................................     A-1
  1.4                   Additional Action...........................................     A-2
  1.5                   Conversion of Shares........................................     A-2
  1.6                   Dissenting Shares...........................................     A-5
  1.7                   Exchange of Shares..........................................     A-5
  1.8                   Fractional Shares...........................................     A-6
  1.9                   Options, Warrants and Notes.................................     A-6
  1.10                  Escrow......................................................     A-9
  1.11                  Certificate of Incorporation and By-laws....................     A-9
  1.12                  No Further Rights...........................................    A-10
  1.13                  Closing of Transfer Books...................................    A-10
  1.14                  Satisfaction of Company's Management Incentive Liability....    A-10
  1.15                  Priority on Issuance of Buyer Common Stock..................    A-10
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................    A-11
  2.1                   Organization, Qualification and Corporate Power.............    A-11
  2.2                   Capitalization..............................................    A-12
  2.3                   Authorization of Transaction................................    A-13
  2.4                   Noncontravention............................................    A-13
  2.5                   Subsidiaries................................................    A-14
  2.6                   Financial Statements........................................    A-14
  2.7                   Absence of Certain Changes..................................    A-14
  2.8                   Undisclosed Liabilities.....................................    A-14
  2.9                   Tax Matters.................................................    A-15
  2.10                  Assets......................................................    A-16
  2.11                  Owned Real Property.........................................    A-16
  2.12                  Real Property Leases........................................    A-16
  2.13                  Preclinical Testing and Clinical Trials.....................    A-17
  2.14                  Intellectual Property.......................................    A-17
  2.15                  Contracts...................................................    A-19
  2.16                  Powers of Attorney..........................................    A-20
  2.17                  Insurance...................................................    A-20
  2.18                  Litigation..................................................    A-20
  2.19                  Employees...................................................    A-20
  2.20                  Employee Benefits...........................................    A-21
  2.21                  Environmental Matters.......................................    A-23
  2.22                  Legal Compliance............................................    A-24
  2.23                  Permits.....................................................    A-25
  2.24                  Certain Business Relationships With Affiliates..............    A-25
  2.25                  Brokers' Fees...............................................    A-25
  2.26                  Books and Records...........................................    A-25
  2.27                  Disclosure..................................................    A-25
  2.28                  Information Supplied........................................    A-25

                                                                                        PAGE
                                                                                      --------
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY
  SUBSIDIARY........................................................................    A-26
  3.1                   Organization, Qualification and Corporate Power.............    A-26
  3.2                   Capitalization..............................................    A-26
  3.3                   Authorization of Transaction................................    A-27
  3.4                   Noncontravention............................................    A-27
  3.5                   Reports and Financial Statements............................    A-28
  3.6                   Absence of Certain Changes..................................    A-28
  3.7                   Tax Matters.................................................    A-29
  3.8                   Preclinical Testing and Clinical Trials.....................    A-29
  3.9                   Intellectual Property.......................................    A-29
  3.10                  Contracts...................................................    A-30
  3.11                  Litigation..................................................    A-31
  3.12                  Employees...................................................    A-31
  3.13                  Employee Benefits...........................................    A-31
  3.14                  Interim Operations of the Transitory Subsidiary.............    A-33
  3.15                  Environmental Matters.......................................    A-33
  3.16                  Legal Compliance............................................    A-34
  3.17                  Brokers' Fees...............................................    A-34
  3.18                  Books and Records...........................................    A-34
  3.19                  Disclosure..................................................    A-34
  3.20                  Information Supplied........................................    A-35
ARTICLE IV COVENANTS................................................................    A-35
  4.1                   Closing Efforts.............................................    A-35
  4.2                   Governmental and Third-Party Notices and Consents...........    A-35
                        Special Meeting, Prospectus/Proxy Statement and Registration
  4.3                     Statement.................................................    A-35
  4.4                   Company Operation of Business...............................    A-37
  4.5                   Buyer Operation of Business.................................    A-38
  4.6                   Access to Company Information...............................    A-39
  4.7                   Access to Buyer Information.................................    A-40
  4.8                   Exclusivity.................................................    A-40
  4.9                   Expenses....................................................    A-41
  4.10                  Indemnification.............................................    A-41
  4.11                  Lock-Up and Affiliate Agreements............................    A-41
  4.12                  Listing of Merger Shares....................................    A-42
  4.13                  Executive Officers and Board of Directors of the Buyer......    A-42
  4.14                  Delivery of Tax Notices.....................................    A-42
ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER......................................    A-43
  5.1                   Conditions to Each Party's Obligations......................    A-43
                        Conditions to Obligations of the Buyer and the Transitory
  5.2                     Subsidiary................................................    A-43
  5.3                   Conditions to Obligations of the Company....................    A-45
ARTICLE VI INDEMNIFICATION..........................................................    A-47
  6.1                   Indemnification by the Company Stockholders.................    A-47
  6.2                   Indemnification Claims......................................    A-48
  6.3                   Survival of Representations and Warranties..................    A-51
  6.4                   Limitations.................................................    A-51
ARTICLE VII TERMINATION.............................................................    A-53
  7.1                   Termination of Agreement....................................    A-53
  7.2                   Effect of Termination.......................................    A-53
ARTICLE VIII DEFINITIONS............................................................    A-54

                                                                                        PAGE
                                                                                      --------
ARTICLE IX MISCELLANEOUS............................................................    A-56
  9.1                   Press Releases and Announcements............................    A-56
  9.2                   No Third Party Beneficiaries................................    A-57
  9.3                   Entire Agreement............................................    A-57
  9.4                   Succession and Assignment...................................    A-57
  9.5                   Counterparts and Facsimile Signature........................    A-57
  9.6                   Headings....................................................    A-57
  9.7                   Notices.....................................................    A-57
  9.8                   Governing Law...............................................    A-58
  9.9                   Amendments and Waivers......................................    A-58
  9.10                  Severability................................................    A-58
  9.11                  Submission to Jurisdiction..................................    A-59
  9.12                  Construction................................................    A-59

EXHIBITS AND SCHEDULES

Company Disclosure Schedule
Buyer Disclosure Schedule
Exhibit A-- Escrow Agreement
          Attachment A to Escrow Agreement
Exhibit B--Form of Lock-up Agreement
Exhibit C--Form of Affiliate Agreement
Exhibit D--Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Exhibit E--Form of Voting and Transfer Restriction Agreement
Exhibit F-- Form of Certificate of Amendment to Amended and Restated Certificate
           of Incorporation
Exhibit G--Form of Employment Offer Letter
Exhibit H--Form of Non-Competition and Non-Solicitation Agreement
Exhibit I--Opinion of Hale and Dorr LLP

                          AGREEMENT AND PLAN OF MERGER

    Agreement entered into as of December 8, 2000 by and among BioTransplant Incorporated, a Delaware corporation (the "Buyer"), BT/EL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Eligix, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

    This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company.

    The Parties intend that the merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code (as defined herein) and that this Agreement shall be a "plan of reorganization."

    Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

    1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

    1.3  ACTIONS AT THE CLOSING.  At the Closing:

        (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
    Section 5.2;

        (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
    Section 5.3;

        (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

        (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares (as defined below);

        (e) the Buyer shall deliver certificates for the Initial Shares (as defined below) to each Company Stockholder in accordance with Section 1.5; and

        (f) the Buyer, Robert Momsen and Pieter Schiller (the "Escrow Representatives"), the Management Members (as defined below) and The American Stock Transfer and Trust Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"), and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined in Section 1.14) being placed in escrow on the Closing Date pursuant to Section 1.10.

    1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

    1.5 CONVERSION OF SHARES. In consideration of the transactions contemplated hereby, the Buyer has agreed to issue an aggregate of 6,600,000 shares (the "Total Consideration") of its common stock, $0.01 par value per share ("Buyer Common Stock") (i) in exchange for all of the Company Shares (as defined below) outstanding immediately prior to the Effective Time, (ii) in satisfaction of the Company's management incentive liability set forth in
Section 1.14 below, and (iii) upon exercise or conversion, as the case may be, of all of the Company Options, Company Warrants and Company Notes (each as defined below), whether vested or unvested, outstanding immediately prior to the Effective Time. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

        (a) Each share of common stock, $0.001 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Common Conversion Ratio.

    The "Common Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is
(i) the Total Consideration minus (ii) the sum of (A) the aggregate number of shares of Buyer Common Stock, if any, issued pursuant to subsections 1.5(b),
(c), (d), (e) and (f) below; (B) the aggregate number of shares of Buyer Common Stock, if any, reserved for issuance upon exercise or conversion of the Company Series A Warrants (as defined below) and Company Series B Warrants (as defined below) and the Company Notes; and (C) the Management Incentive Shares (as defined below), and the denominator of which is the total number of issued and outstanding Common Shares at the

Effective Time, including, but not limited to for this purpose all Common Shares which are issued or issuable upon exercise of outstanding Company Options and Company Common Warrants (as defined below), whether vested, unvested or subject to repurchase by the Company following such exercise. The Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (b) Each share (if any) of Series A Preferred Stock, $0.001 par value per share, of the Company ("Series A Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series A Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Series A Preferred Conversion Ratio. The "Series A Preferred Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is $1.3333 and the denominator of which is $11.5714. The Series A Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (c) Each share (if any) of Series B Preferred Stock, $0.001 par value per share, of the Company ("Series B Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series B Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Series B Preferred Conversion Ratio. The "Series B Preferred Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is $1.50 and the denominator of which is $11.5714. The Series B Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (d) Each share (if any) of Series C-1 Preferred Stock, $0.001 par value per share, of the Company ("Series C-1 Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series C-1 Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C-1 Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Series C-1 Preferred Conversion Ratio. The "Series C-1 Preferred Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is $4.50 and the denominator of which is $11.5714. The Series C-1 Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (e) Each share (if any) of Series C-2 Preferred Stock, $0.001 par value per share, of the Company ("Series C-2 Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series C-2 Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C-2 Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Series C-2 Preferred Conversion Ratio. The "Series C-2 Preferred Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is $1.3333 and the denominator of which is $11.5714. The Series C-2 Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (f) Each share (if any) of Series C-3 Preferred Stock, $0.001 par value per share, of the Company ("Series C-3 Preferred Shares" and, together with the Series A Preferred Shares, Series B Preferred Shares, Series C-1 Preferred Shares and Series C-2 Preferred Shares, the "Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series C-3 Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C-3 Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the Series C-3 Preferred Conversion Ratio. The "Series C-3 Preferred Conversion Ratio" shall initially be equal to a fraction expressed as a decimal carried out to four places, the numerator of which is $1.50 and the denominator of which is $11.5714. The Series C-3 Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

        (g) At the Effective Time, Company Stockholders shall be entitled to receive eighty percent (80%) of the shares of Buyer Common Stock into which their Common Shares and/or Preferred Shares (collectively, the "Company Shares") were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining twenty percent (20%) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (the "Company Stockholder Escrow Shares"), shall be deposited in escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Company Stockholder Escrow Shares shall together be referred to herein as the "Merger Shares."

        (h) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

        (i) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

    1.6  DISSENTING SHARES.

        (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and
    (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing eighty percent (80%) of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining twenty percent (20%) of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Company Stockholder Escrow Shares for all purposes of this Agreement).

        (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

    1.7  EXCHANGE OF SHARES.

        (a) From and after the Effective Time, each holder of an outstanding certificate or certificates which represented, immediately prior to the Effective Time, Company Shares converted into Merger Shares pursuant to
    Section 1.5 ("Certificates") shall have the right to surrender each Certificate to the Buyer, and receive in exchange therefor a certificate representing the whole number of Initial Shares issuable pursuant to
    Section 1.5. Until surrendered, each outstanding Certificate which prior to the Effective Time represented Company Shares shall be deemed for all purposes to evidence the right to receive the whole number of Initial Shares into which the Company Shares have been converted. From and after the Effective Time, the holders of Company Shares shall cease to have any rights in respect to such Company Shares and their rights shall be solely in respect to the Buyer Common Stock into which such Company Shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of the Company of Company Shares outstanding immediately prior to the Effective Time.

        (b) Unless otherwise agreed to in writing, Initial Shares will not be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered.

        (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to submit to the Buyer an affidavit and to give to the Buyer an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

    1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to $11.5714 (which equals the average of the closing prices for a share of Buyer Common Stock as quoted on the Nasdaq National Market ("Nasdaq"), as reported by Nasdaq, for the thirty (30) trading days immediately preceding the date which is three (3) calendar days prior to the date of this Agreement (subject to the equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such thirty-day period)) multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

    1.9  OPTIONS, WARRANTS AND NOTES.

        (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("Company Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Company Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Company Option shall be equal to the exercise price of such Company Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is intended that any assumption of an option which is an "incentive stock option" as defined in Section 422 of the Code will comply with Section 424 of the Code.

        (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to such Company Options, as amended by this Section 1.9, and the agreements evidencing such Company Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

        (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Company Options assumed in accordance with this
    Section 1.9. Within seventy-five (75) days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to all shares of Buyer Common Stock subject to such Company Options that are eligible for registration on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Company Options remain outstanding.

        (d) The Company shall use its Reasonable Best Efforts (as defined below) to cause the exercise prior to the Effective Time of any outstanding warrants to purchase Company Shares (the "Company Warrants").
    Notwithstanding the foregoing, each Company Warrant which remains outstanding as of the Effective Time shall be assumed by the Buyer in accordance with the following terms:

           (i) as of the Effective Time, all Company Warrants which are exercisable for Common Shares ("Company Common Warrants"), whether exercisable or unexercisable, shall be assumed by the Buyer. Immediately after the Effective Time, each Company Common Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same conditions as were applicable under such Company Common Warrant at the Effective Time (as modified by this Agreement), such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Company Common Warrant multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Company Common Warrant shall be equal to the exercise price of such Company Common Warrant immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability and other terms of the Company Common Warrants shall otherwise remain unchanged;

           (ii) as of the Effective Time, all Company Warrants which are exercisable for Series A Preferred Shares ("Company Series A Warrants"), whether exercisable or unexercisable, shall be assumed by the Buyer. Immediately after the Effective Time, each Company Series A Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same conditions as were applicable under such Company Series A Warrant at the Effective Time (as modified by this Agreement), such number of shares of Buyer Common Stock as is equal to the number of Series A Preferred Shares subject to the unexercised portion of such Company Series A Warrant multiplied by the Series A Preferred Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Company Series A Warrant shall be equal to the exercise price of such Company Series A

       Warrant immediately prior to the Effective Time, divided by the Series A Preferred Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability and other terms of the Company Series A Warrants shall otherwise remain unchanged; and

           (iii) as of the Effective Time, all Company Warrants which are exercisable for Series B Preferred Shares ("Company Series B Warrants"), whether exercisable or unexercisable, shall be assumed by the Buyer. Immediately after the Effective Time, each Company Series B Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same conditions as were applicable under such Company Series B Warrant at the Effective Time (as modified by this Agreement), such number of shares of Buyer Common Stock as is equal to the number of Series B Preferred Shares subject to the unexercised portion of such Company Series B Warrant multiplied by the Series B Preferred Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Company Series B Warrant shall be equal to the exercise price of such Company Series B Warrant immediately prior to the Effective Time, divided by the Series B Preferred Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability and other terms of the Company Series B Warrants shall otherwise remain unchanged.

        (e) The Company shall obtain, prior to the Closing, the consent from each holder of a Company Option, to the amendment of such Company Option pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan). The Company shall use its Reasonable Best Efforts to obtain, prior to the Closing, the consent from each holder of a Company Warrant or Company Note to the termination of any registration rights granted to the holders of Company Warrants or Company Notes.

        (f) The Company shall use its Reasonable Best Efforts to cause the conversion, prior to the Effective Time, of any outstanding convertible debt securities which are convertible into shares of capital stock of the Company (the "Company Notes"). Notwithstanding the foregoing, each Company Note which remains outstanding as of the Effective Time shall be assumed by the Buyer in accordance with the following terms:

           (i) At the Effective Time, each Company Note which is convertible into Series A Preferred Shares (a "Company Series A Note") outstanding immediately prior to the Effective Time shall be deemed to constitute a note which is convertible, on the same terms and conditions as were applicable under such Company Series A Note (as modified by this Agreement), into such number of shares of Buyer Common Stock as is equal to the number of Series A Preferred Shares into which such Company
       Series A Note is convertible immediately prior to the Effective Time multiplied by the Series A Preferred Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The maturity date, payment, subordination, subrogation and all other terms of the Company Series A Notes shall otherwise remain unchanged;

           (ii) At the Effective Time, each Company Note which is convertible into Series B Preferred Shares (a "Company Series B Note") outstanding immediately prior to the Effective Time shall be deemed to constitute a note which is convertible, on the same terms and conditions as were applicable under such Company Series B Note (as defined by this Agreement), into such number of shares of Buyer Common Stock as is equal to the number of Series B Preferred Shares into which such Company Series B Note is convertible immediately prior to the Effective Time multiplied by the Series B Preferred Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The maturity date, payment, subordination, subrogation and all other terms of the Company Series B Notes shall otherwise remain unchanged; and

           (iii) At the Effective Time, each Company Note which is convertible into Series C-1 Preferred Shares (a "Company Series C-1 Note") outstanding immediately prior to the Effective Time shall be deemed to constitute a note which is convertible, on the same terms and conditions as were applicable under such Company Series C-1 Note (as modified by this Agreement), into such number of shares of Buyer Common Stock as is equal to the number of Series C-1 Preferred Shares into which such Company Series C-1 Note is convertible immediately prior to the Effective Time multiplied by the Series C-1 Preferred Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The maturity date, payment, subordination, subrogation and all other terms of the Company Series C-1 Notes shall otherwise remain unchanged;

    1.10  ESCROW.

        (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, of which (i) fifty percent (50%) shall be held for the purpose of securing the indemnification obligations of the Holders (as defined in Section 6.1) set forth in this Agreement (the "Indemnification Escrow Shares") and (ii) fifty percent (50%) shall be held by the Escrow Agent subject to the satisfaction of the specified regulatory event set forth in the Escrow Agreement (the "Milestone Escrow Shares"). The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

        (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Escrow Representatives.

    1.11  CERTIFICATE OF INCORPORATION AND BY-LAWS.

        (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator shall be deleted.

        (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

    1.12 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

    1.13 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

    1.14 SATISFACTION OF COMPANY'S MANAGEMENT INCENTIVE LIABILITY. Within seventy-five (75) days after the Effective Time, the Buyer shall, in satisfaction of the Company's incentive payment obligation to each of the persons set forth on Section 1.14 of the Company Disclosure Schedule (as defined below) (the "Management Members") convey to such Management Members, out of the Total Consideration, an aggregate of 990,000 shares of Buyer Common Stock (the "Management Incentive Shares"), it being understood that the issuance of such Management Incentive Shares to such Management Members shall be subject to the terms and conditions of the Amended and Restated Management Equity Incentive Plan (the "Management Incentive Plan"), which was approved by the Board of Directors of the Company pursuant to a written action of directors dated December 8, 2000. Of the total number of Management Incentive Shares, twenty percent (20%), rounded to the nearest whole number, shall be deposited into escrow pursuant to Section 1.10 (the "Management Escrow Shares" and, together with the Company Stockholder Escrow Shares, the "Escrow Shares") and shall be held and disposed of in accordance with the terms of the Escrow Agreement. Within seventy-five (75) days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act, with respect to all Management Incentive Shares issued or issuable pursuant to the Management Incentive Plan.

    1.15 PRIORITY ON ISSUANCE OF BUYER COMMON STOCK. Of the Total Consideration to be issued by the Buyer, the Buyer agrees to first reserve for issuance to the Management Members the aggregate number of Management Incentive Shares. After reserving for issuance the Management Incentive Shares, in accordance with the Company's Certificate of Incorporation, the Buyer shall issue to the holders of the Series C-1, Series C-2 and Series C-3 Preferred Shares, and reserve for issuance to holders of Company Series C-1 Notes, the number of shares of Buyer Common Stock to which they are entitled pursuant to the provisions of Sections 1.5(d), (e) and (f) and 1.9(f)(iii) above. After issuance (or reservation for issuance) of the Management Incentive Shares and the shares of Buyer Common Stock issued or issuable to the holders of Series C-1, C-2 and C-3 Preferred Shares and holders of Company Series C-1 Notes, the Buyer shall issue to the holders of Series A and Series B Preferred Shares, and reserve for issuance to holders of Company Series A Notes, Company Series B Notes, Company Series A Warrants and Company Series B Warrants, the number of shares of Buyer Common Stock to which they are entitled pursuant to Sections 1.5(b) and (e), 1.9(d)(ii) and (iii) and 1.9(f)(i) and (ii) above. If after reserving for issuance the Management Incentive Shares there shall be insufficient shares of Buyer Common Stock remaining to make payment in full to all holders of Series C-1, Series C-2 and Series C-3 Preferred Shares and Company Series C-1 Notes, the number of shares of Buyer Common Stock to which such holders of Series C-1, Series C-2 and Series C-3 Preferred Shares and Company Series C-1 Notes are entitled pursuant to Sections 1.5(d), (e) and
(f) and 1.9(f)(iii), then such shares of Buyer Common Stock shall be distributed (or reserved for distribution) ratably to the holders of Series C-1, Series C-2 and Series C-3 Preferred Shares and Company Series C-1 Notes in proportion to the full amounts to which they would otherwise be respectively entitled. If after reserving for issuance the Management Incentive Shares and issuing (or reserving for issuance) the shares of Buyer Common Stock issued or issuable to the holders of Series C-1, Series C-2 and Series C-3 Preferred Shares and Company Series C-1 Notes there shall be insufficient shares of Buyer Common Stock remaining to make payment in full to all holders of Series A and Series B Preferred Shares and holders of Company Series A Notes, Company Series B Notes, Company Series A Warrants and Company Series B Warrants, the number of shares of Buyer Common Stock to which such holders of Series A and Series B Preferred Shares and holders of Company Series A Notes, Company Series B Notes, Company Series A Warrants and Company Series B Warrants are entitled pursuant to Sections 1.5(b) and (c), 1.9(d)(ii) and (iii) and 1.9(f)(i) and (ii) above, then such shares of Buyer Common Stock shall be distributed (or reserved for distribution) ratably to the holders of Series A and Series B Preferred Shares and holders of Company Series A Notes, Company Series B Notes, Company Series A Warrants and Company Series B Warrants in proportion to the full amounts to which they would otherwise be respectively entitled. After issuance (or reservation for issuance) of the Management Incentive Shares and the shares of Buyer Common Stock issued or issuable to the holders of the Preferred Shares and holders of the Company Notes, Company Series A Warrants and Company Series B Warrants, the remaining shares of Buyer Common Stock, if any, will be issued (or reserved for issuance) to the holders of the Common Shares, Company Options and Company Common Warrants.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article II, and any information disclosed in the Company Disclosure Schedule under any section number shall be deemed to have been disclosed and incorporated into any other sections in this Article II where such disclosure would be appropriate.

    2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The

Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

    2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) sixty-six million (66,000,000) Common Shares, of which, as of the date of this Agreement, 196,969 shares were issued and outstanding and no shares were held in the treasury of the Company and (b) fifty-seven million two hundred thousand (57,200,000) shares of Preferred Stock, $0.001 par value per share, of which (i) eleven million one hundred thousand (11,100,000) shares have been designated as Series A Preferred Stock, $0.001 par value per share, of which, as of the date of this Agreement, 10,911,332 shares were issued and outstanding,
(ii) twelve million five hundred thousand (12,500,000) shares have been designated as Series B Preferred Stock, $0.001 par value per share, of which, as of the date of this Agreement, 11,214,755 shares were issued and outstanding,
(iii) ten million (10,000,000) shares have been designated as Series C-1 Preferred Stock, $0.001 par value per share, of which, as of the date of this Agreement, no shares were issued and outstanding, (iv) eleven million one hundred thousand (11,100,000) shares have been designated as Series C-2 Preferred Stock, $0.001 par value per share, of which, as of the date of this Agreement, no shares were issued and outstanding, and (v) twelve million five hundred thousand (12,500,000) shares have been designated as Series C-3 Preferred Stock, $0.001 par value per share, of which, as of the date of this Agreement, no shares were issued and outstanding. Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Company Options, Company Warrants and Company Notes, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Company Option, Company Warrant and Company Note and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise or conversion price, date of grant or issuance, vesting schedule and expiration or maturity date for each Company Option, Company Warrant and Company Note, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise or conversion of Company Options Company Warrants or Company Notes will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Company Options, Company Warrants and Company Notes listed in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, notes, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. The Company has not repurchased any Company Shares, or terminated, cancelled or otherwise extinguished any options, warrants, notes or other securities exercisable for, convertible into or exchangeable for any Company Shares, in breach of any contract, agreement or instrument to which the Company is a party or in contravention of any law, rule, statute or regulation. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

    2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by
(a) a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger and (b) at least sixty-six and two-thirds percent (66 2/3%) of the votes represented by the outstanding Preferred Shares, voting together as a class (collectively, the "Requisite Company Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    2.4 NONCONTRAVENTION. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law and approval by the Company Stockholders of an amendment to the Amended and Restated Certificate of Incorporation of the Company (as described in Section 5.2(q) below) and except as set forth in Section 2.4 of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement:
"Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

    2.5 SUBSIDIARIES. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

    2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer (a) the audited balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and (b) the unaudited balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the ten months ended
October 31, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; PROVIDED, HOWEVER, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments and do not include footnotes.

    2.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs
(a) through (o) of Section 4.4.

    2.8 UNDISCLOSED LIABILITIES. The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except (a) as disclosed in Section 2.8 of the Company Disclosure Schedule, (b) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"),
(c) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (d) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

    2.9  TAX MATTERS.

        (a) For purposes of this Agreement, the following terms shall have the following meanings:

           (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

           (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

        (b) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

        (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since
    December 31, 1995. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Company Disclosure Schedule. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company together with all related examination reports and statements of deficiency for all periods from and after December 31, 1995. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

        (d) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of
    Section 897(c)(2) of the Code during the applicable period specified in
    Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; or (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

        (e) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under
    Section 103(a) of the Code.

        (f) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

        (g) Except as set forth in Section 2.9(g) of the Company Disclosure Schedule, no state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to
    Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

        (h) The Company has never participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

    2.10 ASSETS. Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

    2.11  OWNED REAL PROPERTY.  The Company does not own any real property.

    2.12 REAL PROPERTY LEASES. Section 2.12 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Company Disclosure Schedule:

        (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

        (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

        (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

        (d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

        (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

    2.13 PRECLINICAL TESTING AND CLINICAL TRIALS. Section 2.13 of the Company Disclosure Schedule sets forth all (i) human clinical trials, and (ii) animal studies and other preclinical tests that have been conducted in support of human clinical trials, in each case conducted by the Company or in which the Company has participated (the "Company Ongoing Clinical Programs"). The Company Ongoing Clinical Programs conducted on behalf of the Company were and, if still pending, are being conducted in accordance with applicable laws and regulations, including but not limited to 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations, except to the extent of any such conduct that would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company, nor any agent or representative of the Company, has received any notices or correspondence from the United States Food and Drug Administration or any other governmental agency requiring the delay, termination, suspension or modification of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or in which the Company has participated, or any disqualification of testing facilities used by the Company. To the Company's knowledge, no clinical investigator acting for the Company has been, is or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency or has been terminated or threatened to be terminated from any such investigation.

    2.14  INTELLECTUAL PROPERTY.

        (a) Section 2.14 of the Company Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, registrations of trademarks (including service marks) and applications therefor, domain names and registrations of copyrights and applications therefor that are owned by the Company or that are licensed or sublicensed to the Company, (2) all licenses, agreements and contracts relating to Intellectual Property Rights (as defined below) pursuant to which the Company is entitled to use any Intellectual Property Rights owned by any third party (the "Company Third Party Licenses"), other than commercially available, mass marketed shrink-wrap software, and (3) all agreements under which the Company has granted any third party the right to use any Intellectual Property Rights.

        (b) To the Company's knowledge, the Company exclusively owns, or is licensed, sublicensed or otherwise possesses legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed on
    Section 2.14 of the Company Disclosure Schedule, all Intellectual Property Rights that are used or necessary to conduct business of the Company as currently conducted, or would be used or necessary as such business is planned to be conducted, including without limitation all Intellectual Property Rights used or necessary to conduct each of the Company Ongoing Clinical Programs and all Intellectual Property Rights that are now used or planned to be used or are necessary to make, use or sell any products under development after those products are approved for marketing and sale by the appropriate health regulatory authorities (the "Company Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

        (c) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, including any Company Third Party License.

        (d) To the Company's knowledge, all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, service marks and copyrights under which the Company holds any rights and which are material to the business of the Company are valid and subsisting, and all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. The Company has taken reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights that are material to the business of the Company and to maintain in confidence all trade secrets and confidential information owned or used by the Company and that are material to the business of the Company. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property Rights.

        (e) To the Company's knowledge, none of the activities or business previously or currently conducted by the Company or planned to be conducted by the Company (including the manufacture, use or sale of the future products which are the subject of Company Ongoing Clinical Programs for any clinical indications) infringes, violates or constitutes a misappropriation of, any Intellectual Property Rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

        (f) The Company is not a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of Buyer or any of Buyer's Affiliates (other than the Company) or which, following the Closing, would restrict or limit the business or operations of Buyer or any of its Affiliates (other than the Company).

    2.15  CONTRACTS.

        (a) Section 2.15 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

           (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum;

           (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services
       (A) which calls for performance over a period of more than one year,
       (B) which involves more than the sum of $50,000, or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products under development or any territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any agreement establishing a partnership, limited liability company or joint venture;

           (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

           (v) any agreement concerning confidentiality or non-competition;

           (vi) any employment or consulting agreement;

          (vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

         (viii) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

           (ix) any other agreement (or group of related agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

        (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.14 or Section 2.15 of the Company Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

    2.16 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

    2.17 INSURANCE. Section 2.17 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

    2.18 LITIGATION. Except as set forth in Section 2.18 of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (together, "Legal Proceedings") which is pending or has been threatened in writing against the Company which (a) if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

    2.19  EMPLOYEES.

        (a) Section 2.19 of the Company Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company, a copy of which has previously been delivered to the Buyer. Section 2.19 of the Company Disclosure

    Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company.

        (b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

    2.20  EMPLOYEE BENEFITS.

        (a) For purposes of this Agreement, the following terms shall have the following meanings:

           (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

           (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           (iii) "Company ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under
       Section 414(m) of the Code or the regulations under Section 414(o) of the
       Code), any of which includes or included the Company.

        (b) Section 2.20(b) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any Company ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans,
    (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three (3) plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the Company ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Company ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

        (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

        (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received or are the subject of determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and to the Company's knowledge revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that could be reasonably expected to adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy
    Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
    Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

        (e) Neither the Company, nor any Company ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

        (f) At no time has the Company, or any Company ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

        (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
    Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

        (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any Company ERISA Affiliate that could be reasonably expected to subject the Company or any Company ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

        (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of
    Section 501(c)(9) of the Code.

        (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

        (k) Section 2.20(k) of the Company Disclosure Schedule discloses each:
    (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by
    Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (l) Section 2.20(l) of the Company Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities.

        (m) Section 2.20(m) of the Company Disclosure Schedule sets forth a true and correct copy of the Management Incentive Plan, which has been duly authorized by the Board of Directors of the Company and is in full force and effect as of the date of this Agreement.

    2.21  ENVIRONMENTAL MATTERS.

        (a) The Company has complied with all applicable Environmental Laws (as defined below), except for noncompliance with any Environmental Laws that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company or reflected in the Company's files, threatened civil or criminal litigation, written notice of violation or formal administrative proceeding by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations or formal administrative proceedings that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to protection of the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation, handling and transportation of Materials of Environmental Concern (as defined below); (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation emissions, discharges, injections, spills, escapes or dumping; (v) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; and
       (vi) health and safety of employees. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

        (b) There have been no releases of any Materials of Environmental Concern into the environment that could reasonably be expected to have a Company Material Adverse Effect (i) at any facility formerly or currently owned, operated or controlled by the Company; (ii) to the knowledge of the Company, at any parcel of real property on which any such facility is located; or (iii) to the knowledge of the Company, at any parcel of real property or facility other than those owned, operated or controlled by the Company. For the purpose of this Agreement, "Materials of Environmental Concern" means any hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), oil or petroleum and petroleum products.

        (c) Set forth in Section 2.21(c) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits in the Company's possession, custody or control relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years. A complete and accurate copy of each such document has been provided to the Buyer.

        (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company which reasonably could be expected to result in a claim or liability under any Environmental Law against the Company, Transitory Subsidiary or Buyer.

        (e) Any representations by the Company respecting (i) compliance with, or liabilities, litigation, notices of violation or administrative proceedings relating to, any Environmental Law; or (ii) releases of Materials of Environmental Concern appear only in this Section 2.21. No other representations in this Agreement (including, but not limited to, those in Sections 2.8 and 2.18) apply to such compliance with, or liabilities, litigation, notices of violation or administrative proceedings relating to, any Environmental Law, or such releases of Materials of Environmental Concern.

    2.22 LEGAL COMPLIANCE. The Company, and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

    2.23 PERMITS. Section 2.23 of the Company Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Except as set forth in Section 2.23 of the Company Disclosure Schedule, such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

    2.24 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company.
Section 2.24 of the Company Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof

    2.25 BROKERS' FEES. Except as set forth in Section 2.25 of the Company Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

    2.26 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

    2.27 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

    2.28 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement (as defined below), at the time the Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Buyer specifically for inclusion or incorporation by reference in the Registration Statement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

    Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Buyer and the Transitory Subsidiary to the Company on the date hereof and accepted in writing by the Company (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this Article III, and any information disclosed in the Buyer Disclosure Schedule under any section number shall be deemed to have been disclosed and incorporated into any other paragraph of this
Article III where such disclosure would also be appropriate.

    3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. The Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer.

    3.2  CAPITALIZATION.  The authorized capital stock of the Buyer consists of
(a) fifty million (50,000,000) shares of Buyer Common Stock, of which 11,710,793 shares were issued and outstanding as of September 30, 2000, and (b) two million (2,000,000) shares of Preferred Stock, $0.01 par value per share ("Buyer Preferred Stock" and, together with the Buyer Common Stock, the "Buyer Stock"), of which no shares were issued or outstanding as of September 30, 2000. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.
Section 3.2 of the Buyer Disclosure Schedule sets forth a summary as of September 30, 2000 of (i) all outstanding options to purchase shares of Buyer Stock issued by the Buyer pursuant to its stock option plans or otherwise ("Buyer Options") and warrants to purchase shares of Buyer Stock ("Buyer Warrants"), indicating (A) the aggregate number and class or series of the shares of Buyer Stock subject to the Buyer Options and Buyer Warrants, and
(B) the weighted-average exercise price of the Buyer Options and Buyer Warrants, and (ii) all stock option plans and other stock or equity-related plans of the Buyer. All of the Merger Shares and Management Incentive Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All shares of Buyer Stock that may be issued upon exercise of Buyer Options or Buyer Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Buyer Options and Buyer Warrants listed in Section 3.2 of the Buyer Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Buyer is a party or which are binding upon the Buyer providing for the issuance or redemption of any of its capital stock. Except as disclosed in Section 3.2 of the Buyer Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer. Except as disclosed in Section 3.2 of the Buyer Disclosure Schedule, there are no agreements to which the Buyer is a party or by which it is bound with respect to the voting (including without limitation voting trust or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Buyer. All of the issued and outstanding shares of Buyer Stock were issued in compliance with applicable federal and state securities laws.

    3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and, subject to the approval of the issuance of the Merger Shares and the Management Incentive Shares by a majority of the total Buyer Common Stock votes cast on such proposal (the "Requisite Buyer Stockholder Approval"), the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary, respectively. Without limiting the generality of the foregoing, the Boards of Directors of the Buyer and the Transitory Subsidiary, at a meeting duly called and held or by written action of directors in lieu of a meeting, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Buyer and the Transitory Subsidiary, respectively, and their stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that the issuance of the Merger Shares and the Management Incentive Shares and this Agreement and the Merger be submitted to the stockholders of the Buyer and the Transitory Subsidiary, respectively, for their adoption and approval and resolved to recommend that the stockholders of the Buyer and the Transitory Subsidiary, respectively, vote in favor of the issuance of the Merger Shares and the Management Incentive Shares and the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

    3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law and except as set forth in Section 3.4 of the Buyer Disclosure Schedule, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary,
(b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Buyer Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have a Buyer Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets. The restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) do not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

    3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 1999 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 1999 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Buyer has filed in the Buyer Reports all exhibits to any such Buyer Reports as are required to be filed under Item 601(b)(10) of Regulation S-K of the Securities Act. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

    3.6 ABSENCE OF CERTAIN CHANGES. Since September 30, 2000, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect and (b) the Buyer has not taken any of the actions prohibited by Section 4.5 of this Agreement.

    3.7 TAX MATTERS. The Buyer has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Buyer is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Buyer has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Buyer for tax periods through September 30, 2000 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Buyer's most recent balance sheet contained in the Buyer Reports. The Buyer has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Buyer during a prior period) other than the Buyer. All Taxes that the Buyer is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Except as set forth in Section 3.7 of the Buyer Disclosure Schedule, no examination or audit of any Tax Return of the Buyer by any Governmental Entity is currently in progress or, to the knowledge of the Buyer, threatened or contemplated.

    3.8 PRECLINICAL TESTING AND CLINICAL TRIALS. Section 3.8 of the Buyer Disclosure Schedule sets forth all (i) human clinical trials, and (ii) animal studies and other preclinical tests that have been conducted in support of human clinical trails, in each case conducted by the Buyer or in which the Buyer has participated (the "Buyer Ongoing Clinical Programs"). The Buyer Ongoing Clinical Programs conducted on behalf of the Buyer were and, if still pending, are being conducted in accordance with applicable laws and regulations including but not limited to 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations, except to the extent of any such conduct that would not reasonably be expected to have a Buyer Material Adverse Effect. Neither the Buyer, nor any agent or representative of the Buyer, has received any notices or correspondence from the United States Food and Drug Administration or any other governmental agency requiring the delay, termination, suspension or modification of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Buyer or in which the Buyer has participated, or any disqualification of testing facilities used by the Buyer. To the Buyer's knowledge, no clinical investigator acting for the Buyer has been, is or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency or has been terminated or threatened to be terminated, from any such investigation.

    3.9  INTELLECTUAL PROPERTY.

        (a) The Buyer has furnished to the Company a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, registrations of trademarks (including service marks) and applications therefor, domain names and registrations of copyrights and applications therefor that are owned by the Buyer or that are licensed or sublicensed to the Buyer, (2) all licenses, agreements and contracts relating to Intellectual Property Rights pursuant to which the Buyer is entitled to use any Intellectual Property Rights owned by any third party (the "Buyer Third Party Licenses"), other than commercially available, mass marketed shrink-wrap software, and (3) all agreements under which the Buyer has granted any third party the right to use any Intellectual Property Rights.

        (b) To the Buyer's knowledge, except as set forth in Section 3.9 of the Buyer Disclosure Schedule, the Buyer exclusively owns, or is licensed, sublicensed or otherwise possesses legally enforceable rights to use, pursuant to the licenses, agreements and contracts previously furnished to the Company pursuant to Section 3.9(a), all Intellectual Property Rights that are used or necessary to conduct business of the Buyer as currently conducted, or would be used or necessary as such business is planned to be conducted, including without limitation all Intellectual Property Rights used or necessary to conduct each of the Buyer Ongoing Clinical Programs and all Intellectual Property Rights that are now used or planned to be used or are necessary to make, use or sell any products under development after those products are approved for marketing and sale by the appropriate health regulatory authorities (the "Buyer Intellectual Property Rights").

        (c) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Buyer Intellectual Property Rights, including any Buyer Third Party License.

        (d) To the Buyer's knowledge, all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, service marks and copyrights under which the Buyer holds any rights and which are material to the business of the Buyer are valid and subsisting, and all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. The Buyer has taken reasonable measures to protect the proprietary nature of the Buyer Intellectual Property Rights that are material to the business of the Buyer and to maintain in confidence all trade secrets and confidential information owned or used by the Buyer and that are material to the business of the Buyer. To the knowledge of the Buyer, no other person or entity is infringing, violating or misappropriating any of the Buyer Intellectual Property Rights.

        (e) To the Buyer's knowledge, and except as set forth in Section 3.9(e) of the Buyer Disclosure Schedule, none of the activities or business previously or currently conducted by the Buyer or planned to be conducted by the Buyer (including the manufacture, use or sale of the future products which are the subject of Buyer Ongoing Clinical Programs for any clinical indications) infringes, violates or constitutes a misappropriation of, any Intellectual Property Rights of any other person or entity. The Buyer has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

    3.10 CONTRACTS. With respect to each agreement to which the Buyer is a party and which is material to the Buyer and by its terms remains executory:
(a) the agreement is legal, valid, binding and enforceable and in full force and effect; (b) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (c) neither the Buyer nor, to the knowledge of the Buyer, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Buyer, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Buyer or, to the knowledge of the Buyer, any other party under such contract.

    3.11 LITIGATION. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer which, (a) if determined adversely to the Buyer, could have, individually or in the aggregate, a Buyer Material Adverse Effect or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

    3.12  EMPLOYEES.

        (a) The Buyer is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Buyer has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Buyer.

        (b) Each employee of the Buyer has entered into a confidentiality/assignment of inventions agreement with the Buyer, a copy of which has previously been delivered to the Company. To the knowledge of the Buyer, no key employee or group of employees has any plans to terminate employment with the Buyer.

    3.13  EMPLOYEE BENEFITS.

        (a) For purposes of this Agreement, "Buyer ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414
    (o) of the Code), any of which includes or included the Buyer.

        (b) Section 3.13(b) of the Buyer Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Buyer or any Buyer ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
    (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three (3) plan years for each Employee Benefit Plan, have been made available to the Company. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Buyer and the Buyer ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Buyer, each Buyer ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee

    Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

        (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

        (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received or are the subject of determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and to the Buyer's knowledge revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that could be reasonably expected to adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or
    Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

        (e) Neither the Buyer, nor any Buyer ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

        (f) At no time has the Buyer, or any Buyer ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

        (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Buyer (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
    Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

        (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Buyer or any Buyer ERISA Affiliate that could be reasonably expected to subject the Buyer or any Buyer ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

        (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of
    Section 501(c)(9) of the Code.

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
        (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Buyer at any time without liability to the Buyer as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Buyer from amending or terminating any such Employee Benefit Plan.

        (k) Section 3.13(k) of the Buyer Disclosure Schedule discloses each:
    (i) agreement with any stockholder, director, executive officer or other key employee of the Buyer (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Buyer of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Buyer that may be subject to the tax imposed by
    Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Buyer, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (l) Section 3.13(l) of the Buyer Disclosure Schedule sets forth the policy of the Buyer with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities.

    3.14 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

    3.15  ENVIRONMENTAL MATTERS.

        (a) The Buyer has complied with all applicable Environmental Laws, except for noncompliance with any Environmental Laws that, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. There is no pending or, to the knowledge of the Buyer or as reflected in the Buyer's files, threatened civil or criminal litigation, written notice of violation or formal administrative proceeding by any Governmental Entity, relating to any Environmental Law involving the Buyer, except for litigation, notices of violations or formal administrative proceedings that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

        (b) There have been no releases of any Materials of Environmental Concern into the environment that could reasonably be expected to have a Buyer Material Adverse Effect: (i) at any facility formerly or currently owned, operated or controlled by the Buyer; (ii) to the knowledge of the Buyer, at any parcel of real property on which any such facility is located; or

    (iii) to the knowledge of the Buyer, at any parcel of real property or facility other than those owned, operated or controlled by the Buyer.

        (c) The Buyer has made available to the Company a complete and accurate copy of all environmental reports, investigations and audits in the Buyer's possession, custody or control relating to premises currently or previously owned or operated by the Buyer (whether conducted by or on behalf of the Buyer or a third party, and whether done at the initiative of the Buyer or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years.

        (d) The Buyer is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Buyer which reasonably could be expected to result in a claim or liability under any Environmental Law against the Buyer, Transitory Subsidiary or Company.

        (e) Any representations by the Buyer respecting (i) compliance with, or liabilities, litigation, notices of violation or administrative proceedings relating to, any Environmental Law; or (ii) releases of Materials of Environmental Concern appear only in this Section 3.15. No other representations in this Agreement (including, but not limited to, those in Section 3.11) apply to such compliance with, or liabilities, litigation, notices of violation or administrative proceedings relating to, any Environmental Law, or such releases of Materials of Environmental Concern.

    3.16 LEGAL COMPLIANCE. The Buyer, and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

    3.17 BROKERS' FEES. Except as set forth in Section 3.17 of the Buyer Disclosure Schedule, neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

    3.18 BOOKS AND RECORDS. The minute books and other similar records of the Buyer contain complete and accurate records of all actions taken at any meetings of the Buyer's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Buyer accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Buyer and have been maintained in accordance with good business and bookkeeping practices.

    3.19 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

    3.20 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Buyer specifically for inclusion or incorporation by reference in the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement.

                                   ARTICLE IV
                                   COVENANTS

    4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

    4.2  GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

        (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

        (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in
    Section 2.4 of the Company Disclosure Schedule.

    4.3  SPECIAL MEETING, PROSPECTUS/PROXY STATEMENT AND REGISTRATION STATEMENT.

        (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Company Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, in accordance with the applicable requirements of the Delaware General Corporation Law. The Buyer shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Buyer Stockholder Approval at a special meeting of the stockholders of the Buyer, as required by the rules of the Nasdaq Stock Market, in accordance with the applicable requirements of the Delaware General Corporation Law. In connection therewith, the Buyer shall prepare, with the assistance and cooperation of the Company, a Registration Statement on Form S-4 (the "Registration Statement"). The Registration Statement shall include a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to the stockholders of the Company, soliciting proxies or written consents from the stockholders of the Company for the purpose of obtaining the Requisite Company Stockholder Approval, and soliciting proxies from the stockholders of the Buyer for the purpose of obtaining the Requisite Buyer Stockholder Approval (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy or written consent, shall be referred to herein as the "Prospectus/Proxy Statement"). The summary of the Merger in the Prospectus/Proxy Statement shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Escrow Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company and the Buyer shall constitute approval of such terms. The Buyer shall use its Reasonable Best Efforts to file the Registration Statement with the SEC on or before the 28th day following the date of this Agreement (it being understood that the Buyer shall not be so obligated to the extent that the Buyer's failure to file the Registration Statement within such period is the consequence of events beyond its control, including the failure of the Company, the Company's financial advisors or any other third party not affiliated with or retained by the Buyer to furnish to the Buyer for inclusion in the Registration Statement information which is required to be included therein prior to filing) and shall, with the assistance of the Company, promptly respond to any SEC comments on the Registration Statement and shall otherwise use its Reasonable Best Efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable. Promptly following such time as the Registration Statement is declared effective, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and the Buyer shall distribute the Prospectus/Proxy Statement to its stockholders. If the Requisite Company Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

        (b) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

        (c) The Buyer, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the unanimous recommendation of its Board of Directors that the stockholders of the Buyer vote in favor of the adoption of this Agreement, the approval of the Merger and the issuance of the Merger Shares and Management Incentive Shares. Such approval shall not be withdrawn or modified by the Buyer's Board of Directors, nor shall the Buyer's Board of Directors support any other transaction comparable to that contemplated hereby prior to the Closing.

        (d) The Buyer shall ensure that the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or furnished by the Company in writing for inclusion in the Registration Statement).

        (e) The Company shall ensure that the Prospectus/Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Buyer or furnished by the Buyer in writing for inclusion in the Prospectus/Proxy Statement).

    4.4 COMPANY OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time and except as set forth in Section 4.4 of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall not, without the written consent of the Buyer:

        (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Company Options or Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Company Options or Company Warrants;

        (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

        (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

        (d) enter into, adopt or amend the Management Incentive Plan, any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.20(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

        (e) acquire, sell, lease, license or dispose of any assets or property with a value of greater than $25,000 per transaction and $100,000 in the aggregate, other than purchases and sales of assets in the Ordinary Course of Business;

        (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

        (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

        (h) amend its charter, by-laws or other organizational documents;

        (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

        (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

        (k) make or commit to make any capital expenditure in excess of $25,000 per item or $100,000 in the aggregate;

        (l) institute or settle any Legal Proceeding;

        (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

        (n) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to an income Tax Return, enter into any closing agreement, settle any claim or assessment in respect of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes; or

        (o) agree in writing or otherwise to take any of the foregoing actions.

    4.5 BUYER OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Buyer shall use Reasonable Best Efforts to conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations material to its business and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Buyer shall not, without the written consent of the Company:

        (a) amend its charter, bylaws or other organizational documents;

        (b) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

        (c) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take such action would result in (i) any of the representations and warranties of the Buyer set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

        (d) enter into a term sheet or letter of intent to acquire, acquire, or agree to acquire, by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets,
    (i) the purchase price of which exceeds (A) Five Million Dollars ($5,000,000) in cash, in the event of an acquisition or other transaction, the consideration for which is cash, or (B) ten percent (10%) of the Buyer's outstanding capital stock, in the event of an acquisition or other transaction, the consideration for which is the Buyer's capital stock, or
    (ii) which requires the approval of the stockholders of the Buyer;

        (e) issue or sell shares of capital stock, or any securities exercisable for or convertible into shares of capital stock, of the Buyer, at a purchase, exercise or conversion price which is (i) less than the fair market value of such shares at the time the obligation to issue or sell such securities arises, and (ii) not commercially reasonable given the nature of the transaction involved, in each case as reasonably determined by the Board of Directors of the Buyer; provided, however, that nothing in this clause (e) shall prohibit the Buyer from (i) granting options or other awards (or issuing any shares upon the exercise of any options or awards) under its employee stock option, purchase or other equity incentive plans,
    (ii) issuing shares of its Buyer Common Stock upon the exercise of warrants outstanding on the date of this Agreement, (iii) issuing shares of Buyer Common Stock to the holders of Buyer Common Stock in connection with any stock split, stock dividend or similar event affecting the Buyer Common Stock or (iv) issuing shares of Buyer Common Stock in an underwritten public offering; or

        (f) agree in writing or otherwise to take any of the foregoing actions.

    4.6  ACCESS TO COMPANY INFORMATION.

        (a) The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents (excluding confidential employee medical records unless authorized by the employee whose record is to be reviewed), and personnel, of or pertaining to the Company.

        (b) Within twenty (20) days after the end of each month ending prior to the Closing, beginning with December 31, 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements; provided that the Company shall not be required to deliver an unaudited balance sheet for the month ended December 31, 2000 to the extent it is reasonably impracticable for the Company to do so. Such financial statements shall present fairly the financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company.

    4.7  ACCESS TO BUYER INFORMATION.

        (a) The Buyer shall permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer) to all premises, properties, financial and accounting records, contracts, other records and documents (excluding confidential employee medical records unless authorized by the employee whose record is to be reviewed) and personnel, of or pertaining to the Buyer.

        (b) Within twenty (20) days after the end of each month ending prior to the Closing, beginning with December 31, 2000, the Buyer shall furnish to the Company an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the audited financial statements and unaudited interim financial statements of the Buyers included in the Buyer Reports; provided that the Buyer shall not be required to deliver an unaudited balance sheet for the month ended
    December 31, 2000 to the extent it is reasonably impracticable for the Buyer to do so. Such financial statement shall present fairly the financial condition and results of operations of the Buyer as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Buyer.

    4.8  EXCLUSIVITY.

        (a) Except for transactions set forth on Section 4.8 of the Company Disclosure Schedule, the Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale, license or other disposition of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than the Buyer), (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction or (iv) execute an agreement with respect to, or otherwise enter into, any such transaction without the consent of the Buyer.

        (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer and shall forward to the Buyer a copy of any electronic or written correspondence relating to such inquiry, proposal or offer.

    4.9 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company shall not incur more than an aggregate of $375,000 in legal and accounting fees and expenses in connection with the Merger.

    4.10  INDEMNIFICATION.

        (a) The Buyer shall not, for a period of six years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

        (b) From and after the Effective Time, the Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

    4.11  LOCK-UP AND AFFILIATE AGREEMENTS.

        (a) The Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer as soon as practicable and in any case prior to the Effective Date, a Lock-Up Agreement, in the form attached hereto as Exhibit B (a "Lock-Up Agreement"), executed by each of the persons or entities set forth in Section 4.11(a) of the Company Disclosure Schedule. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any shares of Buyer Common Stock to be issued to such persons or entities hereunder, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Lock-Up Agreement.

        (b) In order to help ensure that the issuance of and any resale of the Merger Shares will comply with the Securities Act, the Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer, as soon as practicable and in any case prior to the mailing of the Prospectus/Proxy Statement (or, in the case of any person who becomes an Affiliate after such date, as soon as practicable after such person becomes an Affiliate), an Affiliate Agreement, in the form attached hereto as Exhibit C, executed by each of its Affiliates set forth in
    Section 4.11(b) of the Company Disclosure Schedule (unless such Affiliate has previously delivered to the Buyer a Voting and Transfer Restriction Agreement, as provided in Section 5.2(m) below). The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Merger Shares to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

    4.12 LISTING OF MERGER SHARES. Prior to the Effective Time, the Buyer shall file a Nasdaq National Market Notification for Listing of Additional Shares (or comparable notice) (the "Nasdaq Notice") with Nasdaq with respect to the listing of the Total Consideration on Nasdaq.

    4.13  EXECUTIVE OFFICERS AND BOARD OF DIRECTORS OF THE BUYER.

        (a) Prior to the Effective Time, the Boards of Directors of the Buyer and the Company shall each comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Section 16(b) of the Exchange Act.

        (b) The Board of Directors of the Buyer shall use its best efforts to take all actions necessary to cause the Board of Directors of the Buyer, immediately after the Effective Time, to include two members designated by the Company. In the event that an open position of the Board of Directors of the Buyer is otherwise to be filled prior to the Effective Time, the Buyer will seek the concurrence of the Company in the appointment of a third person as well, which concurrence will not be unreasonably withheld. The Buyer agrees to continue to nominate each director designated by the Company pursuant to this Section 4.13, except to the extent such designee dies, resigns, refuses to stand for re-election or is otherwise removed from office in accordance with the Buyer's Certificate of Incorporation and By-laws.

    4.14 DELIVERY OF TAX NOTICES. If requested by the Buyer, on or before the Closing (i) the Company will deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) the Company Stockholders will deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code; provided that if the Company does not provide the Buyer and the Internal Revenue Service with the notice required under clause (i) or the Company Stockholders do not timely deliver the certificates required under clause (ii), the Buyer shall have the right to withhold from the amount payable (including any Buyer Common Stock) to the Company Stockholders all amounts required under Section 1445 of the Code.

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
                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

    5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

        (a) this Agreement and the Merger shall have received the Requisite Company Stockholder Approval and Requisite Buyer Stockholder Approval; and

        (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and there shall not be in effect any stop order suspending the effectiveness of the Registration Statement or any proceedings seeking such a stop order.

    5.2  CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY
SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

        (a) the number of Dissenting Shares shall not exceed ten percent (10%) of the number of outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares);

        (b) the Company shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company;

        (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

        (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

        (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
    (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

        (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 (insofar as it relates to the Company) and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

        (g) the Buyer shall have received a "comfort letter" dated as of a date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from PricewaterhouseCoopers LLP, auditors for the Company, addressed to the Buyer in a customary form reasonably satisfactory to the Buyer;

        (h) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

        (i) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

        (j) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. renders such opinion to the Buyer. In rendering such opinion, counsel may require and rely upon representations and covenants made by the Parties that are customary in transactions of this form;

        (k) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

        (l) the holders of at least (i) 95% of the Company Shares subject to outstanding Options, and (ii) at least 95% of the total number of outstanding Company Shares as of the Effective Time shall have signed a Lock-up Agreement or Voting and Transfer Restriction Agreement, as applicable, by the Closing Date; provided that, not withstanding the foregoing subsection (l)(ii), the Company is not required to obtain a Lock-up Agreement from any person who holds, in the aggregate, less than 40,000 Company Shares as of the Effective Time, so long as the aggregate number of persons excluded pursuant to this proviso does not exceed the lesser of (A) 2% of the total number of outstanding Company Shares as of the Effective Time or (B) 20 persons in the aggregate;

        (m) the Buyer shall have received originally-executed Voting and Transfer Restriction Agreements in the form attached hereto as Exhibit E from each individual or entity set forth in Section 5.2(m) of the Company Disclosure Schedule;

        (n) the Escrow Representatives, the Management Members and the Escrow Agent (as defined in the Escrow Agreement) shall have executed the Escrow Agreement;

        (o) there shall have been no material adverse change in the business, properties, operations, condition (financial or otherwise), assets or liabilities of the Company and no event or events shall have occurred that could reasonably be expected to have a Company Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the biotechnology industry,
    (iii) liabilities directly incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement), or (iv) directly attributable to the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers, the delay or cancellation of orders or products or the revision of analyst expectations relating to the Company)), and the Buyer shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect;

        (p) each of the stockholder agreements, investor rights agreements and voting agreements entered into by the Company Stockholders prior to the date hereof, registration rights agreements entered into by the Company and other parties thereto (including without limitation the holders of Company Warrants and Company Notes) prior to the date hereof and any other agreements or arrangements by and between the Company and any Company Stockholders shall have been terminated by the Company and each of the other parties thereto;

        (q) The Board of Directors of the Company shall have recommended to the stockholders of the Company, and the stockholders of the Company shall have approved, an amendment to the Amended and Restated Certificate of Incorporation of the Company substantially in the form of Exhibit F. The Company shall have taken all necessary or appropriate action to cause such amendment to the Amended and Restated Certificate of Incorporation of the Company to be, and the Amended and Restated Certificate of Incorporation of the Company as so amended shall be, in full force and effect; and

        (r) each of the employees of the Company listed in Section 5.2(r) of the Company Disclosure Schedule shall have entered into (i) a form of Employment Offer Letter substantially in the form attached hereto as Exhibit G, setting forth such key terms and conditions of employment for each such employee as are set forth in Section 5.2(r) of the Company Disclosure Schedule, and
    (ii) a form of Invention, Non-Disclosure and Non-Competition Agreement in the form attached hereto as Exhibit H.

    5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

        (a) the Buyer shall have filed a Nasdaq Notice with Nasdaq with respect to the listing of the Merger Shares thereon;

        (b) the Buyer shall have obtained (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 3.4 which are required on the part of the Buyer;

        (c) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer;

        (d) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

        (e) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

        (f) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
    (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

        (g) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 (insofar as it relates to the Buyer),
    Section 5.1(b), and clauses (a) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

        (h) the Company shall have received a "comfort letter" dated as of the date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from Arthur Andersen LLP, auditors for the Buyer, addressed to the Company in a customary form reasonably satisfactory to the Company;

        (i) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in
    Exhibit I attached hereto, addressed to the Company and dated as of the Closing Date;

        (j) the Company shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in a form reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code; provided that if Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to the Company.

    In rendering such opinion, counsel may require and rely upon representations and covenants made by the Parties that are customary in transactions of this form;

        (k) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

        (l) the Buyer, the Escrow Representatives, the Management Members and the Escrow Agent shall have executed the Escrow Agreement;

        (m) the Buyer shall have entered into (i) a form of Employment Offer Letter attached hereto as Exhibit G with each employee of the Company listed in Section 5.2(r) of the Company Disclosure Schedule, setting forth such key terms and conditions of employment for each such employee as are set forth in Section 5.2(r) of the Company Disclosure Schedule, and (ii) a form of Invention, Non-Disclosure and Non-Competition Agreement attached hereto as Exhibit H with each such employee; and

        (n) there shall have been no material adverse change in the business, properties, operations, condition (financial or otherwise), assets or liabilities of the Buyer and no event or events shall have occurred that could reasonably be expected to have a Buyer Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the biotechnology industry,
    (iii) liabilities directly incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Buyer or any member of its Board of Directors in respect of this Agreement), or (iv) directly attributable to the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers, the delay or cancellation of orders of products or the revision of analyst expectations relating to the Buyer)) and the Company shall have received a certificate signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer to such effect, it being understood for purposes of this Section 5.3(n) that a decline in the trading price of the Buyer Common Stock, in and of itself, shall not constitute a Buyer Material Adverse Effect.

                                   ARTICLE VI
                                INDEMNIFICATION

    6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 and the Management Members receiving the Management Incentive Shares pursuant to Section 1.14 (collectively, the "Holders") shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation and, with respect to
Section 6.1(c) below, any amount which the Delaware Court of Chancery determines a

Company Stockholder is entitled to receive from the Surviving Corporation or the Buyer as the fair value of any Dissenting Shares, including any interest to be paid thereon, in accordance with Section 262 of the Delaware General Corporation Law ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

        (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

        (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests; or

        (c) any written demand by a Company Stockholder for a judicial determination of the fair value of his, hers or its Dissenting Shares in accordance with Section 262 of the Delaware General Corporation Law, whether or not such Company Stockholder withdraws his or her demand for appraisal at any time before or after the Effective Time; provided, however, that the Holders shall be liable for Damages incident to this Section 6.1(c) solely with respect to Dissenting Shares in excess of five percent (5%) and less than or equal to ten percent (10%) of the outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares).

    6.2  INDEMNIFICATION CLAIMS.

        (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (the "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this
    Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that
    (i) the Indemnifying Party may only assume control of such defense if
    (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the AD DAMNUM is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and
    (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

        (b) In order to seek indemnification under this Article VI, the Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. The Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

        (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Indemnification Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount),
    (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Indemnification Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.2(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Indemnification Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the closing prices for a share of Buyer Common Stock as quoted on Nasdaq, as reported by Nasdaq, for the thirty (30) consecutive trading days immediately preceding the date which is three
    (3) calendar days prior to the date of distribution of such Indemnification Escrow Shares pursuant to this Article VI (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such thirty-day period), multiplied by the number of such Indemnification Escrow Shares.

        (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.2(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. The Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Indemnification Escrow Shares shall be distributed to the Buyer (which notice shall be consistent with the terms of the resolution of the Dispute).

        (e) Notwithstanding the other provisions of this Section 6.2, if a third party asserts (other than by means of a lawsuit) that the Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Indemnified Party may be entitled to indemnification pursuant to this Article VI, and the Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) the Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and
    (iii) the Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

        (f) For purposes of this Section 6.2 and the last three sentences of
    Section 6.3, any references to the Indemnifying Party (except provisions relating to an obligation to make payments provided for in Section 6.2 or
    Section 6.3) shall be deemed to refer to the Escrow Representatives. The Escrow Representatives shall have full power and authority on behalf of each Holder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Holders under this Article VI. The Escrow Representatives shall have no liability to any Holder for any action taken or omitted on behalf of the Holders pursuant to this Article VI.

    6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date which is the end of the fifteenth (15th) full month following the Closing Date. If the Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. The Indemnified Party shall deliver a copy of the Expected Claim Notice to the Escrow Agent and Indemnification Escrow Shares shall be retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Indemnification Escrow Shares to the Holders in accordance with the terms of the Escrow Agreement.

    6.4  LIMITATIONS.

        (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Holders for Damages under this Article VI shall not exceed the aggregate Value (as defined in the Escrow Agreement) of the Indemnification Escrow Shares and (ii) the Holders shall be liable under this Article VI only for that portion of the aggregate Damages for which they would otherwise be liable which exceeds Five Hundred Thousand Dollars ($500,000). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.27) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

        (b) The Escrow Agreement is intended to secure the indemnification obligations of the Holders under this Agreement.

        (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Party under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Party with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

        (d) No Holder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                  ARTICLE VII
                                  TERMINATION

    7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Company Stockholder Approval or Requisite Buyer Stockholder Approval), as provided below:

        (a) the Parties may terminate this Agreement by mutual written consent;

        (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

        (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach,
    (i) would cause the conditions set forth in clauses (c) or (d) of
    Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

        (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after either the Buyer's stockholders entitled to vote upon the issuance of the Merger Shares or the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Buyer Stockholder Approval or Requisite Company Stockholder Approval, as the case may be;

        (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

        (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before April 30, 2001 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

    7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided that, if this Agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants required by it to be performed or complied with under this Agreement, then the non-terminating party will tender a cash payment of Two Million Dollars ($2,000,000) to the terminating party within five (5) business days after notice from the terminating party of its termination of this Agreement.

                                  ARTICLE VIII
                                  DEFINITIONS

    For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

DEFINED TERM                                              SECTION
------------                                              -------
ADR Procedure...........................................  6.2(d)
ADR Service.............................................  6.2(d)
Affiliate...............................................  2.15(a)(vii)
Agreed Amount...........................................  6.2(c)
Buyer...................................................  Introduction
Buyer Average Stock Price...............................  7.1(g)(i)
Buyer Certificate.......................................  5.3(g)
Buyer Common Stock......................................  1.5
Buyer Disclosure Schedule...............................  3
Buyer ERISA Affiliate...................................  3.13(a)
Buyer Intellectual Property Rights......................  3.9(b)
Buyer Material Adverse Effect...........................  3.1
Buyer Ongoing Clinical Programs.........................  3.8
Buyer Options...........................................  3.2
Buyer Preferred Stock...................................  3.2
Buyer Reports...........................................  3.5
Buyer Stock.............................................  3.2
Buyer Third Party License...............................  3.9(a)
Buyer Warrants..........................................  3.2
CERCLA..................................................  2.21(a)
Certificates............................................  1.7(a)
Certificate of Merger...................................  1.1
Claim Notice............................................  6.2(b)
Claimed Amount..........................................  6.2(b)
Closing.................................................  1.2
Closing Date............................................  1.2
Code....................................................  1.9(a)
Common Conversion Ratio.................................  1.5(a)
Common Shares...........................................  1.5(a)
Company.................................................  Introduction
Company Certificate.....................................  5.2(g)
Company Common Warrants.................................  1.9(d)(i)
Company Disclosure Schedule.............................  Article II-Preamble
Company ERISA Affiliate.................................  2.20(a)(iii)
Company Intellectual Property Rights....................  2.14(b)
Company Material Adverse Effect.........................  2.1

DEFINED TERM                                              SECTION
------------                                              -------
Company Ongoing Clinical Programs.......................  2.13
Company Options.........................................  1.9(a)
Company Notes...........................................  1.9(f)
Company Series A Warrants...............................  1.9(d)(ii)
Company Series B Warrants...............................  1.9(d)(iii)
Company Series A Notes..................................  1.9(f)(i)
Company Series B Notes..................................  1.9(f)(ii)
Company Series C-1 Notes................................  1.9
Company Shares..........................................  1.5(g)
Company Stockholder.....................................  1.3(d)
Company Stockholders' Meeting...........................  7.1(g)
Company Stockholder Escrow Shares.......................  1.5(g)
Company Third Party Licenses............................  2.14(a)
Company Warrants........................................  1.9(d)
Controlling Party.......................................  6.2(a)
Damages.................................................  6.1
Dispute.................................................  6.2(c)
Dissenting Shares.......................................  1.6(a)
Effective Time..........................................  1.1
Employee Benefit Plan...................................  2.20(a)(i)
Environmental Law.......................................  2.21(a)
ERISA...................................................  2.20(a)(ii)
Escrow Agreement........................................  1.3(f)
Escrow Agent............................................  1.3(f)
Escrow Representatives..................................  1.3(f)
Escrow Shares...........................................  1.14
Expected Claim Notice...................................  6.3
Exchange Act............................................  2.15(a)(vii)
Financial Statements....................................  2.6
GAAP....................................................  2.6
Governmental Entity.....................................  2.4
Holders.................................................  6.1
Indemnification Escrow Shares...........................  1.10(a)
Indemnified Executives..................................  4.10
Indemnified Party.......................................  6.2(a)
Indemnifying Party......................................  6.2(a)
Initial Shares..........................................  1.5(g)
Intellectual Property Rights............................  2.14(b)
Legal Proceedings.......................................  2.18
Lock-up Agreement.......................................  4.11
Management Escrow Shares................................  1.14
Management Incentive Plan...............................  1.14
Management Incentive Shares.............................  1.14
Management Member.......................................  1.14
Materials of Environmental Concern......................  2.21(b)
Merger..................................................  1.1

DEFINED TERM                                              SECTION
------------                                              -------
Merger Shares...........................................  1.5(g)
Milestone Escrow Shares.................................  1.10(a)
Most Recent Balance Sheet...............................  2.8
Most Recent Balance Sheet Date..........................  2.6
Nasdaq..................................................  1.8
Nasdaq Notice...........................................  4.12
Non-controlling Party...................................  6.2(a)
Company Options.........................................  1.9(a)
Ordinary Course of Business.............................  2.4
Parties.................................................  Introduction
Permits.................................................  2.23
Preferred Shares........................................  1.5(f)
Prospectus/Proxy Statement..............................  4.3(a)
Reasonable Best Efforts.................................  4.1
Registration Statement..................................  4.3(a)
Response................................................  6.2(c)
Requisite Buyer Stockholder Approval....................  3.3
Requisite Company Stockholder Approval..................  2.3
SEC.....................................................  3.5
Securities Act..........................................  1.9(c)
Security Interest.......................................  2.4
Series A Preferred Shares...............................  1.5(b)
Series A Preferred Conversion Ratio.....................  1.5(b)
Series B Preferred Shares...............................  1.5(c)
Series B Preferred Conversion Ratio.....................  1.5(c)
Series C-1 Preferred Shares.............................  1.5(d)
Series C-1 Preferred Conversion Ratio...................  1.5(d)
Series C-2 Preferred Shares.............................  1.5(e)
Series C-2 Preferred Conversion Ratio...................  1.5(e)
Surviving Corporation...................................  1.1
Taxes...................................................  2.9(a)(i)
Tax Returns.............................................  2.9(a)(ii)
Total Consideration.....................................  1.5
Transitory Subsidiary...................................  Introduction
Value...................................................  6.2(c)

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

    9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in
Article I concerning issuance of the Merger Shares and Management Inventive Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholders and Management Members and (b) the provisions in
Section 4.10 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

    9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement dated June 13, 2000 between the Buyer and the Company shall remain in effect in accordance with its terms.

    9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

    9.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

    9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


       IF TO THE COMPANY:       Eligix, Inc.
                                200 Boston Avenue
                                Medford, MA 02155
                                Attention: President

                 Copy to:       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                One Financial Center
                                Boston, MA 02111
                                Attn: William T. Whelan, Esq.


   IF TO THE BUYER OR THE       BioTransplant Incorporated
   TRANSITORY SUBSIDIARY:       Building 75
                                Third Avenue
                                Charlestown, MA 02129
                                Attention: Chief Executive Officer

                 Copy to:       Hale and Dorr LLP
                                60 State Street
                                Boston, MA 02109
                                Attn: Steven D. Singer, Esq.

    Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

    9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Company Stockholder Approval and or Requisite Buyer Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

    9.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this
Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

    9.12  CONSTRUCTION.

        (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

        (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                 [Remainder of page intentionally left blank.]

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                                       BIOTRANSPLANT INCORPORATED

                                                       By:                /s/ ELLIOT LEBOWITZ
                                                               ----------------------------------------

                                                       Title:              President and CEO
                                                               ----------------------------------------

                                                       BT/EL ACQUISITION CO.

                                                       By:                /s/ ELLIOT LEBOWITZ
                                                               ----------------------------------------

                                                       Title:                  President
                                                               ----------------------------------------

                                                       ELIGIX, INC.

                                                       By:                /s/ WALTER C. OGIER
                                                               ----------------------------------------

                                                       Title:              President and CEO
                                                               ----------------------------------------

    The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                          --------------------------------------
                                          Secretary

    The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                          --------------------------------------
                                          Secretary

                                   EXHIBIT A

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

    This Escrow Agreement is entered into as of       , by and among
BioTransplant Incorporated, a Delaware corporation (the "Buyer"), each of the persons named on the signature pages hereto under the heading "Management Members" (the "Management Members"), Robert Momsen and Pieter Schiller (the "Escrow Representatives") and The American Stock Transfer and Trust Company (the "Escrow Agent"). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Merger Agreement (defined below).

    WHEREAS, the Buyer, BT/EL Acquisition Co., a wholly owned subsidiary of the Buyer (the "Subsidiary"), and Eligix, Inc. (the "Company") have entered into an Agreement and Plan of Merger dated December 8, 2000 (the "Merger Agreement") pursuant to which the Subsidiary will be merged (the "Merger") with and into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Buyer;

    WHEREAS, pursuant to the Merger Agreement, the Company Stockholders and the Management Members will receive shares of Buyer Common Stock;

    WHEREAS, the Merger Agreement provides that an escrow account will be established to secure (i) the indemnification obligations of the Company Stockholders receiving consideration pursuant to Section 1.5 of the Merger Agreement and the Management Members receiving consideration pursuant to
Section 1.14 of the Merger Agreement (collectively, the "Holders") to the Buyer and (ii) the payment of fifty percent (50%) of the Escrow Shares (as defined below) (the "Milestone Escrow Shares") to the Company Stockholders and the Management Members, subject to the satisfaction of the conditions set forth in
Section 2(c) herein; and

    WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. CONSENT OF HOLDERS. The Holders have, either by virtue of their approval of the Merger Agreement or through the execution of an instrument to such effect or through their execution of this Agreement (in the case of the Management Members), consented to: (a) the establishment of this escrow to secure (i) the Holders' indemnification obligations under Article VI of the Merger Agreement and (ii) the payment of the Milestone Escrow Shares to the Company Stockholders and the Management Members, subject to the satisfaction of the conditions set forth in Section 2(c) herein, in each case in the manner set forth herein, (b) the appointment of the Escrow Representatives as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Holder, and the taking by the Escrow Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

    2.  ESCROW AND INDEMNIFICATION.

        (a) Escrow of Shares. Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent a certificate for shares of Buyer Common Stock, as determined pursuant to Section 1.5 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent hereby acknowledges receipt of such stock certificate. Within seventy-five (75) days after the date of this Agreement, the Buyer shall deposit with the Escrow Agent a certificate for 198,000 shares of Buyer Common Stock, in accordance with Section 1.14 of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Buyer may from time to time deposit with the Escrow Agent additional shares of Buyer Common Stock pursuant to the final sentence of Section 1.6(a) of the Merger Agreement. The aggregate shares deposited with the Escrow Agent pursuant to the first and second sentences of this Section 2(a), together with any further shares deposited by the Buyer pursuant to the immediately preceding sentence, are referred to herein as the "Escrow Shares." The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

        (b) INDEMNIFICATION. The Holders have agreed to indemnify and hold harmless the Buyer from and against specified Damages (as defined in Section 6.1 of the Merger Agreement) in accordance with Article VI of the Merger Agreement. Fifty percent (50%) of the Escrow Shares (the "Indemnification Escrow Shares") shall be security for such indemnity obligation of the Holders, subject to the limitations, and in the manner provided, in this Agreement.

        (c) MILESTONE ESCROW SHARES. The Milestone Escrow Shares shall be held by the Escrow Agent for issuance solely upon the receipt by the Buyer, on or before December 31, 2001, of written authorization or other customary evidence of approval from a recognized Notified Body under the European Medical Device Directives (currently elected by the Company to be TUV Product Services) in the European Union to affix the CE mark, denoting conformity with European standards for safety, to the Company's TCell-HDM product (the "Milestone"). The Buyer shall provide the funding, authorizations and other resources reasonably necessary to meet the Milestone, as determined in good faith by its Board of Directors; provided that to the extent that any dispute arises with respect to whether the Buyer has allocated reasonably necessary resources, the good faith determination of the Buyer's Board of Directors with respect to the matter shall include the determination of the members of the Board of Directors who have been designated to serve on the Board of Directors in accordance with
    Section 4.13 of the Merger Agreement.

        (d) DIVIDENDS, ETC. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Holders in accordance with
    Section 3(d).

        (e) VOTING OF SHARES. The Escrow Representatives shall have the right, in their sole discretion, on behalf of the Holders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Escrow Representatives shall have no obligation to solicit consents or proxies from the Holders for purposes of any such vote.

        (f) Transferability. The respective interests of the Holders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

    3.  DISTRIBUTION OF ESCROW SHARES.

        (a) The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Escrow Representatives and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Escrow Representatives, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (iii) the provisions of Section 3(b) hereof or (iv) the provisions of Section 3(c) hereof.

        (b) Upon delivery to the Escrow Agent of a written instrument of instruction that is executed by both the Buyer and the Escrow
    Representatives within five business days after the date which is

                                  Exhibit A-2
    the end of the fifteenth (15th) full month following the date of this Agreement (the "Termination Date"), the Escrow Agent shall distribute to the Holders all of the Indemnification Escrow Shares then held in escrow, registered in the name of the Holders. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as defined in Section 6.2(b) of the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Buyer has previously delivered to the Escrow Agent a copy of an Expected Claim Notice (as defined in Section 6.3 of the Merger Agreement) and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Indemnification Escrow Shares as have a Value (as defined in Section 4 below) equal to the Claimed Amount covered by such Claim Notice or equal to the estimated amount of Damages set forth in such Expected Claim Notice, as the case may be. Any Indemnification Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

        (c) In the event the Milestone is achieved, the Escrow Agent shall distribute to the Holders the Milestone Escrow Shares then held in escrow, registered in the name of the Holders. In the event the Milestone is not achieved, the Escrow Agent shall distribute to the Buyer the Milestone Escrow Shares then held in escrow, registered in the name of the Buyer. The Escrow Agent shall distribute the Milestone Escrow Shares in accordance with this Section 3(c) within five (5) business days after the date on which it has received a written instrument that is executed by both the Buyer and the Escrow Representatives and that instructs the Escrow Agent as to the proper distribution of the Milestone Escrow Shares. The Buyer and the Escrow Representatives agree in good faith to prepare written instructions to the Escrow Agent as promptly as practicable after achievement of the Milestone (or failure to achieve the Milestone).

        (d) Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(d)) to the Holders shall be made by delivery of stock certificates issued in the name of the Holders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on ATTACHMENT A attached hereto; PROVIDED, HOWEVER, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to a Holder who has not, according to a written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered pursuant to the terms of the Merger Agreement his, her or its stock certificates formerly representing shares of stock of the Company, if applicable, and PROVIDED FURTHER that such ATTACHMENT A shall be appropriately revised by the Buyer in the event the Buyer deposits additional Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Merger Agreement following the date of this Agreement. Any such withheld shares shall be delivered to the Buyer promptly after the Termination Date, and shall be delivered by the Buyer to the Holders to whom such shares would have otherwise been distributed upon surrender of their Company stock certificates. Distributions to the Holders shall be made by mailing stock certificates to such holders at their respective addresses shown on ATTACHMENT A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Holders pursuant to this Agreement. Instead, the number of shares that each Holder shall receive shall be rounded up or down to the nearest whole number (provided that the Escrow Representatives shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

    4. VALUATION OF INDEMNIFICATION ESCROW SHARES. For purposes of this Agreement, the "Value" of any Indemnification Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the closing prices for a share of Buyer Common Stock (as defined in the Merger Agreement) as

                                  Exhibit A-3
quoted on the Nasdaq National Market ("Nasdaq"), as reported by Nasdaq, for the thirty (30) consecutive trading days immediately preceding the date which is three (3) calendar days prior to the date of distribution of such Indemnification Escrow Shares pursuant to this Agreement (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such thirty-day period), multiplied by the number of such Indemnification Escrow Shares.

    5. FEES AND EXPENSES OF ESCROW AGENT. The Buyer shall pay the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

    6.  LIMITATION OF ESCROW AGENT'S LIABILITY.

        (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

        (b) The Buyer and the Holders hereby, jointly and severally, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer and the Holders agree, as between themselves, that with respect to their indemnification obligations under this Section 6(b), the Buyer, on the one hand, and the Holders, on the other hand, shall each be liable for one-half of such amounts.

    7. LIABILITY AND AUTHORITY OF ESCROW REPRESENTATIVES; SUCCESSORS AND ASSIGNEES.

        (a) The Escrow Representatives shall incur no liability to the Holders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Escrow Representatives may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Escrow Representatives shall not be liable to the Holders for anything done, omitted or suffered in good faith by the Escrow Representatives based on such advice.

        (b) In the event of the death or permanent disability of any Escrow Representative, or his or her resignation as an Escrow Representative, a successor Escrow Representative shall be appointed by the other Escrow Representative or, absent its appointment, a successor Escrow Representative shall be elected by a majority vote of the Holders based upon the total number of shares of the Buyer Common Stock issued in the Merger (including for purposes of this clause (b) the shares of Buyer Common Stock issued to the Management Members pursuant to Section 1.14 of the Merger Agreement), with each such Holder (or his, her or its successors or assigns) to be given a vote equal to the number of shares of the Buyer Common Stock issued to such Holder in the Merger. Each successor Escrow Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Escrow Representatives, and the term "Escrow Representatives" as used herein shall be deemed to include successor Escrow Representatives.

        (c) The Escrow Representatives, acting jointly but not singly, shall have full power and authority to represent the Holders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Escrow Representative hereunder shall be binding

                                  Exhibit A-4
    upon the Holders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Escrow Representatives, acting by a majority thereof, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Holders and their successors. All actions to be taken by the Escrow Representatives hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

        (d) The Escrow Agent may rely on the Escrow Representatives as the exclusive agents of the Holders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

    8. AMOUNTS PAYABLE BY HOLDERS. The amounts payable by the Holders under this Agreement (i.e., the indemnification obligations pursuant to Section 6(b)) shall be payable solely as follows. The Escrow Agent shall notify the Escrow Representatives of any such amount payable by the Holders as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall sell such number of Indemnification Escrow Shares (up to the number of Indemnification Escrow Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, as is necessary to raise such amount, and shall be entitled to apply the proceeds of such sale in satisfaction of such indemnification obligations of the Holders; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Escrow Representatives), within five business days after delivery of such notice by the Escrow Representatives, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Indemnification Escrow Shares to raise the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 3(a).

    9. TERMINATION. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

    10. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it

                                  Exhibit A-5
is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Buyer:       BioTransplant Incorporated
                       Building 75
                       Third Avenue
                       Charlestown, MA 02129
                       Attention: Chief Executive Officer

If to the Escrow
Representatives:
                       ------------------------
                       ------------------------
                       ------------------------
If to the Escrow
Agent:                 The American Stock Transfer & Trust Company
                       6201 15th Avenue, 3rd Floor
                       Brooklyn, NY 11219
                       Attention: Herbert Lemmer, Esq.
                                General Counsel

    If to the Management Members, at his or her address set forth on the signature pages hereto.

    Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 10.

    11. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Escrow Representatives so long as such successor is a bank with assets of at least
$500 million, and may appoint any other successor Escrow Agent with the consent of the Escrow Representatives, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 11 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

    12.  GENERAL.

        (a) DISPUTE RESOLUTION; GOVERNING LAW; ASSIGNS. In the event of any unresolved dispute under this Agreement with respect to either the liability of a Holder for all or part of the Claimed Amount or with respect to the issuance of the Milestone Escrow Shares, the parties shall follow the procedures for alternative dispute resolution set forth in Section 6.2(d) of the Merger Agreement. This Agreement shall be governed by and construed in accordance with the internal

                                  Exhibit A-6
    laws of the State of Delaware without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

        (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (c) ENTIRE AGREEMENT. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

        (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        (e) AMENDMENT. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Escrow Representatives.

        (f) CONSENT TO JURISDICTION AND SERVICE. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 10 hereof.

                 [Remainder of page intentionally left blank.]

                                  Exhibit A-7

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                               BIOTRANSPLANT INCORPORATED:

                                               By:
                                                    ----------------------------------------

                                               Name:
                                                       -------------------------------------

                                               Title:
                                                      --------------------------------------

                                               ESCROW REPRESENTATIVES:

                                               --------------------------------------------
                                               Robert Momsen

                                               --------------------------------------------
                                               Pieter Schiller

                                               THE AMERICAN STOCK TRANSFER AND TRUST
                                               COMPANY:

                                               By:
                                                    ----------------------------------------

                                               Name:
                                                       -------------------------------------

                                               Title:
                                                      --------------------------------------

                                               MANAGEMENT MEMBERS:

                                               Name:
                                                       -------------------------------------
                                                                Tara Clark

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                  Exhibit A-8

                                               Name:
                                                       -------------------------------------
                                                                David Cook

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                               James Embree

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                               Joseph Fazio

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                         James R. Fitzgerald, Jr.

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                              Connie Garrison

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                               Michael Jarpe

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                  Exhibit A-9

                                               Name:
                                                       -------------------------------------
                                                                Nancy Jones

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                              Cynthia Letizia

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                               Rodney Monroy

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                              Walter C. Ogier

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                               Name:
                                                       -------------------------------------
                                                                Judith Snow

                                               Address:
                                                        ------------------------------------

                                                        ------------------------------------

                                                        ------------------------------------

                                  Exhibit A-10

                                  ATTACHMENT A

                      Holder                     Percentage

                                  Exhibit A-11

                                   EXHIBIT B

                           FORM OF LOCK-UP AGREEMENT

                          [FORM OF LOCK-UP AGREEMENT]

          , 2000

BioTransplant Incorporated
Building 75
Third Avenue
Charlestown, MA 02129

Ladies and Gentlemen:

    (a) The undersigned stockholder of Eligix, Inc. (the "Company") understands that BioTransplant Incorporated (the "Buyer"), and BT/EL Acquisition Co., a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") with the Company pursuant to which the Transitory Subsidiary will merge (the "Merger") with and into the Company and the outstanding shares of capital stock of the Company (the "Company Shares") will be converted into shares of common stock of the Buyer (the "Buyer Common Stock").

    (b) In order to facilitate the transactions contemplated by the Merger Agreement, the undersigned agrees that the undersigned will not, for the period commencing on the Effective Time (as defined in the Merger Agreement) and terminating on the date one year subsequent to the Effective Time, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock:
(i) issued to the undersigned upon the conversion of the undersigned's Company Shares (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement; (ii) issued to the undersigned upon the exercise or conversion of any Company Options, Company Warrants or Company Notes (as defined in the Merger Agreement) assumed by the Buyer in accordance with the terms of the Merger Agreement; (iii) issued to the undersigned in the form of Management Incentive Shares in accordance with Section 1.14 of the Merger Agreement; or
(iv) otherwise acquired or beneficially owned by the undersigned as a result of the transactions contemplated by the Merger Agreement (collectively the "RESTRICTED SHARES"). The provisions of the preceding sentence shall not apply:
(a) during the period beginning after the date 90 days subsequent to the Effective Time and ending on the date 180 days subsequent to the Effective Time, with respect to 33 1/3% of the Restricted Shares; (b) during the period beginning on the date 181 days subsequent to the Effective Time and ending on the date 270 days subsequent to the Effective Time, with respect to 66 2/3% of the Restricted Shares (including the 33 1/3% of the Restricted Shares set forth in the preceding clause (a)); and (c) during the period beginning on the date 271 days subsequent to the Effective Time and ending on the date 365 days subsequent to the Effective Time, with respect to 90% of the Restricted Shares (including the 66 2/3% of the Restricted Shares set forth in the preceding clause (b)). The Company shall cause stop transfer orders to be placed with its transfer agent with respect to the securities of the Company restricted by this
Section 2.

    (c) Notwithstanding the foregoing, the undersigned agrees that, if requested by the Buyer and the managing underwriter of any registered public offering by the Buyer of the Buyer Common Stock or other securities of the Buyer pursuant to a registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"), at any time prior to 365 days subsequent to the Effective Time, the undersigned shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares for a period of time not to exceed ninety (90) days following the effective date of such Registration Statement; PROVIDED that the officers and directors of the Buyer who own Buyer Common Stock or other securities of Buyer also agree, and remain subject to, such restrictions.

    (d) It is understood that, if the Closing Date (as defined in the Merger Agreement) does not occur on or before April 30, 2001, or if the Merger Agreement shall be terminated by either party in accordance with the provisions thereof at any time prior to the Closing Date, then this Agreement shall terminate.

    (e) The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned, the Company and the Buyer. This Agreement shall be binding upon the undersigned and its heirs, successors and assigns.

                                          Very truly yours,

                                          --------------------------------------

                                          Name of Stockholder

                                          By:
                                          --------------------------------------

                                          Title:

                                          Date: __________, 2000

                                  Exhibit B-2

                                   EXHIBIT C

                          FORM OF AFFILIATE AGREEMENT

                              AFFILIATE AGREEMENT

                                __________, 2000

BioTransplant Incorporated
Building 75
Third Avenue
Charlestown, MA 02129
Eligix, Inc.
200 Boston Avenue
Medford, MA 02155

Dear Sirs:

    An Agreement and Plan of Merger dated as of December 8, 2000 (the "Merger Agreement") has been entered into by and among BioTransplant Incorporated, a Delaware corporation (the "Buyer"), BT/EL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Buyer (the "Transitory Subsidiary"), and Eligix, Inc., a Delaware corporation (the "Company"). The Merger Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "Merger"). In accordance with the Merger Agreement, the shares of each class of capital stock of the Company (collectively, the "Company Stock") shall be converted into shares of common stock, $0.01 par value per share, of the Buyer (the "Buyer Common Stock"), as more fully described in the Merger Agreement.

    The undersigned may be deemed to be an "affiliate" of the Company within the meaning of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In consideration of the mutual agreements set forth in the Merger Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

    1.  RULE 145.

        (a) The undersigned will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock (other than Management Incentive Shares issued in accordance with Section 1.14 of the Merger Agreement) issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to the Buyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, transfer, pledge, hypothecation or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, transfer, pledge, hypothecation or other disposition shall be effective under the Securities Act.

        (b) The undersigned understands that all certificates representing shares of Buyer Common Stock (other than Management Incentive Shares) delivered to the undersigned pursuant to the Merger shall bear a legend substantially in the form set forth below, until the earliest to occur of
    (i) one of the events referred to in clauses (i), (ii) or (iii) of
    Section 1(a) above or (ii) the date on which the undersigned requests removal of such legend, provided that such request occurs at least two years from the Effective Time and that the undersigned is not at the time of such request, and has not been during the three-month period immediately preceding such request, an affiliate of the Buyer:

                "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an Affiliate Agreement dated as of December 8, 2000 between the initial holder hereof and the corporation, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of the corporation, or furnished by the corporation to the holder of this certificate upon written request without charge."

        (c) The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

    2.  MISCELLANEOUS.

        (a) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

    The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Company.

                                          Very truly yours,

                                          Signature

                                          --------------------------------------

                                          Print Name

Accepted:

BIOTRANSPLANT INCORPORATED

---------------------------------------------

(signature)

---------------------------------------------

(print name and title)

---------------------------------------------

(date)

ELIGIX, INC.

---------------------------------------------

(signature)

---------------------------------------------

(print name and title)

---------------------------------------------

(date)

                                  Exhibit C-2

                                   EXHIBIT D

         OPINION OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                   FORM OF OPINION OF COUNSEL TO THE COMPANY

    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on the businesses in which, to our knowledge, it is engaged and to own and use the properties which, to our knowledge, are owned and used by it.

    2. As of the date hereof, the authorized capital stock of the Company consists of (a) 66,000,000 Common Shares, of which 196,969 shares are of record issued and outstanding and no shares were of record held in the treasury of the Company and (b) 57,200,000 Preferred Shares, of which (i) 11,100,000 shares have been designated as Series A Convertible Preferred Stock, of which 10,911,332 shares are of record issued and outstanding, (ii) 12,500,000 shares have been designated as Series B Convertible Preferred Stock, of which 11,214,755 shares are of record issued and outstanding, (iii) 10,000,000 shares have been designated as Series C-1 Convertible Preferred Stock, of which no shares are of record issued and outstanding, (iv) 11,100,000 shares have been designated as Series C-2 Convertible Preferred Stock, of which no shares are of record issued and outstanding, and (v) 12,500,000 shares have been designated as Series C-3 Convertible Preferred Stock, of which no shares are of record issued and outstanding. To the best of such counsel's knowledge, all of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as set forth in the Company Disclosure Schedule, to such counsel's knowledge, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.

    3. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action (including the Requisite Company Stockholder Approval) on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the Buyer, the Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally, general equitable principles and other customary exceptions.

    4. Except as set forth in Section 2.4 of the Agreement or Section 2.4 of the Company Disclosure Schedule, neither the execution and delivery by the Company of the Agreement, nor the consummation by the Company of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of the Company, (ii) requires on the part of the Company or any Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of obligations under, creates in any party the right to terminate, modify or cancel, or requires any notice, consent or waiver under, any contract or instrument to which the Company is a party set forth in Section 2.13 or Section 2.15 of the Company Disclosure Schedule, (iv) to the best of such counsel's knowledge, results in the imposition of any Security Interest upon any assets of the Company, (v) violates any Massachusetts state statute, or United States federal rule or regulation applicable to the Company, or (vi) violates any order, writ, injunction or decree known to such counsel and specifically naming the Company or any of its properties or assets, excluding from the foregoing clauses (iii),
(iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by the Agreement.

    5. The Certificate of Amendment of Certificate of Incorporation has been duly authorized by all necessary corporate action on the part of the Company.

    6. To such counsel's knowledge, except as set forth in the Company Disclosure Schedule, there are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or threatened against the Company.

    7. Upon the filing and acceptance of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under the Delaware General Corporation Law statute.

                                   EXHIBIT E
               FORM OF VOTING AND TRANSFER RESTRICTION AGREEMENT

                   VOTING AND TRANSFER RESTRICTION AGREEMENT
                                DECEMBER , 2000

BioTransplant Incorporated
Building 75
Third Avenue
Charlestown, MA 02129

Eligix, Inc.
200 Boston Avenue
Medford, MA 02155

Ladies and Gentlemen:

    An Agreement and Plan of Merger dated as of December 8, 2000 (the "MERGER AGREEMENT") is being or has been entered into by and among BioTransplant Incorporated, a Delaware corporation (the "BUYER"), BT/EL Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), and Eligix, Inc., a Delaware corporation (the "COMPANY"). The Merger Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "MERGER"). In accordance with the Merger Agreement, the shares of each class of capital stock of the Company (collectively, the "COMPANY STOCK") shall be converted into shares of common stock, $0.01 par value per share, of the Buyer (the "BUYER COMMON STOCK"), as more fully described in the Merger Agreement.

    The undersigned is the record holder and beneficial owner of such number of shares of Company Stock (the "SHARES") as is indicated on the final page of this Voting and Transfer Restriction Agreement (this "AGREEMENT").

    The undersigned may be deemed to be an Affiliate (as defined in the Merger Agreement) of the Company.

    In consideration of the mutual agreements set forth in the Merger Agreement and hereinafter in this Agreement, the undersigned represents and agrees as follows:

    1.  VOTING.

        (a) At every meeting of the stockholders of the Company called with respect to any of the matters set forth in clauses (i) or (ii) of this
    Section 1(a), and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the matters set forth in clauses (i) or (ii) of this
    Section 1(a), the undersigned shall (i) vote the Shares and any New Shares (as defined in Section 1(b) of this Agreement) in favor of the adoption of the Merger Agreement and the approval of the Merger and any matter that could reasonably be expected to facilitate the Merger, including without limitation approval of the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation in the form attached as Exhibit F to the Merger Agreement, and as specified by the Buyer with respect to any matter that would be inconsistent with or make it more difficult or less desirable for the Buyer to complete the transactions contemplated by the Merger Agreement and (ii) not vote the Shares nor any New Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase, asset purchase or otherwise) of all or a majority of the outstanding capital stock or assets of the Company (a "Competing Transaction"). The undersigned further agrees not to solicit, encourage or recommend to other stockholders of the Company that they (a) vote their shares of Company Stock or any other securities in any contrary manner, (b) do not vote their shares of Company Stock at all,
    (c) tender, exchange or otherwise dispose of their shares of Company Stock pursuant to a Competing Transaction or (d) attempt to exercise any statutory appraisal or other similar rights they may have.

        (b) The undersigned agrees that any shares of Company Stock that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership after the execution of this Agreement and prior to the termination of this Agreement in accordance with Section 7 of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        (c) Concurrently with the execution of this Agreement, the undersigned agrees to deliver to the Buyer a proxy in the form attached hereto as Appendix A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

    2.  TRANSFER RESTRICTIONS.

        (a) During the term of this Agreement, except pursuant to the Merger, the undersigned agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any securities of the Company; provided that the undersigned may sell or otherwise dispose of any of his or her shares of Company Stock provided that the transferee of such Shares of Company Stock agrees to be bound by and subject to the terms and conditions of this Agreement.

        (b) During the period commencing on the Effective Time (as defined in the Merger Agreement) and terminating on the date one year subsequent to the Effective Time, the undersigned agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock: (i) issued to the undersigned upon the conversion of the undersigned's shares of Company Stock in accordance with the terms of the Merger Agreement; (ii) issued to the undersigned upon the exercise or conversion of any Company Options, Company Warrants or Company Notes (each as defined in the Merger Agreement) assumed by the Buyer in accordance with the terms of the Merger Agreement;
    (iii) issued to the undersigned in the form of Management Incentive Shares in accordance with Section 1.14 of the Merger Agreement; or (iv) otherwise acquired or beneficially owned by the undersigned as a result of the transactions contemplated by the Merger Agreement (collectively with the shares of Buyer Common Stock described in the preceding clauses (i),
    (ii) and (iii), the "RESTRICTED SHARES"). The provisions of the preceding sentence shall not apply: (a) during the period beginning after the date
    90 days subsequent to the Effective Time and ending on the date 180 days subsequent to the Effective Time, with respect to 33 1/3% of the Restricted Shares; (b) during the period beginning on the date 181 days subsequent to the Effective Time and ending on the date 270 days subsequent to the Effective Time, with respect to 66 2/3% of the Restricted Shares (including the 33 1/3% of the Restricted Shares set forth in the preceding clause (a)); and (c) during the period beginning on the date 271 days subsequent to the Effective Time and ending on the date 365 days subsequent to the Effective Time, with respect to 90% of the Restricted Shares (including the 66 2/3% of the Restricted Shares set forth in the preceding clause (b)). The Company shall cause stop transfer orders to be placed with its transfer agent with respect to the securities of the Company restricted by this Section 2.

        (c) Notwithstanding the foregoing, the undersigned agrees that, if requested by the Buyer and the managing underwriter of any registered public offering by the Buyer of Buyer Common Stock or other securities of the Buyer pursuant to a registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"), at any time prior to one year subsequent to the Effective Time, the undersigned shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares for a period of time not to exceed ninety (90) days following the effective date of such Registration Statement; provided that the officers and directors of the Buyer who own Buyer Common Stock or other securities of Buyer also agree, and remain subject to, such restrictions.

                                  Exhibit E-2

    3.  RULE 145.

        (a) The undersigned will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Buyer Common Stock (other than the Management Incentive Shares) issued to the undersigned in connection with the transaction contemplated by the Merger Agreement unless at such time either:
    (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"); (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to the Buyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, transfer, pledge, hypothecation or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, transfer, pledge, hypothecation or other disposition shall be effective under the Securities Act.

        (b) The undersigned understands that all certificates representing shares of Buyer Common Stock (other than the Management Incentive Shares) delivered to the undersigned pursuant to the transactions contemplated by the Merger Agreement shall bear a legend substantially in the form set forth below, until the earliest to occur of (i) one of the events referred to in clauses (i), (ii) or (iii) of Section 3(a) or (ii) the date on which the undersigned requests removal of such legend, provided that such request occurs at least two years from the Effective Time and that the undersigned is not at the time of such request, and has not been during the three-month period immediately preceding such request, an affiliate of the Buyer:

       "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of a Voting and Transfer Restriction Agreement dated as of December 8, 2000 between the initial holder hereof and the corporation, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of the corporation, or furnished by the corporation to the holder of this certificate upon written request without charge."

    Notwithstanding the foregoing, in no event shall such legend be removed prior to the expiration of the transfer restrictions set forth in Section 2 of this Agreement.

        (c) The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

    4. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants that he, she or it: (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges, restrictions on voting or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

    5. ADDITIONAL DOCUMENTS. The undersigned hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Buyer, to carry out the intent of this Agreement.

    6. CONSENTS AND WAIVERS. The undersigned hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the undersigned is a party or pursuant to any rights the undersigned may have.

                                  Exhibit E-3

    7. TERMINATION. The provisions of Section 1 of this Agreement, including the Proxy, shall terminate and shall have no further force or effect on the earlier to occur of (i) the date and time the Merger Agreement is terminated in accordance with its terms and (ii) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement. The provisions of Section 2 of this Agreement shall terminate if either (i) the Closing Date (as defined in the Merger Agreement) does not occur on or before April 30, 2001 or (ii) the Merger Agreement is terminated by either party in accordance with the provisions thereof at any time prior to the Closing Date.

    8.  GENERAL.

        (a) Entire Agreement. Except for the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement), this Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof.

        (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

        (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (e) Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE BUYER:                       COPY TO:

BioTransplant Incorporated             Hale and Dorr LLP
Building 75                            60 State Street
Third Avenue                           Boston, Massachusetts 02109
Charlestown, MA 02129                  Attention: Steven D. Singer, Esq.

        Attention: Chief Executive Officer

        IF TO THE UNDERSIGNED:

        At the address set forth on the signature page to this Agreement.

IF TO THE COMPANY:                     COPY TO:

Eligix, Inc.                           Mintz, Levin, Cohn, Ferris, Glovsky
200 Boston Avenue                      and Popeo, P.C.
Medford, MA 02155                      One Financial Center
Attention: President                   Boston, MA 02111
                                       Attention: William T. Whelan, Esq.

    Any party hereto may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to

                                  Exhibit E-4
have been duly given unless and until it actually is received by the party to whom it is intended. Any party hereto may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth in this Section 8(e).

        (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

        (g) Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer and the undersigned. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party hereto with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (h) Submission to Jurisdiction. Each of the parties hereto (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and
    (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party hereto by sending or delivering a copy of the process to the party hereto to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this
    Section 8(h), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        (i) Severability. If any provisions of this Agreement is declared invalid or unenforceable by any tribunal, then such provision shall be deemed automatically adjusted to conform to the requirements for validity and enforceability as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. If the provision that is declared invalid or unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deleted from this Agreement as though the provision had never been included herein. In either case, all other provisions of this Agreement shall remain in full force and effect.

        (j) Specific Performance; Injunctive Relief. The parties hereto acknowledge that it will be impossible to measure in money the damage to the Buyer if the undersigned fails to comply with the obligations imposed by this Agreement and that the Buyer will be irreparably harmed and there will be no adequate remedy at law for a violation of any of the covenants or agreements of the undersigned set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Buyer upon any such violation, the Buyer shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Buyer at law or in equity. The undersigned agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Buyer seeking or obtaining such equitable relief.

        (k) No Voting Trusts. The undersigned hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by the undersigned, and the undersigned agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to

                                  Exhibit E-5
    the voting of the Shares (and, if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective) in matters which directly relate to the Merger.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                  Exhibit E-6

    The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

                                       Very truly yours,

                                       ------------------------------------
                                       Print Name:
                                       Number of Shares Beneficially
                                       Owned: ----------------------------

                                       Address: ---------------------------

                                                 ---------------------------

                                                 ---------------------------

Accepted:

BIOTRANSPLANT INCORPORATED

------------------------------------
(signature)

------------------------------------
(print name and title)

------------------------------------

(date)
ELIGIX, INC.

------------------------------------
(signature)

------------------------------------
(print name and title)

------------------------------------
(date)

                                  Exhibit E-7

                                                                      APPENDIX A

                               IRREVOCABLE PROXY

    The undersigned securityholder of Eligix, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints the members of the Board of Directors of BioTransplant Incorporated, a Delaware corporation (the "BUYER"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the securities of the Company beneficially owned by the undersigned, which securities are listed on the final page of this Irrevocable Proxy, and any and all other securities of the Company that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership on or after the date hereof and prior to the date this proxy terminates (collectively, the "SHARES"), until the earlier to occur of (i) the date and the time on which the Merger (as defined in the Agreement and Plan of Merger dated as of December 8, 2000 (the "MERGER AGREEMENT") by and among the Buyer, a wholly owned subsidiary of the Buyer and the Company) shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date that the Merger Agreement is terminated in accordance with its terms (which such other securities shall be deemed Shares for purposes of this proxy) (such earlier date, the "PROXY TERMINATION"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

    This proxy is irrevocable, is granted pursuant to the Voting and Transfer Restriction Agreement dated as of December 8, 2000 between the Buyer and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Buyer entering into the Merger Agreement. The Buyer and the undersigned stockholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for the Buyer to enter into the Merger Agreement, and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to the Proxy Termination to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned (a) in favor of the adoption of the Merger Agreement and the approval of the Merger (as defined in the Merger Agreement) and any matter that could reasonably be expected to facilitate the Merger, including without limitation approval of the proposed Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation in the form attached as EXHIBIT F to the Merger Agreement, (b) as such attorneys and proxies deem appropriate with respect to any matter that would be inconsistent with or make it more difficult or less desirable for the Buyer to complete the transactions contemplated by the Merger Agreement and (c) against any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase, asset purchase or otherwise) of all or a majority of the outstanding capital stock or assets of the Company at every annual, special or adjourned meeting of the Company stockholders, and in every written consent in lieu of such a meeting, or otherwise. This proxy will terminate upon the Proxy Termination.

    The attorneys and proxies named above may only exercise this proxy to vote the Shares at any time prior to the Proxy Termination at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and any matter than could reasonably be expected to facilitate the Merger, (b) as such attorneys and proxies deem appropriate with respect to any matter that would be inconsistent with or make it more difficult or less desirable for the Buyer to complete the transactions contemplated by the Merger Agreement and (c) against any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase, asset purchase or otherwise) of all or a majority of the outstanding capital stock or assets of the Company. The undersigned securityholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    Dated: December   , 2000

    Name of Stockholder:
-------------------------

    By:
-----------------------------------------

    Print Name of Signatory:
----------------------

    Title of Signatory:
----------------------------

    Number of Shares of Common Stock Beneficially Owned:
-------------------

    Number of Shares of Preferred Stock Beneficially Owned:
-------------------

                                   EXHIBIT F

                     AMENDMENT TO THE AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION OF ELIGIX, INC.

                     AMENDMENT TO THE AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION OF ELIGIX, INC.

    1. Sections 3(e)(i)(A) and 3(e)(i)(B) of Article IV of the Amended and Restated Certificate of Incorporation of Eligix, Inc. are hereby amended and restated to read in their entirety as follows:

       "(A) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices for a share of the security to be delivered to the holders of the Series Preferred and/or Common Stock (the "Liquidation Security"), as quoted on the Nasdaq National Market ("Nasdaq"), as reported by Nasdaq, for the thirty (30) trading days immediately preceding the date which is three (3) calendar days prior to the date of the agreement relating to such Acquisition or Asset Transfer (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Liquidation Security since the beginning of such thirty-day period) (the "Thirty-Day Period"); and

       (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices for a share of the Liquidation Security, as quoted in the over-the-counter market, for the Thirty-Day Period."

    2. Section 3(f) of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

       "(f) If, upon any liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed first among the holders of Senior Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. If after payment in full to the holders of Senior Series C Preferred the remaining assets of the Company shall be insufficient to make payment in full to the holders of Junior Series Preferred, then such remaining assets shall be distributed to the holders of Junior Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled."

                                   EXHIBIT G

                        FORM OF EMPLOYMENT OFFER LETTER

                       [FORM OF EMPLOYMENT OFFER LETTER]

Date

XXXXXXXXX
XXXXXXXXX
XXXXXXXXX

Dear XXXXX:

    I am writing to confirm our offer to you for a position as       , reporting
to       . We are pleased to offer you a starting salary of $           per
month (equivalent to $               per year), to be paid semi-monthly and
reviewed annually. The monthly salary includes an allowance to help offset contributions to certain benefits should you elect them. You are also eligible for an annual cash bonus and to participate in our annual merit-based stock option program, provided that any award of options will be subject to the approval of our Board of Directors. You are also entitled to receive shares of BTI common stock in accordance with the terms and conditions of the
Eligix, Inc. Management Equity Incentive Plan. In addition, you will receive medical and dental insurance, 15% of the cost of which is contributed by the employee. Term life insurance, equivalent to one times your annual salary, and parking will be provided by the company without employee contribution. Long-term disability insurance is provided, 100% of the cost is contributed by the
employee (your annual premium would be approximately $      ). You will also be
entitled to three weeks paid vacation accrued on an annual basis and 10 paid holidays per year.

    Your employment is subject to your signing an Invention, Non-Disclosure and Non-Compete Agreement with BioTransplant, in the form previously provided to you, and review of any agreement you may have with others to insure that your employment with BioTransplant is not in conflict with any such agreements.

    Also, this offer is contingent upon your ability to provide proof of your legal right to work in the United States, as defined by Federal regulations.

    By signing this letter below, you acknowledge that the foregoing offered terms of your employment with BioTransplant do not constitute (i) a significant diminution of your duties, responsibilities, power, title or office in effect at Eligix, Inc. immediately prior to your acceptance of this offer or (ii) a material reduction in your compensation (including without limitation, salary, bonuses, options and benefits) or material change in your manner of compensation (including without limitation, the timing of any salary or bonus payments) in effect for you at Eligix, Inc. immediately prior to your acceptance of this offer.

    If you agree to the terms outlined above, please sign both copies of this letter and return one copy using the enclosed, stamped envelope.

    We look forward to your joining BioTransplant. We are confident that you will make a significant contribution to BioTransplant's future success.

Sincerely,

Elliot Lebowitz, Ph.D.
President and CEO

Accepted and Agreed to:

------------------------------------------------------------              ------------------------
Name:                                                                                        Date:

                                   EXHIBIT H

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

            INVENTION, NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

    This Agreement is made between BioTransplant Incorporated, a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the
"Company"), and             (the "Employee").

    In consideration of the employment or continued employment of the Employee by the Company, the Employee and the Company agree as follows:

    1.  PROPRIETARY INFORMATION.

        (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships, technology or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/ her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

        (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

        (c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and
    (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

    2.  DEVELOPMENTS.

        (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

        (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

        (c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

    3.  NON-COMPETITION.

        (a) While the Employee is employed by the Company and for a period of two (2) years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

           (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those being developed, designed, produced, marketed, sold or rendered by the Company while the Employee was employed by the Company; or

           (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

        (b) If the Employee violates the provisions of Section 3(a), the Employee shall continue to be bound by the restrictions set forth in
    Section 3(a) until a period of two (2) years has expired without any violation of such provisions.

    4.  NON-SOLICITATION.

        (a) While the Employee is employed by the Company and for a period of two (2) years after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company.

        (b) If the Employee violates the provisions of Section 4(a), the Employee shall continue to be bound by the restrictions set forth in
    Section 4(a) until a period of two (2) years has expired without any violation of such provisions.

                                  Exhibit H-2

    5.  OTHER AGREEMENTS.

    The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

    6.  UNITED STATES GOVERNMENT OBLIGATIONS.

    The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions, which are made known to the Employee and to, take all action necessary to discharge the obligations of the Company under such agreements.

    7.  OTHER ACKNOWLEDGEMENTS.

    The Employee recognizes that his or her willingness to enter into the restrictive covenants contained in this Agreement was a critical condition precedent to the Company's willingness to enter into and perform under this Agreement and the Agreement and Plan of Merger, dated December 8, 2000, among the Company, BT/EL Acquisition Co., a wholly-owned subsidiary of the Company, and Eligix, Inc. The Employee also acknowledges that the restrictions contained in this Agreement will not materially or unreasonably interfere with the Employee's ability to earn a living.

    8.  MISCELLANEOUS.

        (a) NO CONFLICT. The Employee represents that the execution and performance by him/her of this Agreement does not and will not conflict with or breach the terms of any other agreement by which the Employee is bound.

        (b) NOT EMPLOYMENT CONTRACT. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his/her employment for any period of time.

        (c) INTERPRETATION. If any restriction set forth in Sections 3 or 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        (d) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (e) WAIVER OF RIGHTS. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

                                  Exhibit H-3

        (f) EQUITABLE REMEDIES. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

        (g) PRIOR AGREEMENTS. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/ her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

        (h) ASSIGNABILITY. The Company may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Company. Sections 1 and 2 of this Agreement will be binding upon the Employee's heirs, executors and administrators and the entire Agreement will inure to the benefit of the Company and its successors and assigns.

        (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

                                  Exhibit H-4

    THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

    EXECUTED as a sealed instrument as of the dates indicated below.

                                               BIOTRANSPLANT INCORPORATED

Date: ------------------------                 By: ----------------------------------------

Date: ------------------------                 By: ----------------------------------------
                                               Employee Name

                                  Exhibit H-5

                                   EXHIBIT I

                          OPINION OF HALE AND DORR LLP

     FORM OF OPINION OF COUNSEL TO THE BUYER AND THE TRANSITORY SUBSIDIARY

    1. Each of the Buyer and the Transitory Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. The Buyer has all requisite corporate power and authority to carry on the business in which it, to our knowledge, is engaged and to own and use the properties which, to our knowledge, are owned and used by it.

    2. The authorized capital stock of the Buyer consists of (a) 50,000,000 shares of Buyer Common Stock, of which 11,710,793 shares were of record issued and outstanding as of September 30, 2000, and (b) 2,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding. All of the Merger Shares and Management Incentive Shares will be, when issued in accordance with the Agreement, duly authorized, validly issued, fully paid and nonassessable.

    3. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver the Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of the Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary, respectively. The Agreement and (in the case of the Buyer) the Escrow Agreement have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute the valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally, general equitable principles and other customary exceptions.

    4. Except as set forth in Section 3.4 of the Agreement, neither the execution and delivery by the Buyer or the Transitory Subsidiary of the Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated thereby, (i) conflicts with or violates any provision of the charter or by-laws of the Buyer or the Transitory Subsidiary,
(ii) requires on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of obligations under, creates in any party the right to terminate, modify or cancel, or requires any notice, consent or waiver under, any contract or instrument to which the Buyer is a party which is filed as an Exhibit to any of the Buyer Reports, (iv) violates any Massachusetts state statute or United States federal rule or regulation applicable to the Buyer or the Transitory Subsidiary, or (v) violates any order, writ, injunction or decree known to such counsel and specifically naming the Buyer or the Transitory Subsidiary or any of their respective properties or assets, excluding from the foregoing clauses
(iii) or (iv) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Buyer or on the ability of the Buyer to consummate the transactions contemplated by the Agreement.

    5. Upon the filing and acceptance of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under the Delaware General Corporation Law statute.

    6. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus/Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

    7. The Merger Shares and the Management Incentive Shares to be issued to the Company Stockholders pursuant to the Agreement have been registered under the Securities Act pursuant to the Registration Statement.

    8. To our knowledge, except as disclosed in the Registration Statement or the Buyer Reports, there are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or threatened against the Buyer.

                                                                         ANNEX B

     AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                  ELIGIX, INC.

    1. Sections 3(e)(i)(A) and 3(e)(i)(B) of Article IV of the Amended and Restated Certificate of Incorporation of Eligix, Inc. are hereby amended and restated to read in their entirety as follows:

       "(A) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices for a share of the security to be delivered to the holders of the Series Preferred and/or Common Stock (the "Liquidation Security"), as quoted on the Nasdaq National Market ("Nasdaq"), as reported by Nasdaq, for the thirty (30) trading days immediately preceding the date which is three (3) calendar days prior to the date of the agreement relating to such Acquisition or Asset Transfer (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Liquidation Security since the beginning of such thirty-day period) (the "Thirty-Day Period"); and

       (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices for a share of the Liquidation Security, as quoted in the over-the-counter market, for the Thirty-Day Period."

    2. Section 3(f) of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

       "(f) If, upon any liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed first among the holders of Senior Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. If after payment in full to the holders of Senior Series C Preferred the remaining assets of the Company shall be insufficient to make payment in full to the holders of Junior Series Preferred, then such remaining assets shall be distributed to the holders of Junior Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled."

                                                                         ANNEX C


                                     [LOGO]

The Board of Directors
BioTransplant Incorporated
Charlestown Navy Yard
(Building 75)
Third Avenue
Charlestown, MA 02129

Dear Members of the Board:

    We understand that BioTransplant Incorporated (the "Company"), Eligix, Inc. (the "Subject Company") and a wholly owned subsidiary of the Company ("Sub") have entered into an Agreement and Plan of Merger dated as of December 8, 2000 (the "Merger Agreement"), pursuant to which Sub will merge with and into the Subject Company (the "Merger") with the Subject Company being the surviving corporation of the Merger. Pursuant to the Merger Agreement, the Company has agreed to issue an aggregate of 6.60 million shares (the "Total Consideration") of its common stock, par value $0.01 per share (the "Company Common Stock"),
(i) in exchange for all of the shares of (a) common stock, par value $0.001 per share, of the Subject Company (the "Subject Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares of Subject Company Common Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares (as defined in the Merger Agreement),
(b) Series A preferred stock, par value $0.001 per share, of the Subject Company (the "Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Series A Preferred Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares, (c) Series B preferred stock, par value $0.001 per share, of the Subject Company (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Series B Preferred Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares, (d) Series C-1 preferred stock, par value $0.001 per share, of the Subject Company (the "Series C-1 Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Series C-1 Preferred Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares, (e) Series C-2 preferred stock, par value $0.001 per share, of the Subject Company (the "Series C-2 Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Series C-2 Preferred Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares, and (f) Series C-3 preferred stock, par value $0.001 per share, of the Subject Company (the
"Series C-3 Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Series C-3 Preferred Stock that are owned beneficially by the Company and Sub, held in the treasury of the Subject Company and Dissenting Shares; (ii) in satisfaction of the Subject Company's management incentive liability as set forth in the Merger Agreement and (iii) upon exercise or conversion, as the case may be, of all the Subject Company's options, warrants and notes, whether vested or unvested, outstanding immediately prior to the Effective Time.

                                     [LOGO]

    You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Total Consideration to be paid in the Merger. In connection with this opinion, we have:

     (i) Reviewed the financial terms and conditions contained in the Merger Agreement and the form of escrow agreement appended thereto;

     (ii) Analyzed certain historical business and financial information relating to the Company and the Subject Company;

    (iii) Reviewed various financial forecasts and other data provided to us by the Company and the Subject Company relating to their respective businesses;

     (iv) Held discussions with members of the senior managements of the Company and the Subject Company with respect to the businesses and prospects of the Company and the Subject Company, respectively, the strategic objectives of each, and possible benefits which might be realized following the Merger;

     (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and the Subject Company;

     (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and the Subject Company;

    (vii) Reviewed the historical stock prices and trading volumes of the Company Common Stock; and

   (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Subject Company, or concerning the solvency or fair value of either of the foregoing entities. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best current available estimates and judgments of the managements of the Company and the Subject Company as to the future financial performance of the Company and the Subject Company, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

    Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof.

    In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals, if any, for the Merger will not have an adverse effect on the Company. We have further assumed that the Merger will be accounted for as a purchase under U.S. generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

    Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, in the ordinary course of business, we may actively trade shares of Company Common Stock and other securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our engagement and the opinion expressed herein are solely for the benefit of the Company's Board of Directors, and such opinion is rendered to the Company's Board of Directors in its consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the Merger. In addition, we express no opinion as to the price at which the Company Common Stock will trade following the announcement or the consummation of the Merger, as the case may be. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.


    Based on and subject to the foregoing, we are of the opinion that the Total Consideration to be paid in the Merger is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/ STEPHEN H. SANDS
                                          --------------------------------------
                                          Stephen H. Sands
                                          Managing Director

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article IX of our Restated Certificate of Incorporation provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    Article X of our Restated Certificate of Incorporation provides that a director or officer of our company (a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of our company) brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and
(b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of our company brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he will be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

    Article X of our Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

    Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


       (A)              EXHIBITS

       *2.1(1)          Agreement and Plan of Merger, dated as of December 8, 2000, by and among the Registrant, BT/EL Acquisition Co. and
                        Eligix, Inc.

        3.1(2)          Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended to date.

        3.2(3) Amended and Restated By-laws of the Registrant, as amended to date.

        4.1(3) Specimen certificate for shares of common stock, $.01 par value per share, of the Registrant.

        5.1             Opinion of Hale and Dorr LLP.

        8.1             Form of Opinion of Hale and Dorr LLP as to tax matters.

        8.2             Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                        Popeo, P.C. as to tax matters.

      +10.1(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation, dated January 1, 1991 as amended by Agreements dated November 10, 1993, June 28, 1995 and January 31, 1996 (the "1991 MGH Agreement").

     ++10.2(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation dated December 8, 1992.

     ++10.3(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation dated August 1, 1994.

     ++10.4(3)          Alliance Agreement between the Registrant and MedImmune,
                        Inc. dated October 2, 1995.

     ++10.5(3)          Research and Supply Agreement between the Registrant and
                        Charles River Laboratories, Inc., dated March 1, 1991, as
                        supplemented by letter dated April 10, 1992.

      +10.6             An extension to the Research and License Agreement between
                        The General Hospital Corporation and the Registrant, having an effective date of January 1, 1991, as amended.

       10.7 Shareholders' Agreement by and among the Registrant, Castella Research, Secure Sciences and Stem Cell Sciences
                        Pty. Ltd. dated April 5, 1994, as amended.

       10.8             Research and License Agreement between the Registrant and
                        Stem Cell Sciences Pty. Ltd. dated April 5, 1994.

       10.9(3)          Form of Common Stock Warrant issued to affiliates of
                        BioLease, Inc., in June 1994 and Schedule of Warrantholders.

       10.10(3) Common Stock Warrant issued to Aberlyn Capital Management dated June 16, 1993.

       10.11(3)         Common Stock Warrant issued to Aberlyn Capital Management
                        Limited Partnership dated November 18, 1994.

       10.12(3)         Form of Common Stock Warrant issued to certain investors in
                        August 1994 and Schedule of Warrantholders.

       10.13(3)         Form of Common Stock Warrant issued to certain investors in
                        October 1994 and Schedule of Warrantholders.

       10.14(3)         Form of Common Stock Warrant issued to certain investors in
                        August 1995 and Schedule of Warrantholders.

       10.15(3) Convertible Promissory Note and Warrant Purchase Agreement by and among the Registrant, HealthCare Ventures II, L.P.
                        and Everest Trust dated December 20, 1991.

       10.16(3)         Preferred Stock Warrant Agreement between the Registrant and
                        Comdisco, Inc., dated December 12, 1991, as clarified by a
                        Letter Agreement dated May 15, 1992.

       10.17(3) Convertible Promissory Note and Warrant Purchase Agreement by and among the Registrant and the parties signatory thereto dated October 31, 1994.

       10.18(3)         Third Amended and Restated Stockholders Agreement by and
                        among the Registrant and the parties signatory thereto, as amended by a Consent, Waiver and Amendment dated January 23,
                        1996.

       10.19(3)         Form of Consent, Waiver and Amendment Agreement to the Third
                        Amended and Restated Stockholders' Agreement by and among
                        the Registrant and the parties signatory thereto.

       10.20(3)         Amended 1991 Stock Option Plan.

       10.21(4)         1994 Directors' Equity Plan, as amended.

       10.22            1997 Stock Incentive Plan, as amended.

       10.23(3)         Consulting Agreement between the Registrant and Dr. David H.
                        Sachs dated January 1, 1991.

       10.24(5)         Amendments to Consulting Agreement between the Registrant
                        and Dr. David H. Sachs dated December 1, 1998 and January 5,
                        2000.

       10.25(3)         Master Lease Agreement between the Registrant and Aberlyn
                        Capital Management Limited Partnership dated May 12, 1993.

       10.26(3)         Master Lease Agreement between the Registrant and Comdisco,
                        Inc. dated December 12, 1991.

       10.27(3)         Lease between the Registrant and BioLease, Inc. dated March
                        17, 1994.

       10.28(5)         First Amendment to Lease between the Registrant and
                        BioLease, Inc. dated November 17, 1998.

     ++10.29(6)         Development and Supply Agreement between the Registrant and
                        Dendreon Corporation (formerly, Activated Cell Therapy),
                        dated August 22, 1996.

       10.30            Agreement to further vary Shareholders' Agreement among the
                        Registrant and Castella Research, Secure Sciences and Stem
                        Cell Sciences Pty., Ltd., dated December 20, 1996.

       10.31            Agreement to further vary Shareholders' Agreement among the
                        Registrant and Castella Research, Secure Sciences and Stem
                        Cell Sciences Pty., Ltd., dated March 16, 1997, as amended.

       10.32(7)         Letter Agreement, Security Agreement and Promissory Note
                        between the Registrant and Fleet National Bank, dated August
                        10, 1999.

     ++10.33(8)         Miniature Swine Transfer and Maintenance Agreement dated
                        January 1, 1998 by and between Charles River Laboratories,
                        Inc., Wilmington Partners, L.P. and the Registrant.

     ++10.34(9)         Shareholder Agreement dated September 24, 2000 by and
                        between the Registrant, Novartis AG and Immerge
                        BioTherapeutics AG (formerly known as Loxo AG), together
                        with exhibits.

     ++10.35(10)        Patent License Agreement (MEDI-507), dated July 17, 1997 by and between Protein Design Labs and MedImmune, Inc.

       10.36(11)        Promissory Note made by Eligix, Inc. in favor of the
                        Registrant.

       21               Subsidiaries of the Registrant.

       23.1             Consent of Hale and Dorr LLP (included in Exhibits 5.1 and
                        8.1).

       23.2             Consent of Arthur Andersen LLP.

       23.3             Consent of PricewaterhouseCoopers LLP.

       23.4             Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. (included in Exhibit 8.2).

       23.5             Consent of Lazard Freres & Co. LLC.

     **24.1             Power of Attorney with respect to the Registrant.

       99.1(12)         Fairness Opinion of Lazard Freres & Co. LLC.

       99.2(13)         Form of Escrow Agreement to be entered into by and among the
                        Registrant, the Management Members and Robert Momsen and
                        Pieter Schiller, as representatives of the security holders of Eligix, Inc., and The American Stock Transfer and Trust
                        Company.

       99.3             Form of Proxy Card of the Registrant.

     **99.4             Form of Proxy Card of Eligix, Inc.


------------------------


+   Confidential treatment requested as to certain portions.



++  Confidential treatment granted as to certain portions.


* The Registrant agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.


**  Previously filed.


(1) Attached as Annex A to the Joint Proxy Statement/Prospectus.


(2) Incorporated herein by reference from the Registrant's Form 8-K dated July 18, 2000.



(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-02144).



(4) Incorporated herein by reference to the Registrant's Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders filed on
    Schedule 14A.



(5) Incorporated herein by reference to the Registrant's Form 10-K for the year ended December 31, 1999.



(6) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1996.



(7) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended June 30, 1998.



(8) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1999.



(9) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 2000.



(10) Incorporated herein by reference to the exhibit filed with MedImmune, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.



(11) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated March 9, 2001.



(12) Attached as Annex C to the Joint Proxy Statement/Prospectus.



(13) Attached as Exhibit A to Annex A to the Joint Proxy Statement/Prospectus.

    (B) FINANCIAL STATEMENT SCHEDULES

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

ITEM 22. UNDERTAKINGS

    A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The registrant hereby undertakes as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    D. The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    E. The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts on the 12th day of March 2001.



                                                       BIOTRANSPLANT INCORPORATED

                                                       By:             /s/ ELLIOT LEBOWITZ
                                                            -----------------------------------------
                                                                         Elliot Lebowitz
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                 /s/ ELLIOT LEBOWITZ
     -------------------------------------------       President, Chief Executive      March 12, 2001
                   Elliot Lebowitz                       Officer and Director

                                                       Vice President, Finance and
               /s/ RICHARD V. CAPASSO                    Treasurer (Principal
     -------------------------------------------         Financial Officer and         March 12, 2001
                 Richard V. Capasso                      Principal Accounting
                                                         Officer)

                 DONALD R. CONKLIN*
     -------------------------------------------       Director
                  Donald R. Conklin

                 WILLIAM W. CROUSE*
     -------------------------------------------       Director                        March 12, 2001
                  William W. Crouse

                  JAMES C. FOSTER*
     -------------------------------------------       Director                        March 12, 2001
                   James C. Foster

                  DANIEL O. HAUSER*
     -------------------------------------------       Director                        March 12, 2001
                  Daniel O. Hauser

                  MICHAEL S. PERRY*
     -------------------------------------------       Director                        March 12, 2001
                  Michael S. Perry



*By:                   /s/ ELLIOT LEBOWITZ
             --------------------------------------
                         Elliot Lebowitz                                                     March 12, 2000
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       (A)              EXHIBITS

       *2.1(1)          Agreement and Plan of Merger, dated as of December 8, 2000, by and among the Registrant, BT/EL Acquisition Co. and
                        Eligix, Inc.

        3.1(2)          Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended to date.

        3.2(3) Amended and Restated By-laws of the Registrant, as amended to date.

        4.1(3) Specimen certificate for shares of common stock, $.01 par value per share, of the Registrant.

        5.1             Opinion of Hale and Dorr LLP.

        8.1             Form of Opinion of Hale and Dorr LLP as to tax matters.

        8.2             Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                        Popeo, P.C. as to tax matters.

      +10.1(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation, dated January 1, 1991 as amended by Agreements dated November 10, 1993, June 28, 1995 and January 31, 1996 (the "1991 MGH Agreement").

     ++10.2(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation dated December 8, 1992.

     ++10.3(3)          Research and License Agreement between the Registrant and
                        The General Hospital Corporation dated August 1, 1994.

     ++10.4(3)          Alliance Agreement between the Registrant and MedImmune,
                        Inc. dated October 2, 1995.

     ++10.5(3)          Research and Supply Agreement between the Registrant and
                        Charles River Laboratories, Inc., dated March 1, 1991, as
                        supplemented by letter dated April 10, 1992.

      +10.6             An extension to the Research and License Agreement between
                        The General Hospital Corporation and the Registrant, having an effective date of January 1, 1991, as amended.

       10.7 Shareholders' Agreement by and among the Registrant, Castella Research, Secure Sciences and Stem Cell Sciences
                        Pty. Ltd. dated April 5, 1994, as amended.

       10.8             Research and License Agreement between the Registrant and
                        Stem Cell Sciences Pty. Ltd. dated April 5, 1994.

       10.9(3)          Form of Common Stock Warrant issued to affiliates of
                        BioLease, Inc., in June 1994 and Schedule of Warrantholders.

       10.10(3) Common Stock Warrant issued to Aberlyn Capital Management dated June 16, 1993.

       10.11(3)         Common Stock Warrant issued to Aberlyn Capital Management
                        Limited Partnership dated November 18, 1994.

       10.12(3)         Form of Common Stock Warrant issued to certain investors in
                        August 1994 and Schedule of Warrantholders.

       10.13(3)         Form of Common Stock Warrant issued to certain investors in
                        October 1994 and Schedule of Warrantholders.

       10.14(3)         Form of Common Stock Warrant issued to certain investors in
                        August 1995 and Schedule of Warrantholders.

       10.15(3) Convertible Promissory Note and Warrant Purchase Agreement by and among the Registrant, HealthCare Ventures II, L.P.
                        and Everest Trust dated December 20, 1991.

       10.16(3)         Preferred Stock Warrant Agreement between the Registrant and
                        Comdisco, Inc., dated December 12, 1991, as clarified by a
                        Letter Agreement dated May 15, 1992.

       10.17(3) Convertible Promissory Note and Warrant Purchase Agreement by and among the Registrant and the parties signatory thereto dated October 31, 1994.

       10.18(3)         Third Amended and Restated Stockholders Agreement by and
                        among the Registrant and the parties signatory thereto, as amended by a Consent, Waiver and Amendment dated January 23,
                        1996.

       10.19(3)         Form of Consent, Waiver and Amendment Agreement to the Third
                        Amended and Restated Stockholders' Agreement by and among
                        the Registrant and the parties signatory thereto.

       10.20(3)         Amended 1991 Stock Option Plan.

       10.21(4)         1994 Directors' Equity Plan, as amended.

       10.22            1997 Stock Incentive Plan, as amended

       10.23(3)         Consulting Agreement between the Registrant and Dr. David H.
                        Sachs dated January 1, 1991.

       10.24(5)         Amendments to Consulting Agreement between the Registrant
                        and Dr. David H. Sachs dated December 1, 1998 and January 5,
                        2000.

       10.25(3)         Master Lease Agreement between the Registrant and Aberlyn
                        Capital Management Limited Partnership dated May 12, 1993.

       10.26(3)         Master Lease Agreement between the Registrant and Comdisco,
                        Inc. dated December 12, 1991.

       10.27(3)         Lease between the Registrant and BioLease, Inc. dated March
                        17, 1994.

       10.28(5)         First Amendment to Lease between the Registrant and
                        BioLease, Inc. dated November 17, 1998.

     ++10.29(6)         Development and Supply Agreement between the Registrant and
                        Dendreon Corporation (formerly, Activated Cell Therapy),
                        dated August 22, 1996.

       10.30            Agreement to further vary Shareholders' Agreement among the
                        Registrant and Castella Research, Secure Sciences and Stem
                        Cell Sciences Pty., Ltd., dated December 20, 1996.

       10.31            Agreement to further vary Shareholders' Agreement among the
                        Registrant and Castella Research, Secure Sciences and Stem
                        Cell Sciences Pty., Ltd., dated March 16, 1997, as amended.

       10.32(7)         Letter Agreement, Security Agreement and Promissory Note
                        between the Registrant and Fleet National Bank, dated August
                        10, 1999.

     ++10.33(8)         Miniature Swine Transfer and Maintenance Agreement dated
                        January 1, 1998 by and between Charles River Laboratories,
                        Inc., Wilmington Partners, L.P. and the Registrant.

     ++10.34(9)         Shareholder Agreement dated September 24, 2000 by and
                        between the Registrant, Novartis AG and Immerge
                        BioTherapeutics AG (formerly known as Loxo AG), together
                        with exhibits.

     ++10.35(10)        Patent License Agreement (MEDI-507), dated July 17, 1997 by and between Protein Design Labs and MedImmune, Inc.

       10.36(11)        Promissory Note made by Eligix, Inc. in favor of the
                        Registrant.

       21               Subsidiaries of the Registrant.

       23.1             Consent of Hale and Dorr LLP (included in Exhibits 5.1 and
                        8.1).

       23.2             Consent of Arthur Andersen LLP.

       23.3             Consent of PricewaterhouseCoopers LLP.

       23.4             Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                        P.C. (included in Exhibit 8.2).

       23.5             Consent of Lazard Freres & Co. LLC.

     **24.1             Power of Attorney with respect to the Registrant.

       99.1(12)         Fairness Opinion of Lazard Freres & Co. LLC.

       99.2(13)         Form of Escrow Agreement to be entered into by and among the
                        Registrant, the Management Members and Robert Momsen and
                        Pieter Schiller, as representatives of the security holders of Eligix, Inc., and The American Stock Transfer and Trust
                        Company.

       99.3             Form of Proxy Card of the Registrant.

     **99.4             Form of Proxy Card of Eligix, Inc.


------------------------


+   Confidential treatment requested as to certain portions.



++  Confidential treatment granted as to certain portions.


* The Registrant agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.


**  Previously filed.


(1) Attached as Annex A to the Joint Proxy Statement/Prospectus.


(2) Incorporated herein by reference from the Registrant's Form 8-K dated July 18, 2000.



(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-02144).



(4) Incorporated herein by reference to the Registrant's Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders filed on
    Schedule 14A.



(5) Incorporated herein by reference to the Registrant's Form 10-K for the year ended December 31, 1999.



(6) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1996.



(7) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended June 30, 1998.



(8) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 1999.



(9) Incorporated herein by reference to the Registrant's Form 10-Q for the quarter ended September 30, 2000.



(10) Incorporated herein by reference to the exhibit filed with MedImmune, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.



(11) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated March 9, 2001.



(12) Attached as Annex C to the Joint Proxy Statement/Prospectus.



(13) Attached as Exhibit A to Annex A to the Joint Proxy Statement/Prospectus.